EXHIBIT 4.1

================================================================================

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                    Depositor


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                    Servicer


                             LENNAR PARTNERS, INC.,
                                Special Servicer


                             WELLS FARGO BANK, N.A.,
                                     Trustee


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                       Bond Administrator and Paying Agent



                     ---------------------------------------
                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2004
                     ---------------------------------------

                                 COMM 2004-LNB2

                  Commercial Mortgage Pass-Through Certificates

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Certain Calculations.........................................
Section 1.03  Certain Constructions........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans and Loan REMIC Interests;
               Assignment of Mortgage Loan Purchase Agreements.............
Section 2.02  Acceptance by Custodian and the Trustee......................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Repurchase and Substitution of Mortgage Loans....
Section 2.04  Representations, Warranties and Covenants of the
               Servicer, Special Servicer, Trustee and the Bond
               Administrator...............................................
Section 2.05  Execution and Delivery of Certificates; Issuance of
               Lower-Tier Regular Interests................................
Section 2.06  Miscellaneous REMIC and Grantor Trust Provisions.............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans
               and the Serviced Companion Loans............................
Section 3.02  Liability of the Servicer....................................
Section 3.03  Collection of Mortgage Loan and Serviced Companion Loan
               Payments....................................................
Section 3.04  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.05  Collection Account; Excess Liquidation Proceeds Account;
               the Distribution Accounts; Interest Reserve Account and
               the Serviced Whole Loan Collection Account..................
Section 3.06  Permitted Withdrawals from the Collection Account, the
               Distribution Accounts and the Serviced Whole Loan
               Collection Account; Trust Ledger............................
Section 3.07  Investment of Funds in the Collection Account, the
               Serviced Whole Loan Collection Account, REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the
               Reserve Accounts............................................
Section 3.08  Maintenance of Insurance Policies and Errors and
               Omissions and Fidelity Coverage.............................
Section 3.09  Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Defeasance Provisions...........................
Section 3.10  Appraisals; Realization Upon Defaulted Mortgage Loans........
Section 3.11  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.12  Servicing Fees, Trustee Fees and Special Servicing
               Compensation................................................
Section 3.13  Reports to the Bond Administrator; Collection Account
               Statements..................................................
Section 3.14  Annual Statement as to Compliance............................
Section 3.15  Annual Independent Public Accountants' Servicing Report......
Section 3.16  Access to Certain Documentation..............................
Section 3.17  Title and Management of REO Properties and REO Account
               Properties..................................................
Section 3.18  Sale of Specially Serviced Loans and REO Properties..........
Section 3.19  Additional Obligations of the Servicer and Special
               Servicer; Inspections.......................................
Section 3.20  Authenticating Agent.........................................
Section 3.21  Appointment of Custodians....................................
Section 3.22  Reports to the Securities and Exchange Commission;
               Available Information.......................................
Section 3.23  Lock-Box Accounts, Cash Collateral Accounts, Escrow
               Accounts and Reserve Accounts...............................
Section 3.24  Property Advances............................................
Section 3.25  Appointment of Special Servicer..............................
Section 3.26  Transfer of Servicing Between Servicer and Special
               Servicer; Record Keeping; Asset Status Report...............
Section 3.27  [Reserved]...................................................
Section 3.28  Limitations on and Authorizations of the Servicer and
               Special Servicer with Respect to Certain Mortgage Loans.....
Section 3.29  [Reserved]...................................................
Section 3.30  Modifications, Waivers, Amendments and Consents..............
Section 3.31  Rights of Holders of the Tysons Corner Center Whole Loan.....
Section 3.32  [Reserved]...................................................
Section 3.33  Certain Intercreditor Matters Relating to the Whole Loans....
Section 3.34  Certain Matters Relating to the AFR/Bank of America
               Portfolio Whole Loan........................................
Section 3.35  Certain Matters Relating to the Meadows Mall Whole Loan......


                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; Reports by Bond
               Administrator; Other Information Available to the
               Holders and Others..........................................
Section 4.03  Compliance with Withholding Requirements.....................
Section 4.04  REMIC Compliance.............................................
Section 4.05  Imposition of Tax on the Trust Fund..........................
Section 4.06  Remittances..................................................
Section 4.07  P&I Advances.................................................
Section 4.08  Grantor Trust Reporting......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration, Transfer and Exchange of Certificates..........
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Appointment of Paying Agent..................................
Section 5.05  Access to Certificateholders' Names and Addresses............
Section 5.06  Actions of Certificateholders................................


                                   ARTICLE VI

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

Section 6.01  Liability of the Depositor, the Servicer and the Special
               Servicer....................................................
Section 6.02  Merger or Consolidation of the Servicer......................
Section 6.03  Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 6.04  Limitation on Resignation of the Servicer and the Special
               Servicer; Termination of the Servicer and the Special
               Servicer....................................................
Section 6.05  Rights of the Depositor and the Trustee in Respect of the
               Servicer and the Special Servicer...........................
Section 6.06  Servicer or Special Servicer as Owner of a Certificate.......
Section 6.07  Certain Matters Relating to the Non-Serviced Mortgage
               Loans.......................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders and Other Persons.........
Section 7.04  Other Remedies of Trustee....................................
Section 7.05  Waiver of Past Events of Default; Termination................
Section 7.06  Trustee as Maker of Advances.................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee and the Bond Administrator.................
Section 8.02  Certain Matters Affecting the Trustee and the Bond
               Administrator...............................................
Section 8.03  Trustee and Bond Administrator Not Liable for
               Certificates or Mortgage Loans..............................
Section 8.04  Trustee and Bond Administrator May Own Certificates..........
Section 8.05  Payment of Trustee's and Bond Administrator's Fees and
               Expenses; Indemnification...................................
Section 8.06  Eligibility Requirements for Trustee and Bond
               Administrator...............................................
Section 8.07  Resignation and Removal of the Trustee or Bond
               Administrator...............................................
Section 8.08  Successor Trustee or Bond Administrator......................
Section 8.09  Merger or Consolidation of Trustee or Bond Administrator.....
Section 8.10  Appointment of Co-Trustee or Separate Trustee................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination..................................................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Counterparts.................................................
Section 10.02 Limitation on Rights of Certificateholders...................
Section 10.03 Governing Law................................................
Section 10.04 Notices......................................................
Section 10.05 Severability of Provisions...................................
Section 10.06 Notice to the Depositor and Each Rating Agency...............
Section 10.07 Amendment....................................................
Section 10.08 Confirmation of Intent.......................................
Section 10.09 No Intended Third-Party Beneficiaries........................
Section 10.10 [Reserved.]..................................................
Section 10.11 Entire Agreement.............................................
Section 10.12 Third Party Beneficiaries....................................

                                TABLE OF EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class A-4 Certificate
Exhibit A-5       Form of Class X-1 Certificate
Exhibit A-6       Form of Class X-2 Certificate
Exhibit A-7       Form of Class B Certificate
Exhibit A-8       Form of Class C Certificate
Exhibit A-9       Form of Class D Certificate
Exhibit A-10      Form of Class E Certificate
Exhibit A-11      Form of Class F Certificate
Exhibit A-12      Form of Class G Certificate
Exhibit A-13      Form of Class H Certificate
Exhibit A-14      Form of Class J Certificate
Exhibit A-15      Form of Class K Certificate
Exhibit A-16      Form of Class L Certificate
Exhibit A-17      Form of Class M Certificate
Exhibit A-18      Form of Class N Certificate
Exhibit A-19      Form of Class O Certificate
Exhibit A-20      Form of Class P Certificate
Exhibit A-21      Form of Class R Certificate
Exhibit A-22      Form of Class LR Certificate
Exhibit B-1       Mortgage Loan Schedule
Exhibit B-2       Servicing Fee Rate Schedule
Exhibit C-1       Form of Transferee Affidavit
Exhibit C-2       Form of Transferor Letter
Exhibit D-1       Form of Investment Representation Letter
Exhibit D-2       Form of ERISA Representation Letter
Exhibit E         Form of Request for Release
Exhibit F         Securities Legend
Exhibit G         Form of Regulation S Transfer Certificate
Exhibit H         Form of Transfer Certificate for Exchange or Transfer from
                  Rule 144A Global Certificate to Regulation S Global
                  Certificate during the Restricted Period
Exhibit I         Form of Transfer Certificate for Exchange or Transfer from
                  Rule 144A Global Certificate to Regulation S Global
                  Certificate after the Restricted Period
Exhibit J         Form of Transfer Certificate for Exchange or Transfer from
                  Regulation S Global Certificate to Rule 144A Global
                  Certificate
Exhibit K         Form of Distribution Date Statement
Exhibit L         Form of Investor Certification
Exhibit M         [Reserved]
Exhibit N         Form of Purchase Option Notice
Exhibit O         Form of Bond Administrator Backup Certification
Exhibit P         Form of Servicer Backup Certification
Exhibit Q         Form of Special Servicer Backup Certification
Exhibit R         Form of Notification from Custodian
Exhibit S-1       Form of Closing Date Trustee Certification
Exhibit S-2       Form of Post-Closing Trustee Certification
Exhibit T         Form of Monthly Additional Report on Recoveries and
                  Reimbursements
Exhibit U         Form of Notice to the Trustee, the Bond Administrator and
                  S&P from the Servicer Regarding Defeasance of a Mortgage
                  Loan
Exhibit V         Form of Notice from the Trustee Regarding the AFR/Bank of
                  America Portfolio Mortgage Loan and the Meadows Mall
                  Mortgage Loan

                               TABLE OF SCHEDULES

Schedule 1 Rates to be Used in Determining the Class X-1 and Class X-2 Pass-Through Rates

            Pooling and Servicing Agreement, dated as of March 1, 2004, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as initial Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator and Paying Agent.

                             PRELIMINARY STATEMENT:

      (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

            The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Bond Administrator will elect or will cause an election to be made to treat the AFR/Bank of America Portfolio Mortgage Loan (the "Loan REMIC Loan") (and certain other related assets) as a separate REMIC (the "Loan REMIC") pursuant to the REMIC Declaration dated December 18, 2003 (the "Loan REMIC Declaration"). The Loan REMIC has issued one uncertificated Class of regular interests (the "Loan REMIC Regular Interest") to be held by the Lower-Tier REMIC and one uncertificated Class of residual interest (the "Loan REMIC Residual Interest"), which will be represented by the Class LR Certificates.

            The Lower-Tier REMIC will hold the Majority Mortgage Loans, the Loan REMIC Regular Interest and certain other related assets subject to this Agreement, and will issue (i) the uncertificated Class A-1L-1, Class A-1L-2, Class A-1L-3, Class A-1L-4, Class A-2L-1, Class A-2L-2, Class A-2L-3, Class A-2L-4, Class A-2L-5, Class A-3L-1, Class A-3L-2, Class A-3L-3, Class A-3L-4, Class A-3L-5, Class A-4L-1, Class A-4L-2, Class A-4L-3, Class B-L, Class C-L, Class D-L-1, Class D-L-2, Class D-L-3, Class E-L-1, Class E-L-2, Class E-L-3, Class F-L-1, Class F-L-2, Class G-L-1, Class G-L-2, Class G-L-3, Class H-L-1, Class H-L-2, Class J-L-1, Class J-L-2, Class K-L-1, Class K-L-2, Class L-L, Class M-L, Class N-L, Class O-L and Class P-L Interests (the "Lower-Tier Regular Interests"), as classes of regular interests in the Lower-Tier REMIC, and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC and the Loan REMIC Residual Interest, within the meaning of the REMIC Provisions.

            The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and certain other related assets subject to this Agreement and will issue 20 Classes of regular interests in the Upper-Tier REMIC. The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular Certificates") are designated as classes of regular interests, and the Class R Certificates are designated as the sole class of residual interests, in the Upper-Tier REMIC.

            The portion of the Trust Fund consisting of the Loan REMIC Residual Interest and the proceeds thereof will be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class LR Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes and the pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Loan REMIC Residual Interest.

            The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule (the "Tysons Corner Center Mortgage Loan"), also secures three separate pari passu mortgage loans to the same Borrower (together with any replacements therefor, the "Tysons Corner Center Pari Passu Loans" or the "Serviced Companion Loans"). The Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loans are collectively referred to herein as the "Tysons Corner Center Whole Loan" or the "Serviced Whole Loan" and will be serviced pursuant to this Agreement and the Tysons Corner Center Intercreditor Agreement, as and to the extent provided herein. Amounts attributable to the Serviced Companion Loans will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the respective Serviced Companion Loan Noteholders.

            The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 2 on the Mortgage Loan Schedule (the "AFR/Bank of America Portfolio Mortgage Loan"), also secures three separate pari passu mortgage loans to the same Borrower (the "AFR/Bank of America Portfolio Pari Passu Loans" and together with the AFR/Bank of America Portfolio Mortgage Loan, the "AFR/Bank of America Portfolio Senior Loans") and one additional mortgage loan to the same Borrower (the "AFR/Bank of America Portfolio B Loan" and together with the AFR/Bank of America Portfolio Pari Passu Loans, the "AFR/Bank of America Portfolio Companion Loans") which is subordinate to the AFR/Bank of America Portfolio Senior Loans. One of the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Loan are owned by a trust fund established pursuant to a Pooling and Servicing Agreement (the "GMACCM 2003-C3 Pooling and Servicing Agreement"), dated as of December 1, 2003, among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as initial master servicer (such master servicer or any successor thereto, the "GMACCM 2003-C3 Servicer"), Lennar Partners, Inc. as initial special servicer with respect to all mortgage loans other than the AFR/Bank of America Portfolio Whole Loan, Midland Loan Services, Inc. as initial special servicer with respect to the AFR/Bank of America Portfolio Whole Loan (such initial special servicer or any successor thereto, the "GMACCM 2003-C3 Special Servicer"), LaSalle Bank National Association, as the initial trustee (such trustee or any successor thereto, the "GMACCM 2003-C3 Trustee") and ABN AMRO Bank N.V., as initial fiscal agent (such fiscal agent or any successor thereto, the "GMACCM 2003-C3 Fiscal Agent"). The AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Companion Loans are collectively referred to herein as the "AFR/Bank of America Portfolio Whole Loan" and will be serviced pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement, the AFR/Bank of America Portfolio A Notes Intercreditor Agreement and the AFR/Bank of America Portfolio Agreement Among Noteholders.

            The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 4 on the Mortgage Loan Schedule (the "Meadows Mall Mortgage Loan"), also secures one other pari passu mortgage loan to the same Borrower (the "Meadows Mall Pari Passu Loan"). The Meadows Mall Pari Passu Loan is owned by a trust fund established pursuant to a Pooling and Servicing Agreement (the "Wachovia 2003-C9 Pooling and Servicing Agreement"), dated as of December 1, 2003, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as initial master servicer (such master servicer or any successor thereto, the "Wachovia 2003-C9 Servicer"), Lennar Partners, Inc. as initial special servicer (such initial special servicer or any successor thereto, the "Wachovia 2003-C9 Special Servicer") Wells Fargo Bank Minnesota, N.A., as trustee (such initial trustee or any successor thereto, the "Wachovia 2003-C9 Trustee") and LaSalle Bank National Association, as the initial paying agent. The Meadows Mall Mortgage Loan and the Meadows Mall Pari Passu Loan are collectively referred to herein as the "Meadows Mall Whole Loan" and will be serviced pursuant to the Wachovia 2003-C9 Pooling and Servicing Agreement and the Meadows Mall Intercreditor Agreement.

            The following table sets forth the Class or Component designation, the corresponding Lower-Tier Regular Interest (the "Corresponding Lower-Tier Regular Interest"), the Corresponding Components of the Class X Certificates, and the aggregate initial Certificate Balance (or, with respect to the Class X-1 and Class X-2 Certificates, Notional Balance) for each Class of Certificates comprising interests in the Upper-Tier REMIC.


                                   Corresponding   Original      Corresponding
                   Certificate      Lower-Tier    Lower-Tier       Components
 Corresponding      Balance or        Regular     Principal        of Class X
 Certificates    Notional Balance  Interests (1)   Balance       Certificates(1)
 ------------    ----------------  -------------  ------------   ---------------
Class A-1          $80,000,000     A-1L-1          $10,865,000      A-1L-1
                                   A-1L-2          $22,592,000      A-1L-2
                                   A-1L-3          $24,774,000      A-1L-3
                                   A-1L-4          $21,769,000      A-1L-4
Class A-2          $129,524,000    A-2L-1           $5,258,000      A-2L-1
                                   A-2L-2          $26,269,000      A-2L-2
                                   A-2L-3          $25,854,000      A-2L-3
                                   A-2L-4          $24,456,000      A-2L-4
                                   A-2L-5          $47,687,000      A-2L-5
Class A-3          $157,596,000    A-3L-1           $8,689,000      A-3L-1
                                   A-3L-2          $99,572,000      A-3L-2
                                   A-3L-3          $17,768,000      A-3L-3
                                   A-3L-4          $17,066,000      A-3L-4
                                   A-3L-5          $14,501,000      A-3L-5
Class A-4          $466,533,000    A-4L-1          $27,607,000      A-4L-1
                                   A-4L-2          $61,308,000      A-4L-2
                                   A-4L-3         $377,618,000      A-4L-3
Class X-1 (2)      $963,760,934                            N/A
Class X-2 (2)      $931,211,000                            N/A
Class B             $25,298,000    B-L             $25,298,000      B-L
Class C              $9,638,000    C-L              $9,638,000      C-L
Class D             $19,275,000    D-L-1            $5,047,000      D-L-1
                                   D-L-2            $4,833,000      D-L-2
                                   D-L-3            $9,395,000      D-L-3
Class E              $8,433,000    E-L-1            $2,722,000      E-L-1
                                   E-L-2            $5,491,000      E-L-2
                                   E-L-3              $220,000      E-L-3
Class F              $9,638,000    F-L-1            $6,651,000      F-L-1
                                   F-L-2            $2,987,000      F-L-2
Class G             $10,842,000     G-L-1           $3,147,000      G-L-1
                                   G-L-2            $7,511,000      G-L-2
                                   G-L-3              $184,000      G-L-3
Class H             $10,842,000     H-L-1           $6,161,000      H-L-1
                                   H-L-2            $4,681,000      H-L-2
Class J              $4,819,000      J-L-1          $2,824,000      J-L-1
                                   J-L-2            $1,995,000      J-L-2
Class K              $6,024,000      K-L-1            $381,000      K-L-1
                                   K-L-2            $5,643,000      K-L-2
Class L              $3,614,000      L-L            $3,614,000      L-L
Class M              $4,819,000      M-L            $4,819,000      M-L
Class N              $2,409,000      N-L            $2,409,000      N-L
Class O              $1,205,000      O-L            $1,205,000      O-L
Class P             $13,251,934     P-L            $13,251,934      P-L

------------

(1)The Lower-Tier Regular Interests and the Components of the Class X Certificates that correspond to any particular Class of Certificates also correspond to each other and, accordingly, constitute the "Corresponding Lower-Tier Regular Interest" and the "Corresponding Components," respectively, with respect to each other.

(2)The initial Notional Balance of the Class X-1 Certificates is equal to the aggregate of the Notional Amounts of the Components as of the Closing Date; the initial Notional Balance of the Class X-2 Certificates is equal to the aggregate of the Notional Amounts of the Class X-2 Components as of the Closing Date.

            The initial Certificate Balance of each of the Class R and Class LR Certificates is zero. Additionally, the Class R and Class LR Certificates do not have a Notional Balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in
Section 4.01.

            The initial Loan REMIC Balance and interest rate for the Loan REMIC Regular Interest is set forth in the Loan REMIC Declaration. The initial Lower-Tier Balances and Pass-Through Rates for the Lower-Tier Regular Interests are set forth in the definitions of such terms.

            As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $963,760,935.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator and the other parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "ABN AMRO Bank": ABN AMRO Bank N.V., Chicago Branch, in its capacity as a Mortgage Loan Seller, and its successors.

            "ABN AMRO Bank Purchase Agreement": The Mortgage Loan Purchase Agreement dated and effective March 17, 2004, between ABN AMRO Bank and the Depositor.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule and any related Serviced Companion Loan.

            "Additional Trust Fund Expense": Any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Certificates receiving less than the full amount of principal and/or the Interest Accrual Amount to which they are entitled on any Distribution Date.

            "Advance": Any P&I Advance or Property Advance.

            "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Servicer, the Special Servicer or the Trustee, as applicable, has not been reimbursed and on Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Servicer, the Trustee, the Bond Administrator or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due to the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that if, during any Collection Period in which an Advance was made, the related Borrower makes payment of an amount in respect of which such Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Servicer or the Trustee shall be paid first from the amount of Default Interest on the related Mortgage Loan by such Borrower, second, from late payment fees on the related Mortgage Loan by the related Borrower, and third, upon determining in good faith that such Advance Interest Amount is not recoverable from the amounts described in first or second, from other amounts on deposit in the Collection Account.

            "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date). Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Account for such reimbursement of such Advance. Notwithstanding the foregoing, with respect to any Mortgage Loan that has a grace period that expires after the Determination Date, such interest shall not begin to accrue until the day succeeding the expiration date of such grace period.

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Bond Administrator may obtain and together with the Trustee, may rely on an Officers' Certificate of the Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

            "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

            "AFR/Bank of America Portfolio A Notes Intercreditor Agreement":
With respect to the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Pari Passu Loans, that certain intercreditor agreement, dated as December 18, 2003, by and among the initial holder of the AFR/Bank of America Portfolio Mortgage Loan and the initial holder of the AFR/Bank of America Portfolio Pari Passu Loans, as from time to time amended, modified or supplemented.

            "AFR/Bank of America Portfolio A-1 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note in the original principal amount of $100,000,000, which is senior in right of payment to the AFR/Bank of America Portfolio B Loan and pari passu in right of payment to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio A-2 Note and the AFR/Bank of America Portfolio A-4 Note, as from time to time amended, supplemented or modified, and any replacements therefor.

            "AFR/Bank of America Portfolio A-1 Note Controlling Class Representative": As defined in Section 3.18(l)(i).

            "AFR/Bank of America Portfolio A-2 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note in the original principal amount of $75,000,000, which is senior in right of payment to the AFR/Bank of America Portfolio B Loan and pari passu in right of payment to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio A-1 Note and the AFR/Bank of America Portfolio A-4 Note, as from time to time amended, supplemented or modified, and any replacements therefor.

            "AFR/Bank of America Portfolio A-4 Note": With respect to the AFR/Bank of America Portfolio Whole Loan, the related promissory note in the original principal amount of $80,000,000, which is senior in right of payment to the AFR/Bank of America Portfolio B Loan and pari passu in right of payment to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio A-1 Note and the AFR/Bank of America Portfolio A-2 Note, as from time to time amended, supplemented or modified, and any replacements therefor.

            "AFR/Bank of America Portfolio Agreement Among Noteholders": With respect to the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan, that certain agreement among note holders, dated as of December 18, 2003, by and between the initial holders of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan, as from time to time amended, modified or supplemented including without limitation by the AFR/Bank of America Portfolio Waiver Letter.

            "AFR/Bank of America Portfolio B Loan": As defined in the preliminary statement herein.

            "AFR/Bank of America Portfolio B Loan Noteholder": The holder of the promissory note for the AFR/Bank of America Portfolio B Loan.

            "AFR/Bank  of  America   Portfolio   Co-Lender   Agreement":
Collectively,   the  AFR/Bank  of  America  Portfolio  A  Notes  Intercreditor
Agreement and the AFR/Bank of America Portfolio Agreement Among Noteholders.

            "AFR/Bank of America Portfolio Companion Loan Noteholders": The holders of the promissory notes for the AFR/Bank of America Portfolio Companion Loans.

            "AFR/Bank of America Portfolio Companion Loans": As defined in the preliminary statement herein.

            "AFR/Bank of America Portfolio Mortgage Loan": As defined in the preliminary statement herein.

            "AFR/Bank of America Portfolio Nonrecoverable Servicing Advance":
Any "Nonrecoverable Servicing Advance" (as defined in the GMACCM 2003-C3 Pooling and Servicing Agreement) made with respect to the AFR/Bank of America Portfolio Mortgage Loan pursuant to and in accordance with the GMACCM 2003-C3 Pooling and Servicing Agreement.

            "AFR/Bank of America Portfolio Pari Passu Loans": As defined in the preliminary statement herein.

            "AFR/Bank of America Portfolio Senior Loans": As defined in the preliminary statement herein.

            "AFR/Bank of America Portfolio Service Providers": With respect to each AFR/Bank of America Portfolio Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

            "AFR/Bank of America Portfolio Waiver Letter": The letter agreement dated as of January 30, 2004, by the beneficial owners of certain Classes (or portions thereof) of Class S-AFR Certificates, which represent certain certificated beneficial ownership interests in the AFR/Bank of America Portfolio B Loan and issued pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement, notifying the GMACCM 2003-C3 Trustee that each such owner has waived its respective rights under Section 3.18(b) of the GMACCM 2003-C3 Pooling and Servicing Agreement and Section 11(c) of the AFR/Bank of America Portfolio Agreement Among Noteholders to exercise the purchase options described therein with respect to any or all of the AFR/Bank of America Portfolio Pari Passu Loans. The Directing Certificateholder is a third-party beneficiary of such letter agreement.

            "AFR/Bank of America Portfolio Whole Loan": As defined in the preliminary statement herein.

            "Agent Member": Members of, or Depository Participants in, the Depository.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

            "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof

            "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to
Section 9.01(c).

            "Applicable Monthly Payment": As defined in Section 4.06(a).

            "Applicable Procedures": As defined in Section 5.02(c)(ii).

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be such state or local tax laws whose applicability shall have been brought to the attention of the Bond Administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loan, an amount calculated by the Special Servicer by the first Determination Date following the date the Special Servicer receives or performs the required Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Servicer or the Special Servicer, as applicable, as a Property Advance) of the Mortgaged Properties securing such Mortgage Loan or Serviced Whole Loan (or, in the case of Mortgage Loans or the Serviced Whole Loan having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties (as described below)) over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Whole Loan (exclusive of Default Interest) at a per annum rate equal to the Mortgage Rate (or with respect to the Serviced Whole Loan, the weighted average of the Mortgage Rate for the related Mortgage Loan and Companion Loan), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan or the Serviced Whole Loan, (C) any other unpaid Additional Trust Fund Expenses in respect of such Mortgage Loan or the Serviced Whole Loan, and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows and reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan or the Serviced Whole Loan (which taxes, premiums (net of any escrows and reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Updated Appraisal or Small Loan Appraisal Estimate, as applicable, referred to above within 90 days of the Appraisal Reduction Event, the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan until such time as such Updated Appraisal or Small Loan Appraisal Estimate referred to above is received and the Appraisal Reduction Amount is calculated. Within 60 days (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) after the Appraisal Reduction Event (A) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer shall obtain an Updated Appraisal or (B) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loan having a Stated Principal Balance of less than $2,000,000, the Special Servicer, at its option, shall (i) provide a Small Loan Appraisal Estimate within the same time period as an Appraisal would otherwise be required and such Small Loan Appraisal Estimate shall be used in lieu of an Appraisal to calculate the Appraisal Reduction Amount for such Mortgage Loans or Serviced Whole Loan; or (ii) with the consent of the Controlling Holder, obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such Updated Appraisal, the Servicer shall adjust the Appraisal Reduction Amount to take into account such Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Small Loan Appraisal Estimate or Updated Appraisal, as applicable, and any annual letter updates, as of the date of each such subsequent Small Loan Appraisal Estimate, Updated Appraisal or letter update, as applicable. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction Amount.

            At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Controlling Holder may, at its own expense, obtain and deliver to the Servicer, the Special Servicer and the Trustee an Appraisal that satisfies the requirements of an "Updated Appraisal," and upon the written request of the Controlling Holder, the Special Servicer shall, subject to the Servicing Standard, recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the Serviced Whole Loan based on such Appraisal and shall notify the Trustee, the Servicer and the Controlling Holder of such recalculated Appraisal Reduction Amount.

            Notwithstanding anything herein to the contrary, (a) the aggregate Appraisal Reduction Amount related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Whole Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan or Serviced Whole Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund and (b) except as otherwise expressly noted, the terms of this definition of "Appraisal Reduction" shall not be applicable to the Non-Serviced Whole Loans.

            The Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of the AFR/Bank of America Portfolio Mortgage shall be calculated by the GMACCM 2003-C3 Servicer in accordance with and pursuant to the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement. Any Appraisal Reduction Amount in respect of the Meadows Mall Mortgage Loan shall be calculated by the Wachovia 2003-C9 Servicer in accordance with and pursuant to the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan, (iii) receipt of notice that the related Borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan or Serviced Whole Loan or 60 days after the Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed, (iv) the date on which the Mortgaged Property securing any Mortgage Loan or Serviced Whole Loan becomes an REO Property, (v) 60 days after the third anniversary of any extension of a Mortgage Loan or the Serviced Whole Loan and (vi) the 30th day (as may be extended by the Special Servicer, with the consent of the Controlling Holder, to the 60th day) following the occurrence of any uncured delinquency with respect to a Balloon Payment on a Balloon Loan, unless (a) within 30 days after such delinquency, the related Borrower delivers a statement to the effect that it is diligently pursuing refinancing and (b) within 90 days (as may be extended by the Special Servicer, with the consent of the Controlling Holder, to 120 days) after such delinquency, the related Borrower delivers a binding financing commitment reasonably acceptable to the Special Servicer and the Controlling Holder. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Loan.

            "Approval Report":  As defined in Section 3.27.

            "Asset Status Report":  As defined in Section 3.26(f).

            "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

            "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

            "Assumption Fees": Any fees collected by the Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or the Serviced Whole Loan or substitution of a Borrower (or an interest therein) thereunder (in each case, as set forth in the related Loan Documents) permitted to be executed under the provisions of this Agreement.

            "Authenticating Agent": Any authenticating agent appointed by the Bond Administrator pursuant to Section 3.20.

            "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds, if any, transferred from an REO Account pursuant to Section 3.17(b), but excluding any Excess Liquidation Proceeds) on or in respect of the Mortgage Loans, received by or on behalf of the Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to such Mortgage Loans, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date, (v) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account and (vi) with respect to the Distribution Date in March of each calendar year, the Withheld Amounts deposited in the Interest Reserve Account by the Bond Administrator in accordance with Section 3.05(d), but excluding the following:

            (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in Section 3.06(d)(ii) and 3.06(d)(iii);

            (b) those portions of each payment of interest which represent the applicable Servicing Fee and Trustee Fee and an amount representing any applicable Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement;

            (c) all amounts in the nature of late payment fees (to the extent not applied to the reimbursement of the Advance Interest Amount and/or Additional Trust Fund Expenses as provided in Section 3.06 hereof), Net Prepayment Interest Excess, Net Default Interest, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

            (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

            (e) that portion of Net Liquidation Proceeds, Net Insurance Proceeds and Net Condemnation Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee (including the Bond Administrator Fee) and Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement, to which the Servicer, any subservicer, Trustee, the Bond Administrator and/or the Special Servicer are entitled;

            (f) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Bond Administrator or the Trustee and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as expressly provided in this Agreement;

            (g) any interest or investment income on funds on deposit in the Collection Account, the Distribution Accounts or any REO Account or, to the extent payable to the Bond Administrator or the Servicer under the terms of the related Mortgage Loan, any Cash Collateral Account, any Lock-Box Account or any Reserve Account or, in each case, any interest on Permitted Investments in which such funds may be invested;

            (h) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust Fund pursuant to Sections 2.03(d), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

            (i) the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC under the circumstances and to the extent described in Section 4.05;

            (j) Prepayment Premiums and Yield Maintenance Charges; and

            (k) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, in each case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts deposited in the Interest Reserve Account by the Bond Administrator in accordance with Section 3.05(d).

            "B Loan": The AFR/Bank of America Portfolio B Loan.

            "Balloon Loan": Any Mortgage Loan or Serviced Whole Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

            "Balloon Payment": With respect to each Mortgage Loan or Serviced Whole Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee, the Bond Administrator and the Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

            "Bond Administrator": LaSalle Bank National Association, and its successor in interest.

            "Bond Administrator Fee": The portion of the Trustee Fee calculated at a rate equal to 0.00066% per annum payable to the Bond Administrator pursuant to the terms hereof.

            "Borrower": With respect to any Mortgage Loan or Serviced Whole Loan, any obligor or obligors on any related Note or Notes.

            "Borrower Account": As defined in Section 3.07(a).

            "Breach": As defined in Section 2.03(d).

            "Business Day": Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York, or the principal cities in which the Servicer, Special Servicer, the Trustee or the Bond Administrator conducts servicing or trust operations or (iii) a day on which banking institutions or savings associations in New York, New York are authorized or obligated by law or executive order to be closed.

            "Calculated Payments": As defined in Section 2.03(d).

            "Cash Collateral Account": With respect to any Mortgage Loan or Serviced Whole Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Sellers. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan or Serviced Whole Loan. The Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account or the Serviced Whole Loan Collection Account, as applicable. To the extent not inconsistent with the terms of the related Mortgage, each such Cash Collateral Account shall be an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, the cash collateral account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

            "Certificate Balance": With respect to any Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination after distributions and Realized Losses allocable to principal have been made thereon on such prior Distribution Date

            "Certificate Custodian": Initially, the Bond Administrator; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Bond Administrator.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

            (a) except as provided in clauses (b) and (d), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

            (b) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Servicer or the Special Servicer or benefits the Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

            (c) except as provided in clause (d) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

            (d) for the purpose of exercising its rights as a member of the Controlling Class or as a Directing Certificateholder (if applicable), any Certificate beneficially owned by the Special Servicer or an Affiliate thereof will be deemed outstanding; and

            (e) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Bond Administrator or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Paying Agent or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

            "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

            "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate": A per annum rate equal to 2.964%.

            "Class  A-1L-1  Component":  One of the 41 Components of the
Class X-1 Certificates having a Notional Amount equal to the Lower-Tier Balance of the Class A-1L-1 Interest.

            "Class  A-1L-1   Interest":   A  regular   interest  in  the
Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to
Section 4.01.

            "Class A-1L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-1L-2 Interest.

            "Class A-1L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-1L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-1L-3 Interest.

            "Class  A-1L-3   Interest":   A  regular   interest  in  the
Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to
Section 4.01.

            "Class A-1L-4 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-1L-4 Interest.

            "Class A-1L-4 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

            "Class A-2 Pass-Through Rate": A per annum rate equal to 3.600%.

            "Class A-2L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-2L-1 Interest.

            "Class A-2L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-2L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-2L-2 Interest.

            "Class A-2L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-2L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-2L-3 Interest.

            "Class A-2L-3 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-2L-4 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-2L-4 Interest.

            "Class A-2L-4 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-2L-5 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-2L-5 Interest.

            "Class A-2L-5 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-3 Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

            "Class A-3 Pass-Through Rate": A per annum rate equal to 4.221%.

            "Class A-3L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-3L-1 Interest.

            "Class A-3L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-3L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-3L-2 Interest.

            "Class A-3L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-3L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-3L-3 Interest.

            "Class A-3L-3 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-3L-4 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-3L-4 Interest.

            "Class A-3L-4 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-3L-5 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-3L-2 Interest.

            "Class A-3L-5 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-4 Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

            "Class A-4 Pass-Through Rate": A per annum rate equal to 4.715%.

            "Class A-4L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-4L-1 Interest.

            "Class A-4L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-4L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-4L-2 Interest.

            "Class A-4L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class A-4L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class A-4L-3 Interest.

            "Class A-4L-3 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class B Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

            "Class B Pass-Through Rate": A per annum rate equal to the lesser of 4.820% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class B-L Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class B-L Interest.

            "Class B-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class C Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

            "Class C Pass-Through Rate": A per annum rate equal to the lesser of 4.869% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class C-L Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class C-L Interest.

            "Class C-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class D Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

            "Class D Pass-Through Rate": A per annum rate equal to 4.934%.

            "Class D-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class D-L Interest.

            "Class D-L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class D-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class D-L-2 Interest.

            "Class D-L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class D-L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class D-L-3 Interest.

            "Class D-L-3 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class E Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

            "Class E Pass-Through Rate": A per annum rate equal to 5.357%.

            "Class E-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class E-L Interest.

            "Class E-L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class E-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class E-L-2 Interest.

            "Class E-L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class E-L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class E-L-3 Interest.

            "Class E-L-3 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class F Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

            "Class F Pass-Through Rate": A per annum rate equal to the lesser of 5.540% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class F-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class F-L-1 Interest.

            "Class F-L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class F-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class F-L-2 Interest.

            "Class F-L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class G Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

            "Class G Pass-Through Rate": A per annum rate equal to the lesser of 5.540% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class G-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class G-L-1 Interest.

            "Class   G-L-1   Interest":   A  regular   interest  in  the
Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to
Section 4.01.

            "Class G-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class G-L-2 Interest.

            "Class G-L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class G-L-3 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class G-L-3 Interest.

            "Class   G-L-3   Interest":   A  regular   interest  in  the
Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to
Section 4.01.

            "Class H Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

            "Class H Pass-Through Rate": A per annum rate equal to the lesser of 5.701% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class H-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class H-L-1 Interest.

            "Class H-L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class H-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class H-L-2 Interest.

            "Class H-L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class Interest Shortfall": On any Distribution Date for any
Class of Certificates, the amount of interest required to be distributed to the Holders of such Class pursuant to Section 4.01(b) on such Distribution Date minus the amount of interest actually distributed to such Holders pursuant to such Section, if any.

            "Class J Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

            "Class J Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class J-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class J-L-1 Interest.

            "Class J-L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class J-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class J-L-2 Interest.

            "Class   J-L-2   Interest":   A  regular   interest  in  the
Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to
Section 4.01.

            "Class K Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.

            "Class K Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class K-L-1 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class K-L-1 Interest.

            "Class K-L-1 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class K-L-2 Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class K-L-2 Interest.

            "Class K-L-2 Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class L Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto.

            "Class L Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class L-L Component": One of the 41 Components of the Class X-1 Certificates and one of the 36 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class L-L Interest.

            "Class L-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-22 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Class M Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto.

            "Class M Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class M-L Component": One of the 41 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class M-L Interest.

            "Class M-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class N Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto.

            "Class N Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class N-L Component": One of the 41 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class N-L Interest.

            "Class N-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class O Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto.

            "Class O Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class O-L Component": One of the 41 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class O-L Interest.

            "Class O-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

            "Class P Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-20 hereto.

            "Class P Pass-Through Rate": A per annum rate equal to the lesser of 4.997% per annum and the Weighted Average Net Mortgage Pass-Through Rate.

            "Class P-L Component": One of the 41 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Balance of the Class P-L Interest.

            "Class P-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

            "Class R Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-21 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Class X Certificate": Any Class X-1 or Class X-2 Certificate.

            "Class X-1 Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

            "Class X-1 Interest Amount": With respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for each of the Components, weighted on the basis of the respective Notional Amounts of such Components as of the beginning of such Distribution Date and (ii) the Class X-1 Notional Amount for such Distribution Date.

            "Class X-1 Notional Amount": For any date of determination, the aggregate of the Lower-Tier Balance of the Lower-Tier Regular Interests as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X-1 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-1 Strip Rates for the respective Components of the Class X-1 Notional Amount for such Distribution Date, weighted on the basis of the respective balances of such Components outstanding immediately prior to such Distribution Date.

            "Class X-1 Strip Rate": With respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, the (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over (ii) the Pass-Through Rate for such Component. With respect to each of the Class of Components that are also Class X-2 Components
(A) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over (ii) the sum of (x) the Pass-Through Rate for such Component and (y) the rate per annum corresponding to such Distribution Date as set forth in Schedule 1 attached hereto, and (B) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over the (ii) Pass-Through Rate for such Component. In no event will any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": Any one of the Certificates executed and authenticated by the Bond Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

            "Class X-2 Component": Each of the Class A-1L-2 Component, the Class A-1L-3 Component, the Class A-1L-4 Component, the Class A-2L-1 Component, the Class A-2L-2 Component, the Class A-2L-3 Component, the Class A-2L-4 Component, the Class A-2L-5 Component, the Class A-3L-1 Component, the Class A-3L-2 Component, the Class A-3L-3 Component, the Class A-3L-4 Component, the Class A-3L-5 Component, the Class A-4L-1 Component, Class A-4L-2 Component, the Class A-4L-3 Component, the Class B-L Component, the Class C-L Component, the Class D-L-1 Component, the Class D-L-2 Component, the Class D-L-3 Component, the Class E-L-1 Component, the Class E-L-2 Component, the Class E-L-3 Component, the Class F-L-1 Component, the Class F-L-2 Component, the Class G-L-1 Component, the Class G-L-2 Component, the Class G-L-3 Component, the Class H-L-1 Component, the Class H-L-2 Component, the Class J-L-1 Component, the Class J-L-2 Component, the Class K-L-1 Component, the Class K-L-2 Component and the Class L-L Component.

            "Class X-2 Component Crossover Date": With respect to each Component set forth in the table below, the Distribution Date occurring in the month and year set forth in the table below:

                Component                             Cross-Over Date
--------------------------------------------    -------------------------
Class A-1L-2 Component                                   March 2005
Class A-1L-3 Component                               September 2005
Class A-1L-4 Component, Class A-2L-1
Component, Class K-L-1 Component and
Class L-L Component                                      March 2006
Class A-2L-2 Component, Class J-L-1
Component and Class K-L-2 Component                  September 2006
Class A-2L-3 Component, Class H-L-1
Component and Class J-L-2 Component                      March 2007
Class A-2L-4 Component, Class H-L-2
Component and Class G-L-1 Component                  September 2007
Class A-2L-5 Component, Class A-3L-1
Component and Class G-L-2 Component                      March 2008
Class A-3L-2 Component, Class G-L-3
Component and Class F-L-1 Component                  September 2008
Class A-3L-3 Component, Class F-L-2
Component and Class E-L-1 Component                      March 2009
Class A-3L-4 Component and Class E-L-2
Component                                            September 2009
Class A-3L-5 Component, Class A-4L-1
Component, Class E-L-3 Component and
Class D-L-1 Component                                    March 2010
Class A-4L-2 Component and Class D-L-2
Component                                            September 2010
Class A-4L-3 Component, Class D-L-3
Component, Class BL Component and Class
CL Component                                             March 2011

            "Class X-2 Notional Amount": With respect to any Distribution Date, the aggregate of the Notional Amounts of the Class X-2 Components as of the close of business on the preceding Distribution Date, excluding those Class X-2 Components for which the Class X-2 Component Crossover Date has previously passed.

            "Class X-2 Pass-Through Rate": With respect to any Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in March 2011, the weighted average of the Class X-2 Strip Rates for the respective Components of the Class X-2 Notional Amount, weighted on the basis of the respective balances of such Components outstanding immediately prior to such Distribution Date.

            "Class X-2 Strip Rate": With respect to each of the Class X-2 Components (A) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule 1 attached hereto and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over (y) the Pass-Through Rate for such Component, and (B) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, equal to zero. In no event will any Class X-2 Strip rate be less than zero.

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": March 17, 2004.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Bond Administrator, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Bond Administrator.

            "CMSA Collateral Summary File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Bond Administrator.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Bond Administrator and, provided, that each CMSA Loan Periodic Update File shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements, if such report is required for a particular month, and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Bond Administrator.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Reporting Package": Collectively,

            (a) the CMSA Reports;

            (b) the following ten supplemental reports: (i) Delinquent Loan Status Report, (ii) Historical Loan Modification and Corrected Mortgage Loan Report, (iii) Historical Liquidation Report, (iv) REO Status Report, (v) Operating Statement Analysis Report, (vi) Comparative Financial Status Report,
(vii) Watch List, (viii) NOI Adjustment Worksheet, (ix) Loan Level Reserve/LOC Report and (x) Reconciliation of Funds Report; and

            (c) such other reports as the CMSA may designate in the future and any additional information as the Servicer, Special Servicer and the Bond Administrator may from time to time agree.

            In addition, the CMSA Reporting Package shall include the Monthly Additional Report on Recoveries and Reimbursements, if such report is required for a particular month (notwithstanding that such form of report has not been adopted or recommended by the CMSA).

            "CMSA Reports": Reports substantially in the forms of the CMSA standard reporting package inclusive of the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Financial File, the CMSA Special Servicer Defaulted Loan File, the CMSA Bond Level File and the CMSA Collateral Summary File.

            "CMSA Special Servicer Defaulted Loan File:" The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer.

            "CMSA Supplemental Servicer Reports": The Delinquent Loan Status Report, the Historical Loan Modification and Corrected Mortgage Loan Report, the Historical Liquidation Report, the REO Status Report, the Watch List, the NOI Adjustment Worksheet, the Comparative Financial Status Report and the Operating Statement Analysis Report.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreement": (i) with respect to the Tysons Corner Center Whole Loan, the Tysons Corner Center Intercreditor Agreement, (ii) with respect to the AFR/Bank of America Portfolio Whole Loan, the AFR/Bank of America Portfolio A Notes Intercreditor Agreement and the AFR/Bank of America Portfolio Agreement Among Noteholders and (iii) with respect to the Meadows Mall Whole Loan, the Meadows Mall Intercreditor Agreement, in each case, as applicable and as the context may require.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

            "Collection Account": The trust account or accounts created and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "GMAC Commercial Mortgage Corporation, for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, Collection Account" and which must be an Eligible Account.

            "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2004, on the day after the Cut-off Date) and ending at the close of business on the Determination Date in the calendar month in which such Distribution occurs, provided, that with respect to the payment by a Borrower of a Balloon Payment on its related due date or during its related grace period, the Collection Period shall extend up to and including the Business Day prior to the Servicer Remittance Date preceding the related Distribution Date.


            "Commission": The Securities and Exchange Commission.

            "Companion Loan": The Tysons Corner Center Pari Passu Loans, the AFR/Bank of America Portfolio Companion Loans and the Meadows Mall Pari Passu Loan, as the context may require.

            "Companion Loan Noteholder": A holder of a Companion Loan.

            "Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Component": Each of the Class A-1L-1 Component, the Class A-1L-2 Component, the Class A-1L-3 Component, the Class A-1L-4 Component, the Class A-2L-1 Component, the Class A-2L-2 Component, the Class A-2L-3 Component, the Class A-2L-4 Component, the Class A-3L-1 Component, the Class A-3L-2 Component, the Class A-3L-3 Component, the Class A-3L-4 Component, the Class A-3L-5 Component, the Class A-4L-1 Component, the Class A-4L-2 Component, the Class A-4L-3 Component, the Class B-L Component, the Class C-L Component, the Class D-L-1 Component, the Class D-L-2, Component, the Class D-L-3 Component, the Class E-L-1 Component, the Class E-L-2, Component, the Class E-L-3 Component, the Class F-L-1 Component, the Class F-L-2 Component, the Class G-L-1 Component, the Class G-L-2 Component, the Class G-L-3 Component, the Class H-L-1 Component, the Class H-L-2 Component, the Class J-L-1 Component, the Class J-L-2 Component, Class K-L-1 Component, the Class K-L-2, Component, the Class L-L Component, the Class M-L Component, the Class N-L Component, the Class O-L Component and the Class P-L Component.

            "Condemnation Proceeds": Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Borrower in accordance with the terms of the Mortgage Loan and, if applicable, the terms of the Serviced Whole Loan) or, if applicable, (i) with respect to the Mortgaged Property securing a Non-Serviced Mortgage Loan, any portion of such amounts received by the Trust Fund as holder of the related Mortgage Loan pursuant to the applicable Co-Lender Agreement, and (ii) with respect to the Mortgaged Property securing the Serviced Whole Loan, any portion of such amounts payable to the holders of the Serviced Whole Loan.

            "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then-aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class P Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates collectively will be treated as one Class.

            "Controlling Class Certificateholder": Each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

            "Controlling Holder": (i) With respect to each Mortgage Loan (other than the Serviced Whole Loan), the Directing Certificateholder; and (ii) with respect to the Tysons Corner Center Whole Loan, the holders of the Tysons Corner Center Whole Loan (or their designees) then holding a majority of the aggregate Stated Principal Balance of the Tysons Corner Center Whole Loan and if the holders of the Tysons Corner Center Whole Loan (or their designees) then holding a majority of the aggregate Stated Principal Balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days (or such shorter period as may be required by the Loan Documents to the extent the lender's approval is required), the Directing Certificateholder, as the context may require.

            "Corporate Trust Office": The offices of the Trustee located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS), COMM 2004-LNB2, or the principal trust office of any successor Trustee qualified and appointed pursuant to Section 8.08.

            "Corrected Mortgage Loan": As defined under the definition of Specially Serviced Loan.

            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Lower-Tier Regular Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Lower-Tier Regular Interest.

            "Corresponding Lower-Tier Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class X-1 or Class X-2 Certificates.

            "Credit Lease": With respect to the Credit Lease Loan, the lease agreement between the Borrower, as lessor, and the Tenant, as lessee, of the related Mortgaged Property.

            "Credit Lease Loan": The Mortgage Loan known as "Walgreens College Station", identified as Loan No. 62 on the Mortgage Loan Schedule.

            "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

            "Cross-over Date": Means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero.

            "Current Ratings Report": With respect to the Credit Lease Loan, a report or reports, dated as of a date no earlier than three Business Days prior to the related Determination Date, setting forth: (i) the publicly available corporate credit rating of S&P and Moody's for the Tenant and the Guarantor as of that date, (ii) the publicly available corporate credit rating of S&P and Moody's for such Tenant or Guarantor included in the Current Ratings Report for the immediately preceding Determination Date (except for the first Determination
Date), and (iii) whether such Tenant or Guarantor has been placed on credit watch by S&P and Moody's.

            "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, in the form agreed to by the Trustee and the Custodian, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. If a Custodian is not so appointed, then the Custodian shall be the Trustee. The Custodian may (but need not) be the Trustee or the Servicer or any Affiliate of the Trustee or the Servicer, but may not be the Depositor, any Mortgage Loan Seller or any Affiliate thereof.

            "Cut-off Date": March 1, 2004.

            "DBRS": Dominion Bond Rating Service Limited, or any successor thereto.

            "DBS":  Deutsche Bank Securities Inc.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended 12-month trailing or one-year period for which data is available from the related Borrower (or year-to-date until such time that data for the trailing 12-month period is available), before payment of any scheduled payments of principal and interest on such Mortgage Loan or Serviced Companion Loan but after funding of required reserves and "normalized" by the Servicer pursuant to Section 3.13, by the annual debt service required by such Mortgage Loan or Serviced Companion Loan. Annual debt service shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan or Serviced Companion Loan by 12 (or such fewer number of months for which related information is available).

            "Default Interest": With respect to any Mortgage Loan or Serviced Companion Loan, interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the Default Rate over (ii) the related Mortgage Rate.

            "Default Rate": With respect to each Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

            "Defaulted Mortgage Loan": A Mortgage Loan or the Serviced Whole Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Whole Loan.

            "Defeasance Account": As defined in Section 3.30(k).

            "Defect": As defined in Section 2.03(d).

            "Delinquency":   Any   failure  of  a  Borrower  to  make  a
scheduled Monthly Payment or Balloon Payment on a Due Date.

            "Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Denomination":  As defined in Section 5.01(a).

            "Depositor": Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation, and its successors and assigns.

            "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

            "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the earlier of (a) the 6th day of the month in which the related Distribution Date occurs or, if such 6th day is not a Business Day, the immediately preceding Business Day and (b) the 4th Business Day prior to the related Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Bond Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder; provided, further, that in order for the Bond Administrator to certify the status of the Directing Certificateholder, the Directing Certificateholder must provide notice and certification to the Bond Administrator as to its status as Directing Certificateholder upon which the Bond Administrator shall use its best efforts to verify such status. In the event that the Bond Administrator is unable to verify the status of the Directing Certificateholder, it shall provide written notice to the Holders of the Controlling Class as to the designation of the Directing Certificateholder. Delaware Securities Holdings Inc. shall be the initial Directing Certificateholder, without necessity of further notice or selection.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section l.856-4(b)(5)(ii).

            "Discount Rate": With respect to each Mortgage Loan or Serviced Companion Loan as to which there has been a prepayment during a Collection Period and for which a Prepayment Premium is collected, the yield (compounded monthly, in the case of the AFR/Bank of America Portfolio Mortgage Loan) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the Maturity Date of such Mortgage Loan or Serviced Companion Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the Maturity Date of the applicable Mortgage Loan or Serviced Companion Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasury securities with maturities next longer and shorter than such Maturity Date.

            "Discount Rate Fraction": With respect to the distribution of any Prepayment Premium received with respect to any Mortgage Loan or Serviced Companion Loan to one or more Classes of Certificates on any Distribution Date, a fraction (not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess of (x) the Mortgage Rate of the related Mortgage Loan or Serviced Companion Loan over (y) the relevant Discount Rate.

            "Disqualified Non-U.S. Person": With respect to a Class R or Class LR Certificate, (A) any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or applicable successor Form promulgated by the IRS for the purpose of providing and certifying the information provided on Form W-8ECI as of the Closing Date) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes or
(B) a U.S. Person with respect to whom income on the Class R or Class LR Certificate is attributable to a fixed base or foreign permanent establishment, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Disqualified Organization": Any of (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization (as defined below) or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. For the purposes of this definition, the terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, all of which may be subaccounts of a single Eligible Account.

            "Distribution Date": The 10th day of each month, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day, commencing in April 2004.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Due Date": With respect to (i) any Mortgage Loan or Serviced Whole Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due,
(ii) any Mortgage Loan or Serviced Whole Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan or Serviced Whole Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan or Serviced Whole Loan had been scheduled to be first due.

            "EDGAR":   The   Commission's   Electronic  Data  Gathering,
Analysis and Retrieval system.

            "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            "Eligible Account": Any of (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "F-1" by Fitch, "P-2" by Moody's and "R-1 (middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA-" by S&P, "AA-" by Fitch, "Aa3" by Moody's and "AA (low)" by DBRS, or if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, or (B) as to which the Bond Administrator has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or Serviced Companion Loan Securities or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R.ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities, which may be an account maintained with the Trustee, the Bond Administrator or the Servicer. Eligible Accounts may bear interest.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Sellers in connection with the related Mortgage Loan.

            "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

            "Escrow Payment": Any payment made by any Borrower to the Servicer pursuant to the related Mortgage, Cash Collateral Account Agreement, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, environmental remediation and similar items in respect of the related Mortgaged Property or related to the satisfaction of closing conditions for the related Mortgage Loan (except with respect to any Non-Serviced Mortgage Loan) or Serviced Whole Loan.

            "Euroclear":  The Euroclear System and its successors.

            "Event of Default": A Servicer Event of Default or Special Servicer Event of Default, as applicable.

            "Excess Liquidation Proceeds": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, the excess of (i) Net Liquidation Proceeds of such Mortgage Loan or Serviced Companion Loan or related REO Property, over (ii) the amount that would have been received if a principal payment and all other amounts due in full had been made with respect to such Mortgage Loan or Serviced Companion Loan on the Due Date immediately following the date on which such proceeds were received. Any Excess Liquidation Proceeds in respect of the Loan REMIC Loan will be deemed distributed in respect of the Loan REMIC Residual Interest and deemed deposited in the Excess Liquidation Proceeds Account.

            "Excess Liquidation Proceeds Account": The segregated trust account or sub-account created and maintained by the Bond Administrator pursuant to
Section 3.17(e) in trust for the Certificateholders and, in the case of the Serviced Companion Loans, the Serviced Companion Loan Noteholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates [and, if applicable, Serviced Companion Loan Noteholders], Excess Liquidation Proceeds Account." The Excess Liquidation Proceeds Account must be an Eligible Account or a sub-account of an Eligible Account and will be an asset of the Lower-Tier REMIC.

            "Excess Prepayment Interest Shortfall": With respect to the Mortgage Loans, the aggregate Prepayment Interest Shortfalls in excess of the Servicer Prepayment Interest Shortfall.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Liquidation Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis Report, NOI Adjustment Worksheet, Watch List, or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

            "Extended Due Date Mortgage Loans": Any Mortgage Loan with a grace period expiring after the Determination Date but prior to the related Distribution Date.

            "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

            "FHA": The Federal Housing Administration.

            "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Recovery Determination": With respect to any Specially Serviced Loan or any Mortgage Loan subject to repurchase by the related Mortgage Loan Seller pursuant to Section 2.03(d) or, in the case of a Whole Loan, subject to repurchase pursuant to the applicable Co-Lender Agreement, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Servicer (or in the case of a Specially Serviced Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Bond Administrator and the Custodian (and the Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

            "Financial Market Publisher": Bloomberg Financial Service.

            "Fitch": Fitch, Inc., or any successor thereto.

            "FNMA": The Federal National Mortgage Association, or any successor thereto.

            "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "GACC": German American Capital Corporation, in its capacity as a Mortgage Loan Seller, and its successors.

            "GACC  Purchase  Agreement":   The  Mortgage  Loan  Purchase
Agreement dated and effective March 17, 2004, between GACC and the Depositor.

            "General Servicing Standard": With respect to the Servicer, if the Servicer is not GMAC Commercial Mortgage Corporation, or the Special Servicer, shall mean to diligently service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loan for which each is responsible in the best interests of and for the benefit of all of the Certificateholders and, with respect to the Serviced Whole Loan, for the benefit of the Serviced Companion Loan Noteholders (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the related Co-Lender Agreement, if applicable, and the Mortgage Loans or the Serviced Whole Loan, as applicable, and to the extent not inconsistent with the foregoing, in accordance with the higher of the following standards of care:

                  (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to the Serviced Whole Loan, the Certificateholders and the Serviced Companion Loan Noteholders (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment); and

                  (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to the Serviced Whole Loan, the Certificateholders and the Serviced Companion Loan Noteholders (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), but without regard to (a) any relationship that the Servicer or the Special Servicer, or any Affiliate of the Servicer or the Special Servicer, may have with the related Borrower, any Mortgage Loan Seller, any other party to this Agreement or any Affiliate of the foregoing; (b) the ownership of any Certificate or any Non-Serviced Mortgage Loan by the Servicer or the Special Servicer, as the case may be, or any Affiliate of the Servicer or the Special Servicer; (c) the Servicer's obligation to make Advances; (d) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; (e) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or the Special Servicer or any Affiliate of the Servicer or the Special Servicer, as applicable; and (f) any debt that the Servicer or the Special Servicer or any Affiliate of the Servicer or the Special Servicer, as applicable, has extended to any Borrower (including, without limitation, any mezzanine financing that may exist on a future date).

            "Global Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "GMACCM 2003-C3 Fiscal Agent": As defined in the preliminary statement herein.

            "GMACCM  2003-C3  Pooling  and  Servicing   Agreement":   As
defined in the preliminary statement herein.

            "GMACCM 2003-C3 Serviced Companion Loan Paying Agent": The "Serviced Companion Loan Paying Agent" under the GMACCM 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

            "GMACCM 2003-C3 Servicer": As defined in the preliminary statement herein.

            "GMACCM 2003-C3 Special Servicer": As defined in the preliminary statement herein.

            "GMACCM 2003-C3 Trustee": As defined in the preliminary statement herein.

            "GMACCM Servicing Standard": With respect to the Servicer, if the Servicer is GMAC Commercial Mortgage Corporation, shall mean the servicing of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loan by the Servicer on behalf of the Trust solely in the best interests of and for the benefit of all of the Certificateholders and, with respect to the Serviced Whole Loan, for the benefit of the Certificateholders and the Serviced Companion Loan Noteholders (as a collective whole, as determined by the Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the related Co-Lender Agreement, if applicable, and the Mortgage Loans and the Serviced Whole Loan, as applicable, and to the extent not inconsistent with the foregoing, further as follows:

                  (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible under this Agreement; and

                  (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and the Serviced Whole Loan;

but without regard to (a) any relationship that the Servicer or any Affiliate thereof may have with the related Borrower; (b) the ownership of any Certificate or any Non-Serviced Mortgage Loan by the Servicer or by any Affiliate thereof;
(c) the Servicer's obligation to make Advances; and (d) the right of the Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to this Agreement or with respect to any particular transaction.

            "Grantor Trust": As defined in the preliminary statement herein.

            "Guarantor": The guarantor under the Guaranty with respect to the Credit Lease.

            "Guaranty": With respect to the Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest or the Loan REMIC Regular Interest, the Trustee; and with respect to the REMIC Residual Interest, the Trustee on behalf of the Class LR Certificateholders.

            "Indemnified Party": As defined in Section 8.05(d), or Section 8.05(h), as the context requires.

            "Indemnifying Party": As defined in Section 8.05(d), or Section 8.05(h), as the context requires.

            "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, Trustee, Bond Administrator, partner, director or Person performing similar functions.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Servicer, the Bond Administrator and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) if the Servicer, on behalf of itself, the Trustee and the Bond Administrator, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Individual Certificate": Any Certificate in definitive, fully registered physical form without interest coupons.

            "Initial Purchasers": DBS and ABN AMRO Incorporated or their respective successors in interest.

            "Initial Resolution Period": As defined in Section 2.03(d).

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

            "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or the Serviced Whole Loan (including any amounts paid by the Servicer pursuant to Section 3.08).

            "Interest Accrual Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes, any distributions in reduction of Certificate Balance or Notional Balance, as applicable, as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period) minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account": The segregated trust account or sub-account created and maintained by the Bond Administrator pursuant to Section 3.05(d), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Mortgage Pass-Through Certificates, Interest Reserve Account" and which must be an Eligible Account or a sub-account of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Interested Person": As of any date of determination, the Depositor, the Servicer, Special Servicer, the Trustee, the Bond Administrator, any Operating Advisor, any Borrower, any Manager, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of either the Trustee or the Bond Administrator to be an Affiliate of any of them.

            "Investment Account": As defined in Section 3.07(a).

            "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

            "IRS": The Internal Revenue Service.

            "LaSalle": LaSalle Bank National Association, in its capacity as a Mortgage Loan Seller, and its successors.

            "LaSalle Purchase Agreement": The Mortgage Loan Purchase Agreement, dated and effective March 17, 2004, between LaSalle and the Depositor.

            "Late Collections": With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period applicable under the original Mortgage Loan or Serviced Whole Loan), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer, the Special Servicer, the Trustee and the Bond Administrator in connection with the liquidation of any Mortgage Loan or the Serviced Whole Loan or the liquidation of an REO Property or the sale of any Mortgage Loan pursuant to Section 3.18 or Section 9.01 (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Mortgage Loan or each Specially Serviced Loan, as applicable, as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated or repurchased Mortgage Loan or Specially Serviced Loan, as the case may be; provided, however, that (a) no such fee shall be payable with respect to clauses (iii), (v), (vi) or (vii) of the definition of Liquidation Proceeds and (b) in the case of a final disposition consisting of the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 2.03, no such fee shall be paid by a Mortgage Loan Seller or be due to the Special Servicer if the applicable Mortgage Loan Seller repurchases such Mortgage Loan within the time period set forth in Section 2.03 (and giving effect to any applicable extension period beyond the end of the Initial Resolution Period set forth in Section 2.03) and, with respect to any Serviced Companion Loan, no such fee shall be due to the Special Servicer under this Agreement in connection with a repurchase of such Serviced Companion Loan under the applicable Serviced Companion Loan Securitization Agreement.

            "Liquidation Fee Rate": A rate equal to 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and the terms and conditions of the related Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Persons permitted to purchase the Tysons Corner Center Pari Passu Loans pursuant to Section 3.18;
(iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 2.03 or of a Serviced Companion Loan by the seller thereof pursuant to any loan purchase agreement; (v) the purchase of all the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Servicer pursuant to Section 9.01; (vi) in connection with any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender, to the extent permitted by the related mezzanine intercreditor agreement or (vii) in the case of a Non-Serviced Whole Loan, the purchase of the related Mortgage Loan by a Companion Loan Noteholder or its designee, as applicable, pursuant to the related Co-Lender Agreement (in each case, with respect to the AFR/Bank of America Portfolio Whole Loan and the Meadows Mall Whole Loan, to the extent of any portion of such amounts received by the Trust Fund as holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement).

            "Loan Agreement": With respect to any Mortgage Loan or the Serviced Whole Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Loan Documents": With respect to any Mortgage Loan or the Serviced Whole Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or Serviced Whole Loan or subsequently added to the related Mortgage File.

            "Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

            "Loan REMIC": The REMIC that was created by the Loan REMIC Declaration and that is constituted by the AFR/Bank of America Portfolio Mortgage Loan, proceeds thereof, a beneficial interest in the applicable portion of the related "REO Property" under the GMACCM 2003-C3 Pooling and Servicing Agreement, and amounts with respect thereto held in the Collection Account and the Distribution Accounts.

            "Loan REMIC Balance": With respect to the Loan REMIC Regular Interest, as of the Cut-off Date, an amount equal to $85,000,000 and from time to time, an amount equal to such amount reduced by the amount of distributions thereon and Realized Losses allocable thereto in all prior periods as described in Section 4.01(a)(ii) hereof.

            "Loan REMIC Declaration": That certain REMIC Declaration dated as of December 18, 2003 with respect to the AFR/Bank of America Portfolio Mortgage as described in the preliminary statement herein.

            "Loan REMIC Interests": The Loan REMIC Regular Interest and the Loan REMIC Residual Interest.

            "Loan REMIC Loan": The AFR/Bank of America Portfolio Mortgage Loan.

            "Loan REMIC Regular Interest": The uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in the Loan REMIC. The principal balance of the Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the Loan REMIC Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Loan). Payments of principal, interest (including Default Interest) and prepayment premiums received on or in respect of the Loan REMIC Loan (or any amount with respect to any related REO Property) shall be deemed distributable on the Loan REMIC Regular Interest and other collections of amounts received on or in respect of the Loan REMIC Loan shall be deemed distributable to the Trust Fund other than on the Loan REMIC Regular Interest.

            "Loan REMIC Residual Interest": The sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in the Loan REMIC. The Loan REMIC Residual Interest shall be beneficially owned by the Holders of the Class LR Certificates and represented by the Class LR Certificates.

            "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to the related Loan Documents to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Whole Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan.

            "Lock-Box Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

            "Lower-Tier Balance": With respect to any Class of Lower-Tier Regular Interest, initially will equal the original principal balance set forth in the preliminary statement herein, and from time to time will equal such amount reduced by the amount of distributions of the Lower-Tier Distribution Amount allocable to principal and Realized Losses allocable thereto in all prior periods as described in Section 4.01(a)(ii) hereof.

            "Lower-Tier Distribution Account": The segregated trust account or sub-account created and maintained by the Bond Administrator pursuant to Section 3.05(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, Lower-Tier Distribution Account" and which must be an Eligible Account or a sub-account of an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC, other than with respect to any amount therein representing the proceeds of the Loan REMIC Residual Interest.

            "Lower-Tier Distribution Amount": As defined in Section 4.01(a)(ii).

            "Lower-Tier Regular Interests": The Class A-1L-1, Class A-1L-2, Class A-1L-3, Class A-1L-4, Class A-2L-1, Class A-2L-2, Class A-2L-3, Class A-2L-4, Class A-2L-5, Class A-3L-1, Class A-3L-2, Class A-3L-3, Class A-3L-4, Class A-3L-5, Class A-4L-1, Class A-4L-2, Class A-4L-3, Class B-L, Class C-L, Class D-L-1, Class D-L-2, Class D-L-3, Class E-L-1, Class E-L-2, Class E-L-3, Class F-L-1, Class F-L-2, Class G-L-1, Class G-L-2, Class G-L-3, Class H-L-1, Class H-L-2, Class J-L-1, Class J-L-2, Class K-L-1, Class K-L-2, Class L-L, Class M-L, Class N-L, Class O-L and Class P-L Interests, issued by the Lower-Tier REMIC to the Trustee and held as assets of the Upper-Tier REMIC. Each Lower-Tier Regular Interest (i) relates to a Class of Principal Balance Certificates and to a separate Component, (ii) is uncertificated, (iii) has an initial Lower-Tier Balance equal to the original Lower-Tier Balance set forth in the preliminary statement herein, (iv) has a Pass-Through Rate equal to the Weighted Average Net Mortgage Pass-Through Rate (treating for this purpose the Loan REMIC Regular Interest as a Mortgage Loan), (v) has a "latest possible maturity date," within the meaning of Treasury Regulations Section 1.860G-1(a), that is the Rated Final Distribution Date and (vi) is entitled to the distributions in the amounts and at the times specified in Section 4.01(a)(ii) and Section 4.01(c).

            "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of the Loan REMIC Loan), the Loan REMIC Regular Interest, collections thereon, any REO Property acquired in respect thereof (and, in the event the Meadows Mall Whole Loan becomes an "REO Property" under the Wachovia 2003-C9 Pooling and Servicing Agreement, with respect to the Meadows Mall Mortgage Loan, a beneficial interest in the applicable portion of such "REO Property"), amounts held from time to time in the Collection Account and the Lower-Tier Distribution Account, the REO Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein) in respect thereof, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

            "MAI": Member of the Appraisal Institute.

            "Majority Mortgage Loan": Any Mortgage Loan other than the AFR/Bank of America Portfolio Mortgage Loan.

            "Management Agreement": With respect to any Mortgage Loan or the Serviced Whole Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Mortgage Loan or the Serviced Whole Loan, any property manager for the related Mortgaged Properties.

            "Master Servicing Fee": With respect to each Mortgage Loan or Serviced Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or Serviced Companion Loan on such Due Date).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan or Serviced Companion Loan, the amount set forth on Exhibit B-2.

            "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

            "Meadows Mall Intercreditor Agreement": With respect to the Meadows Mall Mortgage Loan and the Meadows Mall Pari Passu Loan, that certain intercreditor agreement, dated as December 1, 2003, by and among the initial holder of the Meadows Mall Mortgage Loan and the initial holder of the Meadows Mall Pari Passu Loan, as from time to time amended, supplemented or modified.

            "Meadows Mall Mortgage Loan": As defined in the preliminary statement herein.

            "Meadows Mall Nonrecoverable Advance": Any "Nonrecoverable Servicing Advance" (as defined in the Wachovia 2003-C9 Pooling and Servicing Agreement) made with respect to the Meadows Mall Mortgage Loan pursuant to and in accordance with the Wachovia 2003-C9 Pooling and Servicing Agreement.

            "Meadows Mall Pari Passu Loan Noteholder": The holder of the promissory note for the Meadows Mall Pari Passu Loan.

            "Meadows Mall Pari Passu Loan": As defined in the preliminary statement herein.

            "Meadows Mall Service Providers": With respect to the Meadows Mall Pari Passu Loan that has been deposited into the Wachovia 2003-C9 Trust, the related Other Trustee, Other Servicer, Other Special Servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the Wachovia 2003-C9 Pooling and Servicing Agreement.

            "Meadows Mall Whole Loan": As defined in the preliminary statement herein.

            "Modified Mortgage Loan": Any Specially Serviced Loan which has been modified by the Special Servicer pursuant to Section 3.26 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Companion
      Loan), including any reduction in the Monthly Payment;

            (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Additional Report on Recoveries and Reimbursements": With respect to the one month period immediately prior to the related Determination Date, a report, in a format reasonably acceptable to the Servicer, the Special Servicer, the Bond Administrator and the Trustee and containing the information set forth on Exhibit T attached hereto with respect to such period, in all cases both on a loan-by-loan basis and in the aggregate. The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by the Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements; provided, that the Servicer shall not be responsible for the failure to properly prepare such report to the extent that such failure is the result of the Special Servicer's failure to provide information required to be provided by the Special Servicer hereunder.

            "Monthly Payment": With respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon
Loan), which is payable by the related Borrower on such Due Date under the related Note. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

            "Mortgage File": With respect to any Mortgage Loan or Serviced Companion Loan, collectively, the mortgage documents listed in Section 2.01(i) through (xxi) pertaining to such particular Mortgage Loan or Serviced Companion Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. The mortgage loans originally so transferred, assigned and held are identified on the Mortgage Loan Schedule as of the Closing Date. Such term shall include any REO Loan, Specially Serviced Loan or any Mortgage Loan that has been defeased in whole or in part. Such term shall not include the Serviced Companion Loans.

            "Mortgage Loan Event of Default": With respect to any Mortgage Loan or Serviced Companion Loan, an "event of default" under the related Loan Documents.

            "Mortgage Loan Purchase Agreements": Each of the GACC Purchase Agreement, the LaSalle Purchase Agreement and the ABN AMRO Bank Purchase Agreement.

            "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B-1, which list shall set forth the following information with respect to each Mortgage
Loan:

            (a) the loan number;

            (b) the street address (including city, state and zip code) of the related Mortgaged Property;

            (c) the Mortgage Rate in effect as of the Cut-off Date;

            (d) the original principal balance;

            (e) the Stated Principal Balance as of the Cut-off Date;

            (f) the Maturity Date for each Mortgage Loan;

            (g) the Due Date;

            (h) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (i) in the case of the Credit Lease Loan, the identity of the Tenant and the Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

            (j) the Servicing Fee Rate;

            (k) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (l) whether such Mortgage Loan has a hard lock-box, a springing hard lock-box, a soft-at-closing, springing hard lock-box or no lock-box at all; and

            (m) identifying any Mortgage Loans with which any such Mortgage Loans are cross-collateralized.

Such list may be in the form of more than one list, collectively setting forth all of the information required. A comparable list shall be prepared with respect to each Serviced Companion Loan.

            "Mortgage Loan Sellers": Each of GACC, LaSalle and ABN AMRO Bank.

            "Mortgage Pool": All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Serviced Companion Loans or any related REO Loans.

            "Mortgaged Property": The underlying property securing a Mortgage Loan including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

            "Mortgage Rate": With respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period, the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth on the Mortgage Loan Schedule, as applicable. The "Mortgage Rate" for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate (and the rate of the Loan REMIC Regular Interest in the case of the AFR/Bank of America Portfolio Mortgage Loan) shall be the Mortgage Rate of such Mortgage Loan or Serviced Companion Loan without giving effect to any Default Rate and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to Section 3.30 hereof.

            "Net Condemnation Proceeds": Condemnation Proceeds, to the extent such proceeds are not to be applied to the restoration, preservation or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with the Servicing Standard.

            "Net Default Interest": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of the aggregate collected Default Interest allocable to the Mortgage Loans received during the preceding Collection Period, minus (ii) any portions thereof withdrawn (A) from the Collection Account pursuant to Section 3.06(b)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred during such Collection Period and (B) from the Serviced Whole Loan Collection Account pursuant to
Section 3.06(c)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred during such Collection Period.

            "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

            "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

            "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan or the Serviced Whole Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

            "Net Mortgage Pass-Through Rate": With respect to any Majority Mortgage Loan, the Serviced Companion Loan or the Loan REMIC Regular Interest and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest, minus, for any such Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest, the aggregate of the applicable Servicing Fee Rate (in the case of the Loan REMIC Regular Interest and the Meadows Mall Mortgage Loan, the applicable Servicing Fee Rate and the servicing fee rate pursuant to the related Other Pooling and Servicing Agreement) and Trustee Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Pass-Through Rate for any Majority Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest will be determined without regard to any modification, waiver or amendment of the terms of such Majority Mortgage Loan, Serviced Companion Loan or Loan REMIC Regular Interest, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower.

            Notwithstanding the foregoing, if any such Majority Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the "Net Mortgage Pass-Through Rate" of such Majority Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest for any Interest Accrual Period will be the annualized rate at which interest would have to accrue in respect of such Majority Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Majority Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest at the related Mortgage Rate less the Servicing Fee Rate and the Trustee Fee Rate during such Interest Accrual Period; provided, however, that with respect to each such Majority Mortgage Loan, Serviced Companion Loan or the Loan REMIC Regular Interest, the Mortgage Rate for the one-month period (i) preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined exclusive of the amounts withheld from that month and
(ii) preceding the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January.

            "Net Prepayment Interest Excess": The excess amount, if any, that the aggregate of all Prepayment Interest Excess for all Mortgage Loans exceeds the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date.

            "Net Prepayment Interest Shortfall": Means the amount, if any, that the aggregate of Prepayment Interest Shortfalls for all Mortgage Loans that are not Specially Serviced Loans exceed the Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date.

            "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

            "New Lease": Any lease of REO Property entered into on behalf of the Loan REMIC or the Lower-Tier REMIC if such REMIC has the right to renegotiate the terms of such lease, including any lease renewed or extended on behalf of the REMIC.

            "NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable.

            "Non-Serviced Mortgage Loan Service Providers": The AFR/Bank of America Portfolio Service Providers and the Meadows Mall Service Providers, as the context may require.

            "Non-Serviced Mortgage Loan": The AFR/Bank of America Portfolio Mortgage Loan and the Meadows Mall Mortgage Loan, as the context may require.

            "Non-Serviced Whole Loan": The AFR/Bank of America Portfolio Whole Loan and the Meadows Mall Whole Loan, as the context may require.

            "Non-U.S. Person": A person that is not a U.S. Person.

            "Nonrecoverable Advance": (a) Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance, (b) the AFR/Bank of America Portfolio Nonrecoverable Advances and (c) the Meadows Mall Nonrecoverable Advances. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Property Advance, as applicable, and taking into account factors such as all other outstanding Advances, has determined that such Workout-Delayed Reimbursement Amounts, together with any accrued and unpaid interest thereon, would not ultimately be recoverable from Late Collections or any other recovery on or in respect of (i) with respect to Nonrecoverable P&I Advances, general collections on the related Mortgage Loans and REO Loans and (ii) with respect to Nonrecoverable Property Advances, the general collections on the related Mortgage Loans (or if applicable, the Serviced Whole Loan) and REO Loans.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or REO Loan, which shall be evidenced by an officer certificate as provided by Section 4.07(c). In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross-collateralized Mortgage Loan.

            "Nonrecoverable Property Advance": Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan (other than the Meadows Mall Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan) or the Serviced Whole Loan or any REO Property that, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, REO Loan or Serviced Whole Loan, which shall be evidenced by an officer certificate as provided by Section 3.24(d). The determination as to the recoverability of any property advance previously made or proposed to be made in respect of (i) the AFR/Bank of America Portfolio Whole Loan shall be made by the GMACCM 2003-C3 Servicer, pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement and (ii) the Meadows Mall Whole Loan shall be made by the Wachovia 2003-C9 Servicer, pursuant to the Wachovia 2003-C9 Pooling and Servicing Agreement. Any such determination made by the GMACCM 2003-C3 Servicer or the Wachovia 2003-C9 Servicer, as applicable, shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Servicer, the Special Servicer and the Trustee, as applicable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross-collateralized Mortgage Loan.

            "Note": With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, or Serviced Companion Loan including any amendments or modifications, or any renewal or substitution notes, as of such date.

            "Notice of Termination": Any of the notices given to the Trustee, the Bond Administrator and the Servicer by the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Servicer pursuant to Section 9.01(c).

            "Notional Amount" or "Notional Balance": As of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination; (iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination; (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination; and (v) with respect to any Component, as set forth in the definition of such Component.

            "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Servicer or Special Servicer customarily performing functions similar to those performed by any of the above designated officers, any Servicing Officer and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Bond Administrator or the Servicer, as the case may be.

            "Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer, as the case may be, acceptable to the Bond Administrator and the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or the Lower-Tier REMIC or the Loan REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Servicer or the Special Servicer pursuant to
Section 6.04, must be an opinion of counsel who is Independent of the Depositor and the Servicer.

            "Originator": Any of (i) the Mortgage Loan Sellers, and (ii) with respect to any Mortgage Loan acquired by a Mortgage Loan Seller, the originator of such Mortgage Loan.

            "Other Depositor": With respect to each Other Pooling and Servicing Agreement, the related depositor thereunder.

            "Other Indemnified Parties": As defined in Section 6.07.

            "Other Pooling and Servicing Agreement": Any of the GMACCM 2003-C3 Pooling and Servicing Agreement, the Wachovia 2003-C9 Pooling and Servicing Agreement or a Serviced Companion Loan Securitization Agreement, as applicable, each as from time to time amended, supplemented or modified.

            "Other Servicer": With respect to each Other Pooling and Servicing Agreement, the related master servicer thereunder.

            "Other Special Servicer": With respect to each Other Pooling and Servicing Agreement, the related special servicer thereunder.

            "Other Trustee": With respect to each Other Pooling and Servicing Agreement, the related trustee thereunder.

            "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

            "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer or the Trustee pursuant to Section 4.07. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance to and including the date of payment or reimbursement.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

            "Paid After Determination Date Report": An electronic report setting forth, on a loan by loan basis, all payments due during a Collection Period but received after the Determination Date for such Collection Period, in a form agreed to by the Servicer and the Directing Certificateholder.

            "Pass-Through Rate": With respect to each Class of Certificates (other than the Class R and Class LR Certificates), the Pass-Through Rate for such Class as set forth below:


     Class             Pass-Through Rate
------------    -----------------------------
Class A-1        Class A-1 Pass-Through Rate
Class A-2        Class A-2 Pass-Through Rate
Class A-3        Class A-3 Pass-Through Rate
Class A-4        Class A-4 Pass-Through Rate
Class X-1        Class X-1 Pass-Through Rate
Class X-2        Class X-2 Pass-Through Rate
Class B          Class B Pass-Through Rate
Class C          Class C Pass-Through Rate
Class D          Class D Pass-Through Rate
Class E          Class E Pass-Through Rate
Class F          Class F Pass-Through Rate
Class G          Class G Pass-Through Rate
Class H          Class H Pass-Through Rate
Class J          Class J Pass-Through Rate
Class K          Class K Pass-Through Rate
Class L          Class L Pass-Through Rate
Class M          Class M Pass-Through Rate
Class N          Class N Pass-Through Rate
Class O          Class O Pass-Through Rate
Class P          Class P Pass-Through Rate

            With respect to each Class of Lower-Tier Regular Interests, the Weighted Average Net Mortgage Pass-Through Rate. With respect to the Loan REMIC Regular Interest, the Mortgage Rate of the Loan REMIC Loan. The Pass-Through Rate for each Component shall equal the Pass-Through Rate for the Corresponding Certificate.

            "Paying Agent": The paying agent appointed pursuant to Section 5.04.

            "Penalty Charges": With respect to any Mortgage Loan or Serviced Companion Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest, other than a Yield Maintenance Charge.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates. With respect to any Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

            "Performing Loan": A Mortgage Loan or the Serviced Whole Loan that is not a Specially Serviced Loan.

            "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities (provided, however, if any of the following obligations or securities is not rated by DBRS, then no confirmation will be required from DBRS so long as such obligation or security has the required ratings, if any, by two nationally-recognized statistical rating organizations):

            (a) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

            (b) Federal Housing Administration debentures;

            (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change,
      (B) if bearing a variable rate of interest, its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

            (d) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency or, if not rated by S&P, Fitch or DBRS, otherwise acceptable to S&P, Fitch or DBRS, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that the investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

            (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, and, if such demand and time deposits in, or certificates of deposit of, or bankers' acceptances are not fully insured by the Federal Deposit Insurance Corporation, the short term obligations of such bank or trust company, savings and loan association or savings bank are rated in the highest short term rating category by each Rating Agency or, if not rated by S&P, Fitch or DBRS, otherwise acceptable to S&P, Fitch or DBRS, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

            (f) debt obligations with maturities of not more than 365 days rated in the highest long-term unsecured rating category by each Rating Agency or, if not rated by S&P, Fitch or DBRS, otherwise acceptable to S&P, Fitch or DBRS, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

            (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated in the highest short-term unsecured debt rating by each Rating Agency or, if not rated by S&P, Fitch or DBRS, otherwise acceptable to S&P, Fitch or DBRS, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and
      (C) not be subject to liquidation prior to their maturity;

            (h) units of taxable money market mutual funds, issued by regulated investment companies, which seek to maintain a constant net asset value per share (including the Federated Prime Obligation Money Market Fund (the "Fund")) so long as any such fund is rated in the highest short-term unsecured debt ratings category by each Rating Agency or, if not rated by S&P, Fitch or DBRS, otherwise acceptable to S&P, Fitch or DBRS, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; and

            (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Servicer, Special Servicer, Trustee or the Bond Administrator, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities.

provided, however, that no instrument or security shall be a Permitted Investment (a) unless such instrument is a "cash flow investment" earning a passive return in the nature of interest pursuant to Code Section 860G(a)(6) or
(b) if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (c) if it may be redeemed of a price below the purchase price. No Permitted Investment may be purchased at a price in excess of par or sold prior to maturity if such sale would result in a loss of principal or a tax on a prohibited transaction under
Section 860F of the Code.

            "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor, other than
(a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person will not cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

            "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(k).

            "Prepayment Assumption": The assumption that each Mortgage Loan does not prepay prior to its respective Maturity Date.

            "Prepayment Date": As defined in Section 2.03(d).

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans on the amount of such Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the related Loan Documents, to the extent such interest is collected by the Servicer or the Special Servicer (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan and ending on (and including) the day immediately preceding such Due Date (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected). A Prepayment Interest Shortfall in respect of the AFR/Bank of America Portfolio Mortgage Loan shall be a Prepayment Interest Shortfall in respect of the Loan REMIC Regular Interest.

            "Prepayment Premium": Any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable on a Mortgage Loan or Serviced Companion Loan by a Borrower as the result of a Principal Prepayment thereon, not otherwise due thereon, in respect of principal or interest, which is intended to compensate the holder of the related Note for prepayment.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loan, the amount set forth on Exhibit B-2.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Bond Administrator in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Bond Administrator in its reasonable discretion) as may be in effect from time to time. The Bond Administrator shall notify in writing both the Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

            "Principal Allocation Fraction": With respect to any Distribution Date, each of Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and any Prepayment Premiums or Yield Maintenance Charges collected, a fraction the numerator of which is the Principal Distribution Amount allocable to such Class of Certificate for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates for such Distribution Date.

            "Principal Balance Certificate": The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Principal Distribution Amount": For any Distribution Date, an amount equal to (i) the sum of:

            (a) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

            (b) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

            (c) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with a Breach or Defect pursuant to Section 2.03, purchased pursuant to Section 3.18, or purchased from the Trust Fund pursuant to
      Section 9.01;

            (d) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

            (e) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

            (f) all other Principal Prepayments on Mortgage Loans received in the related Collection Period; and

            (g) any other full or partial recoveries in respect of principal of Mortgage Loans, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period, as reduced by (ii) any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loan, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loan, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loan, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the Serviced Whole Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

            "Principal Prepayment": Any payment of principal made by a Borrower on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Private Global Certificate": Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

            "Private Placement Memorandum": Means the Private Placement Memorandum, dated February 27, 2004, pursuant to which the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be offered for sale.

            "Privileged Person": Means a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the initial Directing Certificateholder, each Underwriter and any other person who delivers to the Bond Administrator in the form attached hereto as Exhibit L (which form may be provided by the Bond Administrator upon request), a certification that such person is a Certificateholder, a Certificate Owner of a Certificate or a prospective purchaser of a Certificate.

            "Property Advance": As to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or the Serviced Whole Loan, any advance made by the Servicer, the Special Servicer or the Trustee, as applicable, in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or the Serviced Whole Loan or to pay taxes and assessments or insurance premiums with respect to the related Mortgaged Property, to the extent the making of any such advance is specifically provided for in this Agreement, including, but not limited to, as provided in
Section 3.04 and Section 3.24, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to and including the date of payment or reimbursement. Notwithstanding anything to the contrary, "Property Advance" shall not include allocable overhead of the Servicer or the Special Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Property Protection Expenses": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loan, any costs and expenses incurred by the Servicer or the Special Servicer pursuant to Sections 3.04, 3.08(a), 3.10(b), 3.10(e), 3.10(f), 3.10(h), 3.10(i), 3.10(k),
3.11, 3.12(e), 3.17(a), 3.17(b), 3.17(c), 3.18(g) or 3.28(a) or indicated herein as being a cost or expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders) or the Loan REMIC, the Lower-Tier REMIC, or Upper-Tier REMIC to be advanced by the Servicer or the Special Servicer, as applicable.

            "Prospectus": The Depositor's Prospectus dated February 18, 2004, as supplemented by the Prospectus Supplement dated February 27, 2004, relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates.

            "PTCE 95-60": Prohibited Transaction Class Exemption 95-60.

            "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

            "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a rating of "A" or better by Fitch, an insurance financial strength rating of "A" or better by S&P, and a claims paying ability of "A" or better by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(d), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates or Serviced Companion Loan Securities from time to time, but in no event lower than "A" by Fitch (or if such company is not rated by Fitch, is rated at least A:IX by A.M. Best's Key Rating Guide) and in the case of S&P, an insurance financial strength rating of "A" or better, and in the case of DBRS, in no event lower than "A" or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then-current ratings by such Rating Agency to any Class of Certificates or Serviced Companion Loan Securities.

            "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

            "Qualifying Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Removed Mortgage Loan; (iii) have the same Due Date as the Removed Mortgage Loan; (iv) accrue interest on the same basis as the Removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Removed Mortgage Loan; (vi) have an original loan to value ratio not higher than that of the Removed Mortgage Loan and a current loan to value ratio not higher than the then current loan-to-value ratio of the Removed Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Removed Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the Removed Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a Removed Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller) (provided that no such confirmation from any Rating Agency shall be required with respect to any Companion Loan Securities); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date and (xv) not be substituted for a Removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more Removed Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual mortgage rate shall be lower than the highest Pass-Through Rate (that is a fixed rate not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any Class of Certificates having an outstanding Stated Principal Balance. When a Qualified Substitute Mortgage Loan is substituted for a Removed Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in March
2039.

            "Rating Agency": means (i) as to the Certificates, any of S&P, Fitch or DBRS and (ii) as to any provisions relating to any Serviced Companion Loan that secures Serviced Companion Loan Securities, each rating agency then rating any related class of such Serviced Companion Loan Securities or their successors in interest. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" with respect to each of S&P, Fitch and DBRS, and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

            If a provision in this Agreement fails to specify a rating category for a particular Rating Agency then rating any Serviced Companion Loan Securities, then such provision, if then applicable to the Serviced Whole Loan, shall be construed to include the rating category of such Rating Agency that is equivalent to the lowest specified rating category of those Rating Agencies for which a category is specified in that provision.

            "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

            "Realized Loss": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of the Regular Certificates (other than the Class X-1 and Class X-2 Certificates) after giving effect to distributions of principal on such Distribution Date and allocation of Class Interest Shortfalls exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. In the case of the Loan REMIC, a Realized Loss with respect to the Loan REMIC Loan shall be a Realized Loss with respect to the Loan REMIC Regular Interest.

            "Reassignment of Assignment of Leases, Rents and Profits": As defined in Section 2.0l (viii).

            "Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Bond Administrator, the Servicer or the Special Servicer, as applicable.

            "Record Date": With respect to each Distribution Date, the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day.

            "Regular Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Global Certificate": Each of the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates issued as such on the Closing Date.

            "Regulation S Investor": With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

            "Regulation S Transfer Certificate": As defined in Section 5.02(c)(i)(B).

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code and the REMIC Provisions.

            "REMIC Certificates": The Certificates.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Removed Mortgage Loan": A Mortgage Loan which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": As defined in Section 3.17(b).

            "REO Loan": Any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or the Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

            "REO Proceeds": With respect to any REO Property and the related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan which do not constitute Liquidation Proceeds.

            "REO Property": A Mortgaged Property other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans, title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

            "REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Removed Mortgage Loans.

            "Repurchase Price": With respect to any Mortgage Loan to be repurchased or purchased pursuant to Sections 2.03(d) or 9.01, or any Specially Serviced Loan or any REO Loan to be sold pursuant to Section 3.18, an amount, calculated by the Servicer or the Special Servicer, as applicable, equal to:

            (a) the Stated Principal Balance of such Mortgage Loan as of the date of purchase; plus

            (b) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the month of purchase (or, if the Mortgage Loan has an interest accrual period that ends on or after such Due Date, through the end of such interest accrual period); plus

            (c) all related unreimbursed Property Advances and accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees and Workout Fees allocable to such Mortgage Loan (and, in the case of the AFR/Bank of America Portfolio Mortgage Loan and the Meadows Mall Mortgage Loan, unpaid fees payable to the related Other Servicer, Other Special Servicer or Other Trustee allocable to such Mortgage Loan); plus

            (d) any Liquidation Fee due pursuant to Section 3.12 hereunder allocable to such Mortgage Loan; plus

            (e) if such Mortgage Loan (or related REO loan) is being purchased by a Mortgage Loan Seller pursuant to Section 2.03(d), to the extent not otherwise included in the amount described in clause (c) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor, the Bond Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Collection Account or the Serviced Whole Loan Collection Account, as applicable, plus accrued and unpaid interest thereon at the Advance Rate, to the extent payable to the Servicer, the Special Servicer or the Trustee.

            For purposes of this Agreement, the "Repurchase Price" in respect of
(i) a Tysons Corner Center Pari Passu Loan shall be the repurchase price paid by the related mortgage loan seller under the related Serviced Companion Loan Securitization Agreement and (ii) the AFR/Bank of America Portfolio Mortgage Loan shall be the portion of amounts received hereunder from the related Non-Serviced Mortgage Loan Service Provider in connection with the purchase thereof by the AFR/Bank of America Portfolio B Loan Noteholder pursuant to the terms of the AFR/Bank of America Portfolio Agreement Among Noteholders.

            "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

            "Reserve Accounts": With respect to any Mortgage Loan or the Serviced Whole Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan or Serviced Whole Loan.

            "Resolution Extension Period" shall mean:

            (a) for purposes of remediating a breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

            (b) for purposes of remediating a Defect with respect to any Mortgage Loan that is and remains a Performing Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

            (c) for purposes of remediating a Defect with respect to any Mortgage Loan that is a Performing Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (i) the end of such Initial Resolution Period and (ii) the applicable Mortgage Loan Seller's receipt of written notice from the Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

            (d) for purposes of remediating a Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

            "Responsible Officer": (i) any officer of the Asset-Backed Securities Trust Services Group of the Bond Administrator (and, in the event that the Bond Administrator is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) and (ii) any officer of the Trustee assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Servicer by the Trustee and the Bond Administrator, as such list may from time to time be amended.

            "Restricted Certificate": As defined in Section 5.02(k).

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Initial Purchasers and any other distributor (as defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Global Certificate": Each of the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates issued as such on the Closing Date.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Scheduled Final Distribution Date": As to the Class X-1 Certificates, the Distribution Date in April 2028; as to the Class X-2 Certificates, the Distribution Date in March 2011; as to Class A-1 Certificates, the Distribution Date in November 2008; as to Class A-2 Certificates, the Distribution Date in February 2008; as to Class A-3 Certificates, the Distribution Date in April 2013; as to the Class A-4, Class B and Class C Certificates, the Distribution Date occurring in March 2014; as to the Class D Certificates, the Distribution Date occurring in December 2015; as to the Class E Certificates, the Distribution Date occurring in December 2018; as to the Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates, the Distribution Date occurring in December 2018; as to the Class N and Class O Certificates, the Distribution Date occurring in January 2019; and as to the Class P Certificates, the Distribution Date occurring in April 2028.

            "Securities Legend": With respect to each Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit F hereto.

            "Serviced Companion Loan": Each of the Tysons Corner Center Pari Passu Loans.

            "Serviced Companion Loan Noteholder": A holder of a Serviced Companion Loan.

            "Serviced Companion Loan Noteholder Register": As defined in Section 3.33(c).

            "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

            "Serviced Companion Loan Securitization Agreement": With respect to any Serviced Companion Loan, any agreement under which any securities evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

            "Serviced Companion Loan Trustee": With respect to any Serviced Companion Loan, the trustee with respect to such Serviced Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

            "Serviced Whole Loan": The Tysons Corner Center Whole Loan.

            "Serviced Whole Loan Collection Account": With respect to the Serviced Whole Loan, the separate account or subaccount created and maintained by the Servicer pursuant to Section 3.05(f) on behalf of the Certificateholders and the related Serviced Companion Loan Noteholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Servicer for the Certificateholders and the Companion Loan Noteholders relating to, and for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for the Holders of, Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, Serviced Whole Loan Collection Account". Amounts in the Serviced Whole Loan Collection Account applicable to the Serviced Companion Loans shall not be assets of the Trust Fund, but instead shall be held by the Servicer on behalf of the Trust Fund (in respect of amounts reimbursable therefrom) and the Serviced Companion Loan Noteholders. Any such account or subaccount shall be an Eligible Account.

            "Serviced Whole Loan Remittance Amount": For each Distribution Date and with respect to the Serviced Whole Loan and related Mortgaged Property (if it becomes an REO Property), any amount received by the Servicer (or, with respect to an REO Property, the Special Servicer) during the related Collection Period net of any amount payable or reimbursable to any Person from the Serviced Whole Loan Collection Account pursuant to Section 3.06(c).

            "Serviced Whole Loan REO Account": As defined in Section 3.17(b).

            "Servicer": GMAC Commercial Mortgage Corporation, a California corporation, or any successor Servicer appointed as herein provided.

            "Servicer Backup Certification": As defined in Section 3.21(f).

            "Servicer Event of Default": As defined in Section 7.01(a).

            "Servicer Prepayment Interest Shortfall": As defined in Section 3.19(c).

            "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Servicer's Appraisal Estimate": As defined in the definition of Appraisal Reduction Amount.

            "Servicing Compensation": With respect to any Collection Period, the related Servicing Fee, Net Prepayment Interest Excess, if any, and any other fees, charges or other amounts payable to the Servicer under this Agreement for such period.

            "Servicing Fee": With respect to each Mortgage Loan or Serviced Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the sum of the respective Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). In the case of the AFR/Bank of America Portfolio Mortgage Loan, the Servicing Fee shall be paid by the Lower-Tier REMIC on the Loan REMIC Balance.

            "Servicing Fee Rate": With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loan, the sum of the Master Servicing Fee Rate and the related Primary Servicing Fee Rate, if any, which sum shall be set forth on Exhibit B-2 to this Agreement, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan or Serviced Companion Loan and on a loan-by-loan basis. In the case of the AFR/Bank of America Portfolio Loan, "Mortgage Loan" shall refer to the Loan REMIC Regular Interest for purposes of this definition, as the context requires.

            "Servicing Officer": Any officer or employee of the Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or Serviced Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee and the Bond Administrator by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing Standard": With respect to the Special Servicer and any Servicer other than GMAC Commercial Mortgage Corporation, the General Servicing Standard. With respect to the Servicer, if the Servicer is GMAC Commercial Mortgage Corporation, the GMACCM Servicing Standard.

            "Servicing Transfer Event": An event specified in the definition of Specially Serviced Loan.

            "Similar Law": As defined in Section 5.02(k) hereof.

            "Small Loan Appraisal Estimate": With respect to any Mortgage Loan having a Stated Principal Balance of less than $2,000,000, the Special Servicer's good faith estimate of the value of such Mortgage Loan, as certified to the Servicer by the Special Servicer.

            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates have been reduced to zero.

            "Special Servicer": Lennar Partners, Inc., a Florida corporation, or its successor in interest, or any successor special servicer appointed as provided in Section 3.25, including without limitation any successor special servicer appointed with respect to a specific Mortgage Loan or the Serviced Whole Loan pursuant to Section 3.25. In the event that the Servicer is also the Special Servicer hereunder, and the Servicer is terminated or resigns as the Servicer hereunder, the Servicer shall be terminated as the Special Servicer hereunder. In the event there is more than one Special Servicer administering Specially Serviced Loans hereunder, each reference in this Agreement to the "Special Servicer" shall be construed to apply to the Special Servicer then servicing that particular Mortgage Loan or Serviced Whole Loan.

            "Special Servicer Backup Certification": As defined in Section 3.21(g).

            "Special Servicer Event of Default": As defined in Section 7.01(a).

            "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other fees, charges or other amounts which shall be due to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and any Distribution Date, an amount per Special Servicing Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Loan as of the Due Date (without giving effect to all payments of principal on such Specially Serviced Loan on such Due Date) in the Collection Period prior to such Distribution Date.

            "Special Servicing Fee Rate": A rate equal to 0.25% per annum.

            "Special Servicing Period": The period during which a Mortgage Loan is a Specially Serviced Loan.

            "Specially Serviced Loan": Subject to Section 3.26, any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Whole Loan with respect to which:

            (a) either (i) with respect to such Mortgage Loan or Serviced Whole Loan (other than a Balloon Loan), a payment default shall have occurred on such Mortgage Loan or Serviced Whole Loan at its Maturity Date or, if the Maturity Date of such Mortgage Loan or Serviced Whole Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Whole Loan at its extended Maturity Date or (ii) with respect to a Balloon Loan, the date that the related Balloon Payment is due, unless, in either case the Borrower has delivered to the Servicer prior to the Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur, at such time such Mortgage Loan or Serviced Whole Loan will become a Specially Serviced Loan;

            (b) the date on which any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent;

            (c) the date upon which the Servicer or Special Servicer determines that a payment default or any other default under the applicable Loan Documents that (with respect to such other default) would impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the related Serviced Companion Loan Noteholders and would continue unremedied beyond the applicable grace period under the terms of the related Loan Documents (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related Borrower within 60 days or, except as provided in clause (a)(ii) above, in the case of a Balloon Payment, for at least 30 days;

            (d) the date upon which the related Borrower has become a subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, such Mortgage Loan or Serviced Whole Loan shall no longer be a Specially Serviced Loan and no Special Servicing Fees shall be payable with respect thereto;

            (e) the date on which the related Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower of or relating to all or substantially all of its property;

            (f) the date on which related Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

            (g) a default, of which the Servicer or Special Servicer has notice (other than a failure by such related Borrower to pay principal or interest) and which in the opinion of the Servicer or Special Servicer materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Loan Documents for such Mortgage Loan or Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

            (h) the date of which the Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property;

provided, however, that such Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (a) and (b) above, when the related Borrower thereunder has brought such Mortgage Loan or Serviced Whole Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of such Mortgage Loan or Serviced Whole Loan, (ii) with respect to the circumstances described in clause (c), (d),
(e), (f) and (h) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, and (iii) with respect to the circumstances described in clause (g) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause such Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Loan.

            If a Servicing Transfer Event exists with respect to the Mortgage Loan included in the Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loans. If a servicing transfer event under GMACCM 2003-C3 Pooling and Servicing Agreement or the Wachovia 2003-C9 Pooling and Servicing Agreement, as applicable, exists with respect to a Companion Loan related to a Non-Serviced Mortgage Loan, then it will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. If any Mortgage Loan in a group of Cross-Collateralized Mortgage Loans becomes a Specially Serviced Loan, each other Mortgage Loan in such group of Cross-Collateralized Mortgage Loans shall also become a Specially Serviced Loan.

            "Startup Day": In the case of the Upper-Tier REMIC and Lower-Tier REMIC, the day designated as such pursuant to Section 2.06(a) hereof. The Startup Day of the Loan REMIC shall be the date specified in the Loan REMIC Declaration.

            "Stated Principal Balance": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loan, on any date of determination, the principal balance as of the Cut-off Date of such Mortgage Loan or Serviced Companion Loan (or in the case of a Replacement Mortgage Loan as of the related date of substitution), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan or Serviced Companion Loan that are distributed to Certificateholders or Serviced Companion Loan Holders on such Distribution Date or applied to any other payments required under this Agreement on or prior to such date of determination, and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan or Serviced Companion Loan during the related Collection Period.

            The Stated Principal Balance of the AFR/Bank of America Portfolio Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the GMACCM 2003-C3 Pooling and Servicing Agreement. In the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the Loan REMIC Regular Interest for purposes of this definition as the context requires. The Stated Principal Balance of the Meadows Mall Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the Wachovia 2003-C9 Pooling and Servicing Agreement.

            A Mortgage Loan or any related REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which Liquidation Proceeds, if any, are to be (or, if no such Liquidation Proceeds are received, would have been) distributed to Certificateholders. The Stated Principal Balance of any Mortgage Loan or Serviced Companion Loan with respect to which the Servicer or Special Servicer has made a Final Recovery Determination is zero.

            "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Removed Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

            "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, Part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal law or Applicable State and Local Tax Law.

            "Tenant": With respect to the Credit Lease Loan, the lessee thereunder.

            "Terminated Party": As defined in Section 7.01(c).

            "Terminating Party": As defined in Section 7.01(c).

            "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

            "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

            "Transferee Affidavit": As defined in Section 5.02(l)(ii).

            "Transferor Letter": As defined in Section 5.02(l)(ii).

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans;
(xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and
(xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

            "Trust   Ledger":   Amounts   deposited  in  the  Collection
Account attributable to the Mortgage Loans and the Loan REMIC Interests, which are maintained pursuant to Section 3.05(a) and held on behalf of the Trustee on behalf of the Certificateholders.

            "Trust  REMICs":  The  Lower-Tier  REMIC and the  Upper-Tier
REMIC.

            "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as Trustee, or its successor in interest, or any successor Trustee appointed as herein provided.

            "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date); provided that the portion of the Trustee Fee defined herein as the Bond Administrator Fee shall be retained by the Bond Administrator. In the case of the Loan REMIC Loan, the Trustee Fee shall be paid by the Lower-Tier REMIC in respect of the Loan REMIC Regular Interest.

            "Trustee Fee Rate": A rate equal to 0.0021% per annum.

            "Tysons Corner Center A-2 Note": With respect to the Tysons Corner Center Whole Loan, the related promissory note in the original principal amount of $95,000,000 which is pari passu in right of payment to the Tysons Corner Center Mortgage Loan, the Tysons Corner Center A-3 Note and the Tysons Corner Center A-4 Note, as from time to time amended, supplemented or modified, and any replacements therefor.

            "Tysons Corner Center A-3 Note": With respect to the Tysons Corner Center Whole Loan, the related promissory note in the original principal amount of $35,000,000 which is pari passu in right of payment to the Tysons Corner Center Mortgage Loan and the Tysons Corner Center A-2 Note and the Tysons Corner Center A-4 Note, as from time to time amended, supplemented or modified, and any replacements therefor.

            "Tysons Corner Center A-4 Note": With respect to the Tysons Corner Center Whole Loan, the related promissory note in the original principal amount of $62,500,000 which is pari passu in right of payment to the Tysons Corner Center Mortgage Loan, the Tysons Corner Center A-2 Note and the Tysons Corner Center A-3 Note, as from time to time amended, supplemented or modified, and any replacements therefor.

            "Tysons Corner Center Event of Default": An "Event of Default" as defined under the Tysons Corner Center Whole Loan documents.

            "Tysons Corner Center Intercreditor Agreement": With respect to the Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loans, that certain intercreditor agreement, dated as of March 17, 2004, by and among the initial holder of the Tysons Corner Center Mortgage Loan and the initial holders of the Tysons Corner Center Pari Passu Loans, as from time to time amended, supplemented or modified.

            "Tysons Corner Center Mortgage Loan": As defined in the preliminary statement herein.

            "Tysons Corner Center Pari Passu Loan Noteholders": The holders of the Notes for the Tysons Corner Center Pari Passu Loans.

            "Tysons Corner Center Pari Passu Loans": As defined in the preliminary statement herein.

            "Tysons Corner Center Service Providers": With respect to each Tysons Corner Center Pari Passu Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer, sub-servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

            "Tysons Corner Center Whole Loan": As defined in the preliminary statement herein.

            "Underwriters": DBS, ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors in interest.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.06(b) or Section 3.06(c), as applicable, but that has not been recovered from the related Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or Serviced Whole Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d),
3.18 or 9.01, the Substitution Shortfall Amount with respect to any substitution pursuant to Section 2.03(f) and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Servicer (but excluding Prepayment Premiums or Yield Maintenance Charges, if any) during such Collection Period.

            "Updated Appraisal": An Appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Property Advance by the Servicer or the Special Servicer, as applicable. Updated Appraisals shall be conducted by an MAI appraiser selected by the Special Servicer.

            "Updated Valuation": With respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, an Updated Appraisal. With respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, an updated Small Loan Appraisal Estimate.

            "Upper-Tier Distribution Account": The segregated trust account or sub-account created and maintained by the Bond Administrator pursuant to Section 3.05(e), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, Upper-Tier Distribution Account" and which must be an Eligible Account or a subaccount of an Eligible Account.

            "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

            "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which have elected to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of Certificateholders. At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) 98% to be allocated among the Certificateholders of the respective Classes of Regular Certificates (other than the Class X-1 and Class X-2 Certificates) in proportion to the Certificate Balances of their Certificates, (b) 2% to be allocated among the Certificateholders of the Class X Certificates (allocated to the Class X-1 and Class X-2 Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination), and (c) 0%, in the case of the Class R and Class LR Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

            "Wachovia 2003-C9 Companion Paying Agent": means the "Companion Paying Agent" under the Wachovia 2003-C9 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

            "Wachovia 2003-C9 Majority Subordinate Certificateholder": As defined in Section 3.18(l)(ii).

            "Wachovia 2003-C9 Option Purchase Price": As defined in Section 3.18(l)(ii).

            "Wachovia 2003-C9 Pooling and Servicing Agreement": As defined in the preliminary statement herein.

            "Wachovia 2003-C9 Servicer": As defined in the preliminary statement herein.

            "Wachovia 2003-C9 Special Servicer": As defined in the preliminary statement herein.

            "Wachovia 2003-C9 Trust": The securitization trust created pursuant to the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement.

            "Wachovia 2003-C9 Trustee": As defined in the preliminary statement herein.

            "Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate for each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan, and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date; provided, that in the case of the AFR/Bank of America Portfolio Mortgage Loan, "Mortgage Loan" shall refer to the Loan REMIC Regular Interest.

            "Whole Loan": Each of the Tysons Corner Center Whole Loan, the AFR/Bank of America Portfolio Whole Loan and/or the Meadows Mall Whole Loan, as the context may require and as applicable.

            "Withheld Amount": With respect to (a) each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless such Distribution Date is the final Distribution Date, an amount equal to one day's interest at the Mortgage Rate as of the Due Date (less the Servicing Fee Rate) on the respective Stated Principal Balance of each Mortgage Loan (and the Loan REMIC Balance of the Loan Regular Interest in the case of the Loan REMIC Loan) as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent that a Monthly Payment or a P&I Advance is made in respect thereof.

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan or, with respect to Property Advances, the Serviced Whole Loan, the amount of any Advance made with respect to such Mortgage Loan or Serviced Whole Loan on or before the date such Mortgage Loan or Serviced Whole Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan or Serviced Whole Loan, as the case may be, becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related Borrower to pay such amount under the terms of the modified Loan Documents.

            "Workout Fee": An amount equal to 1.0% of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on a Specially Serviced Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c).

            "Yield Maintenance Charge": With respect to any Mortgage Loan or the Serviced Whole Loan, the yield maintenance charge set forth in the related Loan Documents; provided that, no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

            (a) All calculations of interest with respect to the Mortgage Loans and Serviced Companion Loans (other than the Actual/360 Mortgage Loans) and of Advances in respect thereof provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided in respect thereof provided for herein shall be made as set forth in such Mortgage Loans and, if applicable, Serviced Companion Loans, with respect to the calculation of the related Mortgage Rate. The Servicing Fee, the Trustee Fee and the Bond Administrator Fee shall accrue on a loan-by-loan basis (except that with respect to the Meadows Mall Mortgage Loan, such fees will be calculated on the basis of a 360-day year consisting of twelve 30-day months).

            (b) Any Mortgage Loan or Serviced Companion Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Bond Administrator; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Serviced Companion Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan on which interest accrues.

            (c) Except as otherwise provided in the related Loan Documents or Co-Lender Agreement, any amounts received in respect of a Mortgage Loan or Serviced Companion Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan or Serviced Companion Loan prior to the application to late fees.

            (d) Allocations of payments between a Mortgage Loan and the related Serviced Companion Loan(s) in a Whole Loan shall be made in accordance with the related Co-Lender Agreement.

            (e) If an expense under this Agreement relates in the reasonable judgment of the Servicer, the Special Servicer, the Trustee, Bond Administrator or the Paying Agent, as applicable, primarily to the administration of the Trust Fund, any REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Serviced Companion Loan Noteholder and such Serviced Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

            (f) All amounts collected on any Mortgage Loan or Serviced Whole Loan in the form of payments from the related Borrower (excluding Monthly Payments), Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Note and Mortgage (and, with respect to the Serviced Whole Loan, the related Co-Lender Agreement) and, in the absence of such express provisions, shall be applied: first, as a recovery of principal then due and owing, in an amount equal to the Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances, in each case, that were paid from collections on the Mortgage Loans or the Serviced Whole Loan, as applicable, and resulted in principal distributed to the Certificateholders being reduced as a result of clause (ii) in the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such Mortgage Loan or Serviced Whole Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the related Collection Period of receipt; third, as a recovery of any remaining principal of such Mortgage Loan or Serviced Whole Loan including by reason of acceleration of the Mortgage Loan or the Serviced Whole Loan following a default thereunder (or, if any Liquidation Proceeds are received upon the liquidation of such Mortgage Loan or Serviced Companion Loan, as a recovery of principal to the extent of its entire remaining Stated Principal Balance) or if the related Co-Lender Agreement, if any, so requires; fourth, in accordance with the Servicing Standard, as a recovery of any Penalty Charges, Prepayment Premiums and Yield Maintenance Charges; and fifth, as a recovery of any other amounts then due and owing under such Mortgage Loan or Serviced Whole Loan, as applicable. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Borrower, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) and then paid by the Borrower under the related Mortgage Loan and Serviced Whole Loan, as applicable, in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied as provided in Section 1.02(g).

            (g) Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan, in each case, that were paid from collections on the Mortgage Loans or the Serviced Whole Loan, as applicable, and resulted in principal distributed to the Certificateholders being reduced as a result of clause (ii) in the definition of "Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, to principal, in an amount equal to the Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans or the Serviced Whole Loan, as applicable, and resulted in principal distributed to the Certificateholders being reduced as a result of clause (ii) in the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the related Collection Period of receipt; third, as a recovery of any remaining principal of such REO Loan to the extent of its entire Stated Principal Balance; and fourth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges,
(ii) Yield Maintenance Charges and (iii) any other amounts, in that order. With respect to the Tysons Corner Center Whole Loan, the foregoing shall be subject to the terms of the related Co-Lender Agreement.

            Section 1.03 Certain Constructions. For purposes of the definition of "Special Servicing Fee," Section 3.19, Section 3.12, Section 3.25 and Section 3.30, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. For such purposes, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates collectively shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates, other than the Class LR and Class R Certificates, shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class R and Class LR Certificates shall be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01 or any other Class of Certificates remains outstanding. For purposes of this Agreement, the Class X-1 and Class X-2 Certificates (and each Component) shall be deemed to be outstanding until their Notional Balance (or portion thereof allocable to such Component) has been reduced to zero.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans and Loan REMIC Interests; Assignment of Mortgage Loan Purchase Agreements. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust designated as "COMM 2004-LNB2 Mortgage Trust," appoint the Trustee as trustee of the Trust Fund and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, the Loan REMIC Interests, and all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders and the Serviced Companion Loan Noteholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and in a case of a Mortgage Loan included in a Whole Loan, is subject to the related Co-Lender Agreement. Such transfer and assignment of a Non-Serviced Mortgage Loan and the right to service such Non-Serviced Mortgage Loan is further subject to the terms and conditions of the related Other Pooling and Servicing Agreement and the related Co-Lender Agreement. The Depositor, concurrently with the execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements to the extent related to any Mortgage Loan. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts relating to the Mortgage Loans to be transferred to and held in the name of the Servicer on behalf of the Trustee as successor to the Mortgage Loan Sellers.

            In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, with copies to the Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan and each Serviced Companion Loan (which except for the Note referred to clause (i) below, relate to the Whole Loan) so assigned (provided, however, the documents specified in item (ix) shall be delivered only to the Servicer):

            (i) (A) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as Trustee for the registered holders of COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, without recourse"; and (B) in the case of each Serviced Companion Loan, a copy of the executed Note for such Serviced Companion Loan;

            (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

            (iv) (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (v) (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the related Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Trustee and
      (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related Mortgage Loan Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

            (vi) the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

            (vii) the original or a copy of the lender's title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a "marked up" commitment to insure marked as binding and countersigned by the related insurer or its authorized agent, or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

            (viii) (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original assignment of any related Assignment of Leases, Rents and Profits (a "Reassignment of Assignment of Leases, Rents and Profits") (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (ix) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

            (x) copies of the original Management Agreements, if any, for the Mortgaged Property;

            (xi) if the Borrower has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

            (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

            (xiii) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

            (xiv) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (xv) the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

            (xvi) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

            (xvii) with respect to each Whole Loan, a copy of the related Co-Lender Agreement and a copy of the Other Pooling and Servicing Agreement;

            (xviii)with respect to the transfer described in Section 2.01(c), the originals or copies of the Loan REMIC Declaration;

            (xix) the original (or copy, if the original is held by the Servicer pursuant to Section 2.01(d)) of any letter of credit for the benefit of the lender securing such Mortgage Loan;

            (xx) the appropriate assignment documentation related to any letter of credit securing such Mortgage Loan; and

            (xxi) with respect to the Credit Lease Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Credit Lease Loan, an original of the bond lease insurance policy, if any, obtained with respect to such Credit Lease Loan and an original of the residual value insurance policy, if any, obtained with respect to such Mortgage Loan.

            With respect to the Serviced Whole Loan, except for the Note referred to in clause (i) of the preceding paragraph, only a single original set of the Loan Documents specified above is required to be delivered. With respect to the Non-Serviced Mortgage Loans, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Note and intervening endorsements evidencing each Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan. With respect to any group of Cross-Collateralized Mortgage Loans, if there exists only one original or certified copy of any document referred to in Sections 2.01(a)(i) through 2.01(a)(xxi) covering all of the Mortgage Loans in such group of Cross-Collateralized Mortgage Loans, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such group of Cross-Collateralized Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan.

            On or prior to the Closing Date, each Mortgage Loan Seller will retain a third party vendor reasonably satisfactory to the Directing Certificateholder (which may be the Custodian) to complete the assignment and recordation of the related Loan Documents. On or promptly following the Closing Date, each Mortgage Loan Seller will cause such third party vendor, to the extent possession of recorded copies of each Mortgage and the documents described in Sections 2.01(a)(iii), (iv), (v), (viii), (xiii) and (xiv) have been delivered to it, at the expense of the Mortgage Loan Seller, (1) to prepare and record (a) each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii)(B) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) to prepare and file each UCC financing statement referred to in Section 2.01(a)(v) or (xiii) which has not yet been submitted for filing. Each Mortgage Loan Seller will direct the related third party vendor to promptly prepare and submit (and in no event later than 30 Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the receipt of the applicable documents in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the related Mortgage Loan Seller, at the expense of such Mortgage Loan Seller (as set forth in the related Mortgage Loan Purchase Agreement), will promptly prepare a substitute document for signature by the Depositor or itself, as applicable, and thereafter the related Mortgage Loan Seller will cause each such document to be duly recorded. Each Mortgage Loan Seller will, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian (in the case of each UCC, with evidence of filing thereon). Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee or to file any UCC-3 in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trust Fund or any Serviced Companion Loan Noteholder) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Sellers, the Servicer, the Special Servicer, any sub-servicer or the Depositor.

            If a Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in Section 2.01(a)(vii) solely because such policy has not yet been issued, the delivery requirements of this Section 2.01 will be deemed to be satisfied as to such missing item, and such missing item will be deemed to have been included in the related Mortgage File by delivery of a binder marked as binding and countersigned by the title insurer or its authorized agent or an acknowledged closing instruction or escrow letter. Copies of recorded or filed Assignments, Reassignments, and UCCs shall be held by the Custodian.

            Subject to the third preceding paragraph, all original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Servicer (or a subservicer on its behalf), as the case may be, in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Serviced Companion Loans, on behalf of and for the benefit of the related Companion Loan Noteholders). In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File or in the case of a Serviced Companion Loan, the original Note in order to effectuate the purposes of this Agreement, such document shall be delivered promptly to the Custodian.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the Note, for each Mortgage Loan so assigned or Serviced Companion Loan and, within 30 days following the Closing Date, the remaining applicable documents referred to in Section 2.01(a) for each such Mortgage Loan or Serviced Companion Loan, in each case with copies to the Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in favor of the Trustee. The Trustee shall provide a certification (in the form attached hereto as Exhibit S-1) on the Closing Date that all Notes or an appropriate lost note affidavit has been delivered (with any exceptions noted). The Trustee shall provide a certification no later than 45 days after the Closing Date (in the form attached hereto as Exhibit S-2) that a copy of the Mortgage, a copy of any related ground leases, the originals of any related letters of credit (or copy, if the original is held by the Servicer pursuant to Section 2.01(d)) and the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) due on the Closing Date have been delivered (with any exceptions noted).

            If the applicable Mortgage Loan Seller or the Depositor cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in Section 2.01(a)(ii), Section 2.01(a)(v), Section 2.01(a)(viii)(A), Section 2.01(a)(xiv)
and Section 2.01(a)(xvi) and the UCCs referred to in Section 2.01(a)(xiii), with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days of the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy).

            (c) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in, to and under the Loan REMIC Interests and the Loan REMIC Declaration. The Bond Administrator shall administer the Loan REMIC in accordance with Section 4.04(b) hereof.

            (d) Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) of Section 2.01(a), the Servicer shall hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01 by delivering the original of such document to the Servicer, who shall forward a copy of the applicable document to the Trustee. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Servicer to draw on such letter of credit. In the event that the documents specified in clause
(xx) of Section 2.01(a) are missing because the related assignment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Servicer.

            Section 2.02 Acceptance by Custodian and the Trustee. By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and Serviced Companion Loan Noteholders. The Custodian agrees to review each Mortgage File within 60 days after the later of the Closing Date or actual receipt (but no later than 120 days after the Closing Date with respect to any Mortgage File received within 100 days of the Closing
Date), to ascertain that all documents (other than documents referred to in clause (ix) of Section 2.01 which shall be delivered to the Servicer and the documents referred to in clauses (iii), (v)(B) and (viii)(B) of Section 2.01 which shall be delivered for recording by the Mortgage Loan Sellers as provided herein) referred to in Section 2.01 above (in the case of the documents referred to in Section 2.01(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii), (ix) and (x) through (xvii), as identified to it in writing by the related Mortgage Loan Seller) and any original recorded documents referred to in the first sentence of this Section included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn in any materially adverse manner or mutilated or otherwise defaced, the Custodian shall promptly so notify (in the form attached hereto as Exhibit R) the Bond Administrator, the Trustee, the Depositor, the Servicer, the Special Servicer and the related Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall or shall cause the related Mortgage Loan Seller to deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property or the ability of the Trustee to timely enforce any rights or remedies in respect of such Mortgaged Property, the Depositor shall cause the related Mortgage Loan Seller to repurchase the related Mortgage Loan in the manner provided in Section 2.03. None of the Servicer, the Special Servicer, the Bond Administrator or the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

            Contemporaneously with its execution of this Agreement, the Depositor shall cause each Mortgage Loan Seller to deliver, a power of attorney to each of the Servicer and Special Servicer, at the direction of the Directing Certificateholder or its assignees, to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. Pursuant to the related Mortgage Loan Purchase Agreement, each of the Mortgage Loan Sellers will be required to effect (at the expense of the applicable Mortgage Loan Seller) the assignment and recordation of its respective Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

            In reviewing any Mortgage File pursuant to the preceding paragraph or Section 2.01, the Servicer shall have no responsibility to cause the Custodian or Trustee to, and the Custodian or Trustee will have no responsibility to, determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

            The Custodian shall hold that portion of the Trust Fund delivered to the Custodian consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Minnesota on the date hereof) in Minnesota and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Minnesota, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Minnesota) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans. (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (iii) This Agreement has been duly and validly executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any law, order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement;

            (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                  (A) to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal with the following: (I) "fully-modified pass-through" certificates ("GNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934; (II) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by FNMA;
            (III) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by FHLMC; (IV) any other participation certificates, pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA or FHLMC (collectively with the GNMA Certificates, FNMA Certificates and FHLMC Certificates, the "Agency Securities"); (V) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as "Private Securities"); (VI) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans ("Mortgage Loans"); (VII) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing ("Contract"); and (VIII) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period ("Other Assets");

                  (B) to loan its funds to any person under loan agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

                  (C) to authorize, issue, sell and deliver bonds or other
            evidences of indebtedness that are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

                  (D) to authorize, issue, sell and deliver certificates
            evidencing beneficial ownership interests in pools of Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets; and

                  (E) to engage in any activity and to exercise any powers
            permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

Capitalized terms defined in this clause (v) shall apply only to such clause;

            (vi) There is no action, suit, proceeding or investigation pending or threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement;

            (vii) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

            (viii)The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

            (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

            (i) Immediately prior to the transfer and assignment to the Trustee, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, provided, that, in the case of each Non-Serviced Mortgage Loan, the related Mortgage will not be executed and delivered in favor of the Trustee, but rather has been assigned to the applicable Other Trustee under the related Other Pooling and Servicing Agreement;`

            (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

            (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee; and

            (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender's title insurance policy.

            (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Serviced Companion Loan Noteholders, the Servicer and the Special Servicer.

            (d) If any of the Servicer, the Special Servicer, the Trustee or the Bond Administrator discovers or receives notice of a defect in any Mortgage File (a "Defect") or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of any Certificateholders therein, the Servicer, the Special Servicer, the Trustee or the Bond Administrator, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, each Rating Agency, the Servicer, the Special Servicer, the Mortgage Loan Sellers, the Trustee, the Bond Administrator and the Directing Certificateholder, and the Servicer or the Special Servicer (in the case of Specially Serviced Loans) shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan (and, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan(s) in such cross-collateralized group (and such other Mortgage Loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan)) at the applicable Repurchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans for such affected Mortgage Loan or Mortgage Loans (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period (the "Initial Resolution Period"), the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period, the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Rating Agencies and the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased no later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of a notice of such Defect or Breach or the Mortgage Loan Seller's discovery of such Breach or Defect. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Repurchase Price are to be deposited by wire transfer in the Collection Account or with respect to the Serviced Whole Loan, the Serviced Whole Loan Collection Account. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a restaurant (operated by the Borrower), self-storage facility, theatre (as sole collateral), mobile home park or fitness center (operated by the Borrower) property, then the failure to deliver to the Trustee copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a material Defect or material Breach. All reasonable out-of-pocket expenses reasonably incurred by the Servicer, the Special Servicer, the Trustee or the Bond Administrator in respect of the Breach or Defect giving rise to the repurchase obligation described in this Section 2.03(d) shall be considered a Property Advance.

            If one of a group of cross-collateralized Mortgage Loans is to be repurchased by the related Mortgage Loan Seller as contemplated in this Section 2.03(d), then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, such Mortgage Loan Seller shall not effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller
(i) an Opinion of Counsel to the effect that such termination would neither endanger the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, such Mortgage Loan Seller may, at its option and within 30 days, purchase all such cross collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with the termination of the cross-collateralization between such Mortgage Loans shall be included in the calculation of the applicable Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining whether a Breach or Defect, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of any Certificateholders and (ii) the application of remedies, all such Mortgage Loans are required to be treated collectively as a single Mortgage Loan.

            On each anniversary of the Closing Date, the Custodian shall prepare and forward to the Bond Administrator, the Depositor, the Trustee, the Servicer, the Special Servicer, the Directing Certificateholder (as identified to the Custodian by the Bond Administrator), a document exception report setting forth the then current status of any Defects related to the Mortgage Files in a format mutually agreed upon between the Custodian and the Bond Administrator.

            Except as set forth above, the Depositor and the Trustee hereby give the Servicer and the Special Servicer pari passu rights with respect to monitoring the timely correction of any material Defect or material Breach by any Mortgage Loan Seller and the enforcement of any obligation to repurchase any Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee, the Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee, the Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller ordered or awarded pursuant to an adjudication, and second, out of general collections on the Mortgage Loans on deposit in the Collection Account and/or Serviced Whole Loan Collection Account, as applicable.

            As to any Qualifying Substitute Mortgage Loan, the Trustee shall direct the related Mortgage Loan Seller to deliver to the Custodian for such Qualifying Substitute Mortgage Loan (with a copy to the Servicer), the related Mortgage File with the related Note endorsed as required by Section 2.01(i) hereof. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Servicer and remitted by the Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the related Removed Mortgage Loan for such month and thereafter such Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Removed Mortgage Loan.

            In any month in which a Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, the Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct such Mortgage Loan Seller to deposit cash equal to such amount into the Collection Account and/or Serviced Whole Loan Collection Account, as applicable, concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof. The Trustee shall also direct such Mortgage Loan Seller to give written notice to the Depositor, the Bond Administrator and the Servicer of such deposit. The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of each Removed Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan; and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects.

            It is understood and agreed that Section 6 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Breach (including a Breach with respect to a Mortgage Loan failing to constitute a Qualified Mortgage) or any Defect.

            In connection with the repurchase of the AFR/Bank of America Portfolio Mortgage Loan, as contemplated by this Section 2.03, the Mortgage Loan Seller shall be deemed to repurchase the Loan REMIC Interests, and the Bond Administrator on behalf of the Trustee shall have no further responsibility for administering the Loan REMIC pursuant to this Agreement. In the case of a substitution of the AFR/Bank of America Portfolio Mortgage Loan, all references in this Agreement to the AFR/Bank of America Portfolio Mortgage Loan or Loan REMIC Loan shall be to the Qualified Substitute Mortgage Loan substituted therefor; provided that the Mortgage Rate and the Loan REMIC Balance of the Loan REMIC Regular Interest shall not change by reason of such substitution.

            (e) Upon receipt by the Servicer from a Mortgage Loan Seller of the Repurchase Price for the Removed Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and/or Serviced Whole Loan Collection Account, as applicable, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account and/or Serviced Whole Loan Collection Account, as applicable, pursuant to this Section 2.03(e), promptly release or cause to be released to such Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in such Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the related Mortgage Loan Purchase Agreement as it related to such Removed Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File.

            (f) Upon a substitution of a Mortgage Loan, the Trustee, pursuant to
Section 3.11, shall, upon receipt by the Custodian of the Mortgage File for such Qualifying Substitute Mortgage Loan and receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of a copy of the Mortgage File for such Qualifying Substitute Mortgage Loans and the applicable Substitution Shortfall Amount and the deposit of the Substitution Shortfall Amount into the Collection Account and/or Serviced Whole Loan Collection Account, as applicable, pursuant to this Section 2.03(f), promptly cause to be released to the Depositor or the related Mortgage Loan Seller, as applicable, the related Mortgage File of the related Removed Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the Depositor or the related Mortgage Loan Seller any Removed Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the related Mortgage Loan Purchase Agreement as it related to such Removed Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File.

            (g) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense and shall not be required to obtain any consent from the Servicer, the Special Servicer or the Directing Certificateholder.

            (h) If for any reason a Mortgage Loan Seller fails to fulfill its obligations under this Section 2.03 with respect to any Mortgage Loan, the Servicer or the Special Servicer, as applicable, shall use reasonable efforts in enforcing any obligation of such Mortgage Loan Seller to cure, repurchase or substitute such Mortgage Loan under the terms of the related Mortgage Loan Purchase Agreement, all at the expense of such Mortgage Loan Seller.

            Section 2.04 Representations, Warranties and Covenants of the Servicer, Special Servicer, Trustee and the Bond Administrator. (a) The Servicer, as Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Bond Administrator, the Depositor, the Special Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan and each Serviced Companion Loan in accordance with the terms of this Agreement;

            (ii) The Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's certificate of incorporation or by laws, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

            (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite corporate action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

            (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Servicer or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans or the ability of the Servicer to realize on the Serviced Whole Loan on behalf of the Certificateholders and the Serviced Companion Loan Noteholders;

            (v) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or would, if adversely determined, materially impair the ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or the Serviced Companion Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

            (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

            (vii) The Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of this Agreement.

            (b) The Special Servicer, as Special Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Bond Administrator, the Depositor, the Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has all licenses necessary to carry on its business as now being conducted and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan and each Serviced Companion Loan in accordance with the terms of this Agreement;

            (ii) The Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not violate the Special Servicer's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets;

            (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite corporate action has been taken by the Special Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Special Servicer in accordance with their terms;

            (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any law, order or decree of any court binding on the Special Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Special Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans or the ability of the Special Servicer to realize on the Serviced Whole Loan on behalf of the Certificateholders and the Serviced Companion Loan Noteholders;

            (v) There is no action, suit, proceeding or investigation pending or threatened against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Special Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Special Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or each Serviced Companion Loan or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement;

            (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

            (vii) The Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of this Agreement.

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Bond Administrator, the Depositor, the Serviced Companion Loan Noteholders and the Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Mortgage Loan Sellers.

            (d) The Trustee hereby represents and warrants to and covenants with the Bond Administrator, the Depositor, the Servicer, the Special Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (iii) Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-Trustee or separate Trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.

            (iv) The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Trustee or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Trustee or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

            (e) The Bond Administrator hereby represents and warrants to and covenants with the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Bond Administrator is a national banking association duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Bond Administrator and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Bond Administrator in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (iii) Neither the execution and delivery of this Agreement by the Bond Administrator nor the consummation by the Bond Administrator of the transactions herein contemplated to be performed by the Bond Administrator, nor compliance by the Bond Administrator with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Bond Administrator or its properties or the organizational documents of the Bond Administrator or the terms of any material agreement, instrument or indenture to which the Bond Administrator is a party or by which it is bound.

            (iv) The Bond Administrator is not in violation of, and the execution and delivery of this Agreement by the Bond Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Bond Administrator or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Bond Administrator or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Bond Administrator of or compliance by the Bond Administrator with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

            Section 2.05 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans, the Loan REMIC Regular Interest and the Loan REMIC Residual Interest and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds the Loan REMIC Regular Interest on behalf of the Lower-Tier REMIC and the Certificateholders and holds the Loan REMIC Residual Interest on behalf of the Holders of the Class LR Certificates; (ii) acknowledges the issuance of the Lower-Tier Regular Interests and the Class LR Certificates and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Certificates (other than the Class LR Certificates); and
(iii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause
(iii)), Lower-Tier Regular Interests and Loan REMIC Interests evidence ownership of the entire Trust Fund.

            Section 2.06 Miscellaneous REMIC and Grantor Trust Provisions. (a) The Lower-Tier Regular Interests issued hereunder are hereby designated as the "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code, and represent undivided beneficial interests in the Loan REMIC Residual Interest held by the Grantor Trust. The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are hereby designated as "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates (other than the Class X-2 Certificates) for purposes of Section 860G(a)(l) of the Code is the Rated
Final Distribution Date. The "latest possible maturity date" of the Class X-2 Certificates is the Distribution Date in March 2011.

            (b) None of the Depositor, the Trustee, the Bond Administrator, the Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans and the Serviced Companion Loans. (a) The Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) on behalf of the Trust Fund and the Trustee (as Trustee for the Certificateholders), and, in the case of the Serviced Companion Loans, on behalf of the Serviced Companion Loan Noteholders, in each case, in accordance with the Servicing Standard.


            The Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or Special Servicer of the collectability of the Mortgage Loans and the Serviced Companion Loans. Subject only to the Servicing Standard, the Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01, to the related agreement with each subservicer and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration that it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and, in the case of the Serviced Companion Loans, in the best interests of the Certificateholders and the Serviced Companion Loan Noteholders, as a collective whole), to prepare, execute and deliver, on behalf of the Certificateholders and Serviced Companion Loan Noteholders, the Trustee and the Bond Administrator or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Mortgaged Properties. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.09, 3.10, 3.28, 3.30 and 3.31 hereof. The Servicer and Special Servicer shall provide to the Borrowers any reports required to be provided to them thereby pursuant to the related Loan Documents. Subject to
Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and Special Servicer any powers of attorney and other documents prepared by the Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.

            (b) Unless otherwise provided in the related Note, the Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loan, as applicable, on a date other than a Due Date to the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note, the Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Servicer prior to the maturity thereof) in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, being defeased pursuant to its terms to the Stated Principal Balance of and interest on such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the receipt of such amounts.

            (c) Each of the Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement requires the sub-servicer to comply with all of the applicable terms and conditions of this Agreement and shall be consistent with the provisions of this Agreement, the terms of the respective Mortgage Loans and Serviced Companion Loans and, in the case of a Serviced Companion Loan, the related Co-Lender Agreement, (ii) no sub-servicer retained by the Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan or Serviced Companion Loan, as applicable, or foreclose any Mortgage without the approval of the Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.28, 3.30 or 3.31 (as applicable) and (iii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c). Any monies received by a sub-servicer pursuant to a sub-servicing agreement (other than sub-servicing fees) shall be deemed to be received by the Servicer on the date received by such sub-servicer.

            Any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, shall provide that it may be assumed by the Trustee or the Servicer, respectively, if the Trustee or the Servicer, respectively, has assumed the duties of the Servicer or the Special Servicer, respectively, or any successor Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party, the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

            Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans or the Serviced Companion Loans involving a sub-servicer, shall be deemed to be between the Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee, the Trust Fund and Certificateholders and, if applicable, Serviced Companion Loan Noteholders, shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d).

            Notwithstanding the provisions of any sub-servicing agreement and this Section 3.01, in no event shall the Trust Fund bear any termination fee required to be paid to any sub-servicer as a result of the termination of any sub-servicing agreement.

            (d) If the Trustee or any successor Servicer assumes the obligations of the Servicer, or if the Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Servicer or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c). In such event, such successor shall be deemed to have assumed all of the Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to such successor, except that the Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of such successor.

            If the Trustee, the Servicer or any successor Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Servicer or the Special Servicer, as applicable, then upon request of such successor, the Servicer or Special Servicer, as applicable, shall at its own expense (except
(i) in the event that the Special Servicer is terminated pursuant to Section 3.25(b), at the expense of the Certificateholders effecting such termination, as applicable; or (ii) in the event that the Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), at the expense of the Certificateholders, pro rata) deliver to such successor all documents and records relating to any sub-servicing agreement and the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and/or, if applicable, the Serviced Companion Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to such successor.

            (e) The parties hereto acknowledge that each Whole Loan is subject to the terms and conditions of the related Co-Lender Agreement and, with respect to each Non-Serviced Mortgage Loan, further subject to the servicing under and all other terms and conditions of the related Other Pooling and Servicing Agreement. The parties hereto further recognize the respective rights and obligations of (i) the Tysons Corner Center Pari Passu Loan Noteholders under the Tysons Corner Center Intercreditor Agreement, (ii) the AFR/Bank of America Portfolio Companion Loan Noteholders under the AFR/Bank of America Portfolio A Notes Intercreditor Agreement and the AFR/Bank of America Portfolio Agreement Among Noteholders and (iii) the Meadows Mall Pari Passu Loan Noteholder under the Meadows Mall Intercreditor Agreement, including with respect to (A) the allocation of collections on or in respect of (x) the Tysons Corner Center Whole Loan in accordance with Section 3.2 of the Tysons Corner Center Intercreditor Agreement, (y) the AFR/Bank of America Portfolio Mortgage Loan in accordance with Sections 3 and 4 of the AFR/Bank of America Portfolio Agreement Among Noteholders and Section 3.2 of the AFR/Bank of America Portfolio A Notes Intercreditor Agreement and (z) the Meadows Mall Mortgage Loan in accordance with Section 2.2 of the Meadows Mall Intercreditor Agreement, (B) the allocation of Penalty Charges on or in respect of (x) the Tysons Corner Center Whole Loan in accordance with Section 3.2 and of the Tysons Corner Center Intercreditor Agreement, (y) the AFR/Bank of America Portfolio Mortgage Loan in accordance with Sections 3 and 4 of the AFR/Bank of America Portfolio Agreement Among Noteholders and Section 3.2 of the AFR/Bank of America Portfolio A Notes Intercreditor Agreement and (z) the Meadows Mall Mortgage Loan in accordance with Section 2.2 of the Meadows Mall Intercreditor Agreement, and (C) the purchase of (y) the AFR/Bank of America Portfolio Mortgage Loan by the AFR/Bank of America Portfolio B Loan Noteholder or its designee in accordance with
Section 11 of the AFR/Bank of America Portfolio Agreement Among Noteholders,
Section 3.18 of the GMACCM 2003-C3 Pooling and Servicing Agreement and the AFR/Bank of America Portfolio Waiver Letter and (z) the Meadows Mall Mortgage Loan by the Wachovia 2003-C9 Majority Subordinate Certificateholder or its designee in accordance with Section 2.3 of the Meadows Mall Intercreditor Agreement and Section 3.18 of the Wachovia 2003-C9 Pooling and Servicing Agreement. The terms "majority of holders of the Controlling Class" and "Controlling Class Representative" as used in the Meadows Mall Intercreditor Agreement and the term "Majority Subordinate Certificateholder" as set forth in the Wachovia 2003-C9 Pooling and Servicing Agreement shall be deemed to mean, for purposes of this Agreement, the Directing Certificateholder. The Directing Certificateholder shall have such rights, privileges and obligations as are assigned to the aforementioned terms in the Meadows Mall Intercreditor Agreement or the Wachovia 2003-C9 Pooling and Servicing Agreement, as applicable.

            The Servicer or Special Servicer, as applicable, is authorized to exercise the rights and powers of the Trustee, as holder of the Note for each of the Non-Serviced Mortgage Loans, under each of the related Co-Lender Agreements and Other Pooling and Servicing Agreements to the extent set forth in this Agreement. The Servicer or Special Servicer, as applicable, shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Note for the applicable Non-Serviced Mortgage Loan. Subject to any section of the applicable Co-Lender Agreement that specifically addresses a particular matter with respect to a Non-Serviced Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Note for such Non-Serviced Mortgage Loan, the Trustee will notify in writing the Servicer or Special Servicer, as applicable, and, subject to Section 8.01, act in accordance with the instructions of such party to the extent set forth in this Agreement; provided, that the Trustee shall not be required to take any action at the direction of the Servicer or the Special Servicer, as applicable, that is not permitted under applicable law or the terms of the related Other Pooling and Servicing Agreement or Co-Lender Agreement. Notwithstanding the foregoing, any such party may only exercise any purchase option or cure rights with respect to a Non-Serviced Companion Mortgage Loan in its individual capacity and not on behalf of the Trust.

            Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Servicer's obligations and responsibilities hereunder and the Servicer's authority with respect to the Serviced Whole Loan are limited by and subject to the terms of the related Co-Lender Agreement and, with respect to each Non-Serviced Mortgage Loan, the rights of the related Other Servicer and the Other Special Servicer under the related Other Pooling and Servicing Agreement. The Servicer shall, consistent with the Servicing Standard, monitor the servicing of each Non-Serviced Mortgage Loan by the related Other Servicer and Other Special Servicer pursuant to the related Other Pooling and Servicing Agreement and shall enforce the rights of the Trustee (as holder of the AFR/Bank of America Portfolio Mortgage Loan or the Meadows Mall Mortgage Loan, as applicable) under the related Co-Lender Agreement and the related Other Pooling and Servicing Agreement. The Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of each Non-Serviced Mortgage Loan by the related Other Servicer and the related Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the related Other Servicer or related Other Special Servicer under the related Other Pooling and Servicing Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the holder of each Non-Serviced Mortgage Loan under the related Co-Lender Agreement; provided that the Servicer or the Special Servicer, as applicable, on behalf of the Trustee, will perform any applicable servicing-related obligations set forth therein, and any other obligations will be performed by either the Trustee, the Servicer or the Special Servicer, as applicable, as such parties may mutually agree.

            The parties hereto acknowledge that pursuant to the applicable Co-Lender Agreement or applicable Other Pooling and Servicing Agreement in the event that (A) the AFR/Bank of America Portfolio Pari Passu Loan that was deposited into the trust formed by the GMACCM 2003-C3 Pooling and Servicing Agreement or the Meadows Mall Pari Passu Loan that was deposited into the Wachovia 2003-C9 Trust, as applicable, is no longer part of the trust fund for the related securitization and (B) the related Non-Serviced Mortgage Loan is included in the Trust Fund, then such Non-Serviced Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the applicable Other Pooling and Servicing Agreement, with, unless otherwise provided in the applicable Co-Lender Agreement, each of the related Other Servicer and the related Other Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the related Other Pooling and Servicing Agreement) until such time as a new servicing agreement has been agreed to by the parties to the applicable Co-Lender Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding.

            In the event that the Mortgage Loan included in the Tysons Corner Center Whole Loan is no longer part of the Trust Fund and the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, the Servicer and, if such Serviced Whole Loan is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except that such Serviced Whole Loan and the related Mortgaged Property shall be serviced as if they were the sole assets serviced and administered thereunder and the sole source of funds thereunder and except that there shall be no further obligation of any Person to make P&I Advances; provided, however, that the Servicer or the Special Servicer, as applicable, shall not continue to service the Tysons Corner Center Whole Loan if (i) the noteholders holding a majority of the aggregate Stated Principal Balance of the Tysons Corner Center Whole Loan terminate the Servicer and appoint a successor servicer or (ii) a successor special servicer is appointed by the Directing Certificateholder, subject in each case to receipt of confirmation from each Rating Agency then rating any class of Serviced Companion Loan Securities that such appointment shall not cause the ratings on any such class to be downgraded, qualified or withdrawn. In addition, until such time as a separate servicing agreement with respect to the Tysons Corner Center Whole Loan and any related REO Property has been entered into then, notwithstanding that neither such Mortgage Loan nor any related REO Property is part of the Trust Fund, the Trustee shall continue to hold the Mortgage File and the Servicer and, if applicable, the Special Servicer shall (subject to the preceding sentence) continue to service the Tysons Corner Center Whole Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement. Nothing herein shall be deemed to override the provisions of the Tysons Corner Center Intercreditor Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to the Tysons Corner Center Whole Loan. In the event of any inconsistency between the provisions of such Co-Lender Agreement and the provisions of this Agreement or as to any matter on which such Co-Lender Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

            Section 3.02 Liability of the Servicer. Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee (on behalf of the Certificateholders), the Bond Administrator, the Certificateholders and, with respect to the Serviced Whole Loan, the Serviced Companion Loan Noteholders, for the servicing and administering of the Mortgage Loans and Serviced Companion Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans and the Serviced Companion Loans. Each of the Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

            Section 3.03 Collection of Mortgage Loan and Serviced Companion Loan Payments. (a) The Servicer (with respect to the Mortgage Loans and the Serviced Companion Loans other than Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans each is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Mortgage Loans and the Serviced Companion Loans. With respect to each Performing Loan (other than the Non-Serviced Mortgage Loans) that is not in special servicing or that is not a Specially Serviced Loan, the Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to collect income statements and rent rolls from Borrowers (other than a Borrower on any Credit Lease Loan) as required by the Loan Documents and the terms hereof and, with respect to the Special Servicer, shall provide copies thereof to the Servicer as provided herein. The Servicer shall provide at least 90 days' notice (with a copy to the Special Servicer) to the Borrowers of Balloon Payments coming due. Consistent with the foregoing, the Servicer (with respect to each Performing Loan that is not in special servicing or that is not a Specially Serviced Loan) or the Special Servicer (with respect to Specially Serviced Loans) may in its discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan or Serviced Companion Loan. In addition, the Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Serviced Companion Loans as are permitted or required under Section 3.28 hereof.

            (b) The Servicer shall, within one Business Day following receipt thereof, deposit into the Serviced Whole Loan Collection Account all amounts received with respect to the Tysons Corner Center Mortgage Whole Loan, the Tysons Corner Center Mortgaged Property or any related REO Property.

            Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Special Servicer, in the case of Specially Serviced Loans and REO Loans and, if applicable, the related Serviced Companion Loans, and the Servicer, in the case of all Performing Loans (other than the Non-Serviced Mortgage Loans), shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto. The Special Servicer, in the case of Specially Serviced Loans and REO Loans, and the Servicer, in the case of all Performing Loans (other than the Non-Serviced Mortgage Loans) that are not being specially serviced, shall use reasonable efforts consistent with the Servicing Standard to, from time to time, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or Serviced Companion Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Servicer shall advance the amount of any shortfall as a Property Advance unless the Servicer determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Property Advances, with interest thereon at the Advance Rate, that it makes pursuant to this Section 3.04 from amounts received on or in respect of the related Mortgage Loan or Serviced Whole Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the amount owing under the related Mortgage Loans or Serviced Companion Loans, notwithstanding that the terms of such Mortgage Loans or Serviced Companion Loans so permit.

            The parties acknowledge that with respect to each Non-Serviced Mortgage Loan, the related Other Servicer is obligated to make property advances with respect to such Non-Serviced Mortgage Loan, pursuant to the applicable Other Pooling and Servicing Agreement. The related Other Servicer shall be entitled to reimbursement for nonrecoverable property advances (as such term or similar term may be defined in the related Other Pooling and Servicing Agreement) with, in each case, any accrued and unpaid interest thereon provided for under such Other Pooling and Servicing Agreement in the manner set forth in such Other Pooling and Servicing Agreement, the related Co-Lender Agreement and
Section 3.06(b)(v).

            (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Companion Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within two (2) Business Days after receipt and maintained in accordance with the requirements of the related Mortgage Loan or Serviced Whole Loan, as applicable, and in accordance with the Servicing Standard. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan or Serviced Whole Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account); provided, however, in the event that the ratings of the financial institution holding such account are downgraded to a ratings level below that of an Eligible Account, the Servicer shall have 30 Business Days (or such longer time as confirmed by a written confirmation from the Rating Agencies, obtained at the expense of the Servicer, that such longer time shall not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any of the Certificates or the Serviced Companion Loan Securities) to transfer such account to an Eligible Account; provided further, however, except to the extent that the Loan Documents relating to the Tysons Corner Center Mortgage Loan permit compliance with the foregoing, all funds collected and received with respect to the Tysons Corner Center Whole Loan constituting Escrow Payments shall be held in an account or accounts maintained with a depository institution or trust company the long-term unsecured debt rating of which is at least "A-" by S&P and "A3" by Moody's. Escrow Accounts shall be entitled "GMAC Commercial Mortgage Corporation, as Servicer, in trust for Wells Fargo Bank, N.A., as Trustee in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates and Various Borrowers [and, if applicable, Serviced Companion Loan Noteholders]." Withdrawals from an Escrow Account may be made by the Servicer only:

            (i) to effect timely payments of items constituting Escrow Payments for the related Mortgage;

            (ii) to transfer funds to the Collection Account and/or the Serviced Whole Loan Collection Account (or any sub-account thereof) to reimburse the Servicer, the Special Servicer or the Trustee for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan and/or the Serviced Whole Loan, as applicable, which represent late collections of Escrow Payments thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and/or the Serviced Whole Loan, as applicable, and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan or Serviced Whole Loan, as applicable;

            (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan or the Serviced Whole Loan, or otherwise to the Servicer; or

            (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to Borrowers determined to be overages.

            (c) The Servicer shall, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Companion Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for such Mortgage Loans and Serviced Companion Loans that require the related Borrower to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan and Serviced Companion Loan (or, if such Mortgage Loan or Serviced Companion Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to comply with the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.24, the Servicer shall timely make a Property Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Borrower's failure to timely pay such items.

            Section 3.05 Collection Account; Excess Liquidation Proceeds Account; the Distribution Accounts; Interest Reserve Account and the Serviced Whole Loan Collection Account. (a) The Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and the Loan REMIC Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans (other than the Loan REMIC Loan) and the Loan REMIC Regular Interest will be assets of the Lower-Tier REMIC. Amounts attributable to the Loan REMIC Loan will be assets of the Loan REMIC. Amounts attributable to the Loan REMIC Residual Interest will be assets of the Grantor Trust. Amounts attributable to the Serviced Companion Loans will not be assets of the Trust Fund.

            The Servicer shall maintain adequate books and records to account for the separate entitlements of the Loan REMIC, the Lower-Tier REMIC (including without limitation on a Mortgage Loan-by-Mortgage Loan basis), the Grantor Trust and each Serviced Companion Loan. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by or on behalf of it on or with respect to the Mortgage Loans subsequent to the Cut-off Date:

            (i) all payments on account of principal on the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan), including the principal component of all Unscheduled Payments;

            (ii) all payments on account of interest on the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan) (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

            (iii) any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (iv) all Net REO Proceeds withdrawn from the related REO Account (other than the Serviced Whole Loan REO Account) pursuant to Section 3.17(b);

            (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan), to the extent not permitted to be retained by the Servicer as provided herein;

            (vi) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than the Mortgage Loan related to the Serviced Whole Loan) or any REO Property (other than REO Property related to the Serviced Whole Loan), other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to
      Section 9.01, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of the related Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan);

            (vii) Penalty Charges on the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan) to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to
      Section 3.12(d);

            (viii)any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole Loan);

            (ix) any other amounts required by the provisions of this Agreement (including without limitation any amounts to be transferred from the Serviced Whole Loan Collection Account pursuant to Section 3.06(c)(i)(B) and, with respect to the B Loan or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Co-Lender Agreement or mezzanine intercreditor agreement, as applicable) to be deposited into the Collection Account by the Servicer or Special Servicer; and

            (x) any Servicer Prepayment Interest Shortfalls in respect of the Mortgage Loans (other than the Mortgage Loan related to the Serviced Whole
      Loan) pursuant to Section 4.01(i).

            In the case of Excess Liquidation Proceeds, the Servicer shall make appropriate ledger entries received with respect thereto, which the Servicer shall hold for (i) the Trustee for the benefit of the Class or Classes of Certificateholders and (ii) for the benefit of any Serviced Companion Loan Noteholder entitled thereto. Any Excess Liquidation Proceeds shall be identified separately from any other amounts held in the Collection Account (with amounts attributable to each Class or Classes and any Serviced Companion Loan also identified separately).

            The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans as additional compensation. In the event that the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i), (ii),
(iv), (v), (vi) and (vii) above with respect to any Specially Serviced Loan which is not an REO Loan, the Special Servicer shall remit within one Business Day after receipt such amounts to the Servicer for deposit into the Collection Account in accordance with the second paragraph of this Section 3.05, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than any REO Property related to the Serviced Whole Loan) shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Collection Account pursuant to
Section 3.17(b). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            (b) The Bond Administrator shall establish and maintain the Lower-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and the Loan REMIC Interests. A separate subaccount of the Lower-Tier Distribution Account shall be maintained with respect to the Loan REMIC Residual Interest, which shall be an asset of the Grantor Trust and beneficially owned by the Holders of the Class LR Certificates and shall not be an asset of the Lower-Tier REMIC. The Lower-Tier Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account. With respect to each Distribution Date, the Servicer shall deliver to the Bond Administrator on or before the Servicer Remittance Date the funds then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a) and deposits from the Serviced Whole Loan Collection Account pursuant to Section 3.06(c)(i)(B). Upon receipt from the Servicer of such amounts held in the Collection Account, the Bond Administrator shall deposit in the Lower-Tier Distribution Account an amount equal to the sum of (i) the amount of Available Funds, to be distributed pursuant to Section 4.01 hereof on such Distribution Date, (ii) any amount distributable with respect to the Loan REMIC Residual Interest pursuant to the Loan REMIC Declaration, (iii) the Withheld Amounts to be deposited into the Interest Reserve Account pursuant to Section 3.05(d), (iv) the amount of Excess Liquidation Proceeds allocable to any Mortgage Loan to be deposited into the Lower-Tier Distribution Account (which the Bond Administrator shall then deposit in the Excess Liquidation Proceeds Account) pursuant to Section 3.06(a)(v) and
(v) the Trustee Fee (inclusive of the Bond Administrator Fee which shall be retained by the Bond Administrator). All such amounts deposited in respect of the AFR/Bank of America Portfolio Loan shall be deemed to be distributed in respect of the Loan REMIC Regular Interest and the Loan REMIC Residual Interest as set forth in the Loan REMIC Declaration.

            (c) [Reserved.]

            (d) The Bond Administrator shall establish and maintain the Interest Reserve Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Loan REMIC Regular Interest and Lower-Tier Regular Interests. The Interest Reserve Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account.

            On each Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless such Servicer Remittance Date is the final Servicer Remittance Date, the Bond Administrator shall calculate the Withheld Amount. On each such Servicer Remittance Date, the Bond Administrator shall, with respect to each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months, withdraw from the Lower-Tier Distribution Account and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Bond Administrator shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Servicer Remittance Date in March of each calendar year, the Bond Administrator shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

            (e) The Bond Administrator shall establish and maintain the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a subaccount of an Eligible Account. Promptly on each Distribution Date, the Bond Administrator shall withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.0l(a)(iii) and Section 4.0l(c) hereof on such date.

            (f) With respect to the Serviced Whole Loan, the Servicer shall maintain, or cause to be maintained, the Serviced Whole Loan Collection Account in which the Servicer shall deposit or cause to be deposited within one Business Day following receipt the following payments and collections received or made by or on behalf of it on the Serviced Whole Loan subsequent to the Cut-off Date:

            (i) all payments on account of principal on the Serviced Whole Loan, including the principal component of Unscheduled Payments;

            (ii) all payments on account of interest on the Serviced Whole Loan (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

            (iii) any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Serviced Whole Loan Collection Account;

            (iv) all Net REO Proceeds withdrawn from the related REO Account in respect of the Serviced Whole Loan pursuant to Section 3.17(b);

            (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to the Serviced Whole Loan, to the extent not permitted to be retained by the Servicer as provided herein;

            (vi) all Insurance Proceeds and Liquidation Proceeds received in respect of the Serviced Whole Loan or any related REO Property, other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of the Serviced Whole Loan;

            (vii) Penalty Charges on the Serviced Whole Loan to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d);

            (viii)any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loan included in the Serviced Whole Loan;

            (ix) any other amounts required by the provisions of this Agreement to be deposited into the Serviced Whole Loan Collection Account by the Servicer or Special Servicer; and

            (x) any Servicer Prepayment Interest Shortfalls in respect of the Mortgage Loan included in the Serviced Whole Loan pursuant to Section 4.01(i).

            The foregoing requirements for deposits into the Serviced Whole Loan Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited into the Serviced Whole Loan Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Serviced Whole Loan as additional compensation. In the event that the Servicer deposits in the Serviced Whole Loan Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Serviced Whole Loan Collection Account, any provision herein to the contrary notwithstanding.

            The Serviced Whole Loan Collection Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Servicer; provided, however, that the Serviced Whole Loan Collection Account may be a sub-account of the Collection Account but shall, for purposes of this Agreement, be treated as a separate account. The Serviced Whole Loan Collection Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account.

            Upon receipt of any of the foregoing amounts described in clauses
(i), (ii), (iv), (v) and (vi) above with respect to the Serviced Whole Loan for so long as it is a Specially Serviced Loan but is not an REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Serviced Whole Loan Collection Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property related to the Serviced Whole Loan shall initially be deposited by the Special Servicer into the Serviced Whole Loan REO Account and remitted to the Servicer for deposit into the Serviced Whole Loan Collection Account pursuant to Section 3.17(b).

            (g) Within one Business Day of receipt, the Servicer shall remit, from amounts on deposit in the related Serviced Whole Loan Collection Account in accordance with Section 3.06(c)(i)(A), to each Serviced Companion Loan Noteholder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Noteholder or an agent therefor appearing on the Serviced Companion Loan Noteholder Register on the related date such amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Serviced Companion Loan Noteholder or its agent appearing on the Serviced Companion Loan Noteholder Register) the portion of the applicable Serviced Whole Loan Remittance Amount allocable to such Serviced Companion Loan Noteholder.

            (h) Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Liquidation Proceeds are received, the Bond Administrator shall establish and maintain the Excess Liquidation Proceeds Account in accordance with Section 3.17(e). On the Servicer Remittance Date related to the applicable Distribution Date, the Servicer shall remit to the Bond Administrator, for distribution on such Distribution Date, the amounts, if any, to be applied as provided in Section 4.01(e); provided that on the Business Day prior to the final Distribution Date, the Bond Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account (after allocation to any related Serviced Companion Loan as provided in 4.01(e)), for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account attributable to the Mortgage Loans.

            (i) Funds in the Collection Account, the Serviced Whole Loan Collection Account and the REO Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07. Funds held in the Distribution Accounts, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested.

            The Servicer shall give written notice to the Depositor, the Trustee and the Bond Administrator of the location and account number of the Collection Account and the Serviced Whole Loan Collection Account as of the Closing Date and shall notify the Depositor, the Trustee and the Bond Administrator, as applicable, in writing prior to any subsequent change thereof. In addition, the Servicer shall provide notice to each affected holder of a Serviced Companion Loan of the location and account number of the relevant Serviced Whole Loan Collection Account as well as notice in writing prior to any subsequent change thereof. The Bond Administrator shall give written notice to the Depositor, the Trustee and the Servicer of the location and account number of the Interest Reserve Account, any Excess Liquidation Proceeds Account and the Distribution Accounts as of the Closing Date and shall notify the Depositor, the Trustee and the Servicer, as applicable, in writing prior to any subsequent change thereof.

            Section 3.06 Permitted Withdrawals from the Collection Account, the Distribution Accounts and the Serviced Whole Loan Collection Account; Trust Ledger(a) . (a) On each Servicer Remittance Date, the Servicer shall, with respect to each Mortgage Loan (other than the Tysons Corner Center Mortgage
Loan), make withdrawals from or debits to the Collection Account for the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto;

            (ii) to pay to the Bond Administrator the Trustee Fee for deposit into the Lower-Tier Distribution Account. The Bond Administrator shall retain the Bond Administrator Fee and shall remit to the Trustee its portion of the Trustee Fee, with all such amounts payable from amounts on deposit in the Lower-Tier Distribution Account;

            (iii) to pay from time to time to the Servicer in accordance with
      Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

            (iv) to reimburse itself (if it is not the affected Mortgage Loan Seller), the Special Servicer, the Bond Administrator or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation on the part of a Mortgage Loan Seller, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Advance Rate, each such Person's right to reimbursement pursuant to this clause (iv) with respect to such Mortgage Loan being limited to that portion of the Repurchase Price paid for such Mortgage Loan that represents such expense in accordance with the definition of Repurchase Price;

            (v) to transfer Excess Liquidation Proceeds allocable to Mortgage Loans to the Lower Tier Distribution Account for deposit by the Bond Administrator into the Excess Liquidation Proceeds Account in accordance with Section 3.17(e); and

            (vi) to pay itself, the Special Servicer or any Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase.

            (b) The Servicer shall maintain a separate Trust Ledger with respect to the Mortgage Loans on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. With respect to each Mortgage Loan (other than the Tysons Corner Center Mortgage
Loan), the Servicer may make withdrawals from amounts allocated thereto in the Collection Account (and may debit the Trust Ledger) for the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) on or before 1:00 p.m. (New York City time) on each Servicer Remittance Date, to remit to the Bond Administrator the amounts to be deposited into the Lower-Tier Distribution Account (including without limitation the aggregate of the Available Funds, Prepayment Premiums and Excess Liquidation Proceeds) which the Bond Administrator shall then deposit into the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, pursuant to Sections 3.05(e), 3.05(d) and 3.05(h), respectively;

            (ii) to pay (A) itself, unpaid Servicing Fees; and the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in the Serviced Whole Loan), as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in the Serviced Whole Loan), as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), such Specially Serviced Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) or such REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties, but in the case of the Serviced Whole Loan, only to the extent that amounts on deposit in the Serviced Whole Loan Collection Account are insufficient therefor and (C) each month to the related Other Special Servicer the Trust's pro rata portion (based on the related Mortgage Loan's Stated Principal Balance) of any unpaid special servicing fees, liquidation fees and workout fees in respect of each Non-Serviced Whole Loan remaining unpaid, out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties;

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and exclusive of the Mortgage Loan or REO Loan included in the Serviced Whole Loan), the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections for the applicable Mortgage Loan (exclusive of the Mortgage Loan or REO Loan included in the Serviced Whole Loan) during the applicable period; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

            (iv) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property) (exclusive of the Mortgage Loan or REO Loan included in the Serviced Whole Loan or any REO Property securing the Serviced Whole Loan), for unreimbursed Property Advances, the Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, payments received from the related Borrower which represent reimbursements of such Property Advances, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds with respect to the applicable Mortgage Loan or REO Property; provided, however, that if such Property Advance becomes a Workout-Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

            (v) (A)(1) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), (x) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Mortgage Loan and related REO Properties, second, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any election at its sole discretion to defer reimbursement thereof pursuant to this Section 3.06(b), out of other collections on the Mortgage Loans and REO Properties and (y) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to the preceding clause (x) above, but in the case of the Serviced Whole Loan, only to the extent that amounts on deposit in the Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement and (2) to pay itself or the Special Servicer out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Collection Account of all amounts received in connection therewith, but in the case of the Serviced Whole Loan, only to the extent that amounts on deposit in the Serviced Whole Loan Collection Account are insufficient therefor and (B) to reimburse the Other Servicer, the Other Special Servicer and the Other Trustee, as applicable, out of general collections on the Mortgage Loans and REO Properties for the Trust's pro rata portion (based on the related Mortgage Loan's Stated Principal Balance) of nonrecoverable servicing advances previously made with respect to the related Non-Serviced Whole Loan;

            (vi) (A) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan pursuant to clause (iii) above, to pay itself, the Special Servicer or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (2) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or REO Property pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or REO Property and any Nonrecoverable Property Advances made with respect to a Mortgage Loan or REO Property pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon, but in the case of a Serviced Companion Loan only to the extent that such Nonrecoverable Property Advance has been reimbursed and only to the extent that amounts on deposit in the Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement and (B) at such time as it reimburses the Other Servicer, the Other Special Servicer and the Other Trustee, as applicable, for any nonrecoverable servicing advances made with respect to the related Non-Serviced Whole Loan or the related REO Property pursuant to clause (v) above, to pay the Other Servicer, the Other Special Servicer and the Other Trustee, as applicable, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer, the Trustee or the Bond Administrator, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan (exclusive of the Mortgage Loan included in the Serviced Whole Loan) being limited to that portion of the Repurchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (e) of the definition of Repurchase Price;

            (viii)to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of the Mortgage Loan or the REO Loan included in the Serviced Whole Loan) not required to be used pursuant to Section 3.19(c);

            (ix) (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.07(b) (but only to the extent of the net investment earnings with respect to the Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) Penalty Charges on the Mortgage Loans (other than Specially Serviced Loans) (exclusive of the Mortgage Loan or REO Loan included in the Serviced Whole Loan), (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or Additional Trust Fund Expenses); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.12(c), Penalty Charges on Specially Serviced Loans (exclusive of the Mortgage Loan or the REO Loan included in the Serviced Whole Loan) (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.12);

            (x) to recoup any amounts deposited in the Collection Account in error and pay such amounts to the Persons entitled thereto;

            (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

            (xii) to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(e), 3.10(f), 3.17(a), 3.17(b) and 10.07;

            (xiii)to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Trustee or the Bond Administrator is liable therefor pursuant to this Agreement, except to the extent such amounts relate solely to the Serviced Whole Loan, in which case, such amounts will be reimbursed first from the Serviced Whole Loan Collection Account in accordance with Section 3.06(c) and then out of general collections on the Mortgage Loans;

            (xiv) to reimburse the Trustee or the Bond Administrator out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund, except to the extent such amounts relate solely to the Serviced Whole Loan, in which case, such amounts will be reimbursed first, from the Serviced Whole Loan Collection Account in accordance with Section 3.06(c) and then out of general collections on the Mortgage Loans;

            (xv) to pay any Person permitted to purchase a Mortgage Loan under
      Section 3.18 with respect to each Mortgage Loan (exclusive of the Mortgage Loan included in the Serviced Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvi) to remit to the Bond Administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.05(d);

            (xvii)to pay to the Trustee the Trustee Fee (inclusive of the Bond Administrator Fee which shall be retained by the Bond Administrator); and

            (xviii) to pay to the Servicer, the Special Servicer, the Trustee, the Bond Administrator or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(b), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made; and

            (xix) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan and the related Serviced Companion Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

            The Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Collection Account or the Trust Ledger.

            The Servicer shall pay to the Trustee, the Bond Administrator or the Special Servicer from the Collection Account amounts permitted to be paid to the Trustee, the Bond Administrator or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Bond Administrator or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

            The Trustee, the Bond Administrator, the Special Servicer, the Servicer and the Non-Serviced Mortgage Loan Service Providers (to the extent specified in Section 10.12) shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective indemnification payments (if any) pursuant to Section 6.03, Section 8.05 or Section 10.12, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Bond Administrator, the Servicer or the Special Servicer, as applicable). In addition, the Trustee, the Bond Administrator, the Special Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of any federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans (or with respect to Property Advances, the Serviced Whole Loan) deposited in the Collection Account (or the Serviced Whole Loan Collection Account) as applicable, and available for distribution on the next Distribution Date, the Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(b) or Section 3.06(c) immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months. If the Servicer (or the Trustee) makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Servicer (or the Trustee) shall further be authorized to wait for principal collections on the Mortgage Loans and Serviced Companion Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period; provided, however, if, at any time the Servicer or the Trustee, as applicable, elects not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account or Serviced Whole Loan Collection Account, as applicable, for such Distribution Date, then the Servicer or the Trustee, as applicable, shall use its reasonable efforts to give the Rating Agencies 15 days' notice of such determination, unless extraordinary circumstances make such notice impractical.

            The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this
Section 3.06(b) or to comply with the terms of this Section 3.06(b) and the other provisions of this Agreement that apply once such an election, if any, has been made. If the Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Advance Rate from all amounts in the Collection Account for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest at the Advance Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and, as applicable, the Serviced Companion Loan Noteholders and shall not be construed as an obligation on the part of the Servicer or the Trustee, as applicable, or a right of the Certificateholders or the Serviced Companion Loan Noteholders. Nothing herein shall be deemed to create in the Certificateholders and the Serviced Companion Loan Noteholders a right to prior payment of distributions over the Servicer's or the Trustee's, as applicable, right to reimbursement for Advances (deferred or otherwise). In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Serviced Companion Loan Noteholders for any such election that such party makes as contemplated by this Section 3.06(b) or for any losses, damages or other adverse economic or other effects that may arise from such an election.

            None of the Servicer, the Special Servicer or the Trustee shall be permitted to reverse any other Person's determination that an Advance is a Nonrecoverable Advance.

            If the Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in Available Funds for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in Available Funds for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

            (c) The Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from the Serviced Whole Loan Collection Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances each month as and when required in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Serviced Whole Loan Remittance Amount, to (A) the related Serviced Companion Loan Noteholders in accordance with Section 3.05(g) and (B) the Collection Account for the benefit of the Trust in accordance with Section 4.06(b), in each case in accordance with the related Co-Lender Agreement (provided that Liquidation Proceeds relating to the repurchase of any Serviced Companion Loan by the related seller thereof shall be remitted solely to the holder of such Serviced Companion Loan, and Liquidation Proceeds relating to the repurchase of the Tysons Corner Center Mortgage Loan by the related Mortgage Loan Seller shall be remitted solely to the Collection Account);

            (ii) (A) to pay itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan and related REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to such Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan or REO Loan, as applicable, remaining unpaid out of general collections on such Serviced Whole Loan and related REO Property;

            (iii) to reimburse itself or the Trustee for unreimbursed P&I Advances with respect to the applicable Mortgage Loan and to reimburse the related Tysons Corner Center Service Provider for unreimbursed principal and/or interest advances with respect to the applicable Serviced Companion Loan, the Servicer's, the Trustee's and the Tysons Corner Center Service Provider's right to reimbursement pursuant to this clause (iii) being limited to amounts received in the Serviced Whole Loan Collection Account which represent Late Collections received in respect of such Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Co-Lender Agreement) during the applicable period; provided, however, that if such P&I Advance on the applicable Mortgage Loan becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in Section 3.06(b)(v) above;

            (iv) to reimburse itself, the Trustee or the Special Servicer, as applicable (in reverse of such order with respect to such Serviced Whole Loan or REO Property), for unreimbursed Property Advances with respect to such Serviced Whole Loan or related REO Property, the Servicer's, the Trustee's or the Special Servicer's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Proceeds with respect to such Serviced Whole Loan; provided, however, that if such Property Advance becomes a Workout-Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below, provided that the Servicer shall collect from the related Serviced Companion Loan Noteholders their pro rata share (based on Stated Principal Balance) of such Workout-Delayed Reimbursement Amount;

            (v) (A) to reimburse itself, the Special Servicer, the Trustee (in reverse of such order with respect to such Serviced Whole Loan or related REO Property) or any Tysons Corner Center Service Provider, as applicable
      (x) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Serviced Whole Loan and related REO Properties, second, out of the principal portion of general collections on the Serviced Whole Loan and related REO Properties, and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any exercise in its sole discretion to defer reimbursement thereof pursuant to this Section 3.06(c), out of other collections on the Serviced Whole Loan and related REO Properties and (y) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Serviced Whole Loan and REO Properties, net of such amounts being reimbursed pursuant to the preceding clause (x) above; provided that in the case of both clause (x) and clause (y) of this clause (v), such reimbursements shall be made on a pro rata basis as between the Mortgage Loan and the related Serviced Companion Loans or (B) to pay itself or the Special Servicer out of general collections on such Serviced Whole Loan and related REO Properties, with respect to any Mortgage Loan or Mortgage Loans or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Serviced Whole Loan or related REO Property and the deposit into such Serviced Whole Loan Collection Account of all amounts received in connection therewith, such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, being limited (except to the extent set forth in Section 3.06(b)) to amounts on deposit in the Serviced Whole Loan Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Co-Lender Agreement) in the related Serviced Whole Loan as to which such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, relates;

            (vi) at such time as it reimburses itself, the Special Servicer, the Trustee or any Tysons Corner Center Service Provider, as applicable, on a pro rata basis as between the Mortgage Loan and the related Serviced Companion Loans, for (A) any unreimbursed P&I Advance with respect to the applicable Mortgage Loan (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) or any unreimbursed principal and/or interest advance with respect to the related Serviced Companion Loan pursuant to clause (iii) above, to pay itself, the Trustee or such Tysons Corner Center Service Provider, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or any Tysons Corner Center Service Provider, as the case may be, any Advance Interest Amounts accrued and payable thereon, such party's rights to reimbursement pursuant to this clause (vi) with respect to any such interest on advances being limited to amounts on deposit in the Serviced Whole Loan Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Co-Lender Agreement) in the related Serviced Whole Loan as to which such advance relates;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, or any Tysons Corner Center Servicer Provider, as applicable, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan or "breach" or "defect" with respect to a Serviced Companion Loan under the related Serviced Companion Loan Securitization Agreement included in such Serviced Whole Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement or, with respect to a Serviced Companion Loan, under the related mortgage loan purchase agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to such Serviced Whole Loan being limited to that portion of the Repurchase Price paid for the related Mortgage Loan or Serviced Companion Loan that represents such expense in accordance with clause (e) of the definition of Repurchase Price (or, with respect to a Serviced Companion Loan, a comparable expense);

            (viii)to pay itself all Prepayment Interest Excesses on the related Mortgage Loan included in the Serviced Whole Loan not required to be used pursuant to Section 3.19(c);

            (ix) (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to such Serviced Whole Loan held in the Serviced Whole Loan Collection Account as provided in Section 3.07(b) (but only to the extent of the net investment earnings with respect to such Serviced Whole Loan Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) the pro rata portion of any Penalty Charges, as allocated in the related Co-Lender Agreement, on the related Mortgage Loan (other than Specially Serviced Loans) and to pay to any Tysons Corner Center Service Provider, allocable to the related Serviced Companion Loan but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the Serviced Whole Loan have been paid and are not needed to pay interest on Advances and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Co-Lender Agreement; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.12, the pro rata portion of any Penalty Charges, as allocated in the related Co-Lender Agreement, on the related Mortgage Loan, and to pay to any Tysons Corner Center Service Provider the pro rata portion of any Penalty Charges allocable to the related Serviced Companion Loan, as allocated in the related Co-Lender Agreement, during the period it is a Specially Serviced Loan (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or Additional Trust Fund Expenses and in accordance with the related Co-Lender Agreement);

            (x) to recoup any amounts deposited in such Serviced Whole Loan Collection Account in error;

            (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Whole Loan;

            (xii) to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(e), 3.10(f), 3.17(a), 3.17(b) and 10.07 to the extent payable out of the Trust Fund as they relate to such Serviced Whole Loan;

            (xiii)to pay out of general collections on such Serviced Whole Loan and related REO Property any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMIC, or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Servicer, the Special Servicer, the Trustee or the Bond Administrator is liable therefor pursuant to this Agreement and only to the extent that such amounts relate to the related Mortgage Loan or to the Serviced Companion Loans (to the extent that any Serviced Companion Loan is included in a REMIC);

            (xiv) to reimburse the Trustee and the Bond Administrator out of general collections on such Serviced Whole Loan and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund;

            (xv) to pay any Person permitted to purchase a Mortgage Loan under
      Section 3.18 with respect to the Mortgage Loan included in such Serviced Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvi) to deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan included in such Serviced Whole Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.05(d);

            (xvii)to pay to the Servicer, the Special Servicer, the Trustee, the Bond Administrator or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(c), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made; and

            (xviii) to clear and terminate such Serviced Whole Loan Collection Account at the termination of this Agreement pursuant to Section 9.01.

            The Servicer shall keep and maintain separate accounting records, on a loan by loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Serviced Whole Loan Collection Account. All withdrawals with respect to the Serviced Whole Loan shall be made first from the Serviced Whole Loan Collection Account and then, from the Collection Account to the extent permitted by Section 3.06(a).

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of such Special Servicer) from the Serviced Whole Loan Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in the Serviced Whole Loan and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Serviced Whole Loan Collection Account.

            Any permitted withdrawals under this Section 3.06(c) with respect to reimbursement for advances or other amounts payable to a Serviced Companion Loan Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Serviced Companion Loan Trustee, if any.

            Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Servicer shall withdraw from the related Serviced Whole Loan Collection Account and remit to the related Serviced Companion Loan Noteholders, within one Business Day of receipt thereof, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion Loan or any successor REO Loan with respect thereto, that are received by the Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Co-Lender Agreement or this Agreement), unless such amount would otherwise be included in the monthly remittance to the holder of such Serviced Companion Loan for such month.

            In the event that the Servicer fails, as of 5:00 p.m. (New York City time) on any Servicer Remittance Date or any other date a remittance is required to be made, to remit to the Bond Administrator (in respect of the related Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of any related Serviced Companion Loan) any amounts required to be so remitted hereunder by such date (including any P&I Advance pursuant to Section 4.07 and any Excess Liquidation Proceeds allocable to the Serviced Companion Loans pursuant to Section 4.01(e)), the Servicer shall pay to the Bond Administrator (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loan), for the account of the Bond Administrator (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loans), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until (but not including) the date such late payment is received by the Bond Administrator or the Serviced Companion Loan Noteholders, as applicable.

            (d) On each Servicer Remittance Date, all income and gain realized from investment of funds to which the Servicer or the Special Servicer is entitled pursuant to Section 3.07(b), if held in the REO Account shall be subject to withdrawal by the Servicer or the Special Servicer, as applicable.

            (e) With respect to the Serviced Whole Loan, if amounts required to pay the expenses allocable to any Serviced Companion Loan exceed amounts on deposit in the Serviced Whole Loan Collection Account and the Servicer, the Special Servicer, the Bond Administrator or the Trustee, as applicable, shall have sought reimbursement from the Trust Fund with respect to such expenses allocable to such Serviced Companion Loan, as applicable, the Servicer shall seek (on behalf of the Trust Fund, subject to the related Co-Lender Agreement) payment or reimbursement for the pro rata portion of such expenses allocable to such Serviced Companion Loan out of general collections in the collection account established pursuant to the related Serviced Companion Loan Securitization Agreement.

            Section 3.07 Investment of Funds in the Collection Account, the Serviced Whole Loan Collection Account, REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts. (a) The Servicer (or with respect to any REO Account, the Special Servicer) may direct any depository institution maintaining the Collection Account, the Serviced Whole Loan Collection Account, any Borrower Accounts (as defined below and subject to the second succeeding sentence) and any REO Account (each, for purposes of this
Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any investment of funds on deposit in an Investment Account by the Servicer or the Special Servicer shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Servicer shall act upon the written request of the related Borrower or Manager to the extent the Servicer is required to do so under the terms of the respective Loan Documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Servicer or the Special Servicer, with respect to any REO Accounts, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (or the Special Servicer) shall:


            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and


            (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer (or the Special Servicer) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

            (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law or (ii) any REO Account, which shall be for the benefit of the Special Servicer) and, if held in the Collection Account, the Serviced Whole Loan Collection Account or REO Account shall be subject to withdrawal by the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Servicer, or with respect to any REO Account, the Special Servicer, shall deposit from its own funds into the Collection Account, the Serviced Whole Loan Collection Account or any REO Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Servicer shall also deposit from its own funds in any Borrower Account immediately upon realization of such loss the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the Mortgage Loan, Serviced Whole Loan or applicable law.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund requesting such action shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer may take such action at its own cost and expense.

            Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

            (a) In the case of each Mortgage Loan (but excluding any Specially Serviced Loan, any REO Loan and the Non-Serviced Mortgage Loans), the Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which such Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property (x) except where the Loan Documents permit a Borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or
(ii) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including, but not limited to, coverage for acts of terrorism) as is required, subject to applicable law, under the related Loan Documents; provided, however, that:

            (i) the Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Whole Loan, as applicable, and is available at commercially reasonable rates (and if the Servicer does not cause the Borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer shall have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

            (ii) if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers;

            (iii) the Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained under the Loan Documents; provided, however, that this clause shall not limit the Servicer obligation to obtain and maintain a forced-place insurance policy, as provided herein;

            (iv) except as provided in clause (vii) below, in no event shall the Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing Standard, not less frequently than annually (but need not be made more frequently) at the approximate date on which the Servicer receives notice of the renewal, replacement or cancellation of coverage, and such Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

            (v) the reasonable efforts of the Servicer to cause a Borrower to maintain insurance shall be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force-placed basis;

            (vi) to the extent the Servicer itself is required to maintain insurance that the Borrower does not maintain, the Servicer will not be required to maintain insurance other than what is available to such Servicer on a force-placed basis (and this will not be construed to modify the other limits set forth in clause (iv) above); and

            (vii) any explicit terrorism insurance requirements contained in the related Loan Documents shall be enforced by the Servicer in accordance with the Servicing Standard, unless the Special Servicer has consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the Loan Documents) in writing of that provision in accordance with the Servicing Standard.

            Notwithstanding the limitation set forth in clause (iv) above, with respect to insurance that provides coverage for acts of terrorism, the Servicer must, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Whole Loan, obtain the approval or disapproval of the Special Servicer (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of Section
3.26 and 3.30). The Servicer will be entitled to rely on the determination of the Special Servicer made in connection with such approval or disapproval. The Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 10 Business Days of the Special Servicer's receipt from the Servicer of such Servicer's determination and analysis and all information reasonably requested by the Special Servicer and reasonably available to the Servicer in order to make an informed decision, such approval shall be deemed to have been granted.

            The Servicer shall notify the Special Servicer, the Trustee and the Directing Certificateholder if the Servicer determines in accordance with the Servicing Standard that a Borrower has failed to maintain insurance required under the Loan Documents and such failure materially and adversely affects the interests of the Certificateholders or if the Borrower has notified the Servicer in writing that the Borrower does not intend to maintain such insurance and the Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders.

            Subject to Section 3.17(a), with respect to each Specially Serviced Loan and REO Property (other than the Non-Serviced Mortgage Loans and any related REO Property), the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Loans, the Special Servicer shall itself maintain, subject to the right of the Special Servicer to (i) direct the Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicer shall make such Property Advance, or (ii) direct the Servicer to cause such coverage to be maintained under the Servicer's force-placed insurance policy, in which case the Servicer shall so cause such coverage to be maintained thereunder to the extent that the identified coverage is available under the Servicer's existing force-placed policy) with Qualified Insurers, (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Loan Documents (unless such amount is not available)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1.0 million per occurrence, and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months; provided, however, that the Special Servicer shall not be required in any event to maintain or obtain (or direct the Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

            All such insurance policies maintained as described above shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of a Mortgage Loan or the Serviced Whole Loan), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of an REO Property). Any amounts collected by the Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account of the Servicer (or, in the case of the Serviced Whole Loan, in the Serviced Whole Loan Collection Account), subject to withdrawal pursuant to Section 3.06, in the case of amounts received in respect of a Mortgage Loan or the Serviced Whole Loan, or in the applicable REO Account of the Special Servicer, subject to withdrawal pursuant to Section 3.17, in the case of amounts received in respect of an REO Property. Any cost incurred by the Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the Stated Principal Balance of the related Mortgage Loan or the Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so permit; provided, however, that this sentence shall not limit the rights of the Servicer on behalf of the Trust Fund to enforce any obligations of the related Borrower under such Mortgage Loan or Serviced Whole Loan. Any costs incurred by the Servicer in maintaining any such insurance policies in respect of the Mortgage Loans (other than REO Properties)
(i) if the Borrower defaults on its obligation to do so, shall be advanced by the Servicer as a Property Advance and will be charged to the related Borrower and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund (and in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) payable out of the related REO Account (or Serviced Whole Loan REO Account, as applicable) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Property Advance.

            (b) If either (x) the Servicer or Special Servicer obtains and maintains, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans, Serviced Whole Loan or REO Properties (other than the Non-Serviced Mortgage Loans or related REO Properties), as applicable, as to which it is the Servicer or Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from a Qualified Insurer, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than "A" by each of S&P, Fitch and DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, and the Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements of
Section 3.08(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, in the case of the Serviced Whole Loan, in the Serviced Whole Loan Collection Account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Whole Loan, as applicable (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). Each of the Servicer and Special Servicer shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

            (c) With respect to each Mortgage Loan (other than any Specially Serviced Loan and any Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, that is subject to an Environmental Insurance Policy, if the Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Servicer shall notify the Special Servicer to such effect and the Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Loan and REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Servicer or Special Servicer) shall be paid by, and reimbursable to, the Servicer as a Property Advance.

            (d) Each of the Servicer and Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties as to which it is the Special Servicer exist as part of the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard. The Servicer or Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer or Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Servicer or the Special Servicer, as applicable, are rated not lower than "A" by each of S&P, Fitch and DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, the Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Each of the Servicer and Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. The Servicer or Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Servicer or the Special Servicer, as applicable, are rated not lower than "A" by S&P, "A" by Fitch and "BBB" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, the Servicer or the Special Servicer, as applicable, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions. (a) If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption if (1) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Borrower or (2) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, or (ii) such provision is not legally enforceable, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that (a) the credit status of the prospective new Borrower is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or Servicing Standard and criteria and the terms of the related Mortgage and (b) the Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, if applicable, from (i) S&P with respect to Mortgage Loans that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related Borrower or its Affiliate is a Borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust Fund (based on Stated Principal Balance), or (ii) Fitch and DBRS with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that represents one of the ten largest Mortgage Loans in the Trust Fund (based on Stated Principal Balance). In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Servicer or the Special Servicer, as applicable, shall notify the Trustee, the Bond Administrator and the Controlling Holder that any such assumption or substitution agreement has been completed by forwarding to the Custodian and the Bond Administrator (with a copy to the Servicer, if applicable, and the Controlling Holder) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer or the Special Servicer may not approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution unless the related Loan Documents expressly prohibit the Servicer or Special Servicer from requiring such payment (in which case such fees shall be an expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance). The Special Servicer shall have the right to consent to any assumption of a Mortgage Loan or the Serviced Whole Loan; provided that the Special Servicer shall obtain the consent of the Directing Certificateholder to any such assumption of a Mortgage Loan, to the extent described in Section 3.30 hereof or, with respect to the Tysons Corner Center Whole Loan, the Directing Certificateholder and the Serviced Companion Loan Noteholders, as described in Section 3.31.

            (b) If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

            (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then the Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance, if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) as to any Mortgage Loan, receives prior written confirmation from S&P, Fitch and DBRS that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities, if applicable; provided, that in the case of S&P, such confirmation shall only be required with respect to any Mortgage Loan that
(1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund, (2) has a Stated Principal Balance greater than $20 million, (3) is one of the ten largest Mortgage Loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related Borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related Borrower, if any) that is less than 1.20x or, in the case of Fitch and DBRS, such confirmation shall only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represents one of the ten largest Mortgage Loans in the Trust Fund (based on Stated Principal Balance). The Special Servicer shall have the right to consent to any waiver of a due-on-encumbrance clause with respect to any Mortgage Loan or Serviced Whole Loan; provided that the Special Servicer shall obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in Section 3.30 hereof or, with respect to the Tysons Corner Center Whole Loan, the Directing Certificateholder and the Serviced Companion Loan Noteholders, as described in
Section 3.31.

            (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or Serviced Whole Loan or the related Note, other than pursuant to Section 3.30 hereof.

            (e) With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) which permits release of Mortgaged Properties through defeasance:

            (i) If such Mortgage Loan requires that the Servicer on behalf of the Trustee purchase the required government securities, then the Servicer shall purchase such obligations in accordance with the terms of such Mortgage Loan; provided, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable government securities have been identified.

            (ii) If such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, then prior to permitting such assumption and to the extent not inconsistent with such Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities, if applicable; provided, however, that (A) the Servicer shall not be required to obtain such written confirmation from Fitch and DBRS unless such Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) at the time of such defeasance is (x) one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance greater than $20,000,000 or (z) a Mortgage Loan that represents 5% or more of the Stated Principal Balance of all Mortgage Loans and (B) the Servicer shall not be required to obtain such written confirmation from S&P with respect to any Mortgage Loan that has a Stated Principal Balance that is equal to or less than $20,000,000 or 5% of the aggregate Stated Principal Balance of all of the Mortgage Loans (whichever is less), so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance, if the Servicer delivers to the Trustee, the Bond Administrator and S&P a letter or a certificate in the form of Exhibit U attached hereto.

            (iii) To the extent not inconsistent with such Mortgage Loan, the Servicer shall require the related Borrower to provide an Opinion of Counsel (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority perfected security interest in the defeasance collateral (including the government securities) and the assignment of the defeasance collateral is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

            (iv) To the extent not inconsistent with such Mortgage Loan, the Servicer shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying to the effect that the government securities will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Loan Documents.

            (v) Prior to permitting the release of any Mortgaged Properties to the extent not inconsistent with the related Mortgage Loan, the Servicer shall obtain, at the related Borrower's expense, written confirmation from each Rating Agency that such release would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that (A) the Servicer shall not be required to obtain such written confirmation from Fitch and DBRS unless such Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage
      Loan) at the time of such defeasance is (x) one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance greater than $20,000,000 or (z) a Mortgage Loan that represents 5% or more of the Stated Principal Balance of all Mortgage Loans and (B) the Servicer shall not be required to obtain such written confirmation from S&P with respect to any Mortgage Loan that has a Stated Principal Balance that is equal to or less than $20,000,000 or 5% of the aggregate Stated Principal Balance of all of the Mortgage Loans (whichever is less), so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance, if the Servicer delivers to the Trustee, the Bond Administrator and S&P a letter or a certificate in the form of Exhibit U attached hereto.

            (vi) Prior to permitting release of any Mortgaged Property, if the related Mortgage Loan so requires or permits, and provides for the related Borrower to pay the cost thereof, the Servicer shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, cause a tax to be imposed on the Trust Fund under the REMIC Provisions or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes.

            (vii) No defeasance shall occur prior to the second anniversary of the Startup Day of the Lower-Tier REMIC or the Loan REMIC, as applicable.

            (viii)The Bond Administrator shall at the expense of the related Borrower (to the extent permitted by the related Loan Documents) hold the U.S. government obligations as pledgee for the benefit of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders, and apply payments of principal and interest received on the government obligations to the Collection Account in respect of the defeased Mortgage Loan according to the payment schedule existing immediately prior to the defeasance.

            (ix) The Servicer shall, in accordance with the Servicing Standard, enforce provisions in the Mortgage Loans (other than the Non-Serviced Mortgage Loans) requiring Borrowers to pay all reasonable expenses associated with a defeasance.

            (x) To the extent not inconsistent with such Mortgage Loan, or to the extent the related Loan Documents provide the lender with discretion, the Servicer shall require the Borrower to establish a single purpose entity to act as a successor borrower.

            Section 3.10 Appraisals; Realization Upon Defaulted Mortgage Loans.
(a) Other than with respect to the Non-Serviced Mortgage Loans, contemporaneously with the earliest of (i) the effective date of any (A) modification of the Maturity Date, a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or the Serviced Whole Loan or any other term of a Mortgage Loan or the Serviced Whole Loan, (B) extension of the Maturity Date of a Mortgage Loan or the Serviced Whole Loan as described below in Section 3.30, or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan or Serviced Whole Loan, (ii) the occurrence of any Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension is not granted pursuant to Section 3.26(g), or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, orders an Updated Valuation, the Special Servicer shall obtain an Updated Valuation (or a letter update for an existing appraisal which is less than two years old), the cost of which shall constitute a Property Advance; provided, however, that the Special Servicer shall not be required to obtain an Updated Valuation pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an appraisal or Small Loan Appraisal Estimate which is less than twelve months old. For so long as such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the Special Servicer shall obtain letter updates to each Updated Valuation annually and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan or Serviced Whole Loan. For so long as any Mortgage Loan (other than a Non-Serviced Mortgage Loan) is included in the Trust Fund, the Special Servicer shall obtain a new Updated Valuation with respect to an Updated Valuation which is more than two years old. The Special Servicer shall send all such letter updates and Updated Valuations to the Servicer and the Rating Agencies and the Directing Certificateholder.

            (b) The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer's judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan or the Serviced Whole Loan) as are consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Sections 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with the Asset Status Report and with the Servicing Standard, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders and, if applicable, Serviced Companion Loan Noteholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section
3.30 hereof. Subject to Section 3.24(b), the Special Servicer shall pay the costs and expenses in any such proceedings as a Property Advance unless the Special Servicer determines, in its good faith judgment, that such Property Advance would constitute a Nonrecoverable Advance. The Trustee shall be entitled to conclusively rely upon any determination of the Servicer that a Property Advance, if made, would constitute a Nonrecoverable Advance. If the Servicer does not make such Property Advance in violation of the second preceding sentence, the Trustee shall make such Property Advance, unless the Trustee determines that such Property Advance would be a Nonrecoverable Advance. The Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to this paragraph to the extent permitted by Section 3.06(b)(iv), Section 3.06(b)(v),
Section 3.06(c)(iv) and Section 3.06(c)(v).

            (c) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Bond Administrator and the Trustee.

            (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate Trustee or co-Trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests, the Loan REMIC Residual Interest, the Loan REMIC Regular Interest and the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Companion Loan, as applicable, such Mortgage Loan or Serviced Companion Loan, as applicable, shall (except for purposes of Section 9.01) be considered to be an REO Loan until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan or Serviced Companion Loan, as applicable, shall be considered to be an outstanding Mortgage Loan or Serviced Companion Loan, as applicable,:

            (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

            (ii) subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note(s) in accordance with the terms of such Note(s). In the absence of such terms, Net REO Proceeds shall be deemed to have been received first, in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second, in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan or Serviced Companion Loan, as applicable, deemed to be due and payable in accordance with the terms of such Note(s) and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan or Serviced Companion Loan, as applicable. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan or Serviced Companion Loan, as applicable.

            (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(l) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

            (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC or the Loan REMIC, as applicable) to the effect that the holding of such personal property by the Lower-Tier REMIC or the Loan REMIC will not cause the imposition of a tax on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund, the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

            (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

            (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

            In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

            (h) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Servicer of pertinent back-up information the Servicer shall advance the cost of preparation of such environmental assessments as a Property Advance unless the Servicer determines, in its good faith judgment, that such Property Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(d).

            (i) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loan, the Serviced Companion Loan Noteholders) to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loan, the Serviced Companion Loan Noteholders) to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loan, the Serviced Companion Loan Noteholders), but only if the Bond Administrator has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Bond Administrator does not receive, within 30 days of such notification, instructions from the Holders of Regular Certificates entitled to a majority of the Voting Rights directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Bond Administrator setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Bond Administrator, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders or with respect to the Serviced Whole Loan, at the direction of the Certificateholders and the Serviced Companion Loan Noteholders unless the Certificateholders and, with respect to the Serviced Whole, the Serviced Companion Loan Noteholders agree to indemnify the Trustee, the Bond Administrator, the Servicer and the Special Servicer with respect to such action or inaction. The Servicer or the Special Servicer, as applicable, shall advance the cost of any such compliance, containment, clean-up or remediation as a Property Advance unless the Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

            (j) The Special Servicer shall notify the Servicer of any Mortgaged Property which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or the Serviced Whole Loan which is abandoned or foreclosed and the Servicer shall report to the IRS and the related Borrower, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Trustee and the Bond Administrator.

            (k) The costs of any Updated Valuation obtained pursuant to this
Section 3.10 shall be paid by the Servicer or the Special Servicer, as applicable, as a Property Advance and shall be reimbursable from the Collection Account or, with respect to the Serviced Whole Loan, from the Serviced Whole Loan Collection Account.

            Section 3.11 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Serviced Whole Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer shall immediately notify the Bond Administrator or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or the Serviced Whole Loan Collection Account, as applicable, pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File. Any expense incurred in connection with any instrument of satisfaction or deed of reconveyance that is not paid by the related Borrower shall be chargeable to the Trust Fund. The Servicer agrees to enforce any provision in the relevant Loan Documents that require the Borrower to pay such amounts.

            From time to time upon request of the Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Custodian shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or the Serviced Whole Loan into an REO Property, or in the event of a substitution of a Mortgage Loan pursuant to Section 2.03, or receipt by the Trustee, the Bond Administrator and the Custodian of a certificate of a Servicing Officer stating that such Mortgaged Property was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the Serviced Whole Loan Collection Account, as applicable, have been so deposited, or that such Mortgage Loan or Serviced Whole Loan has become an REO Property, or that the Servicer has received a Qualifying Substitute Mortgage Loan and the applicable Substitution Shortfall Amount, the Custodian shall deliver a copy of the Request for Release to the Servicer or Special Servicer, as applicable. If from time to time, pursuant to the terms of the applicable Co-Lender Agreement or Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the AFR/Bank of America Portfolio Mortgage Loan or the Meadows Mall Mortgage Loan, the related Other Servicer requests delivery to it of the original Note by providing the Trustee a request for release, then the Trustee shall release or cause the release of such original Note to the related Other Servicer or its designee.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for Trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or Trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or Trustee's sale.

            Section 3.12 Servicing Fees, Trustee Fees and Special Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Companion Loan. The Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loans and Serviced Companion Loans, (i) any late payment charges collected by the Servicer during a Collection Period on any Performing Loan remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Performing Loan and any unreimbursed Additional Trust Fund Expenses incurred during or prior to such Collection Period and any Net Default Interest, in the case of the Serviced Whole Loan, to the extent allocated to the related Mortgage Loan in the related Co-Lender Agreement, and as further described in
Section 3.12(d), (ii) any loan service transaction fees, demand fees, beneficiary statement charges or similar items and (iii) 50% of any Assumption Fees, due-on-sale fees, due-on-encumbrance fees, loan modification fees, extension fees and any similar items relating to any Performing Loan for as long as such Mortgage Loan or Serviced Companion Loan is not a Specially Serviced Loan but excluding any Prepayment Premiums and Yield Maintenance Charges, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Servicer shall not be entitled to apply or retain as additional compensation, any late payment charges with respect to any Mortgage Loan or Serviced Companion Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest not waived) due with respect to such Mortgage Loan or Serviced Companion Loan have been paid. The Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(d)(iv) and 3.07(b) to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), Net Prepayment Interest Excess, if any, and any interest or other income earned on deposits therein. Notwithstanding the foregoing, the aggregate Master Servicing Fee attributable to the Mortgage Loans and the Serviced Companion Loans during the related Collection Period and due to the Servicer on any Distribution Date shall be reduced by the amount of any Servicer Prepayment Interest Shortfalls.

            As compensation for their activities hereunder on each Distribution Date, (i) the Trustee shall be entitled with respect to each Mortgage Loan and each Serviced Companion Loan to a portion of the Trustee Fee, which shall be payable from amounts on deposit in the Lower-Tier Distribution Account, and (ii) the Bond Administrator shall be entitled, with respect to each Mortgage Loan and each Serviced Companion Loan, to the portion of the Trustee Fee consisting of the Bond Administrator Fee, which shall be payable from amounts on deposit in the Lower-Tier Distribution Account. The Trustee Fee with respect to the AFR/Bank of America Portfolio Mortgage Loan shall be an expense of the Lower-Tier REMIC with respect to the Loan REMIC Regular Interest. The Bond Administrator shall pay the routine fees of the Certificate Registrar, the Paying Agent and the Authenticating Agent. The Trustee's and the Bond Administrator's rights to the Trustee Fee, the Bond Administrator Fee, may not be transferred in whole or in part except in connection with the transfer of all of their respective responsibilities and obligations under this Agreement.

            Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account as set forth in Sections 3.06(d)(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, to the extent permitted by applicable law and the related Loan Documents, (i) any late payment charges collected by the Servicer during a Collection Period on any Specially Serviced Loan remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Specially Serviced Loan and any unreimbursed Additional Trust Fund Expenses incurred during or prior to such Collection Period (but not NSF check fees and the like, which shall be paid to the Servicer) and Net Default Interest as further described below in this subsection (b), (ii) 50% of any Assumption Fees, due-on-sale fees, due-on-encumbrance fees, loan modification fees, extension fees, and other similar fees relating to any Performing Loan, excluding any Prepayment Premiums, (iii) any interest or other income earned on deposits in the REO Accounts, and (iv) 100% of any Assumption Fees, due-on-sale fees, due-on-encumbrance fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and other similar fees relating to any Specially Serviced Loan or REO Loan; provided, however, that the Special Servicer shall not be entitled to apply or retain as additional compensation, any late payment charges with respect to any Specially Serviced Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest not waived) due with respect to such Mortgage Loan have been paid.

            Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

            (c) In addition, a Workout Fee will be payable to the Special Servicer with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan that ceases to be a Specially Serviced Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Companion Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan or Serviced Companion Loan will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Companion Loan again ceases to be a Specially Serviced Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or the Serviced Companion Loans that cease to be Specially Serviced Loans during the period that it had responsibility for servicing Specially Serviced Loans and that had ceased being Specially Serviced Loans (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

            A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any Liquidation Proceeds. As to each such Specially Serviced Loan and REO Property, the Liquidation Fee will be payable from the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the purchase of any Specially Serviced Loan or REO Property by the Servicer, the Special Servicer or a Directing Certificateholder, (ii) the purchase of all of the Mortgage Loans and REO Properties by the Servicer, the Special Servicer or the Directing Certificateholder in connection with the termination of the Trust Fund, (iii) a repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03 prior to the expiration of the time periods set forth therein, (iv) the purchase of the AFR/Bank of America Portfolio Mortgage Loan by the holder of the AFR/Bank of America Portfolio B Loan, unless such Mortgage Loan is purchased more than 90 days after the default giving rise to the right of the holder of the AFR/Bank of America Portfolio B Loan to purchase such Mortgage Loan and (v) in connection with any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender, to the extent permitted by the related mezzanine intercreditor agreement. If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Specially Serviced Loan. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Controlling Holder, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Loans it is responsible for servicing hereunder that accrued during such time as such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan was a Specially Serviced Loan, but only to the extent actually paid by the related Borrower and to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Serviced Companion Loan (including interest on Advances) have been paid and are not needed to first, (x) reimburse the Trust Fund for Additional Trust Fund Expenses paid in connection therewith during the Collection Period in which such Penalty Charges were collected and (y) reimburse Advance Interest Amounts paid to the Servicer, Trustee or Special Servicer, as applicable, that accrued with respect to the related Mortgage Loan or Serviced Companion Loan during the Collection Period in which such Penalty Charges were collected; provided, with respect to the Tysons Corner Center Pari Passu Loans, Penalty Charges with respect to such loans shall be paid to each holder of the Tysons Corner Center Pari Passu Loans, as allocated in the related Co-Lender Agreement. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Collection Account or if a or Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account or the applicable REO Account or as a Property Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (d) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan (other than with respect to the Tysons Corner Center Mortgage Loan, with regard to which Penalty Charges shall be allocated as set forth in the related Co-Lender Agreement) during the related Collection Period shall be applied to reimburse
(i) the Servicer, the Special Servicer or the Trustee for interest on Advances with respect to such Mortgage Loan that accrued in the period that such Penalty Charges were collected, (ii) the Trust Fund for all interest on Advances previously paid to the Servicer, the Special Servicer or the Trustee pursuant to
Section 3.06(b)(vi) and (iii) the Trust Fund for any Additional Trust Fund Expenses with respect to such Mortgage Loan paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. With respect to the Meadows Mall Mortgage Loan, the AFR/Bank of America Portfolio Mortgage Loan or any related REO Property, the Servicer shall not be entitled to any Servicing Fee, and the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees.

            (e) [Reserved.]

            (f) The Servicer, the Special Servicer, the Bond Administrator and the Trustee shall be entitled to reimbursement from the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(d)(vii). All such costs and expenses shall be treated as costs and expenses of the Lower-Tier REMIC or the Loan REMIC, and if not attributable to a specific Mortgage Loan or the Serviced Whole Loan, shall be allocated between the Lower-Tier REMIC and the Loan REMIC based on the Stated Principal Balances of the related Mortgage Loans and, if applicable, the Serviced Whole Loan.

            (g) No provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer, the Trustee or the Bond Administrator to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Special Servicer, Trustee or Bond Administrator, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

            If the Servicer, the Special Servicer, the Trustee or the Bond Administrator receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's, the Special Servicer's, the Trustee's or the Bond Administrator's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Servicer, the Special Servicer, the Trustee or the Bond Administrator, the cost of which would not be an expense of the Trust Fund or any Serviced Companion Loan Noteholder hereunder, then the Servicer, the Special Servicer, the Trustee or the Bond Administrator, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower, such Certificateholder, or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Special Servicer's, the Trustee's or the Bond Administrator's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Special Servicer, the Trustee or the Bond Administrator, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Special Servicer, the Trustee or the Bond Administrator, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

            Section 3.13 Reports to the Bond Administrator; Collection Account Statements. (a) The Servicer shall deliver to the Bond Administrator no later than 3:00 p.m. (New York City time) two Business Days prior to the Servicer Remittance Date prior to each Distribution Date, the CMSA Loan Periodic Update File with respect to all of the Mortgage Loans for the related Distribution Date (which shall include, without limitation, the amount of Available Funds with respect to all of the Mortgage Loans) including information therein that states the anticipated P&I Advances for the related Distribution Date. The Servicer's responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section
3.26. The Servicer shall by 12:00 noon (New York City time) deliver to the Bond Administrator on the Servicer Remittance Date information on the Monthly Payments received after the Determination Date from the subservicer in a Paid After Determination Date Report.

            (b) For so long as the Servicer makes deposits into or credits to and withdrawals or debits from the Collection Account or the Serviced Whole Loan Collection Account, not later than 15 days after each Distribution Date, the Servicer shall forward to the Bond Administrator a statement prepared by the Servicer setting forth the status of each of the Collection Account and the Serviced Whole Loan Collection Account as of the close of business on the last Business Day of the prior month and showing the aggregate amount of deposits into and withdrawals from the Collection Account and the Serviced Whole Loan Collection Account of each category of deposit (or credit) specified in Section
3.05 and each category of withdrawal (or debit) specified in Section 3.06 for the related Collection Period, in each case for the Mortgage Loans (including allocations to the Non-Serviced Mortgage Loans). The Trustee, the Bond Administrator and their agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

            (c) Beginning in April 2004 (or, in the case of the Watch List referenced in clause (iii) below, beginning in May 2004), no later than 4:00 p.m. (New York City time) on each Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Bond Administrator the following reports (in electronic form) with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date: (i) to the extent the Servicer has received the most recent CMSA Special Servicer Loan File from the Special Servicer at the time required, the most recent Delinquent Loan Status Report, Historical Liquidation Report, Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Loan Setup File (with respect to the first Distribution Date) and REO Status Report received from such Special Servicer,
(ii) the most recent CMSA Property File, CMSA Financial File, Comparative Financial Status Report and the Loan Level Reserve/LOC Report (in each case incorporating the data required to be included in the CMSA Special Servicer Loan
File), (iii) the Watch List with information that is current as of such Determination Date and (iv) the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by the CMSA).

            The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least four Business Days prior to the related Servicer Remittance Date in the form required by Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. In the absence of manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Bond Administrator shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

            (d) The Servicer shall deliver or cause to be delivered to the Bond Administrator, the Underwriters and to any Rating Agency, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

            (i) At least annually, on or before June 30 of each year, beginning with June 30, 2004, with respect to each Mortgage Loan and REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Loan or REO Loan), an Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (initially, year-end 2003), together with copies of the related operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for the current trailing 12 months, if available, or year-to-date. The Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) shall use its best reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (followed up with telephone calls), requesting such annual and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans. Upon receipt of such annual and other periodic operating statements (including year-to-date statements) and related rent rolls and the Servicer shall promptly update the Operating Statement Analysis Report.

            (ii) Within 60 days after receipt by the Servicer (or within 45 days of receipt by the Special Servicer in the case of a Specially Serviced Loan or REO Property) of any annual year-end operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit). The Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the full year-end data on any Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Loan) to update the Operating Statement Analysis Report for such Mortgaged Property.

            The Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan). The Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan) is to be updated with trailing 12-month information, as available (commencing with the quarter ending March 2004), or year-to-date information until 12-month trailing information is available by the Servicer and such updated report shall be delivered to the Bond Administrator within 30 days after receipt by the Servicer of such updated trailing or year-to-date operating statements and related rent rolls for such Mortgaged Property.

            The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Servicer the information required of it pursuant to this Section 3.13(d) with respect to Specially Serviced Loans and REO Loans commencing on March 31, 2004, in addition to within 45 days after its receipt of any operating statement and related rent rolls for any related Mortgaged Property or REO Property.

            (e) In connection with their servicing of the Mortgage Loans, the Servicer and the Special Servicer shall provide to each other and to the Bond Administrator, written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (f) At least four Business Days prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and, upon the request of any of the Trustee, the Bond Administrator, the Depositor, the Controlling Class or any Rating Agency, to such requesting party, the CMSA Specially Serviced Loan File (or data files relating to reports of the Servicer) with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of the Determination Date (or, upon the reasonable request of the Servicer, data files in a form acceptable to the Servicer), which CMSA Specially Serviced Loan File shall include data, to enable Servicer to produce the following CMSA Supplement Reports: (i) a Delinquent Loan Status Report; (ii) an Historical Liquidation Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports; (vi) CMSA Loan Periodic Update File; (vii) a CMSA Property File; (viii) a CMSA Financial File; (ix) a NOI Adjustment Worksheet; (x) an Operating Statement Analysis Report. and (xi) the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by the CMSA). Such reports or data shall be presented in writing and on a computer readable magnetic medium or other electronic format acceptable to the Servicer.

            (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of any of the Trustee, the Bond Administrator, the Depositor, the Controlling Class or any Rating Agency, to such requesting party, without charge, the following materials for Specially Serviced Loans, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

            (i) At least annually, on or before June 30th of each year, commencing with June, 2004, with respect to each Specially Serviced Loan and REO Loan, an Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) and for the current trailing 12 months, if available, or year-to-date. The Special Servicer shall use its best reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual and other periodic operating statements and rent rolls until they are received.

            (ii) Within 45 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Loan, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit); provided, however, that, with the consent of the Servicer, the Special Servicer may instead provide data files in a form acceptable to the Servicer. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the full year-end data on any Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan to update the Operating Statement Analysis Report for such Mortgaged Property.

            The Special Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Loan and REO Property. The Operating Statement Analysis Report for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is an REO Property is to be updated by the Special Servicer and such updated report delivered to the Servicer within 45 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided, however, that, with the consent of the Servicer, the Special Servicer may instead provide data files in a form acceptable to the Servicer. The Special Servicer shall provide each such report to the Servicer in the then applicable CMSA format.

            (h) The Bond Administrator and the Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

            Section 3.14 Annual Statement as to Compliance. The Servicer and the Special Servicer (the "reporting person") shall each deliver to the Trustee, the Underwriters, the Bond Administrator, the Depositor, the Serviced Companion Loan Noteholders (and the Person who signs the Sarbanes-Oxley certification pursuant to any related Serviced Companion Loan Securitization Agreement on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent may rely) and the Rating Agencies on or before March 15 of each year, beginning with March 15, 2005, an Officers' Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC as a REMIC or of the Grantor Trust as a "grantor trust" from the IRS or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

            Section 3.15 Annual Independent Public Accountants' Servicing Report. On or before March 15 of each year, beginning with March 15, 2005, the Servicer and the Special Servicer (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person), which is a member of the American Institute of Certified Public Accountants, to furnish a statement (an "Accountant's Statement") to the Trustee, the Bond Administrator, the Depositor, the Serviced Companion Loan Noteholders (and the Person who signs the Sarbanes-Oxley certification pursuant to any related Serviced Companion Loan Securitization Agreement on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent may rely), the Trustee, the Underwriters and the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Bond Administrator for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

            Section 3.16 Access to Certain Documentation. The Servicer and Special Servicer shall provide to any Certificateholders and the Serviced Companion Loan Noteholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder or Serviced Companion Loan Noteholder is subject, access to the documentation regarding the Mortgage Loans or the Serviced Whole Loan, as applicable, required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or Special Servicer. In addition, upon reasonable prior notice to the Servicer or the Special Servicer, as the case may be, the Depositor or their accountants or other representatives shall have access to review the documents, correspondence and records of the Servicer or the Special Servicer, as the case may be, as they relate to a Mortgaged Property and any REO Property during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be. Nothing in this Section 3.16(a) shall detract from the obligation of the Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer and Special Servicer to provide access as provided in this Section 3.16(a) as a result of such obligation shall not constitute a breach of this Section 3.16(a).

            Section 3.17 Title and Management of REO Properties and REO Account Properties. (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders (and, in the case of the Serviced Whole Loan, the related Serviced Companion Loan Noteholders) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Servicer), or a separate Trustee or co-Trustee, on behalf of the Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC or the Loan REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), addressed to the Special Servicer the Trustee and the Bond Administrator, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders (and, in the case of the Serviced Whole Loan, the related Serviced Companion Loan Noteholders) solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

            (b) The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, in the case of the Serviced Whole Loan, the related Serviced Companion Loan Noteholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meanings of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions, only if it has determined, and has so advised the Trustee, the Bond Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders (and, in the case of the Serviced Whole Loan, the related Serviced Companion Loan Noteholders) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax.

            The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates REO Account." With respect to the REO Property securing the Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (the "Serviced Whole Loan REO Account"), to be held for the benefit of the Certificateholders and the related Serviced Companion Loan Noteholders. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account or the Serviced Whole Loan REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account or the Serviced Whole Loan REO Account within one Business Day after receipt of REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

            (i) all insurance premiums due and payable in respect of any REO Property;

            (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

            (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

            (iv) any taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

            To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above the Special Servicer shall advance the amount of such shortfall as a Property Advance unless the Special Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Special Servicer does not make such Advance in violation of the immediately preceding sentence, the Servicer shall make such Advance and if the Servicer does not make any such Advance, the Trustee, to the extent the Trustee has actual knowledge of the Servicer's or the Special Servicer's failure to make such Advance, shall make such Advance, unless in each case, the Special Servicer, the Servicer or the Trustee, as applicable, determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Servicer, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, when making an independent determination whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Servicer hereunder. The Special Servicer, Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted by Section 3.06(d). The Special Servicer shall withdraw from each REO Account or Serviced Whole Loan REO Account, as applicable, and remit to the Servicer for deposit into the Collection Account or Serviced Whole Loan Collection Account, as applicable, on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account or Serviced Whole Loan REO Account, as applicable, reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

            Notwithstanding the foregoing, the Special Servicer shall not:

            (i) permit any New Lease to be entered into, renewed or extended, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Trustee and the Bond Administrator (which opinion shall be an expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Bond Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), provided that:

            (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

            (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

            (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund, the Trustee or the Bond Administrator on behalf of the Certificateholders, with respect to the operation and management of any such REO Property; and

            (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (c) Promptly following any acquisition by the Special Servicer of an REO Property on behalf of the Trust Fund, the Special Servicer shall notify the Servicer thereof, and, upon receipt of such notice, the Special Servicer shall obtain an Updated Valuation thereof, but only in the event that any Updated Valuation with respect thereto is more than 12 months old, in order to determine the fair market value of such REO Property and shall notify the Depositor, the Servicer, the Bond Administrator of the results of such appraisal. Any such appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund (allocated, to the Principal Balance Certificates in reverse-sequential order) and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance. The Special Servicer shall obtain a new Updated Valuation or a letter update every 12 months thereafter until the REO Property is sold.

            (d) When and as necessary, the Special Servicer shall send to the Bond Administrator a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            (e) If any Excess Liquidation Proceeds are received, the Bond Administrator shall establish and maintain the Excess Liquidation Proceeds Account, which may have one or more subaccounts, to be held in trust for the benefit of the Certificateholders and, with respect to the Serviced Whole Loan, the related Serviced Companion Loan Noteholders. Each account that constitutes an Excess Liquidation Proceeds Account shall be an Eligible Account. On each Servicer Remittance Date, the Servicer shall withdraw from the Collection Account or, if allocable to the Serviced Whole Loan, from the Serviced Whole Loan Collection Account, and remit to the Bond Administrator (i) in the case of the Mortgage Loans (other than the Serviced Whole Loan), for deposit in the Lower-Tier Distribution Account (which the Bond Administrator shall then deposit in the Excess Liquidation Proceeds Account) and (ii) in the case of the Serviced Whole Loan, for deposit in the Excess Liquidation Proceeds Account, all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Servicer Remittance Date which are allocable to a Mortgage Loan or the Serviced Whole Loan.

            Upon the disposition of any REO Property in accordance with this
Section 3.17, the Special Servicer shall calculate the Excess Liquidation Proceeds allocable to a Mortgage Loan or the Serviced Whole Loan, if any, realized in connection with such sale.

            Section 3.18 Sale of Specially Serviced Loans and REO Properties.
(a) Each of the Directing Certificateholder and the Special Servicer (in that order) may sell or purchase, or permit the sale or purchase of, a Mortgage Loan (other than a Non-Serviced Mortgage Loan) only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section 9.01 or in an applicable Co-Lender Agreement or Other Pooling and Servicing Agreement.

            (b) Within 60 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loans) becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of such Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided further, that if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal. The Special Servicer shall recalculate, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder (and with respect to the Tysons Corner Center Whole Loan, the Directing Certificateholder and each Serviced Companion Loan Noteholder or if such Serviced Companion Loan has been securitized, the applicable Serviced Companion Loan Trustee (who shall promptly notify, in writing, the directing certificateholder (as defined in the related Serviced Companion Loan Securitization Agreement) of that securitization or analogous party) promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Serviced Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this
Section 3.18(b) shall constitute, and be reimbursable as, Property Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.18(b).

            (c) Subject to the terms set forth in Section 2.03 and, with respect to the Non-Serviced Mortgage Loans, any rights of the related Companion Loan Noteholder to purchase such Defaulted Mortgage Loan pursuant to the related Co-Lender Agreement and the related Other Pooling and Servicing Agreement, in the event a Mortgage Loan (other than the AFR/Bank of America Portfolio Mortgage Loan and the Meadows Mall Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (but only if the Directing Certificateholder or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (in that order) shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Repurchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Special Servicer and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, the Directing Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Directing Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Directing Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, the Directing Certificateholder shall again have the exclusive right to exercise the Purchase Option. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause (b) above, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. The "Option Price" for any Serviced Companion Loan shall be determined in the same manner set forth in this Section.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Servicer, the Special Servicer and the Trustee at least five days prior written notice thereof (the "Purchase Option Notice"), in the form of Exhibit N attached hereto, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 3.18(c). The exercise of any Purchase Option pursuant to this clause (d) shall be irrevocable.

            (e) If the Special Servicer or, if the Directing Certificateholder is an affiliate of the Special Servicer, the Directing Certificateholder or any of their respective Affiliates is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Servicer shall determine (or, if the Special Servicer has made such determination, shall confirm) the fair value and must retain an appraiser or other Independent third party (either of whom must be an MAI) (at the expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) that the Servicer reasonably believes has the requisite experience to assist it to determine the fair value (such person, the "Third Party Appraiser") and obtain from such third party a determination as soon as reasonably practicable after the Servicer has received the written notice, of whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Servicer requests the Third Party Appraiser to perform a new Appraisal with respect to the related Mortgaged Property, then the Third Party Appraiser retained by the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within forty-five (45) days) after the completion of such new Appraisal. Such fair value determination made by the Servicer shall be made in accordance with the Servicing Standard; provided that, absent manifest error, the Servicer may conclusively rely on the opinion of the Third Party Appraiser in making such determination, provided that, in choosing such Third Party Appraiser the Servicer shall use reasonable care in accordance with the Servicing Standard. In determining the fair value of any Defaulted Mortgage Loan, the Third Party Appraiser retained by the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Third Party Appraiser retained by the Servicer shall refer to the Servicing Standard and all other relevant information delivered to it by the Servicer or otherwise contained in the Mortgage File; provided that the Third Party Appraiser retained by the Servicer shall take account of any known change in circumstances regarding the related Mortgaged Property that has occurred subsequent to, and that would, in its reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Third Party Appraiser retained by the Servicer shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Third Party Appraiser retained by the Servicer may rely on the opinion and reports of other parties in making such determination and on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The costs of the Third Party Appraiser and all appraisals, inspection reports and broker opinions of value, reasonably incurred by such Third Party Appraiser or otherwise incurred pursuant to this subsection shall be advanced by the Servicer and shall constitute, and be reimbursable as Property Advances (or if such advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Trust Fund expenses from the Collection Account pursuant to
Section 3.06(b)) or the Serviced Whole Loan Collection Account pursuant to
Section 3.06(c). The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (f) Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option. In connection with the foregoing, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account or in the case of the Serviced Whole Loan, the Serviced Whole Loan Collection Account or the REO Accounts.

            (g) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.17(a). The Special Servicer (with the consent of the Directing Certificateholder) shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.17(a), then the Special Servicer (with the consent of the Directing Certificateholder) shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Bond Administrator, the Servicer, the Directing Certificateholder, not less than ten Business Days' prior written notice of its intention to sell any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (h) Whether any cash bid constitutes a fair price for any REO Property, as the case may be, for purposes of Section 3.18(g), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer, and by the Trustee, if the highest bidder is the Special Servicer; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or in the absence of any such appraisal, on a narrative appraisal prepared by an appraiser selected by the Special Servicer if the Special Servicer is not making an offer with respect to an REO Property (or by the Servicer if the Special Servicer is making such an offer). The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.17(a). The Repurchase Price for any REO Property shall in all cases be deemed a fair price.

            (i) Subject to subsections (g) and (h) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or in the case of the Serviced Whole Loan, the Serviced Whole Loan Collection Account. Any sale of an REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Servicer, the Depositor, the Bond Administrator or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (j) Any sale of an REO Property shall be for cash only.

            (k) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of the Serviced Whole Loan, in the best interests of the related Serviced Companion Loan Noteholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) and, in the case of any Serviced Whole Loan, in the best interests of the related Serviced Companion Loan Noteholders.

            (l) (i) With respect to the AFR/Bank of America Portfolio Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement, in the event that the controlling class representative with respect to the commercial mortgage pass-through certificates issued pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement and backed by the AFR/Bank of America Portfolio A-1 Note (the "GMACCM 2003-C3 Controlling Class Representative") exercises its option to purchase the AFR/Bank of America Portfolio A-1 Note from the related commercial mortgage securitization trust, the Directing Certificateholder shall have the right to purchase the AFR/Bank of America Portfolio Mortgage Loan from the Trust at the purchase price determined by the AFR/Bank of America Portfolio Special Servicer. Such option shall expire 30 days after the Directing Certificateholder's receipt of notice of the exercise by such GMACCM 2003-C3 Controlling Class Representative of its purchase option. In the event that the Directing Certificateholder fails to exercise its option to purchase the AFR/Bank of America Portfolio Mortgage Loan within such 30-day period, the GMACCM 2003-C3 Controlling Class Representative will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the Trust pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement. If the GMACCM 2003-C3 Controlling Class Representative does not exercise this purchase option, then GACC, as mortgage loan seller of the AFR/Bank of America Portfolio A-1 Note, will have the right to exercise the purchase option pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement and, if GACC exercises such option, it will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the Trust.

                  (ii) With respect to the Meadows Mall Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the Wachovia 2003-C9 Pooling and Servicing Agreement, such Mortgage Loan as well as the Meadows Mall Pari Passu Loan may each be subject to a fair value purchase option if the Meadows Mall Pari Passu Loan becomes a defaulted mortgage loan (in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement). Such option may be exercised by the controlling class representative with respect to the commercial mortgage pass-through certificates issued pursuant to the Wachovia 2003-C9 Pooling and Servicing Agreement (the "Wachovia 2003-C9 Majority Subordinate Certificateholder") prior to the exercise of such option by any other holder of such option. If the Wachovia 2003-C9 Majority Subordinate Certificateholder or its assignee does not exercise such option within 30 days of the Meadows Mall Pari Passu Loan becoming a defaulted mortgage loan (in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement), then the Directing Certificateholder will have 30 days thereafter to exercise such option. In the event that the Wachovia 2003-C9 Majority Subordinate Certificateholder (or its assignee) or the Directing Certificateholder fails to exercise their respective option to purchase the Meadows Mall Whole Loan within the 60 day period following the date that the Meadows Mall Pari Passu Loan became a defaulted mortgage loan (in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement), then the Wachovia 2003-C9 Special Servicer (or its assignee) will have 15 days to exercise such option. After the expiration of this 75-day period following the time when the Meadows Mall Pari Passu Loan became a defaulted mortgage loan (in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement), the Wachovia 2003-C9 Majority Subordinate Certificateholder again will have the right to exercise its fair value purchase option prior to any exercise of such option by the Wachovia 2003-C9 Special Servicer.

                  If the Wachovia 2003-C9 Majority Subordinate Certificateholder (or its assignee), the Directing Certificateholder or the Wachovia 2003-C9 Special Servicer (or its assignee) exercises the fair value purchase option with respect to (i) the Meadows Mall Pari Passu Loan, such Person also shall be required to purchase the Meadows Mall Mortgage Loan at the fair market value option price determined in accordance with the Wachovia 2003-C9 Pooling and Servicing Agreement (the "Wachovia 2003-C9 Option Purchase Price") and (ii) the Meadows Mall Mortgage Loan, such Person also shall be required to purchase the Meadows Mall Pari Passu Loan at the Wachovia 2003-C9 Option Purchase Price.

                  (iii) With respect to the Tysons Corner Center Mortgage Loan, upon such Mortgage Loan becoming a Defaulted Mortgage Loan, the Trustee shall promptly notify, in writing, each related Serviced Companion Loan Noteholder or if such Serviced Companion Loan has been securitized, the applicable Serviced Companion Loan Trustee (who shall promptly notify, in writing, the "directing certificateholder" (as defined in the related Serviced Companion Loan Securitization Agreement) of that securitization or analogous party). Upon receipt of such notice, the related "directing certificateholder" (as defined in the related Serviced Companion Loan Securitization Agreement) or analogous party shall have the right, at its option, to purchase its respective Serviced Companion Loan from the trust established pursuant to the related Serviced Companion Loan Securitization Agreement for a price equal to the Option Price, determined in accordance with Section 3.18 hereof, with respect to such Serviced Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Directing Certificateholder in Section 3.18(c) mutatis mutandis.

            Section 3.19 Additional Obligations of the Servicer and Special Servicer; Inspections. (a) The Servicer (at its own expense) (or, with respect to Specially Serviced Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans) at such times and in such manner as is consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with an Allocated Loan Amount of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in 2005 (or at such decreased frequency as each Rating Agency shall have confirmed in writing to the Servicer will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates or class of Serviced Companion Loan Securities); provided, however, that if any Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event less than 60 days after the Mortgage Loan remains a Specially Serviced Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Servicer as a Property Advance or if such Property Advance would not be recoverable, as an Additional Trust Fund Expense. The Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. The Servicer or Special Servicer, as applicable, shall send to the Rating Agencies and, upon request, to the Underwriters within 20 days of completion, each inspection report, unless the Rating Agencies and, upon request, the Underwriters, as applicable, notify the Servicer or Special Servicer, as applicable, that it does not want such reports.

            (b) With respect to each Mortgage Loan or Serviced Whole Loan, the Servicer (or the Special Servicer, in the case of a Specially Serviced Loan) shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement.

            (c) With respect to any Mortgage Loan (other than a Specially Serviced Loan and a Non-Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than (i) as a result of the payment of Insurance Proceeds or Condemnation Proceeds, (ii) subsequent to a default under the related Loan Documents (provided, that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order or (iv) at the request of or with the consent of the Directing Certificateholder) which occurs as a result of the Servicer's allowing the related Borrower to deviate from the terms of the related Loan Documents regarding Principal Prepayments, the Servicer shall deliver to the Bond Administrator on each Servicer Remittance Date for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (a "Servicer Prepayment Interest Shortfall"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan and a Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) that portion of its Servicing Fees that is being paid in such Collection Period with respect to the Mortgage Loans (other than a Specially Serviced Loan and a Non-Serviced Mortgage
Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan and a Non-Serviced Mortgage Loan) serviced by the Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (d) The Servicer shall, as to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Servicer.

            Section 3.20 Authenticating Agent. The Bond Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Bond Administrator shall serve as the initial Authenticating Agent and the Bond Administrator hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Bond Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Bond Administrator, the Bond Administrator, the Depositor and the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Bond Administrator may appoint a successor Authenticating Agent, which shall be acceptable to the Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Bond Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Bond Administrator.

            Section 3.21 Appointment of Custodians. The Trustee shall be the initial Custodian hereunder. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee and otherwise perform the duties set forth in Article II, by entering into a Custodial Agreement with any Custodian who is not the Trustee, the Bond Administrator or the Depositor. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. The Trustee shall not be liable for any act or omission of the Custodian under the Custodial Agreement. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from S&P, "BBB" from Fitch and "BBB" from DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. If the Custodian is an entity other than the Trustee, the Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. The Custodian shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.21 shall be issued by a Qualified Insurer.

            Section 3.22 Reports to the Securities and Exchange Commission; Available Information. (a) The Bond Administrator shall prepare, sign and file (via EDGAR), on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Form 8-K shall be filed by the Bond Administrator within 15 days after each Distribution Date, including a copy of the monthly Distribution Date Statement for such Distribution Date as an exhibit thereto. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as exhibits to an Annual Report on Form 10-K and filed on or prior to March 31 of each calendar year.

            The Depositor hereby grants to the Bond Administrator a limited power of attorney to execute and file each such Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Bond Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Sarbanes-Oxley Certification signed by the Depositor where the related Form 10-K is signed by the Bond Administrator on behalf of the Depositor, the Bond Administrator shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            All reports and notices to be filed by the Bond Administrator, other than the monthly Distribution Date Statements and those reports available to Certificateholders and prospective purchasers on the Bond Administrator's website, shall be delivered by the Servicer to the Bond Administrator no later than 3 days after each Distribution Date, and shall be in an 80 column text format suitable for EDGAR filing, or in such other format that is acceptable to the Bond Administrator from time to time.

            If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Bond Administrator or, with respect to any Annual Compliance Report relating to the Servicer or the Special Servicer, the Servicer or the Special Servicer, as applicable, shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Bond Administrator. The Bond Administrator or the Servicer or the Special Servicer, as applicable, shall file the related report in electronic form when such information is available.

            If the requirements of Section 15(d) of the Exchange Act have not been met, the Bond Administrator shall suspend filing reports with the Commission as of fiscal year 2004 and shall file a Form 15 with the Commission no later than January 31, 2005.

            (b) As and to the extent required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the "Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a "Certifying Party"; and any officer who is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification, a "Certifying Officer"). Upon request of any Rating Agency, the Bond Administrator shall deliver a copy of such Sarbanes-Oxley Certification to such Rating Agency.

            (c) The Depositor shall be the Certifying Party with respect to a Sarbanes-Oxley Certification filed as part of an Annual Report on Form 10-K relating to the Trust. In connection with the filing of any Annual Report on Form 10-K with respect to the Trust as contemplated by Section 3.22(a), the Certifying Party shall, no later than 10 days prior to the date on which the Bond Administrator has indicated its intention to file such report, cause its Certifying Officer to execute and deliver to the Bond Administrator, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification that is to be included as part of such Annual Report on Form 10-K.

            (d) No later than five Business Days prior to any filing of a Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 3.22(a), the Bond Administrator shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor shall promptly (and in any event within two Business Days) review such report and the accompanying exhibits and notify the Bond Administrator of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Bond Administrator shall correct (with written evidence of such correction to be sent to the Depositor) prior to the filing of such report and the accompanying exhibits.

            (e) No later than 10 days prior to the date on which the Bond Administrator has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), the Bond Administrator shall cause the appropriate officer of the Bond Administrator (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Bond Administrator Backup Certification"), which Bond Administrator Backup Certification shall be in the form of Exhibit O attached hereto. The Bond Administrator shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Bond Administrator Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Bond Administrator Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Bond Administrator in connection with the performance by the Bond Administrator of its duties hereunder.

            (f) No later than 10 days prior to the date on which the Bond Administrator has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust, the Servicer shall execute and deliver to each Certifying Party and Certifying Officer a certification (a "Servicer Backup Certification"), which Servicer Backup Certification shall be in the form of Exhibit P attached hereto. The Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Servicer in connection with the performance by the Servicer of its duties hereunder. In addition, with respect to the Tysons Corner Center Pari Passu Loans on the date on which the Servicer Backup Certification is delivered pursuant to the first sentence of this Section 3.22(f), the Servicer shall provide the Person who signs the Sarbanes-Oxley certification pursuant to any related Serviced Companion Loan Securitization Agreement with a Servicer Backup Certification relating solely to the applicable Tysons Corner Center Pari Passu Loan on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely.

            (g) No later than 10 days prior to the date on which the Bond Administrator has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Special Servicer Backup Certification"), which Special Servicer Backup Certification shall be in the form of Exhibit Q attached hereto. The Special Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Special Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of its obligation to deliver any such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder. In addition, with respect to the Tysons Corner Center Pari Passu Loans on the date on which the Special Servicer Backup Certification is delivered pursuant to the first sentence of this Section 3.22(g), the Special Servicer shall provide the Person who signs the Sarbanes-Oxley certification pursuant to any related Serviced Companion Loan Securitization Agreement with a Special Servicer Backup Certification relating solely to the applicable Tysons Corner Center Pari Passu Loan on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely.

            (h) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust. In the event any of the Bond Administrator, the Servicer or the Special Servicer, as the case may be, is terminated or resigns pursuant to the terms of this Agreement, such party shall provide a Bond Administrator Certification, Special Servicer Backup Certification or Special Servicer Backup Certification, as applicable, to each Certifying Party and Certifying Officer (and the Person who signs the Sarbanes-Oxley certification pursuant to any Serviced Companion Loan Securitization Agreement) pursuant to this Section 3.22 with respect to the period of time such party was subject to this Agreement.

            (i) Unless the other parties hereto receive written notice from the Bond Administrator to the contrary, the Bond Administrator hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Bond Administrator, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K.

            (j) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 3.22, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 3.22 pursuant to Section 10.07, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or Serviced Companion Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 3.22 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law; provided, further that each party to this Agreement may make a decision as to any proposed amendment in accordance with this Section 3.22(j) in its sole good faith discretion.

            (k) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement be executed that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates and in accordance with applicable law governing securities and containing customary confidentiality provisions, to the extent the Servicer deems such an agreement or provisions to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Underwriters, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

            (l) The Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Bond Administrator, the Rating Agencies, the Directing Certificateholder and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, the Underwriters and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to
Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all Officers' Certificates and other evidence delivered to the Bond Administrator and the Depositor to support the Servicer's, the Special Servicer's or the Trustee's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available, to the extent in their possession, from the Servicer or the Special Servicer, as applicable, or the Bond Administrator, as applicable, upon request.

            (m) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.22, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Bond Administrator or the Servicer has determined that such withholding is appropriate.

            (n) Notwithstanding any provisions in this Agreement to the contrary, the Bond Administrator shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Bond Administrator shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer, the Trustee and the Bond Administrator shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer, the Trustee and the Bond Administrator, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any claim or legal action relating to any misstatement or omission or alleged misstatement or omission therein. None of the Trustee, the Bond Administrator, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer, the Trustee and the Bond Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any claim or legal action relating to any misstatement or omission or alleged misstatement or omission therein.

            Section 3.23 Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts. The Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

            Section 3.24 Property Advances. (a) The Servicer and the Special Servicer (or, to the extent provided in Section 3.24(c), the Trustee) to the extent specifically provided for in this Agreement, shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Servicer, the Special Servicer or the Trustee, Property Advances shall not be considered to increase the Stated Principal Balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

            (b) Notwithstanding anything in this Agreement to the contrary, the Special Servicer may give the Servicer not less than five Business Days' written notice with respect to any Property Advance to be made on any Specially Serviced Loan, before the date on which the Servicer is required to make such Property Advance with respect to such Specially Serviced Loan; provided, however, that the Special Servicer shall be required to provide the Servicer with only two Business Days' written notice in respect of Property Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Advances required to make tax or insurance payments). In addition, in the event that the Property Advance must be made sooner than the two Business Days referred to in the previous sentence, the Special Servicer may make such Property Advances on an emergency basis with respect to any Specially Serviced Loan.

            (c) The Servicer shall notify the Trustee in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it is to be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.24(d), shall pay the amount of such Property Advance in accordance with such information and instructions.

            (d) The Special Servicer shall promptly furnish any party required to make Property Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Property Advances may reasonably request for purposes of making recoverability determinations. Any request by the Special Servicer that the Servicer make a Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Property Advance.

            Notwithstanding anything herein to the contrary, no Property Advance shall be required hereunder if the Person otherwise required to make such Property Advance determines that such Property Advance would, if made, constitute a Nonrecoverable Property Advance. In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) only the obligations of the Borrower under the terms of the related Mortgage Loan (or the Serviced Whole Loan, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the Servicing Standard in the case of the Servicer or the Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.

            The Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Property Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Property Advances. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or the Serviced Companion Loan's, as applicable, Stated Principal Balance).

            Any determination by the Servicer, the Special Servicer or the Trustee that it has made a Nonrecoverable Property Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Property Advance shall be evidenced in the case of the Servicer or the Special Servicer by a certificate of a Servicing Officer delivered to the other and to the Trustee, the Bond Administrator and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Bond Administrator, the Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Property Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Special Servicer and the Trustee.

            Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that a Property Advance is a Nonrecoverable Advance) and (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) may obtain, at the expense of the Trust (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any Property Advance shall be conclusive and binding on the Certificateholders and the Serviced Companion Loan Noteholders.

            Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Property Advance and (ii) the Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Property Advance shall be subject to the standards applicable to the Servicer hereunder.

            With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Servicer determines that a Property Advance of such amounts would constitute a Nonrecoverable Advance, the Servicer shall deliver notice of such determination to the Trustee and the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Servicer) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Serviced Companion Loans, the related Serviced Companion Loan Noteholders. If the Special Servicer determines that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Serviced Companion Loans, the related Serviced Companion Loan Noteholders, the Special Servicer shall direct the Servicer in writing to make such payment and the Servicer shall make such payment, to the extent of available funds, from amounts in the Collection Account or, if the Serviced Whole Loan is involved, from amounts in the Serviced Whole Loan Collection Account.

            Notwithstanding anything to the contrary contained in this Section 3.24, the Servicer may elect (but shall not be required) to make a payment out of the Collection Account to pay for certain expenses specified in this sentence notwithstanding that the Servicer has determined that a Property Advance with respect to such expenditure would be a Nonrecoverable Property Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Servicer determines in accordance with the Servicing Standard (as evidenced by a certificate of a Servicing Officer delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders (and, if applicable the Serviced Companion Loan Noteholders), all as a collective whole. The Servicer may elect to obtain reimbursement of Nonrecoverable Property Advances from the Trust Fund in accordance with Section 3.06(a).

            (e) The Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(b) or 3.06(c), if applicable, of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Servicer, the Special Servicer and the Trustee each hereby covenant and agree to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

            The parties acknowledge that, pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement, the GMACCM 2003-C3 Servicer and the Wachovia 2003-C9 Master Servicer are each obligated to make servicing advances with respect to the AFR/Bank of America Portfolio Mortgage Loan and Meadows Mall Mortgage Loan, respectively. The GMACCM 2003-C3 Servicer and the Wachovia 2003-C9 Master Servicer or, to the extent such party has made an advance, the trustee or fiscal agent or other Persons making advances under the GMACCM 2003-C3 Pooling and Servicing Agreement or the Wachovia 2003-C9 Pooling and Servicing Agreement, shall be entitled to reimbursement for the pro rata portion (based on Stated Principal Balance) of the related Mortgage Loan with respect to any Property Advance that is nonrecoverable (with, in each case, any pro rata portion of accrued and unpaid interest thereon provided for under the GMACCM 2003-C3 Pooling and Servicing Agreement or the Wachovia 2003-C9 Pooling and Servicing Agreement, as applicable) in the manner set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement and the AFR/Bank of America Portfolio Co-Lender Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement and the Meadows Mall Intercreditor Agreement, as applicable.

            Section 3.25 Appointment of Special Servicer. (a) Lennar Partners, Inc. is hereby appointed as the initial Special Servicer to service each Specially Serviced Loan.

            (b) Certificateholders owning a majority of the Percentage Interests in the Controlling Class (including any Certificates held by the Special Servicer or its Affiliates) shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer with respect to all or a portion of the Specially Serviced Loans. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02. The Trustee shall, promptly after receiving any such removal notice, so notify the Bond Administrator and each Rating Agency. If the replacement designated in such notice is consented to by the Trustee (such consent not to be unreasonably withheld), the termination of the Special Servicer and appointment of a successor Special Servicer pursuant to this Section 3.25(b) shall not be effective until (i) each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates or if such successor Special Servicer shall also specially service the Tysons Corner Center Whole Loan, any class of Serviced Companion Loan Securities, (ii) the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing reasonably satisfactory to the Trustee and (iii) receipt by the Trustee of an Opinion of Counsel to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement and
(z) this Agreement will be enforceable against such replacement in accordance with its terms. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b) mutatis mutandis.

            The existing Special Servicer shall be deemed to have been removed simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the Special Servicer removed pursuant to this Section shall be entitled to receive, and shall have received, all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation and it shall continue to be entitled to any rights that accrued prior to the date of such resignation (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such removal) notwithstanding any such removal. Such removed Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including without limitation the transfer within two Business Days to the successor Special Servicer for administration by it of all cash amounts that are thereafter received with respect to the Mortgage Loans.

            (c) The appointment of any such successor Special Servicer shall not relieve the Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Servicer as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund or any Serviced Companion Loan Noteholder.

            Section 3.26 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report. (a) Upon the occurrence of any event specified in the definition of Specially Serviced Loan with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan of which the Servicer has notice, the Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, the related Mortgage Loan Seller, the Controlling Class Certificateholders and, if applicable, the related Serviced Companion Loan Noteholders and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan or Serviced Whole Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan or Serviced Whole Loan until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Whole Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that becomes a Specially Serviced Loan, the Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan or Serviced Whole Loan to the Servicer. Notwithstanding the preceding sentence, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that becomes a Specially Serviced Loan, the Special Servicer may instruct the related Borrower to remit all payments in respect of such Mortgage Loan or Serviced Whole Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Borrower.

            Upon determining that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, and upon giving such notice, such Mortgage Loan or Serviced Whole Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loan, the Special Servicer's obligation to service such Mortgage Loan or Serviced Whole Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan or Serviced Whole Loan as a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Loan directly to the Servicer.

            (b) In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

            (c) Not later than two Business Days preceding each date on which the Servicer is required to furnish a report under Section 3.13(a) to the Bond Administrator, the Special Servicer shall deliver to the Bond Administrator, with a copy to the Servicer, a written statement describing, on a loan by loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Loan, in each case in accordance with Section 3.17 (it being understood and agreed that to the extent this information is provided in accordance with Section 3.13(f), this
Section 3.26(c) shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Loans as the Servicer or the Bond Administrator reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.

            (d) Notwithstanding the provisions of the preceding Section 3.26(c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

            (e) [Reserved.]

            (f) No later than 30 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer, the Directing Certificateholder, each related Serviced Companion Loan Noteholder and upon request, the Underwriters, a report (the "Asset Status Report") with respect to such Mortgage Loan or Serviced Whole Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) date of transfer of servicing of such Mortgage Loan or Whole Loan to the Special Servicer;

            (ii) summary of the status of such Specially Serviced Loan and any negotiations with the related Borrower;

            (iii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (v) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or REO Property);

            (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder (subject to Section 3.31) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration in the best interests of all the Certificateholders and, with respect to the Serviced Whole Loan, the Serviced Companion Loan Noteholders) or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report within such 10 Business Day-period, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.26(f) until the Directing Certificateholder fails to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the related Serviced Companion Loan Noteholders, if applicable. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 60 Business Days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report where required to comply with the Servicing Standard. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Certificateholder (with a copy to the Bond Administrator) if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Borrower becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, if the Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and, if the Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders and, if the Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders (as a collective whole) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report.

            The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

            No direction of the Directing Certificateholder shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.18, Section 3.20 and Section 3.29 and the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, the Bond Administrator's or the Servicer's responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Certificateholder described in this paragraph.

            Notwithstanding the foregoing, the Directing Certificateholder shall not have any rights to approve or disapprove an Asset Status Report set forth in this Section 3.26(b) with respect to the Serviced Whole Loan so long as the related Serviced Companion Loan Noteholders are entitled to exercise the approval rights with respect to recommended actions pursuant to the related Co-Lender Agreement.

            Section 3.27 [Reserved].

            Section 3.28 Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Mortgage Loans. (a) Prior to taking any action with respect to a Mortgage Loan or the Serviced Whole Loan secured by Mortgaged Properties located in a "one-action" state, the Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance).

            (b) [Reserved].

            (c) With respect to the Mortgage Loans (other than Non-Serviced Mortgage Loans) and the Serviced Whole Loan that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the mortgagee to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause
(i), required by such Mortgage Loan or Serviced Whole Loan and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates.

            (d) The Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

            (e) In connection with the Mortgage Loans known as Shoppes at Grand Prairie, identified as Loan No. 8 on the Mortgage Loan Schedule, Alpha Office Building, identified as Loan No. 45 on the Mortgage Loan Schedule, Fountainview Townhomes, identified as Loan No. 27 on the Mortgage Loan Schedule and Empirian at Winter Park, identified as Loan No. 11 on the Mortgage Loan Schedule, the related Borrower was required to escrow funds or post a letter of credit related to meeting certain performance objectives described in the applicable Loan Documents, which funds will be released to such Borrower upon the satisfaction of certain conditions. The Special Servicer shall have sole discretion to determine whether a Borrower has met such performance objectives and satisfied such conditions in connection with a release of any funds hereunder to such Borrower. The Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral for the related Mortgage Loan and not apply such items to reduce the Stated Principal Balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Loan Documents, applicable law or court order.

            (f) If any Mortgage Loan (other than Non-Serviced Mortgage Loans) provides that the "Lender" with respect thereto is required to purchase U.S. government obligations on behalf of the related Borrower in connection with any defeasance of the related Note, the Servicer shall purchase such obligations and effectuate such defeasance, at the Borrower's expense, in accordance with the provisions of the related Loan Documents, consistent with the Servicing Standard; provided that in no event may the Servicer effect such defeasance or accept a cash payment prior to the identification of such obligations.

            (g) With respect to the Mortgage Loan known as The Watergate/600 New Hampshire Avenue, identified as Loan No. 3 on the Mortgage Loan Schedule, prior to changing the Manager at the related Mortgaged Property, the Servicer or the Special Servicer, as applicable, shall obtain, at the related Borrower's expense, written confirmation from S&P that such change in Manager would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

            (h) The Servicer (together with its employees, officer and directors) shall not utilize the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans (other than Non-Serviced Mortgage Loans) to render advice in connection with, solicit, or otherwise participate in the refinancing of any Mortgage Loans or Serviced Whole Loan (whether at maturity or otherwise, unless the related Mortgage Loan Seller confirms in writing that it will not pursue the refinancing of such Mortgaged Property). Neither the Servicer nor the Special Servicer shall make its mortgage loan servicing system available to the Servicer's or the Special Servicer's affiliates engaged in the commercial mortgage origination business for the purpose of soliciting additional lending business.

            (i) Without limiting the obligations of the Servicer hereunder with respect to the enforcement of a Borrower's obligations under the related Loan Documents, the Servicer agrees that it shall enforce the provisions of the Loan Documents with respect to the collection of Prepayment Premiums and Yield Maintenance Charges.

            (j) In the event that a Rating Agency shall charge a fee in connection with providing confirmation hereunder that a proposed action will not result in the downgrade, withdrawal, or qualification of any rating assigned to any Class of Certificates or class of Serviced Companion Loan Securities (if applicable), the Servicer shall require the related Borrower to pay such fee to the full extent permitted under the applicable Loan Documents. In the event that such fee remains unpaid, such fee shall be an expense of the Trust Fund (allocated as an Additional Trust Fund Expense in the same manner as Realized Losses as set forth in Section 4.01(f)) and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance, the costs of which may be advanced as a Property Advance.

            Section 3.29 [Reserved].

            Section 3.30 Modifications, Waivers, Amendments and Consents. (a) Except as set forth in Section 3.03(a) and in this Section, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan.

            Notwithstanding the foregoing but subject to Section 3.31, with respect to each Performing Loan, the Servicer may, without confirmation from any Rating Agency then rating any Certificates or Serviced Companion Loan Securities (if applicable) or the consent of the Special Servicer or the Controlling Holder, (i) consent to subordination of the related Mortgage Loan or Serviced Companion Loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided the Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Borrower's ability to repay the Mortgage Loan or Serviced Companion Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements, (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan Documents), (iv) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan or Serviced Companion Loan and (v) grant other non-material waivers, consents, modifications or amendments; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the related Mortgage Loan or Serviced Companion Loan, (x) would not constitute a "significant modification" of such Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC, (y) would be consistent with the Servicing Standard and (z) would not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            Other than with respect to modifications, waivers and consents specifically described in the prior paragraph, the Servicer will forward all requests (upon the Servicer's receipt of notice of such requests) for modifications, waivers and consents along with copies of the relevant Loan Documents to the Special Servicer. The Servicer shall cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Mortgage File that the Special Servicer reasonably may request.

            Neither the Servicer nor the Special Servicer shall permit (and, in the case of a Performing Loan, the Special Servicer shall not consent to the Servicer's permitting) any Borrower to substitute any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time unless (A) either (i) such substitution is at the unilateral option of the Borrower or otherwise occurs automatically pursuant to the terms of the Mortgage Loan or the Serviced Companion Loan, within the meaning of Treasury Regulations
Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan or the Serviced Companion Loan within the meaning of Treasury Regulations
Section 1.860G-2(b) and (B) to the extent not inconsistent with the Loan Documents, it has received a prior written confirmation from each Rating Agency that such substitution will not, in and of itself, result in a withdrawal, downgrade, or qualification of the rating then assigned by such Rating Agency to any Class of Certificates or class of Serviced Companion Loan Securities, if applicable, then rated by such Rating Agency.

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or Serviced Companion Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or, with respect to the Serviced Whole Loan, at the weighted average rate of the Mortgage Loan and the Serviced Companion Loans) than liquidation of such Specially Serviced Loan pursuant to Section 3.18, then the Special Servicer will be required to agree to such modification, waiver or amendment of such Specially Serviced Loan, subject to the provisions of this
Section 3.30(b), Section 3.30(c) and Section 3.31.

     Except as set forth in this Section 3.30(b) and Section 3.08 but subject to
Section 3.31, the Special Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan or the Serviced Companion Loan, and, except as provided in the following paragraph, Section 3.08(e) and in Section 3.30(d), no Mortgage Loan or the Serviced Companion Loan that is not a Specially Serviced Loan may be modified, waived or amended, provided, that the Special Servicer may agree to extend the maturity date of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is neither a (1) Specially Serviced Loan nor (2) a Mortgage Loan or Serviced Companion Loan in default or as to which default is reasonably foreseeable, provided, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.30(b) shall be permitted to extend the maturity date beyond the earlier of (i) (A) with respect to each of the Mortgage Loans (other than a Non-Serviced Mortgage Loan), two years prior to the Rated Final Distribution Date and (B) with respect to any Serviced Companion Loan, the earlier of the date specified in the preceding clause (A) and two years prior to the "Rated Final Distribution Date" of the Serviced Companion Loan Securities, unless 100% of the then related Serviced Companion Loan Securities have consented to such extension and (ii) in the case of a Mortgage Loan or Serviced Companion Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and that such extension is in the best interest of Certificateholders (and, in the case of the Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Noteholders)). If such extension would extend the Maturity Date of a Mortgage Loan or the Serviced Whole Loan for more than twelve months (but in no event shall such extension period exceed five years, provided, in each such case, the Special Servicer has determined that a longer extension period will result in a greater recovery on a net present value basis for the Trust Fund and, if the Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders (as a collective whole)) from and after the original maturity date of such Mortgage Loan or Serviced Whole Loan, the Special Servicer must provide the Trustee and the Bond Administrator with an Opinion of Counsel (at the expense of the related Borrower) that such extension would not constitute a "significant modification" of the Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Special Servicer shall not extend any Mortgage Loan or the Serviced Companion Loans without first sending notice of such proposed extension to the Directing Certificateholder and, if applicable, the related Serviced Companion Loan Noteholders, together with its recommendation and other information reasonably requested by the Directing Certificateholder and if applicable, the related Serviced Companion Loan Noteholders, and the Directing Certificateholder (subject to Section 3.31) shall have ten days after it receives such notice and information to object to such extension and, if such objection is not made, the Directing Certificateholder (subject to Section 3.31) shall be deemed to have consented to such extension. If the Directing Certificateholder (subject to Section 3.31) objects to such extension, the Special Servicer shall not extend such maturity date and shall have no liability for any loss caused by the failure to extend such maturity date; provided, however, that the Special Servicer shall override the Directing Certificateholder's objection and extend such maturity date if such extension is required by applicable law or the Servicing Standard.

            Notwithstanding the foregoing but subject to Section 3.31, to the extent that the related Loan Documents provide that the lender shall be entitled to approve any material modification, the Special Servicer shall not agree to any material modification unless (a) the Special Servicer shall have notified the Directing Certificateholder of the request for such approval of such material modification and (b) the Directing Certificateholder shall have also approved such material modification; provided, however, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then the material modification shall be deemed approved. The Special Servicer shall not approve such material modification unless the Borrower shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Directing Certificateholder).

            Notwithstanding anything to the contrary contained in this Section, with respect to the Serviced Whole Loan, if and for so long as the Controlling Holder is not the Directing Certificateholder, then the Special Servicer shall consult with and obtain the consent of the related Controlling Holder prior to granting any consent so required by this Agreement to be given by the Directing Certificateholder in connection with a modification.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if such modification, waiver or amendment would provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the Stated Principal Balance of the Specially Serviced Loan.

            (c) Any provision of this Section 3.30 to the contrary notwithstanding, except when a Mortgage Loan or the Serviced Whole Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this Section 3.30(c) shall be collected by any Servicer or Special Servicer from a Borrower (or on behalf of the Borrower) in conjunction with any consent to any modification, waiver or amendment of a Mortgage Loan or the Serviced Whole Loan (unless the amount thereof is specified in the related Note) to the extent the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee and the Bond Administrator with an Opinion of Counsel (at the expense of the related Borrower or such other Person requesting such modification or, if such expense cannot be collected from the related Borrower or such other Person, to be paid by the Servicer as a Property Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), (ii) will not cause (x) any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may not waive the payment of any Yield Maintenance Charge or Prepayment Premium without the consent of the Special Servicer with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan and neither the Servicer nor the Special Servicer may waive the requirement that any prepayment of a Mortgage Loan or the Serviced Whole Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to such Mortgage Loan, provided, further, that any modification, extension, waiver or amendment of the payment terms of the Serviced Whole Loan shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan Documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Serviced Companion Loan Noteholders shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related Loan Documents and the related Co-Lender Agreement.

            (e) [Reserved.]

            (f) Subject to Section 3.30(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Borrower for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and is permitted by the terms of this Agreement, require that such Borrower pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans or Serviced Whole Loan entered into pursuant to this
Section 3.30 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Borrower (and by any guarantor of the related Mortgage Loan or Serviced Whole Loan, if such guarantor's signature is required by the Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard).

            (h) Each of the Servicer and the Special Servicer, as applicable, shall notify the Rating Agencies, the Trustee, the Bond Administrator, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Subservicer of such Mortgage Loan or Serviced Whole Loan or a Certificateholder), the Directing Certificateholder, the related Serviced Companion Loan Noteholders, if applicable, and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan or the Serviced Whole Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File and, upon request, to any Serviced Companion Loan Noteholder, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Bond Administrator or its receipt from the Special Servicer, as applicable, the Bond Administrator shall forward a copy thereof, upon request, to any Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate.

            (i) Notwithstanding the foregoing, the Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) or Serviced Whole Loan, if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and satisfies the conditions set forth in Section 3.09(e).

            (j) Notwithstanding anything herein or in the related Loan Documents to the contrary, the Servicer may permit the substitution of direct, non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (other than the Non-Serviced Mortgage Loans) (or any portion thereof) or Serviced Whole Loan in lieu of the defeasance collateral specified in the related Loan Documents or, if applicable, the Serviced Whole Loan; provided that, the Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Loan Documents to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Borrower to the extent permitted under the Loan Documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise endanger the status of any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon any of the Loan REMIC, the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") and provided, further, that the requirements set forth in Section 3.09(e) are satisfied.

            (k) If required under the related Loan Documents or if otherwise consistent with the Servicing Standard, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Loan Documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts (other than a nominal amount) to be maintained in the Defeasance Account for a period in excess of 120 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account or, if the Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account and treat any such payments as payments made on the Mortgage Loan or Serviced Whole Loan, as applicable, in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan or Serviced Companion Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Collection Account or, if the Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account for a period in excess of 365 days.

            (l) In the event the Servicer or Special Servicer determines that a refusal to consent by the Controlling Holder or any advice from the Controlling Holder would cause the Servicer or Special Servicer, as applicable, to violate applicable law, the terms of any Loan Documents, the REMIC Provisions or the terms of this Agreement, including without limitation, the Servicing Standard, the Servicer or Special Servicer shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Controlling Holder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            Section 3.31 Rights of Holders of the Tysons Corner Center Whole Loan. (a) Notwithstanding anything to the contrary contained herein (but subject to Section 3.31), (1) the Servicer and the Special Servicer, as applicable, shall be required to consult with the Directing Certificateholder and the Serviced Companion Loan Noteholders about a particular course of action (and, if so requested, shall consult with them separately) and (2) prior to taking any of the following actions, the Servicer and the Special Servicer, as applicable, will be required to notify the Directing Certificateholder and the Serviced Companion Loan Noteholders of any proposal to take any of such actions (and to provide such non-proprietary information as may be reasonably requested by and necessary in the reasonable determination of any such Person in order to make a judgment, the expense of providing such information to be an expense of the requesting Person) and to receive the written approval of such Directing Certificateholder and the Serviced Companion Loan Noteholders in accordance with the related Co-Lender Agreement with respect to:

                  (A) any modification or amendment of, or waiver with respect to, the Tysons Corner Center Whole Loan that would result in the extension of the Maturity Date thereof, a reduction in the interest rate borne thereby or the Monthly Payment, or any Prepayment Premium, exit fee or Yield Maintenance Charge payable thereon or a deferral or forgiveness of interest on or principal of the Tysons Corner Center Whole Loan, a modification or waiver of any other monetary term of the related Loan Documents relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision of the related Serviced Whole Loan which restricts the related Borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the related Borrower;

                  (B) any modification or amendment of, or waiver with respect to, the related Loan Documents that would result in a discounted pay-off of such Serviced Whole Loan;

                  (C) any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property securing the Tysons Corner Center Whole Loan, or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

                  (D) any proposed or actual sale of the related Mortgaged
            Property or REO Property with respect to the Tysons Corner Center Whole Loan;

                  (E) any proposed or actual sale of the Tysons Corner Center
            Whole Loan other than pursuant to (i) Section 3.18 or, with respect to the Tysons Corner Center Mortgage Loan, Section 9.01 herein or
            (ii) Section 3.5 of the related Co-Lender Agreement;

                  (F) any release of the related Borrower, any guarantor or
            other obligor from liability with respect to the Tysons Corner Center Whole Loan;

                  (G) any determination not to enforce a "due-on-sale" or
            "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related Borrower with respect to the Tysons Corner Center Whole Loan) as provided in Section 3.09;

                  (H) any action to bring a related Mortgaged Property or REO
            Property into compliance with Environmental Laws or to otherwise address hazardous materials located at the related Mortgaged Property or REO Property with respect to the Tysons Corner Center Whole Loan;

                  (I) any substitution or release of collateral or acceptance of additional collateral including the release of additional collateral for the Tysons Corner Center Whole Loan unless required by the related Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

                  (J) adoption or approval of a plan in a bankruptcy of a
            related Borrower with respect to the Tysons Corner Center Whole
            Loan;

                  (K) consenting to the execution, termination or renewal of any
            "New Lease" or "Lease Modification" (as each such term is defined in the related Loan Documents), to the extent the lender's approval is required under the related Loan Documents;

                  (L) any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Loan Documents; and

                  (M) any consent, waiver or approval with respect to any change in the Manager with respect to the Mortgaged Property relating to the Tysons Corner Center Whole Loan;


provided, that, if the holders of the Tysons Corner Center Whole Loan (or their designees) then holding a majority of the Stated Principal Balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days (or such shorter period as may be required by the Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Directing Certificateholder shall be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in this Agreement (including that such action does not violate the Servicing Standard or any other provision of the Pooling and Servicing Agreement, the Serviced Whole Loan or the REMIC Provisions), and the Servicer or the Special Servicer, as applicable, shall implement the course of action in accordance with the Servicing Standard.

            (b) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by any Certificateholder, the Controlling Holder or any holder of the Tysons Corner Center Whole Loan that is not a Controlling Holder may (and the Special Servicer and the Servicer shall ignore and act without regard to any such advice, direction or objection that the Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) (A) require or cause the Servicer or the Special Servicer, as applicable, to violate the terms of the related Loan Documents, applicable law or any provision of this Agreement or the applicable Co-Lender Agreement, including the Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC or (B) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions.

            (c) The Controlling Holder shall not owe any fiduciary duty to the Trustee, the Bond Administrator, the Servicer, any Special Servicer, any Certificateholder or any Tysons Corner Center Pari Passu Loan Noteholder. The Controlling Holder will not have any liability to the Certificateholders or any other Tysons Corner Center Pari Passu Loan Noteholders, for any action taken, or for refraining from the taking of any action or the giving of any consent, in good faith pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that the Controlling Holder may take or refrain from taking actions that favor the interests of the Controlling Holder over the Certificateholders or such other Tysons Corner Center Pari Passu Loan Noteholders, and that such Controlling Holder may have special relationships and interests that conflict with the interests of the Certificateholders or such other Tysons Corner Center Pari Passu Loan Noteholders and will be deemed to have agreed to take no action against such Controlling Holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that such Controlling Holder shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Controlling Holder.

            (d) For purposes of this Agreement, at any time that an action is required to be taken hereunder or under a related Co-Lender Agreement by the holder of the Tysons Corner Center Mortgage Loan with respect to the Tysons Corner Center Whole Loan, the Directing Certificateholder shall be entitled to take such action.

            Section 3.32 [Reserved].

            Section 3.33 Certain Intercreditor Matters Relating to the Whole Loans. (a) With respect to the Tysons Corner Center Whole Loan, except for those duties to be performed by, and notices to be furnished by, the Trustee or the Bond Administrator under this Agreement, the Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Co-Lender Agreement.

            (b) With respect to the Tysons Corner Center Mortgage Loan and each Distribution Date, if the Servicer receives the Monthly Payment on any day after the related P&I Advance Determination Date but prior to any Distribution Date, the Servicer shall make a P&I Advance by deposit to the Collection Account on the Servicer Remittance Date in an amount equal to the Monthly Payment. The Servicer shall not be entitled to interest accrued on the amount of any such P&I Advance for the period beginning on the date such P&I Advance is made up to, and including, the related Distribution Date. With respect to each Tysons Corner Center Pari Passu Loan, if the Servicer receives the related Monthly Payment on a date that is less than three Business Days prior to the distribution date under a Serviced Companion Loan Securitization Agreement, the Servicer shall provide written notice to the master servicer under each such Serviced Companion Loan Securitization Agreement as to the amount that the Servicer shall remit to such master servicer not later than 10:00 a.m. on the following Business Day that the Servicer received the related Monthly Payment. With respect to the Balloon Payment on the Tysons Corner Center Whole Loan, if the Servicer receives such Balloon Payment on a date that is less than three Business Days prior to the distribution date under a Serviced Companion Loan Securitization Agreement, the Servicer shall (i) provide written notice to the trustee and master servicer under each such Serviced Companion Loan Securitization Agreement as to the amount that the Servicer shall remit to such trustee not later than 10:00 a.m. on the following Business Day that the Servicer received such Balloon Payment and (ii) remit the portion of the Balloon Payment allocable to each Tysons Corner Center Pari Passu Loan (based on its Stated Principal Balance) directly to the trustee under each such Serviced Companion Loan Securitization Agreement.

            (c) The Servicer shall maintain a register (the "Serviced Companion Loan Noteholder Register") on which the Servicer will record the names and addresses of the Serviced Companion Loan Noteholders and wire transfer instructions for such Serviced Companion Loan Noteholders from time to time, to the extent such information is provided in writing to the Servicer by a Serviced Companion Loan Noteholder. Each Serviced Companion Loan Noteholder has agreed to inform the Servicer of its name, address, taxpayer identification number and wiring instructions and of any transfer thereof (together with any instruments of transfer).

            In no event shall the Servicer be obligated to pay any party the amounts payable to a Serviced Companion Loan Noteholder hereunder other than the Person listed as the applicable Serviced Companion Loan Noteholder on the Serviced Companion Loan Noteholder Register. In the event that a Serviced Companion Loan Noteholder transfers the related Serviced Companion Loan without notice to the Servicer, the Servicer shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

            The Servicer shall promptly provide the names and addresses of any Serviced Companion Loan Noteholder to any party hereto or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Servicer shall have no liability to any Person for the provision of any such names and addresses.

            (d) The Servicer shall deliver, or cause to be delivered, to the Bond Administrator, promptly following receipt from the GMACCM 2003-C3 Servicer, the GMACCM 2003-C3 Special Servicer, the GMACCM 2003-C3 Trustee or the GMACCM 2003-C3 Serviced Companion Loan Paying Agent and the Wachovia 2003-C9 Servicer, the Wachovia 2003-C9 Special Servicer, the Wachovia 2003-C9 Trustee or the Wachovia 2003-C9 Companion Paying Agent, any servicing reports concerning the AFR/Bank of America Portfolio Whole Loan and the Meadows Mall Whole Loan.

            (e) Promptly following the Closing Date, the Trustee shall send written notice (in the form of Exhibit V attached hereto), accompanied by a certified copy of an executed version of this Agreement, (i) with respect to the AFR/Bank of America Portfolio Mortgage Loan, to each of the GMACCM 2003-C3 Servicer, the GMACCM 2003-C3 Trustee and the GMACCM 2003-C3 Serviced Companion Loan Paying Agent and (ii) with respect to the Meadows Mall Mortgage Loan, to each of the Wachovia 2003-C9 Servicer, the Wachovia 2003-C9 Trustee and the Wachovia 2003-C9 Companion Paying Agent, stating that, as of the Closing Date, the Trustee is the holder of the AFR/Bank of America Portfolio Mortgage Loan and the Meadows Mall Mortgage Loan, respectively, and directing the GMACCM 2003-C3 Servicer, the GMACCM 2003-C3 Serviced Companion Loan Paying Agent, the Wachovia 2003-C9 Servicer and the Wachovia 2003-C9 Companion Paying Agent, respectively, to remit to the Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the AFR/Bank of America Portfolio Mortgage Loan under the AFR/Bank of America Portfolio Co-Lender Agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement and the holder of the Meadows Mall Mortgage Loan under the Meadows Mall Intercreditor Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement. Such notice shall also provide contact information for the Trustee, the Servicer, the Special Servicer and the Controlling Holder.

            Section 3.34 Certain Matters Relating to the AFR/Bank of America Portfolio Whole Loan. (a) In the event that any of the GMACCM 2003-C3 Trustee, the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer shall be replaced in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement, promptly upon notice thereof, the Servicer and the Special Servicer shall acknowledge its successor as the successor to the GMACCM 2003-C3 Trustee, the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as the case may be.

            (b) The terms set forth in that certain Side Letter Agreement dated March 17, 2004, addressing certain servicing matters with respect to the AFR/Bank of America Portfolio Mortgage Loan are incorporated herein by reference as if set forth herein and, to the extent that the Servicer, the Special Servicer, the Trustee and/or the Bond Administrator have duties and obligations under any such Side Letter Agreement, each successor servicer, successor special servicer, successor trustee and/or successor bond administrator, respectively, under this Agreement shall perform such duties and satisfy such obligations.

            Section 3.35 Certain Matters Relating to the Meadows Mall Whole Loan. In the event that any of the Wachovia 2003-C9 Trustee, the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer shall be replaced in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement, promptly upon notice thereof, the Servicer and the Special Servicer shall acknowledge its successor as the successor to the Wachovia 2003-C9 Trustee, the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer, as the case may be.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions. (a) (i) The initial Lower-Tier Balances as of any date subsequent to the first Distribution Date, and Pass-Through Rate on each Class of Lower-Tier Regular Interests shall be as set forth in the Preliminary Statement and the definition of "Pass-Through Rate."

            (ii) On each Distribution Date, amounts held in the Lower-Tier Distribution Account shall be withdrawn (to the extent of the Available Funds, including or reduced by, to the extent required by Section 3.05(d), the Interest Reserve Amount) in the case of all Classes of Lower-Tier Regular Interests (such amount, the "Lower-Tier Distribution Amount") and distributions made in respect of any Class of Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, that interest shall be deemed to have been distributed pro rata among two or more Corresponding Lower-Tier Regular Interests that correspond to a Class of Certificates; and provided, further, that distributions of principal:

                        (1) with respect to the Class A-1 Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class A-1L-1 Interest; second, to the Class A-1L-2 Interest; third, to the Class A-1L-3 Interest; fourth, to the Class A-1L-4 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (2) with respect to the Class A-2 Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class A-2L-1 Interest; second, to the Class A-2L-2 Interest; third, to the Class A-2L-3 Interest; fourth, to the Class A-2L-4 Interest; and fifth, to the Class A-2L-5 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (3) with respect to the Class A-3 Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class A-3L-1 Interest; second, to the Class A-3L-2 Interest; third, to the Class A-3L-3 Interest; fourth, to the Class A-3L-4 Interest; and fifth, to the Class A-3L-5 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (4) with respect to the Class A-4 Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class A-4L-1 Interest; second, to the Class A-4L-2 Interest; and third, to the Class A-4L-3 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (5) with respect to the Class D Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class D-L-1 Interest; second, to the Class D-L-2 Interest; and third, to the Class D-L-3 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (6) with respect to the Class E Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class E-L-1 Interest; second, to the Class E-L-2 Interest; and third, to the Class E-L-3 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (7) with respect to the Class F Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class F-L-1 Interest; and second, to the Class F-L-2 Interest in each case until their respective Lower-Tier Balances are reduced to zero;

                        (8) with respect to the Class G Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class G-L-1 Interest; second, to the Class G-L-2 Interest; and third, to the Class G-L-3 Interest, in each case until their respective Lower-Tier Balances are reduced to zero;

                        (9) with respect to the Class H Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class H-L-1 Interest; and second, to the Class H-L-2 Interest, until their respective Lower-Tier Balances are reduced to zero;

                        (10) with respect to the Class J Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class J-L-1 Interest; and second, to the Class J-L-2 Interest, until their respective Lower-Tier Balances are reduced to zero; and

                        (11) with respect to the Class K Certificates, shall be
                  deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class K-L-1 Interest; and second, to the Class K-L-2 Interest in each case, until their respective Lower-Tier Balances are reduced to zero.


            All distributions made in respect of the Class X-1 and Class X-2 Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of such Component's Corresponding Lower-Tier Regular Interest. All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(b) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in sequential order of the priority set forth in this Section 4.01(a)(ii) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Component of such Class of Certificates.

            On each Distribution Date, the Bond Administrator shall apply amounts related to each Prepayment Premium and Yield Maintenance Charge then on deposit in the Lower-Tier Distribution Account and received during or prior to the related Collection Period, to the Lower-Tier Regular Interests in proportion to the Lower-Tier Balances of the Lower-Tier Regular Interests outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(a)(ii).

            The Bond Administrator shall be deemed to deposit the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and any Yield Maintenance Charges distributed to the Upper-Tier REMIC pursuant to this Section 4.01(a)(ii) into the Upper-Tier Distribution Account.

            (b) On each Distribution Date occurring prior to the Crossover Date, the Bond Administrator shall withdraw from the Upper-Tier Distribution Account the amounts deposited in the Upper-Tier Distribution Account in respect of such Distribution Date pursuant to Section 4.01(a)(ii), and distribute such amount to Certificateholders in the amounts and in the order of priority set forth below:

            (i) First, to pay interest, pro rata, on the Class A-1, Class A-2, Class A-3, Class A-4 , Class X-1 and Class X-2 Certificates from the Available Funds for such Distribution Date up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements;

            (ii) Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Classes;

            (iii) Third, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof: (A) first, to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Class A-1 Certificates are reduced to zero; (B) second, to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date, until the Class A-2 Certificates are reduced to zero; (C) to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-2 Certificates) for such Distribution Date, until the Class A-3 Certificates are reduced to zero; and (D) to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-3 Certificates) for such Distribution Date, until the Class A-4 Certificates are reduced to zero;

            (iv) Fourth, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (v) Fifth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (vi) Sixth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (vii) Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (viii)Eighth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (ix) Ninth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (x) Tenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xi) Eleventh, to the Class C Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xii) Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xiii)Thirteenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xiv) Fourteenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xv) Fifteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xvi) Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xvii)Seventeenth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xviii) Eighteenth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xix) Nineteenth, to the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xx) Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xxi) Twenty-first, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xxii)Twenty-second, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xxiii) Twenty-third, to the Class F Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xxiv)Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xxv) Twenty-fifth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xxvi)Twenty-sixth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xxvii) Twenty-seventh, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xxviii) Twenty-eighth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xxix)Twenty-ninth, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xxx) Thirtieth, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xxxi)Thirty-first, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xxxii) Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xxxiii) Thirty-third, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xxxiv) Thirty-fourth, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xxxv)Thirty-fifth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xxxvi) Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xxxvii) Thirty-seventh, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xxxviii) Thirty-eighth, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xxxix) Thirty-ninth, to the Class K Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xl) Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xli) Forty-first, to the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xlii)Forty-second, to the Class L Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xliii) Forty-third, to the Class L Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xliv)Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xlv) Forty-fifth, to the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (xlvi)Forty-sixth, to the Class M Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (xlvii) Forty-seventh, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (xlviii) Forty-eighth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (xlix)Forty-ninth, to the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (l) Fiftieth, to the Class N Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (li) Fifty-first, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (lii) Fifty-second, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (liii)Fifty-third, to the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

            (liv) Fifty-fourth, to the Class O Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (lv) Fifty-fifth, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

            (lvi) Fifty-sixth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

            (lvii)Fifty-seventh, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

            (lviii) Fifty-eighth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

            (lix) Fifty-ninth, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

            (lx) Sixtieth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

            (lxi) Sixty-first, to the Class R and Class LR Certificates.

            All references to "pro rata" in the preceding clauses with respect to interest and Class Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

            All distributions of interest made in respect of the Class X-1 and Class X-2 Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class X-1 and Class X-2 Strip Rate, as applicable, of such Component multiplied by its Notional Amount, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes.

            (c) On each Distribution Date, following the distribution from the Lower-Tier Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Paying Agent shall make distributions of any Prepayment Premiums and Yield Maintenance Charges received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(e) among the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums and Yield Maintenance Charges are available therefor until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, and in an aggregate amount up to the product of (a) such Prepayment Premiums, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of each such Class. Any remainder of the Prepayment Premiums and Yield Maintenance Charges remaining after distributions have been made pursuant to the preceding sentence or after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero will be distributed 100% to the Holders of the Class X-1 Certificates. All distributions of Yield Maintenance Charges collected during the related Collection Period that represent Yield Maintenance Charges actually collected on the Loan REMIC Loan shall be deemed to be distributed from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC Regular Interest.

            Prepayment Premiums and Yield Maintenance Charges will only be distributed on a Distribution Date (a) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and (b) if the amount computed pursuant to the related clause above is greater than zero.

            Notwithstanding the foregoing, Prepayment Premiums and Yield Maintenance Charges shall be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

            (d) [Reserved.]

            (e) On each Distribution Date, the Bond Administrator shall withdraw amounts from the Excess Liquidation Proceeds Account (or sub-account thereof) and shall distribute such amounts in the following manner:

            (i) (A) from amounts in the Excess Liquidation Proceeds Account allocable to a Mortgage Loan (other than the Tysons Corner Center Mortgage
      Loan), to reimburse the Holders of the Principal Balance Certificates (in the order set forth in Section 4.01(b)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to them and unreimbursed after application of Available Funds for such Distribution Date and (B) from amounts in the Excess Liquidation Proceeds Account allocable to the Serviced Whole Loan, to reimburse the Holders of the Principal Balance Certificates, with respect to amounts allocable to the Tysons Corner Center Mortgage Loan and, the Serviced Companion Loan Noteholders, with respect to amounts allocable to the Serviced Companion Loans, on a pro rata basis based on the Mortgage Loan's and each Serviced Companion Loan's Stated Principal Balance, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to them and unreimbursed after application of Available Funds for such Distribution Date; and

            (ii) any amounts remaining in the Excess Liquidations Proceeds Account after such distributions on any Distribution Date that (a) are allocable to the Mortgage Loans, shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and, upon termination of the Trust Fund, any amounts remaining in the Excess Liquidations Proceeds Account (other than amounts allocable to the Serviced Whole Loan) shall be distributed by the Bond Administrator to the Class LR Certificates; and (b) are allocable to the Serviced Companion Loans, shall be remitted within one Business Day after each such Distribution Date by the Bond Administrator to the Servicer (which shall remit to the Serviced Companion Loan Noteholders in accordance with Section 3.05(g)).

      Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clauses (i) and
      (ii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto (and, if the Mortgage Loan that incurred such Realized Loss or Additional Trust Fund Expense is the Loan REMIC Loan, the Loan REMIC Balance of the Loan REMIC Regular Interest). Amounts paid from the Excess Liquidation Proceeds Account will not reduce the Certificate Balances of the Principal Balance Certificates receiving such distributions.

            (f) On each Distribution Date, immediately following the distributions to be made on such date pursuant to this Section 4.01(b) and the allocation of Class Interest Shortfalls, the Bond Administrator shall calculate the amount, if any, of Realized Losses. Any allocation of Realized Losses to a Class of Regular Certificates (other than the Class X-1 and Class X-2 Certificates) shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Realized Losses allocated to a Class of Regular Certificates (other than the Class X-1 and Class X-2 Certificates) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.

            The Certificate Balances of each Class of Principal Balance Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date. Any such write-offs will be applied to Classes of Regular Certificates (other than the Class X-1 and Class X-2 Certificates) in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class P Certificates, second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates; and finally, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances. Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto in accordance with
Section 4.01(b). Additional Trust Fund Expenses and shortfalls in Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be treated as and allocated in the same manner as Realized Losses.

            Realized Losses, Additional Trust Fund Expenses and such other amounts described above which are applied to each Class of Certificates will be allocated to reduce the Lower-Tier Balance of the Lower-Tier Regular Interests in the same manner as principal is allocated thereto pursuant to Section 4.01(a)(ii) and, if the Mortgage Loan that incurred such Realized Loss or Additional Trust Fund Expense is the Loan REMIC Loan, the Loan REMIC Balance of the Loan REMIC Regular Interest.

            (g) All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

            (h) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Bond Administrator shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates on such date a notice to the effect that:

                  (A) the Bond Administrator reasonably expects based upon
            information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Bond Administrator therein specified, and

                  (B) if such final distribution is made on such Distribution
            Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates, Lower-Tier Regular Interests or Loan REMIC Regular Interest outstanding.

            Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.0l(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator hereunder and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Bond Administrator as a result of such Holder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h). Any such amounts transferred to the Bond Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

            (i) Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls shall be allocated to and be deemed distributed to, each Class of Certificates, pro rata, based upon the Interest Accrual Amount distributable to each such Class prior to reduction by such Excess Prepayment Interest Shortfalls. Servicer Prepayment Interest Shortfalls shall be deposited by the Servicer into the Collection Account on or prior to the Servicer Remittance Date.

            (j) All payments made on the Loan REMIC Loan (or beneficial interests in the related REO Property) which is an asset of the Loan REMIC shall be deemed to be paid to the Lower-Tier REMIC before payments are made to the holders of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), and shall be treated as principal, interest, Prepayment Premiums or Yield Maintenance Charges, as the case may be, based on these characterizations with respect to the Loan REMIC Loan (or REO Property), except where expressly noted and, in addition, any payment of principal on, or Realized Loss with respect to, the Loan REMIC Loan shall reduce the Stated Principal Balance of the Loan REMIC Regular Interest. Any payments on or with respect to the Loan REMIC Loan which is an asset of the Loan REMIC in excess of the principal, interest, Prepayment Premiums and Yield Maintenance Charges distributable on the Loan REMIC Regular Interest shall be distributable to the Class LR Certificate in respect of amounts distributed on the Loan REMIC Residual Interest to the extent provided in the Loan REMIC Declaration; provided, that Excess Liquidation Proceeds with respect to the Loan REMIC Loan shall be deemed distributed to such Interest and immediately deposited in the Excess Liquidation Proceeds Account.

            Section 4.02 Statements to Certificateholders; Reports by Bond Administrator; Other Information Available to the Holders and Others. (a) On each Distribution Date, the Bond Administrator shall make available to the general public a statement (substantially in the form of set forth as Exhibit K attached hereto and based on the information set forth in the CMSA Reporting Package prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, upon which information the Bond Administrator may conclusively rely, in accordance with CMSA guidelines) as to distributions made on such Distribution Date (each, a "Distribution Date Statement") setting forth (with respect to each Class of Certificates) the following information:

            (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) applied to reduce the respective Certificate Balance thereof;

            (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount and/or (B) Prepayment Premiums;

            (iii) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class due to Realized Losses and/or Additional Trust Fund Expenses;

            (iv) the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date and the next succeeding Distribution Date;

            (v) the Available Funds for such Distribution Date;

            (vi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Yield Maintenance Charges;

            (vii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified during the related Collection Period, on a loan-by-loan basis;

            (viii)a loan-by-loan listing of each Mortgage Loan which was defeased during the related Collection Period;

            (ix) the balance of the Interest Reserve Account on the Servicer Remittance Date;

            (x) with respect to the Mortgage Pool, the number of Mortgage Loans, their aggregate Stated Principal Balance, the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans at the close of business on the related Due Date to such Distribution Date;

            (xi) the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (c) delinquent 90 days or more, (D) that are Specially Serviced Loans that are not delinquent, or (E) current, but not Specially Serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

            (xii) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date each became an REO Loan;

            (xiii)as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

            (xiv) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent Appraisal or valuation;

            (xv) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss attributable to such Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (D) the date of the Final Recovery Determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

            (xvi) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment (other than Liquidation Proceeds and Insurance Proceeds) during the related Collection Period and the amount of Principal Prepayment occurring, together with the aggregate amount of Principal Prepayments made during the related Collection Period and any Excess Prepayment Interest Shortfall for such Distribution Date;

            (xvii)the amount of Property Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer, the Special Servicer or the Trustee in the aggregate and by Mortgaged Property or Mortgage Loan, as the case may be;

            (xviii) the aggregate amount of Trustee Fees, Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation retained by or paid to the Servicer, the Special Servicer, the Trustee and the Bond Administrator during the related Collection Period;

            (xix) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis; and

            (xx) the amount of Realized Losses, Additional Trust Fund Expenses and Class Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid).

            In the case of information furnished pursuant to subclauses (i),
(ii), (iii), (vi) and (xix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

            On each Distribution Date, the Bond Administrator shall make available to each Holder of a Class R or Class LR Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates (including, in the case of the Class LR Certificates, amounts distributed (or deemed distributed, in the case of Excess Liquidation Proceeds on the Loan REMIC Loan) in respect of the Loan REMIC Residual Interest) on such Distribution Date. Such obligation of the Bond Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

            Within a reasonable period of time after the end of each calendar year, the Bond Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            (b) On each Distribution Date, the Bond Administrator shall make available to the general public via its internet website located at "www.etrustee.net" (i) the related Distribution Date Statement (in the form of Exhibit K attached hereto), (ii) to the extent received from the Servicer, the CMSA Loan Periodic Update File (including the Monthly Additional Report on Recoveries and Reimbursements), CMSA Loan Setup File, CMSA Bond Level File and CMSA Collateral Summary File and (iii) as a convenience (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement and any other information requested by the Depositor.

            (c) On each Distribution Date beginning in April 2004, the Bond Administrator shall make available to any Privileged Person via its internet website (as described above), to the extent received from the Servicer, to any Privileged Person, the Underwriters and the Initial Purchasers via its internet website, the CMSA Supplemental Servicer Reports, the CMSA Property File, the CMSA Financial File, the Paid After Determination Date Report and any other information requested by the Depositor. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer four Business Days prior to the related Servicer Remittance Date.

            (d) The information contained in the reports in the preceding paragraph of this Section 4.02 shall be made available to the Bond Administrator electronically by the Servicer in the form of, or reflected in, the CMSA Reporting Package, the CMSA Reports and the Paid After Determination Date Report, and the Bond Administrator will make such reports available via its internet website (as described above); provided, however, that the Bond Administrator will provide Certificateholders with a written copy of such reports upon request in the manner described in such preceding paragraph.

            (e) The Bond Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor. In addition, the Bond Administrator may disclaim responsibility for any information distributed by it for which it is not the original source. The Bond Administrator shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and the Bond Administrator shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein. In connection with providing access to the Bond Administrator's Internet website, the Bond Administrator may require registration and the acceptance of a disclaimer. The Bond Administrator shall not be liable for the dissemination of information in accordance herewith.

            (f) The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) the CMSA Reporting Package, the Monthly Additional Report on Recoveries and Reimbursements, the Paid After Determination Date Report and any other reports or other information the Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Servicer is required or permitted to provide to any Borrower with respect to such Borrower's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (g) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be reasonably necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Bond Administrator. None of the Bond Administrator, the Trustee or the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer. Unless the Bond Administrator has actual knowledge that any report or file received from the Servicer contains erroneous information, the Bond Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders and allocating Realized Losses to the Certificates in accordance with Section 4.01 and preparing the statements to Certificateholders required by Section 4.02(a).

            (h) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Bond Administrator shall provide the requesting Certificateholder with such information that is in the Bond Administrator's possession or can reasonably be obtained by the Bond Administrator as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Bond Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (i) With respect to the Mortgaged Property constituting collateral for the Credit Lease Loan, not later than the third Business Day following each Determination Date, the Servicer will deliver to the Bond Administrator a Current Ratings Report with respect to the Tenant and any Guarantor.

            (j) The Bond Administrator shall make available at its offices, during normal business hours, upon not less than two Business Day's prior notice, for review by any Certificateholder, any prospective investor in a Certificate, any Serviced Companion Loan Noteholder (with respect to items (iv)
- (vii), only to the extent such information relates to the related Serviced Companion Loan), the Depositor, the Servicer, the Special Servicer, the Trustee, any Rating Agency and any other Person to whom the Depositor in its sole judgment, deems that such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or under any of the related Loan Documents): (i) this Agreement and any amendments thereto; (ii) all Distribution Date Statements delivered to the Certificateholders and any Companion Loan Noteholder since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer and the Special Servicer to the Bond Administrator since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Bond Administrator; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and delivered to the Bond Administrator; and (vii) any and all Officers' Certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Bond Administrator upon request. The Bond Administrator will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Bond Administrator's obligation under this Section 4.02(j) to make available any document is subject to the Bond Administrator's receipt of such document.

            (k) On or within two Business Days following each Distribution Date, the Bond Administrator shall prepare and furnish to the Financial Market Publisher and each Underwriter, using the format and media mutually agreed upon by the Bond Administrator, the Financial Market Publisher, each Underwriter and the Depositor, the following information regarding each Mortgage Loan and any other information reasonably requested by each Underwriter and available to the Bond Administrator:

            (i) the Loan Number;

            (ii) each related Mortgage Rate; and

            (iii) the Stated Principal Balance as of such Distribution Date.

The Bond Administrator shall only be obligated to deliver the statements, reports and information contemplated by Section 4.02 to the extent it receives the necessary underlying information from the Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Bond Administrator, the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Bond Administrator, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Holder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8BEN, Form W-8IMY or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(c) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

            Section 4.04 REMIC Compliance. (a) The parties intend that each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC and shall constitute, and that the affairs of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions at all times any Certificates are outstanding, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Bond Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each such REMIC and shall on behalf of each such REMIC:

            (i) prepare and file, or cause to be prepared and filed, all required Tax Returns for each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, using a calendar year as the taxable year for each of such REMIC as required by the REMIC Provisions and other applicable federal, state or local income tax laws;

            (ii) make an election, on behalf of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year (which in the case of the Loan REMIC is 2003), in accordance with the REMIC Provisions;

            (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code;

            (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this
      Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC or is otherwise required by the Code, prepare and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law;

            (v) within 30 days of the Closing Date (in the case of the Upper-Tier REMIC only), furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the person that the Certificateholders may contact for tax information relating thereto (and the Bond Administrator shall act as the representative of the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer, the Special Servicer or the Bond Administrator and necessary to make such filing); and

            (vi) maintain such records relating to each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

            The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of the Upper-Tier REMIC, and the Holder of the largest Percentage Interest in the Class LR Certificates shall be the tax matters persons of the Lower-Tier REMIC and the Loan REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). The Trustee shall, promptly after receipt thereof from the Bond Administrator, sign all Tax Returns and other reports required by this Section 4.04 and promptly return them to the Bond Administrator for filing or as otherwise provided by this Section. If more than one Holder shall hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Bond Administrator shall act as attorney-in-fact and agent for the tax matters person of each of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Bond Administrator's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Bond Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Bond Administrator shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Bond Administrator knows that such action or omission (as the case may be) would cause the termination of the REMIC status of any of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC or the imposition of tax on the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC (other than a tax on income expressly permitted to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Bond Administrator shall not be required to take any action that the Bond Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Bond Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Bond Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor, the Servicer or the Special Servicer which does not enable the Bond Administrator to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or
(ii) of the next succeeding sentence. In this regard the Bond Administrator shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee and the Bond Administrator an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject any of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause any of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive any contributions, or any income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Bond Administrator to comply with the provisions of this Section 4.04. The Depositor, the Servicer and the Special Servicer shall cooperate in a timely manner with the Bond Administrator in supplying any information within the Depositor's, the Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Bond Administrator to perform its duties under this
Section 4.04.

            (b) The Bond Administrator shall administer the Loan REMIC in accordance with the Loan REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to such Loan REMIC, and shall otherwise administer the Loan REMIC in the same manner as specified for the Trust REMICs in Section 4.04(a). The AFR/Bank of America Portfolio Mortgage Loan shall be serviced and administered in accordance with the applicable provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement and Article III hereof and the Loan REMIC Declaration. The Bond Administrator shall maintain separate accounting with respect to the Loan REMIC sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the Holders of the Class LR Certificates with respect to the Loan REMIC Residual Interest, (ii) to account for the Loan REMIC Regular Interest as an asset of the Lower-Tier REMIC,
(iii) to pay or cause to be paid any federal, state or local income tax attributable to the Loan REMIC from payments received on or with respect to the related Mortgage Loan, and (iv) to cause any payments on the related Loan REMIC Loan in excess of amounts distributable in respect of the Loan REMIC Regular Interest to be distributed in respect of the Loan REMIC Residual Interest to the extent provided in the Loan REMIC Declaration.

            (c) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Sole Certificateholder, the Servicer, the Special Servicer and the Certificateholder owning a majority of the Percentage Interests in the Controlling Class will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to Article II hereof.

            Section 4.05 Imposition of Tax on the Trust Fund. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC, Lower-Tier REMIC or the Loan REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the REMIC Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from amounts in the REO Account (and, in the case of the Serviced Whole Loan, from amounts in the Serviced Whole Loan REO Account) allocable to the Mortgage Loans and transfer to the Bond Administrator amounts reasonably determined by the Bond Administrator to be necessary to pay such taxes, which the Bond Administrator shall maintain in a separate, non-interest-bearing account, and the Bond Administrator shall send to the Special Servicer for deposit in the REO Account (or, if applicable, the Serviced Whole Loan REO Account) the excess determined by the Bond Administrator from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(b)(xiii) or, in the case of the Serviced Whole Loan, in Section 3.06(c)(xiii), and the next sentence. Except as provided in the preceding sentence, the Bond Administrator is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable REMIC (but such authorization shall not prevent the Bond Administrator from contesting, at the expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Bond Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income allocable to the Mortgage Loans from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may
be). To the extent that any such tax is paid to the IRS, the Bond Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates, or the Trustee as Holder of the Lower-Tier Regular Interests or the Loan REMIC Regular Interest, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Servicer, the Special Servicer nor the Bond Administrator shall be responsible for any taxes imposed on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty or the gross negligence or willful misconduct of the Servicer, the Special Servicer or the Bond Administrator or an act or omission of the Servicer, the Special Servicer or the Bond Administrator in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Servicer or Section
4.04 or 8.01, in the case of the Bond Administrator. Notwithstanding anything in this Agreement to the contrary, in each such case, the Trustee, the Servicer or the Special Servicer shall not be responsible for Bond Administrator's breaches, acts or omissions, and the Bond Administrator shall not be responsible for the breaches, acts or omissions of the Servicer or the Special Servicer.

            Section 4.06 Remittances. (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the related Assumed Scheduled Payment, and (B) if such Mortgage Loan is not described in clause (A) above (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment (after giving effect to any modification other than as described in (A) above); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Net Mortgage Pass-Through Rate (plus the Trustee Fee Rate). The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.30 or Section 3.31 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

            (b) On the Servicer Remittance Date immediately preceding each Distribution Date, the Servicer shall:

            (i) remit to the Bond Administrator for deposit in the Lower-Tier Distribution Account an amount equal to Prepayment Premiums and Yield Maintenance Charges, and for deposit into the Excess Liquidation Proceeds Account an amount equal to Excess Liquidation Proceeds, in each case received by the Servicer in the Collection Period preceding such Distribution Date; and

            (ii) remit to the Bond Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the aggregate of the Available Funds for such Distribution Date.

            Section 4.07 P&I Advances. (a) On or before 1:00 p.m. (New York City time) on each Servicer Remittance Date, the Servicer shall in the case of all Mortgage Loans either (i) remit to the Bond Administrator for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account or the Serviced Whole Loan Collection Account, as applicable, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances; provided that amounts in the Serviced Whole Loan Collection Account shall only be applied up to the related Mortgage Loan's pro rata share of the amounts held therein on such date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account or the Serviced Whole Loan Collection Account, as applicable, for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account or the Serviced Whole Loan Collection Account, as applicable, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee and the Bond Administrator of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the P&I Advance Determination Date. If the Servicer fails to make a required P&I Advance by 1:00 p.m. (New York City time) on any Servicer Remittance Date and the Trustee receives written notice from the Bond Administrator that such P&I Advance has not been made by the Servicer as provided below, the Trustee shall make such P&I Advance pursuant to Section 7.06 by 12:00 noon (New York City time) on the related Distribution Date, in each case unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee) by 11:00 a.m. (New York City time) on such Distribution Date or the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. The Servicer and the Trustee shall not be required to make P&I Advances on any Companion Loan. If the Servicer fails to make a P&I Advance that it is required to make under this Section 4.07, the Bond Administrator shall notify the Trustee of such failure in writing as soon as practicable, but not later than 4:00 p.m. (New York City time) on the Servicer Remittance Date.

            (b) Subject to Sections 4.07(c) and 4.07(e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Collection Period and delinquent as of the close of business on the P&I Advance Determination Date (or not advanced by the Servicer or any sub-servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Collection Period and was delinquent (including any applicable grace period) as of the end of the related Collection Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any applicable Mortgage Loan or REO Loan, shall continue until the Distribution Date on which Liquidation Proceeds or REO Proceeds, if any, are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required hereunder if the Servicer, the Special Servicer or the Trustee, as applicable, determines that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) only the obligations of the Borrower under the terms of the related Mortgage Loan (or the Serviced Whole Loan, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the Servicing Standard in the case of the Servicer and the Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.

            The Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed P&I Advances. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance).

            Any such determination by the Servicer or the Trustee that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Bond Administrator, the Special Servicer and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Bond Administrator, the Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Special Servicer and the Trustee.

            Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that a P&I Advance is a Nonrecoverable Advance) and (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) may obtain, at the expense of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.

            Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer, as applicable, that a P&I Advance, if made, would be a Nonrecoverable P&I Advance and (ii) the Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable P&I Advance shall be subject to the standards applicable to the Servicer hereunder. The Special Servicer shall promptly furnish the Servicer and the Trustee with any information in its possession regarding the Specially Serviced Loans and REO Properties as each such party may reasonably request for purposes of making recoverability determinations.

            (d) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.06(b) or the Serviced Whole Loan Collection Account pursuant to Section 3.06(c), the Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property), out of any amounts then on deposit in the Collection Account or the Serviced Whole Loan Collection Account (to the extent amounts therein relate to the Mortgage Loans, taking into account the related Co-Lender Agreement), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement (or if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account or the Serviced Whole Loan Collection Account.

            Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall make an advance for Yield Maintenance Charges or Penalty Charges and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date; provided that, the amount of any P&I Advance with respect to a Mortgage Loan, as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

            The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan or any REO Loan allocable to principal shall equal the total amount of such proceeds minus (i) any portion thereof payable to the Servicer, the Special Servicer, the Trustee or the Bond Administrator pursuant to this Agreement and (ii) a portion thereof equal to the interest component of the Monthly Payment(s), as accrued at the related Net Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received; provided, however, in the event that the interest portion(s) of one or more P&I Advances with respect of such Mortgage Loan or REO Loan, as applicable, were reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal shall be increased by such amount, and if the amount of the Net Liquidation Proceeds to be applied to principal has been applied to pay the principal of such Mortgage Loan or REO Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest of such Mortgage Loan or REO Loan.

            (e) With respect to the Tysons Corner Center Portfolio Mortgage Loan, the Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made in respect of a Tysons Corner Center Pari Passu Loan by the master servicer under the related Serviced Companion Loan Securitization Agreement. If the Servicer determines that a proposed P&I Advance with respect to the Tysons Corner Center Mortgage Loan, if made, or any outstanding P&I Advance with respect to the Tysons Corner Center Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Servicer shall provide the master servicer under each Serviced Companion Loan Securitization Agreement written notice of such determination within one Business Day of the date of such determination. If the Servicer receives written notice from any master servicer under any Serviced Companion Loan Securitization Agreement that such master servicer has determined, with respect to the related Tysons Corner Center Pari Passu Loan, that any proposed advance of principal and interest with respect to the related Tysons Corner Center Pari Passu Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and interest, then such determination shall be binding on the Certificateholders and none of the Servicer or the Trustee shall make any additional P&I Advances with respect to the Tysons Corner Center Mortgage Loan unless the Servicer has consulted with the other master servicers and they agree that circumstances with respect to the Tysons Corner Center Whole Loan have changed such that a proposed future P&I Advance in respect of the Tysons Corner Center Mortgage Loan would not be a Nonrecoverable P&I Advance; provided, however, that the determination of the master servicer under each Serviced Companion Loan Securitization Agreement shall not be binding on the Certificateholders, and the Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, the Servicer shall continue to have the discretion (including if the master servicer under a Serviced Companion Loan Securitization Agreement determines that any advance of principal and/or interest with respect to a Tysons Corner Center Pari Passu Loan would be recoverable) provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Servicer or the Servicer receives written notice of such determination by any of the other master servicers, neither the Servicer nor the Trustee shall make any additional P&I Advances with respect to the Tysons Corner Center Mortgage Loan until the Servicer has followed the process set forth in this paragraph.

            In the event that the Servicer receives notice from any of S&P, Fitch, DBRS or Moody's that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the master servicer under each Serviced Companion Loan Securitization Agreement.

            (f) With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made by the GMACCM 2003-C3 Servicer (or any master servicer with respect to a commercial mortgage securitization holding an AFR/Bank of America Portfolio Pari Passu Loan) under the GMACCM 2003-C3 Pooling and Servicing Agreement (or any pooling and servicing agreement with respect to a commercial mortgage securitization holding an AFR/Bank of America Portfolio Pari Passu
Loan) in respect of the related AFR/Bank of America Portfolio Companion Loan. If the Servicer determines that a proposed P&I Advance with respect to the AFR/Bank of America Portfolio Mortgage Loan, if made, or any outstanding P&I Advance with respect to the AFR/Bank of America Portfolio Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Servicer shall provide the GMACCM 2003-C3 Servicer (and any master servicer with respect to a commercial mortgage securitization holding an AFR/Bank of America Portfolio Pari Passu Loan) written notice of such determination within one Business Day of the date of such determination. If the Servicer receives written notice from the GMACCM 2003-C3 Servicer (or any master servicer with respect to a commercial mortgage securitization holding an AFR/Bank of America Portfolio Pari Passu
Loan) that it has determined, with respect to the related AFR/Bank of America Portfolio Companion Loan, that any proposed advance of principal and/or interest with respect to the related AFR/Bank of America Portfolio Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of the Servicer or the Trustee shall make any additional P&I Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan unless the Servicer has consulted with the other related master servicers and they agree that circumstances with respect to the AFR/Bank of America Portfolio Whole Loan have changed such that a proposed future P&I Advance in respect of the AFR/Bank of America Portfolio Mortgage Loan would not be a Nonrecoverable P&I Advance; provided, however, that the determination of the GMACCM 2003-C3 Servicer or the master servicer with respect to the commercial mortgage securitizations that hold an AFR/Bank of America Portfolio Pari Passu Loan shall not be binding on the Certificateholders in the event that the master servicer that made such determination is not approved as a master servicer by each of S&P, Fitch and Moody's, and the Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, the Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Servicer or the Servicer receives written notice of such determination by any of the other master servicers, neither the Servicer nor the Trustee shall make any additional P&I Advances with respect to AFR/Bank of America Portfolio Mortgage Loan until the Servicer has followed the process set forth in this paragraph.

            In the event that the Servicer receives notice from any of S&P, Fitch, DBRS or Moody's that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the GMACCM 2003-C3 Servicer and the master servicer with respect to each commercial mortgage securitization that holds an AFR/Bank of America Portfolio Pari Passu Loan.

            (g) With respect to the Meadows Mall Mortgage Loan, the Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made by the Wachovia 2003-C9 Servicer in respect of the Meadows Mall Pari Passu Loan no later than the Servicer Remittance Date. If the Servicer makes a determination that a P&I Advance is a Nonrecoverable P&I Advance with respect to the Meadows Mall Mortgage Loan, the Servicer will advise the Wachovia 2003-C9 Servicer within two Business Days of such determination, and the Wachovia 2003-C9 Servicer will not make any advance of principal and interest on the Meadows Mall Pari Passu Loan. If the Wachovia 2003-C9 Servicer makes a determination that any advance of principal and interest on the Meadows Mall Pari Passu Loan would be nonrecoverable, the Wachovia 2003-C9 Servicer will advise the Servicer within two Business Days of such determination, and the Servicer will not make any P&I Advance on the Meadows Mall Mortgage Loan. The Servicer and the Wachovia 2003-C9 Servicer will advise one another, as applicable, of the amount of the principal and/or interest advance it made within two Business Days of making such principal and/or interest advance. If the Wachovia 2003-C9 Servicer subsequently determines that either a principal and/or interest advance would be nonrecoverable, the Wachovia 2003-C9 Servicer will advise the Servicer within two Business Days of making such determination. The Servicer only will be entitled to reimbursement for a P&I Advance that becomes a Nonrecoverable P&I Advance, first, from the proceeds of the Meadows Mall Mortgage Loan and, then, from general collections of the Trust either immediately, or, if so elected, over time in accordance with Section 3.06(b).

            In the event that the Servicer receives notice from any of S&P, Fitch, DBRS or Moody's that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Wachovia 2003-C9 Servicer.

            (h) The Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to
Section 3.06(b)(iii) and Section 3.06(c)(iii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(b)(vi) and Section 3.06(c)(vi) and the Servicer and Special Servicer each hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

            Section 4.08 Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of the Loan REMIC Residual Interest shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class LR Certificateholders and shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class LR Certificates, their allocable share of income with respect to the Loan REMIC Residual Interest as such amounts accrue.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. (a) The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class X-1 Certificates, the Class X-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class R Certificates and the Class LR Certificates.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-22, as set forth in the Table of Exhibits hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance or Notional Balance, as applicable, is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Depository Participant or Indirect Participant, as applicable, (ii) expressed in terms of Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.


                          Minimum               Aggregate Denomination of all
    Class               Denomination                Certificates of Class
-------------      -----------------------    ---------------------------------
A-1                    $   10,000.00                      $80,000,000
A-2                    $   10,000.00                     $129,524,000
A-3                    $   10,000.00                     $157,596,000
A-4                    $   10,000.00                     $466,533,000
X-1                    $1,000,000.00                     $963,760,934
X-2                    $1,000,000.00                     $931,211,000
B                      $   25,000.00                      $25,298,000
C                      $   25,000.00                       $9,638,000
D                      $   25,000.00                      $19,275,000
E                      $   25,000.00                       $8,433,000
F                      $   25,000.00                       $9,638,000
G                      $   25,000.00                      $10,842,000
H                      $   25,000.00                      $10,842,000
J                      $   25,000.00                       $4,819,000
K                      $   25,000.00                       $6,024,000
L                      $   25,000.00                       $3,614,000
M                      $   25,000.00                       $4,819,000
N                      $   25,000.00                       $2,409,000
O                      $   25,000.00                       $1,205,000
P                      $   25,000.00                      $13,251,934

            Each Certificate will share ratably in all rights of the related Class. The Class R and LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

            The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

            The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

            (b) Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent, the Trustee and the Bond Administrator may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.22 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Bond Administrator with the names of Beneficial Owners (even if such Certificateholders hold their Certificates through the Depository) the Bond Administrator shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Bond Administrator cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            (d) The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and
(ii) shall bear a legend substantially to the following effect:

            "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

            The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If (i) the Depository advises the Bond Administrator in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Balance or Notional Balance, as applicable, of the Global Certificate for any Class then outstanding advise the Bond Administrator and the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Bond Administrator shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Bond Administrator of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Bond Administrator shall issue the Individual Certificates. Neither the Trustee, the Bond Administrator, the Certificate Registrar, the Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Bond Administrator, the Certificate Registrar and the Servicer shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

            (f) If the Bond Administrator, its agents or the Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Bond Administrator, the Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Bond Administrator, the Servicer or the Special Servicer to obtain possession of the Certificates, the Bond Administrator, the Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Bond Administrator or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Bond Administrator or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

            (g) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Bond Administrator shall make available to each Holder of a Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O, Class P, Class R or Class LR Certificate, upon request of such a Holder, information, to the extent such information is in its possession, substantially equivalent in scope to the information currently filed by the Servicer with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act, all of which information referred to in this paragraph shall be provided on a timely basis to the Bond Administrator by the Servicer.

            For so long as the Class R or Class LR Certificates remain outstanding, none of the Depositor, the Bond Administrator or the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

            (h) Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Bond Administrator or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Bond Administrator or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Bond Administrator or Authenticating Agent shall bind the Bond Administrator or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-21 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration, Transfer and Exchange of Certificates.
(a) The Bond Administrator shall keep or cause to be kept at its offices books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Bond Administrator, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Servicer, Special Servicer, the Trustee, the Bond Administrator, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.01(h) and 5.02(c), (d),
(e), (f), (g), (h) and (i). Upon request of the Bond Administrator, the Certificate Registrar shall provide the Bond Administrator with the names, addresses and Percentage Interests of the Holders.

            (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f),
(g), (h) and (i), the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(h) and 5.02(c), (d), (e), (f), (g), (h) and (i).

            (c) In addition to the provisions of Sections 5.01(h) and 5.02(d),
(e), (f), (g), (h) and (i) and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

            (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

                  (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

                  (B) The Certificate Registrar shall register the transfer of an Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit G hereto (a "Regulation S Transfer Certificate"), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

                  (C) The Certificate Registrar shall register the transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;


      and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

            (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

                  (A) Rule 144A Global Certificate to Regulation S Global
            Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit H hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the ease may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                  (B) Rule 144A Global Certificate to Regulation S Global
            Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit I hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                  (C) Regulation S Global Certificate to Rule 144A Global
            Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be, to be debited for, such beneficial interest, and
            (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

            (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit F as attached hereto (the "Securities Legend"), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

                  (A) Transfers of a beneficial interest in a Private Global
            Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(c).

                  (B) Transfers of a beneficial interest in a Private Global
            Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and
            (B), respectively.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period.


      Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar and the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

            (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (l) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a),
      (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

      It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

            (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

            (e) Subject to the restrictions on transfer and exchange set forth in Section 5.01(i) and in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the office of the Bond Administrator or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such office of the Bond Administrator or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the office of the Bond Administrator or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the office of the Bond Administrator or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Global Certificate pursuant to
Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            (i) Subject to Section 5.02(e), transfers of the Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

            (j) Neither the Depositor, the Servicer, the Trustee, the Bond Administrator nor the Certificate Registrar is obligated to register or qualify the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to affect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer, the Trustee, the Bond Administrator and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (k) No transfer of any Class J, Class K, Class L, Class M, Class N and Class O, Class P, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (ii) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the "prohibited transaction" provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law. Each prospective transferee of a Restricted Certificate shall either (i) deliver to the Depositor, the Certificate Registrar and the Bond Administrator, a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (ii) in the event the transferee is such an entity specified in (i) or (ii) above (except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity), such entity shall provide any opinions of counsel, officers' certificates or agreements as may be required by, and in form and substance satisfactory to, the Depositor, the Bond Administrator and the Certificate Registrar, to the effect that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a prohibited transaction within the meaning of Sections 406 and 407 of ERISA and
Section 4975 of the Code, and will not subject the Servicer, the Special Servicer, the Depositor, the Trustee, the Bond Administrator or the Certificate Registrar to any obligation or liability. None of the Trustee, the Bond Administrator or the Certificate Registrar shall register a Class R or Class LR Certificate in any Person's name unless such Person has provided the letter referred to in clause (i) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the "prohibited transaction" provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law. Any transfer of a Restricted Certificate that would violate or result in a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law shall be deemed absolutely null and void ab initio.

            (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

            (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

            (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest,
      (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income from the Class R or Class LR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the proposed transferee or any other U.S. Person and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and
      (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

            (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

            Neither the Bond Administrator nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Bond Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Beneficial Owners made in violation of applicable restrictions.

            Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Bond Administrator agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Bond Administrator, the Certificate Registrar and the Bond Administrator may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Bond Administrator and the Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Bond Administrator or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Appointment of Paying Agent. The Bond Administrator may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Bond Administrator shall cause such Paying Agent, if other than the Bond Administrator or the Servicer, to execute and deliver to the Servicer and the Bond Administrator an instrument in which such Paying Agent shall agree with the Servicer and the Bond Administrator that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Bond Administrator. Except for the Bond Administrator, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A+" by S&P, "AA" by Fitch and "A" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, or shall be otherwise acceptable to each Rating Agency.

            Section 5.05 Access to Certificateholders' Names and Addresses. (a) If any Certificateholder (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Bond Administrator that the Bond Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Bond Administrator and, when required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Bond Administrator and the Servicer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Bond Administrator deems sufficient.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Bond Administrator or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            (d) The Bond Administrator or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

                                   ARTICLE VI

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer. The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

            Section 6.02 Merger or Consolidation of the Servicer. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of California and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Servicer, the Special Servicer or the Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer, the Special Servicer or the Depositor hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer, the Special Servicer or the Depositor hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency to any Class of Certificates or Serviced Companion Loan Securities.

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. (a) None of the Depositor, the Servicer or the Special Servicer or any of the directors, officers, employees, members, managers or agents (including subservicers) of the Depositor, the Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Certificateholders or any Serviced Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, Servicer or the Special Servicer, or any member, manager, director, officer, employee or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer, against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder. The Depositor, the Servicer, the Special Servicer, and any member, manager, director, officer, employee or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any member, manager, director, officer, employee or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Collection Account (or if such matter relates to the Serviced Whole Loan, first out of the Serviced Whole Loan Collection Account and then, if funds therein are insufficient, out of the Collection Account) against any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified, (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement or (iii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities laws.

            None of the Depositor, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and Serviced Companion Loan Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance (but subject to the limitations specified herein), and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account or the Serviced Whole Loan Collection Account, as applicable, as provided in Section 3.06 of this Agreement.

            The terms of this Section 6.03 shall survive the termination of any party hereto or of this Agreement.

            (b) The Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than a Controlling Class Certificateholder and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            Section 6.04 Limitation on Resignation of the Servicer and the Special Servicer; Termination of the Servicer and the Special Servicer. (a) The Servicer and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (B) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee and the Bond Administrator that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then-current ratings of the Certificates and any Serviced Companion Loan Securities, and (C) shall execute and deliver to the Trustee and the Bond Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Bond Administrator, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or Special Servicer, as applicable under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee and the Bond Administrator, each Rating Agency's rating or ratings of the Certificates and any Serviced Companion Loan Securities in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this
Section 6.04; (iv) the Trustee and the Bond Administrator shall have given their written consent thereto; and (v) the rate at which the Servicer Compensation or Special Servicer Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer or Special Servicer, as applicable, hereunder.

            (b) Except as provided in Section 6.02 and this Section 6.04, the Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's or Special Servicer's expense) to such effect delivered to the Trustee and the Bond Administrator.

            (c) The Trustee shall be permitted to remove the Servicer or Special Servicer. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Servicer or the Special Servicer has been paid any unpaid Servicer Compensation or Special Servicer Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Servicer, the successor Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Servicer had immediately prior to its termination without regard to the operation of this paragraph.

            No resignation or removal of the Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed the Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Servicer or Special Servicer shall be treated as Realized Losses.

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Servicer and the Special Servicer. The Servicer and the Special Servicer shall afford the Depositor, the Underwriters, the Trustee, the Bond Administrator and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer and the Special Servicer shall furnish to the Depositor, Servicer, Special Servicer, the Trustee and the Bond Administrator its most recent financial statements (or, with respect to the Servicer, those of its ultimate parent) and such other information in its possession regarding its (or, with respect to the Servicer, its ultimate parent's) business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account or the Serviced Whole Loan Collection Account, as applicable, as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Servicer or Special Servicer, as applicable. None of the Depositor, the Trustee nor the Bond Administrator and neither the Servicer, with respect to the Special Servicer, or the Special Servicer, with respect to the Servicer, shall have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise. Neither the Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

            Section 6.06 Servicer or Special Servicer as Owner of a Certificate. The Servicer or an Affiliate of the Servicer, or the Special Servicer or an Affiliate of the Special Servicer, may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Servicer or the Special Servicer may but need not seek the approval of the Certificateholders to such action by delivering to the Bond Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Servicer or the Special Servicer proposes to take. The Bond Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Bond Administrator shall reasonably determine. If at any time Certificateholders holding a majority of the Voting Rights of all Certificateholders and the Directing Certificateholder (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Bond Administrator shall be entitled to reimbursement from the Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Bond Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

            Section 6.07 Certain Matters Relating to the Non-Serviced Mortgage Loans. Each Other Servicer, the Other Special Servicer, the Other Depositor and the Other Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Other Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the related Mortgage Loan or Serviced Companion Loan under the related Other Pooling and Servicing Agreement or this Agreement (but excluding any such losses allocable to the related Non-Serviced Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification will not extend to any losses, liabilities or expenses incurred by reason of any Other Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations or duties under the related Other Pooling and Servicing Agreement.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to the Collection Account or the Serviced Whole Loan Collection Account on the day and by the time such remittance was first required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Bond Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted (including, without limitation, any required P&I Advance, unless the Servicer determines such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest as set forth in Section 3.06(d)) by 11:00 a.m. (New York City time) on the relevant Distribution Date or any failure by the Servicer to remit to any holder of a Serviced Companion Loan, in a timely manner as required by this Agreement or any related Co-Lender Agreement, any amount required to be so remitted;

            (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of the Servicer's failure to make a Property Advance or 45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by the Servicer) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such failure is capable of being cured and the Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days;

            (iii) any breach on the part of the Servicer of any representation or warranty contained in Section 2.04(a) which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such breach is capable of being cured and the Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

            (v) the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

            (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

            (vii) the Trustee has received written notice from S&P to the effect that the Servicer has been removed from S&P's approved master servicer list and any of the ratings assigned to the Certificates or any Serviced Companion Loan Securities have been qualified, downgraded or withdrawn in connection with such removal;

            (viii)Moody's has placed the rating of any Serviced Companion Loan Securities on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Serviced Companion Loan Securities) citing servicing concerns with respect to the servicing of such Serviced Companion Loan by the Servicer as the sole cause or a material factor in such rating action, and, in the case of "watchlist" status, such watch is not withdrawn by Moody's within 60 days; or

            (ix) the Trustee has received notice from either Fitch or DBRS to the effect that the continuation of the Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS to any Class of Certificates or Serviced Companion Loan Securities.

then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 51% of the aggregate Voting Rights of all Certificates or, to the extent that it is affected by such Event of Default, the Serviced Companion Loan Noteholder, shall, terminate the Servicer. In the case of clauses
(vii) and (viii) above, the Bond Administrator, on behalf of the Trustee, shall be required to notify Certificateholders of such Servicer Event of Default and request whether such Certificateholders favor such termination.

            In the event that the Servicer is also the Special Servicer and the Servicer is terminated as provided in this Section 7.01, the Servicer shall also be terminated as Special Servicer.

            Notwithstanding the foregoing, any failure to remit funds with respect to the Non-Serviced Mortgage Loans will only be an Event of Default of the Servicer or the Special Servicer, as applicable, to the extent that such funds are received from the respective Other Servicer, as applicable.

            (b) "Special Servicer Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit into, the Collection Account or the Serviced Whole Loan Collection Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to remit such amount to the Servicer shall not be an Event of Default if such failure is remedied within one Business Day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimburse the Trust for any resulting advance interest due to the Servicer; or

            (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by the Special Servicer) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such failure is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days;

            (iii) any breach on the part of the Special Servicer of any representation or warranty contained in Section 2.04(b) which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such breach is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

            (v) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property;

            (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

            (vii) the Trustee has received written notice from S&P to the effect that the Special Servicer has been removed from S&P's approved special servicer list, and any of the ratings assigned to the Certificates or any Serviced Companion Loan Securities have been qualified, downgraded or withdrawn in connection with such removal, whichever is earlier;

            (viii)Moody's has placed the rating of any Serviced Companion Loan Securities on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Serviced Companion Loan Securities) citing servicing concerns with respect to the servicing of such Serviced Companion Loan by the Special Servicer as the sole cause or a material factor in such rating action, and, in the case of "watchlist" status, such watch is not withdrawn by Moody's within 60 days; or

            (ix) the Trustee has received notice from either Fitch or DBRS to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS to any Class of Certificates or Serviced Companion Loan Securities.

then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 51% of the aggregate Voting Rights of all Certificates or, to the extent that it is affected by such Event of Default, a Serviced Companion Loan Noteholder, shall, terminate the Special Servicer. In the case of clauses (vii), (viii) and (ix) above, the Bond Administrator, on behalf of the Trustee, shall be required to notify Certificateholders and Serviced Companion Loan Noteholders of such Special Servicer Event of Default and request whether such Certificateholders or Serviced Companion Loan Noteholders favor such termination.

            (c) Notwithstanding Section 7.01(a), if any Servicer Event of Default occurs that affects only the Tysons Corner Center Whole Loan or any related Serviced Companion Loan Securities, the holders of the Tysons Corner Center Whole Loan (or their designees), then holding a majority of the aggregate Stated Principal Balance of the Tysons Corner Center Whole Loan shall be entitled to direct the Trustee, and the Trustee shall be required, to terminate all of the rights and obligations of the Servicer under this Agreement, but solely to the extent such rights and obligations relate to the Tysons Corner Center Whole Loan, and the Trustee shall appoint a replacement servicer with respect to the Tysons Corner Center Whole Loan selected by the holders of the Tysons Corner Center Whole Loan (or their designees) then holding a majority of the aggregate Stated Principal Balance of the Tysons Corner Center Whole Loan and, if the holders of the Tysons Corner Center Whole Loan (or their designees) then holding a majority of the aggregate Stated Principal Balance of the Tysons Corner Center Whole Loan are not able to agree on a successor master servicer within 30 days, the Directing Certificateholder. The Trustee shall notify the Directing Certificateholder and Serviced Companion Loan Noteholders with respect to the appointment of a replacement servicer (and shall provide such non-proprietary information as may be reasonably requested by and necessary in the reasonable determination of any such Person in order to make a judgment, the expense of providing such information to be an expense of the requesting Person); provided, that such replacement servicer meets the eligibility requirements of Section 7.02 (including receipt of a confirmation from each Rating Agency that such appointment would not cause such Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates and any related Serviced Companion Loan Securities) and the eligibility requirements of each Serviced Companion Loan Securitization Agreement.

            (d) In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination, and with respect to the Special Servicer, its right to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c)). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder), the Mortgage Loans, the Serviced Companion Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise; provided that in the event the Special Servicer is terminated pursuant to Section 7.01(b), unless the Servicer is also the Special Servicer, the provisions of this Agreement relating to a Terminating Party shall also apply to and include the Servicer mutatis mutandis, and the Servicer shall assume all of the Special Servicer's responsibilities, duties and liabilities hereunder subject to (i) its consent to the foregoing and
(ii) receipt by the Trustee of written confirmation from each Rating Agency, that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates and any Serviced Companion Loan Securities. The Servicer and the Special Servicer each agree in the event it is terminated pursuant to this
Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer or the Special Servicer to the Collection Account, the Serviced Whole Loan Collection Account, any REO Account, any Excess Liquidation Proceeds Account, Lock-Box Account or Cash Collateral Account or which shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Servicer or successor Special Servicer (which may include the Trustee or Bond Administrator), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Terminating Party (subject to Section 7.01(c)) shall be its successor in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer or Special Servicer by the terms and provisions hereof, provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer's or the Special Servicer's termination. The appointment of a successor Servicer or successor Special Servicer shall not affect any liability of the predecessor Servicer or Special Servicer which may have arisen prior to its termination as Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or any Serviced Companion Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans or the Serviced Companion Loans that accrue after the date of the Terminating Party's succession to which the Servicer or Special Servicer would have been entitled if the Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Servicer or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall (i) if it is unable to so act, (ii) if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights or by an affected Serviced Companion Loan Noteholder so request in writing to the Trustee or if the Trustee is not an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the Trust Fund, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings assigned to any Class of Certificates or any Serviced Companion Loan Securities, evidenced in writing by each Rating Agency, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer (or the Special Servicer if the Special Servicer is also the Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. Pending the appointment of a successor to the Special Servicer, unless the Servicer is also the Special Servicer, the Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, after consultation with the Directing Certificateholder or if such default relates solely to the Tysons Corner Center Whole Loan, the Controlling Holder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders and Other Persons.
(a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer or the Special Servicer, the Bond Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to each Rating Agency and to each Serviced Companion Loan Noteholder at its address appearing in the Serviced Companion Loan Noteholder Register.

            (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to the Bond Administrator who will forward to all Holders of Certificates, each Rating Agency and each Serviced Companion Loan Noteholder notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 7.04 Other Remedies of Trustee. During the continuance of any Servicer Event of Default or a Special Servicer Event of Default, so long as such Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of any Serviced Companion Loan, of the related Serviced Companion Loan Noteholder (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) and the Trustee shall be entitled to be reimbursed therefor from the Collection Account (and, if applicable, the Serviced Whole Loan Collection Account) as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

            Section 7.05 Waiver of Past Events of Default; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, together with each affected Serviced Companion Loan Noteholder (to the extent they are adversely affected by such Event of Default), on behalf of all Holders of Certificates may waive any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Servicer, P&I Advances) to or payments from the Collection Account, the Serviced Whole Loan Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

            Section 7.06 Trustee as Maker of Advances. In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Property Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Property Advances and (y) by 12:00 noon (New York City time) on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.07(a) unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's (or such sub-servicer's) rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Property Advance, as the case may be (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Servicer (or such sub-servicer) shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer (or such sub-servicer) for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Servicer (or such sub-servicer) hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee and the Bond Administrator. (a) Each of the Bond Administrator and, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, the Trustee, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee or the Bond Administrator shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee and the Bond Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Bond Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee and the Bond Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Bond Administrator, as applicable, shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to the Trustee or the Bond Administrator's reasonable satisfaction, the Bond Administrator will provide notice thereof to the Certificateholders.

            (c) Neither the Trustee nor the Bond Administrator nor any of their officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee or the Bond Administrator, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

            (i) The Bond Administrator's and, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee and the Bond Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Bond Administrator and, in the absence of bad faith on the part of the Trustee or the Bond Administrator, the Trustee and the Bond Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

            (ii) Neither the Trustee nor the Bond Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or Bond Administrator, as applicable, unless it shall be proved that the Trustee or the Bond Administrator was negligent in ascertaining the pertinent facts;

            (iii) Neither the Trustee nor the Bond Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than a majority of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Bond Administrator, or exercising any trust or power conferred upon the Trustee or the Bond Administrator, under this Agreement;

            (iv) Neither the Trustee, nor the Bond Administrator nor any of their respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or the Board Administrator, as applicable, and that is selected other than by the Trustee or the Bond Administrator, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (v) Neither the Trustee nor the Bond Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee or Bond Administrator in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), and the Trustee and the Bond Administrator shall be entitled, as provided in
      Section 3.06 hereof, to be reimbursed therefor from amounts on deposit in the Collection Account and identified on the Trust Ledger, unless such legal action arises out of the negligence or bad faith of the Trustee or the Bond Administrator or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

            (vi) Neither the Trustee nor the Bond Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or the Bond Administrator may be required to act, unless a Responsible Officer of the Trustee or Bond Administrator obtains actual knowledge of such failure. Neither the Trustee nor the Bond Administrator shall be deemed to have actual knowledge of the Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or the Bond Administrator pursuant to this Agreement.

            None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee or the Bond Administrator in its capacity as Bond Administrator to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Bond Administrator, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Bond Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Bond Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Bond Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement. Notwithstanding any other provision hereof, however, whenever acting as or instead of the Servicer or Special Servicer hereunder, the Trustee or the Bond Administrator (as the case may be) shall comply with the Servicing Standard.

            Section 8.02 Certain Matters Affecting the Trustee and the Bond Administrator. (a) Except as otherwise provided in Section 8.01:

            (i) The Trustee and the Bond Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Bond Administrator shall have responsibility to ascertain or confirm the genuineness of any such party or parties;

            (ii) The Trustee and the Bond Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) (A) Neither the Trustee nor the Bond Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Bond Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby, provided that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; and (B) the right of the Trustee or the Bond Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee or the Bond Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

            (iv) Neither the Trustee nor the Bond Administrator nor any of their directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Bond Administrator, as applicable to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Neither the Trustee shall nor the Bond Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Bond Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or Bond Administrator, not reasonably assured to the Trustee or the Bond Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Bond Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

            (vi) The Trustee and the Bond Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder.

            (b) Following the Startup Day, neither the Trustee nor the Bond Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee and the Bond Administrator shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust, at any time that any Certificates are outstanding or subject any of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances, or cause the Grantor Trust not to be treated as a grantor trust.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            Neither the Trustee nor the Bond Administrator shall have a duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Mortgage Loan Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

            Section 8.03 Trustee and Bond Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Bond Administrator, the Servicer, or the Special Servicer and the Trustee, the Bond Administrator, the Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Bond Administrator, the Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Bond Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Bond Administrator shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, the acts or omissions of any of the Depositor, the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to Section 7.02) or any subservicer or any Borrower; any action of the Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to Section 7.02) or any subservicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer or the Special Servicer or any subservicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Bond Administrator shall be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Serviced Whole Loan Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Lock-Box Account, the Cash Collateral Account, the Reserve Accounts, the Interest Reserve Account, any REO Account or any Excess Liquidation Proceeds Account or any other account maintained by or on behalf of the Servicer or the Special Servicer, other than any funds held by the Trustee. Neither the Trustee nor the Bond Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee and the Bond Administrator shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Bond Administrator has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law. The Depositor is not obligated to monitor or supervise the performance of the Trustee or the Bond Administrator under this Agreement or otherwise.

            Section 8.04 Trustee and Bond Administrator May Own Certificates. The Trustee, the Bond Administrator and any agent of the Trustee and Bond Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee, Bond Administrator or such agent, as the case may be.

            Section 8.05 Payment of Trustee's and Bond Administrator's Fees and Expenses; Indemnification. (a) On each Distribution Date, prior to the distribution of amounts to the Certificateholders the Bond Administrator shall be entitled to pay itself and the Trustee the Trustee Fee as reasonable compensation from amounts remitted to the Lower-Tier Distribution Account (which shall not be limited by any provision of law in regard to the compensation of a trustee or a bond administrator of an express trust) for all services rendered by it and the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Bond Administrator hereunder at the Trustee Fee Rate from which an amount equal to the Bond Administrator Fee shall be paid to the Bond Administrator and the remainder shall be paid to the Trustee.

            (b) In the event that the Trustee assumes the servicing responsibilities of the Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Servicer or the Special Servicer, as the case may be, would have been entitled.

            (c) The Trustee and the Bond Administrator shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Bond Administrator pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), which, to the extent not previously paid pursuant to Section 3.06(d), the Bond Administrator will be entitled to withdraw from the Distribution Accounts prior to the distribution to Certificateholders to the extent set forth herein and to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section l.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Bond Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Bond Administrator. The term "unanticipated expenses incurred by the REMIC" shall include any fees, expenses and disbursement of any separate Trustee or co-Trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and are attributable to any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement attributable to any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01.

            The Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee and the Bond Administrator for the reasonable expenses, disbursements and advances incurred or made by the Trustee and the Bond Administrator in connection with any transfer of the servicing responsibilities of the Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee or the Bond Administrator.

            (d) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer and the Special Servicer (each, in such context, an "Indemnifying Party") shall indemnify the Trustee and the Bond Administrator and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Bond Administrator and their respective Affiliates (each, in such context, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or subservicer).

            (e) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and
(ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(d). The right of reimbursement of the Indemnified Parties under this Section 8.05(e) shall be senior to the rights of all Certificateholders.

            (f) Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Bond Administrator, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

            (g) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

            (h) Each of the Trustee and the Bond Administrator (each, in such context, an "Indemnifying Party") shall indemnify the Servicer and the Special Servicer and their respective Affiliates and each of the directors, officers, employees and agents of the Servicer and the Special Servicer and their respective Affiliates (each, in such context, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder.

            Section 8.06 Eligibility Requirements for Trustee and Bond Administrator. Each of the Trustee and Bond Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000, its long-term unsecured debt obligations must be rated at least "A+" by S&P, "AA-" by Fitch and "A" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, and its short-term unsecured debt obligations must be rated at least "A-1" by S&P or, in each case, such other ratings acceptable to the Rating Agencies, and shall be subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer (except during any period when the Trustee has assumed the duties of the Servicer pursuant to
Section 7.02). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of any Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. If at any time the Trustee or the Bond Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or Bond Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

            Section 8.07 Resignation and Removal of the Trustee or Bond Administrator. The Trustee or the Bond Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustee or the Bond Administrator, as applicable, and to the Depositor, the Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation from the Trustee, the Servicer shall promptly appoint a successor trustee, the appointment of which is subject to the requirements contained in
Section 8.06. Upon such notice of resignation from the Bond Administrator, the Trustee shall promptly appoint a successor bond administrator the appointment of which is subject to the requirements contained in Section 8.06. If no successor trustee or successor bond administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or successor bond administrator.

            If at any time the Trustee or the Bond Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or the Bond Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of either the Trustee (or of its property) or the Bond Administrator (or of its property) shall be appointed, or any public officer shall take charge or control of the Trustee (or of its property or affairs) or the Bond Administrator (or of its property or affairs) for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee or the Bond Administrator and the Depositor or the Servicer shall promptly appoint a successor trustee or successor bond administrator by written instrument, which shall be delivered to the Trustee or the Bond Administrator so removed, , as applicable, and to the successor trustee or successor bond administrator, as applicable.

            The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee or the Bond Administrator and appoint a successor trustee or successor bond administrator by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Trustee or Bond Administrator, as applicable, so removed, and one complete set to the successor trustee or successor bond administrator, as applicable.

            In addition, if the Trustee or the Bond Administrator is terminated without cause, the terminating party shall pay all of the expenses of the Trustee or the Bond Administrator, as applicable, necessary to affect the transfer of its responsibilities to the successor trustee or the successor bond administrator, as applicable.

            In the event that the Trustee or Bond Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

            Section 8.08 Successor Trustee or Bond Administrator. (a) Any successor trustee and any successor bond administrator shall execute, acknowledge and deliver to the Depositor, the Servicer and to the predecessor Trustee or predecessor Bond Administrator, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or predecessor Bond Administrator shall become effective and such successor trustee and successor bond administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Bond Administrator herein, provided that such successor trustee and successor bond administrator shall satisfy the requirements contained in Section 8.06. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee or successor bond administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor bond administrator shall be eligible under the provisions of Section 8.06.

            Upon acceptance of appointment by a successor trustee or a successor bond administrator as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee or Bond Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            (b) Any successor trustee or successor bond administrator appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

            Section 8.09 Merger or Consolidation of Trustee or Bond Administrator. Any corporation into which the Trustee or Bond Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or Bond Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee or Bond Administrator, as applicable, hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-Trustee or separate Trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

            In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee solely at the direction of the Trustee.

            No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other Trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee, or if the separate Trustee or co-Trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate Trustee or co-Trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate Trustee or co-Trustee be entitled to any provision relating to the conduct of, affecting the liability of or affording protection to such separate Trustee or co-Trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

            Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination. (a) The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created hereby with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator and Servicer, as the case may be, required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c); (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to this Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection (g), and then the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Servicer and the Special Servicer, in that order, pursuant to subsection (c).

            (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof and pursuant to which the applicable Notice of Termination is given, and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. The Loan REMIC shall be terminated in such a complete liquidation simultaneously with the Upper-Tier REMIC and the Lower-Tier REMIC and in accordance with the provisions of the Loan REMIC Declaration; provided, that the Loan REMIC shall terminate without liquidation on any earlier Distribution Date following a Final Recovery Determination or other payment in full with respect to the AFR/Bank of America Portfolio Mortgage Loan. Notwithstanding the termination of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund, the Bond Administrator shall be responsible for filing the final Tax Returns for each such REMIC and for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to such REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or such other reasonable period. The Trustee shall sign all Tax Returns and other reports required by this Section promptly after receipt thereof from the Bond Administrator.

            (c) The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

            (i) the sum of

                  (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each
            Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with
            interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In the event that the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Servicer or the Special Servicer purchases all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund in accordance with this
Section 9.01(c), the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the Servicer Remittance Date relating to the Anticipated Termination Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Servicer shall transfer to the Bond Administrator for deposit in the Lower-Tier Distribution Account all amounts required to be transferred thereto on such Servicer Remittance Date from the Collection Account, together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall, release or cause to be released to the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.

            As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(c), the purchaser shall deliver to the Bond Administrator an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a "qualified liquidation" under
Section 860F(a)(4)(A) of the Code. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

            (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Bond Administrator shall determine as soon as practicable the Distribution Date on which the Bond Administrator reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Bond Administrator in respect of outstanding Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance or Lower-Tier Balance of each Class of Certificates or Lower-Tier Regular Interests, respectively, or the Loan REMIC Balance of the Loan REMIC Regular Interest, as the case may be, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a), (b), or (c) and (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Lower-Tier Distribution Account, and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account.

            (e) Notice of any termination of the Trust Fund pursuant to this
Section 9.01 shall be mailed by the Bond Administrator to affected Certificateholders with a copy to the Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Bond Administrator shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Bond Administrator to affected Certificateholders shall:

            (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

            (ii) specify the amount of any such final distribution, if known;
      and

            (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Bond Administrator shall promptly mail notice thereof to each affected Certificateholder.

            (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator hereunder and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

            (g) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Servicer, the Special Servicer, the Bond Administrator and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.06(a) or that may be withdrawn from the Distribution Accounts pursuant to Section 3.06(a), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Bond Administrator for deposit in the Lower-Tier Distribution Account on such Servicer Remittance Date from the Collection Account pursuant to Section 3.05. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class R and Class LR Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to this Article IX. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Loan REMIC and the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class R and Class LR Certificates), plus accrued, unpaid interest with respect thereto, and the Bond Administrator shall credit such amounts against amounts distributable in respect of the Loan REMIC Regular Interest, the Lower-Tier Regular Interests and such Certificates.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, and nothing herein set forth, or contained in the terms of the Certificates, shall be construed so as to constitute the Certificateholders from time to time as partners or members of an association; and no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Notices. All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid or by overnight courier) as follows:

            If to the Trustee, to:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045-1951
                  Attention: Corporate Trust Services (CMBS), COMM 2004-LNB2

            If to the Bond Administrator or Paying Agent:

                  LaSalle Bank National Association
                  135 South LaSalle Street, Suite 1625
                  Chicago, Illinois  60603
                  Attention:  Asset Backed Securities Trust Services Group,
                              COMM 2004-LNB2

            If to the Depositor, to:

                  Deutsche Mortgage & Asset Receiving Corporation
                  60 Wall Street
                  New York, New York 10005
                  Attention: Helaine M. Kaplan

            With a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, New York  10038
                  Attention:  Anna H. Glick


            If to the Servicer, to:

                  GMAC Commercial Mortgage Corporation
                  200 Witmer Road
                  Horsham, Pennsylvania  19044
                  Attention:  Managing Director, Commercial Servicing
                  Operations
                  Telecopy No.:  215-328-3488

            With a copy to:

                  GMAC Commercial Mortgage Corporation
                  200 Witmer Road
                  Horsham, Pennsylvania  19044
                  Attention:  General Counsel
                  Telecopy No.:  215-328-3620

            If to the Special Servicer, to:

                  Lennar Partners, Inc.
                  1601 Washington Avenue, Suite 800
                  Miami Beach, Florida  33139
                  Attention:  Michael Wheeler

            With a copy to:

                  Lennar Partners, Inc.
                  1601 Washington Avenue, Suite 800
                  Miami Beach, Florida  33139
                  Attention:  Zena Dickstein

            If to the German American Capital Corporation, to:

                  German American Capital Corporation
                  60 Wall Street
                  New York, New York  10005
                  Attention:  Jeffrey E. Paige

            If to LaSalle Bank National Association, as Mortgage Loan Seller, to:

                  LaSalle Bank National Association
                  135 South LaSalle Street, Suite 1225
                  Chicago, Illinois  60603
                  Attention:  Managing Director RECM
                  Telecopy No.:  312-904-0900

            If to ABN AMRO Bank, N.V., as Mortgage Loan Seller, to:

                  ABN AMRO Bank, N.V., Chicago Branch
                  55 East 52nd Street, 6th Floor
                  New York, New York  10055
                  Attention:  Frank C. Forelle
                  Telecopy No.:  212-409-7849

            If to the Underwriters, to:

                  Deutsche Bank Securities, Inc.
                  Commercial Mortgage-Backed Securities
                  60 Wall Street
                  New York, New York  10005
                  Attention:  Jeffrey E. Paige

                  ABN AMRO Incorporated
                  55 East 52nd Street, 6th Floor
                  New York, New York  10055
                  Attention:  Frank C. Forelle
                  Telecopy No.:  212-409-7849

                  Banc of America Securities LLC
                  214 North Tryon Street
                  NC1 027 21 02
                  Charlotte, North Carolina  28255

                  Citigroup Global Markets Inc.
                  388 Greenwich Street, 11th Floor
                  New York, New York  10013

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                  New York, New York  10080

            If to the original Directing Certificateholder, as Directing Certificateholder, to:

                  Delaware Securities Holdings Inc.
                  1601 Washington Avenue, Suite 800
                  Miami Beach, Florida  33139
                  Attention:  Shelly Rubin
                  Telecopy No.:  305-695-5500

                  with a copy to:

                  Bilzin Sumberg Baena Price & Axelrod LLP
                  Wachovia Financial Center
                  200 South Biscayne Boulevard, Suite 2500
                  Miami, Florida  33131
                  Attention:  Brian Bilzin
                  Telecopy No.:  305-374-7593

            If to any Certificateholder, to:

                  the address set forth in the Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

            Section 10.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.06 Notice to the Depositor and Each Rating Agency. (a) The Bond Administrator shall use its best efforts to promptly provide notice (and, in the case of subsection (vii), promptly furnish or make available) to the Depositor, the Underwriters, the Directing Certificateholder and each Rating Agency with respect to each of the following of which a Responsible Officer of the Bond Administrator has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the merger, consolidation, resignation or termination of the Servicer, the Special Servicer, the Trustee or the Bond Administrator;

            (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d);

            (v) the final payment to any Class of Certificateholders;

            (vi) any change in the location of the Collection Account, the Serviced Whole Loan Collection Account or the Distribution Accounts; and

            (vii) each report to Certificateholders described in Section 4.02,
      Section 3.13 and Section 3.22.

            (b) The Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.14;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

            (iii) a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03;

            (iv) a copy of any notice with respect to a breach of a representation or warranty with respect to any Mortgage Loan;

            (v) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Servicer;

            (vi) any change in the lien priority of a Mortgage Loan;

            (vii) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

            (viii) any material damage to a Mortgaged Property; and

            (ix) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan.

            (c) The Trustee, the Bond Administrator, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to the Trust Fund, a Mortgaged Property, a Borrower and a Specially Serviced Loan such information as the Rating Agency and the Depositor shall reasonably request and which the Trustee, the Bond Administrator, the Servicer or the Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Loan Documents. The Rating Agencies shall not be charged any fee or expense in connection therewith. The Servicer shall send copies to the Depositor of any information provided to any Rating Agency. Notwithstanding anything to the contrary herein, nothing in this Section 10.06 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

            (d) Notices to each Rating Agency shall be addressed as follows:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, NY 10041
                  Attention:  Commercial Mortgage Surveillance Group
                  Telecopy:  (212) 438-2657

                  Fitch, Inc.
                  One State Street Plaza
                  New York, NY 10004
                  Attention:  Commercial Mortgage Surveillance
                  Telecopy:  (212) 635-0294

                  Dominion Bond Rating Service Limited
                  20 North Clark Street, 8th Floor
                  Chicago, IL 60602
                  Attention:  Commercial Mortgage Surveillance Group
                  Telecopy:  (312) 332-3492

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

            Section 10.07 Amendment. This Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or this Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of this Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Bond Administrator, the Servicer and the Special Servicer, in writing, and to the extent required by this Section 10.07, the Certificateholders. Promptly after the execution of any amendment, the Servicer shall forward to the Trustee, the Bond Administrator and the Special Servicer, and the Bond Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, each Serviced Companion Loan Noteholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and, if applicable, Serviced Companion Loan Noteholders shall be subject to such reasonable regulations as the Bond Administrator may prescribe; provided, however, that such method shall always be by affirmation and in writing.

            Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Trustee and the Bond Administrator shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or (iii) of the first sentence of this Section, then at the expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), to the effect that such amendment is permitted hereunder and such amendment will not cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any REMIC Certificates are outstanding, or cause the Grantor Trust to fail to qualify as a Grantor Trust, or cause a tax to be imposed on the Trust Fund, any such REMIC or the Grantor Trust.

            Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Bond Administrator, the Special Servicer and the Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in the first sentence of this Section 10.07 (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Bond Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Bond Administrator's own rights, duties or immunities under this Agreement.

            Notwithstanding any contrary provision contained in this Agreement, no amendment shall be made to this Agreement which shall affect the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            Section 10.08 Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Serviced Whole Loan Collection Account, the Distribution Accounts, the Interest Reserve Account, any REO Account and any Excess Liquidation Proceeds Account whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Massachusetts Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund and, in the case of the Serviced Whole Loan, the Serviced Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

            Section 10.09 No Intended Third-Party Beneficiaries. Except as specified in Section 10.12, no Person other than a party to this Agreement or any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, Manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

            Section 10.10 [Reserved.]

            Section 10.11 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 10.12 Third Party Beneficiaries. (a) Each of the Trustee and the Servicer acknowledge that:

            (i) each of the AFR/Bank of America Portfolio Service Providers under the GMACCM 2003-C3 Pooling and Servicing Agreement is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any AFR/Bank of America Portfolio Nonrecoverable Servicing Advances made with respect to the AFR/Bank of America Portfolio Mortgage Loan by such Person or non-recoverable Additional Trust Fund Expenses (as defined in the GMACCM 2003-C3 Pooling and Servicing Agreement) that relate exclusively to the servicing of the AFR/Bank of America Portfolio Whole Loan, including any unpaid special servicing fees thereon, and that in the event that the funds received with respect to the AFR/Bank of America Mortgage Loan are insufficient to make such reimbursement payments, the Servicer will be required to reimburse the GMACCM 2003-C3 Servicer, the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Trustee, as applicable, out of general collections on the Mortgage Loans on deposit in the Collection Account, (2) indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the GMACCM 2003-C3 Pooling and Servicing Agreement and this Agreement that relate solely to its servicing of the AFR/Bank of America Portfolio Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the GMACCM 2003-C3 Servicer and the GMACCM 2003-C3 Trustee of the deposit of the AFR/Bank of America Mortgage Loan into the Trust as required under Section 3.33(e).

            (ii) each of the Meadows Mall Service Providers under the Wachovia 2003-C9 Pooling and Servicing Agreement is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any Meadows Mall Nonrecoverable Advances made with respect to the Meadows Mall Mortgage Loan by such Persons, (2) the indemnification of the Wachovia 2003-C9 Servicer and the Wachovia 2003-C9 Special Servicer pursuant to this Agreement against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the Wachovia 2003-C9 Pooling and Servicing Agreement and this Agreement that relate solely to its servicing of the Meadows Mall Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the Wachovia 2003-C9 Servicer, the Wachovia 2003-C9 Trustee and the Wachovia 2003-C9 Companion Paying Agent of the deposit of the Meadows Mall Mortgage Loan into the Trust as required under
      Section 3.33(e).

            (b) Each of the Trustee and the Servicer acknowledge that:

            (i) each holder of a Serviced Companion Loan is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights, and

            (ii) each Tysons Corner Center Service Provider is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any advances made with respect to each of the related Tysons Corner Center Pari Passu Loans and the coordination between the Servicer and the related master servicer under the related Serviced Companion Loan Securitization Agreement as set forth in Section 4.07, (2) the indemnification of each of the Tysons Corner Center Service Providers against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with their respective duties under the related Serviced Companion Loan Securitization Agreement and this Agreement as it relates to the related Tysons Corner Center Pari Passu Loan, and (3) the compensation to be paid to such Tysons Corner Center Service Provider with respect to the related Tysons Corner Center Pari Passu Loan.

            IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator and the Paying Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


Signed and acknowledged                  DEUTSCHE MORTGAGE & ASSET
   in the presence of                    RECEIVING CORPORATION,
                                         as Depositor


_______________________________________  By:  /s/ Peter Cookson
Print Name:                                   ----------------------------------

                                              Name: Peter Cookson

_______________________________________
Print Name                                    Title: Authorized Signatory


_______________________________________  By:  /s/ Helaine M. Kaplan
Print Name:                                   ----------------------------------

                                              Name:  Helaine M. Kaplan
_______________________________________
Print Name
                                              Title: President


Signed and acknowledged                  GMAC COMMERCIAL MORTGAGE CORPORATION,
   in the presence of                    as Servicer



_______________________________________  By:  /s/ Monica Barsamella
Print Name:                                   ----------------------------------

                                              Name: Monica Barsamella

/s/ Maureen V. Peddicord
---------------------------------------       Title: Vice President
Print Name

Signed and acknowledged                  LENNAR PARTNERS, INC.,
   in the presence of                    as Special Servicer



_______________________________________  By: /s/ Shelly Rubin
Print Name:                                  -----------------------------------
                                             Name:  Shelly Rubin

_______________________________________
Print Name                                   Title: Vice President


Signed and acknowledged                  WELLS FARGO BANK, N.A.,
in the presence of                       as Trustee



/s/ Jack A. Aini                         By: /s/ Deborah Daniels
---------------------------------------      ----------------------------------
Print Name:

                                             Name:  Deborah Daniels

/s/ Sandy Whalen
---------------------------------------      Title: Vice President
Print Name


Signed and acknowledged                  LASALLE BANK NATIONAL ASSOCIATION, as
in the presence of                       Bond Administrator and Paying Agent



/s/ Kristina Nieto                       By: /s/ Alyssa C. Stahl
---------------------------------------      -----------------------------------
Print Name:
                                             Name:  Alyssa C. Stahl


/s/ Mitchell L. Brumwell
---------------------------------------      Title: Vice President
Print Name

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )


            On the 12th day of March in the year 2004, before me, the undersigned, personally appeared Peter Cookson and Helaine M. Kaplan, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.



                                            /s/ Adrienne E. Pagac
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment


This instrument prepared by:


Name:    Cadwalader, Wickersham & Taft LLP
Address: 100 Maiden Lane
         New York, New York 10038

STATE OF PA            )
                       : ss.:
COUNTY OF MONTGOMERY   )


            On the 15th day of March in the year 2004, before me, the undersigned, personally appeared Monica Barsamella, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                            /s/ Barbara Visco
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment


This instrument prepared by:


Name:    Cadwalader, Wickersham & Taft LLP
Address: 100 Maiden Lane
         New York, New York 10038

STATE OF FLORIDA        )
                        : ss.:
COUNTY OF MIAMI-DADE    )


            On the 16th day of March in the year 2004, before me, the undersigned, personally appeared Shelly Rubin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of Miami-Dade (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                            /s/ Felix J. Alvarez
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment


This instrument prepared by:


Name:    Cadwalader, Wickersham & Taft LLP
Address: 100 Maiden Lane
         New York, New York 10038

STATE OF ILLINOIS    )
                     : ss.:
COUNTY OF COOK       )


            On the 17th day of March in the year 2004, before me, the undersigned, personally appeared Alyssa C. Stahl, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Chicago, County of Cook, IL. (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                            /s/ Ethel Franklin
                                            ------------------------------------
                                            Signature and Office of
                                            individual taking acknowledgment


This instrument prepared by:


Name:    Cadwalader, Wickersham & Taft LLP
Address: 100 Maiden Lane
         New York, New York 10038

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )


            On the ______ day of March in the year 2004, before me, the undersigned, personally appeared ________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                            _________________________________
                                            Signature and Office of
                                            individual taking acknowledgment


This instrument prepared by:


Name:    Cadwalader, Wickersham & Taft LLP
Address: 100 Maiden Lane
         New York, New York 10038

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-1

Class A-1 Pass-Through Rate:  2.964%            CUSIP:  20047A AA 8

                                                ISIN:  US20047AAA88

                                                Common Code:  [_________]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class A-1 Certificates:  $80,000,000            this Certificate:  $80,000,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  A-1-1
November 10, 2008

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class A-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class A-1 Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                      By:______________________________________
                                                   Authorized Officer



                          Certificate of Authentication

            This is one of the Class A-l Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-2

Class A-2 Pass-Through Rate:  3.600%            CUSIP:  20047A AB 6

                                                ISIN: US20047AAB61

                                                Common Code: [__________]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class A-2 Certificates:  $129,524,000           this Certificate:  $129,524,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  A-2-1
February 10, 2009

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class A-2 Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer



                          Certificate of Authentication

            This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-3

Class A-3 Pass-Through Rate:  4.221%            CUSIP:  20047A AC 4

                                                ISIN:  US20047AAC45

                                                Common Code:  [_________]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class A-3 Certificates:  $157,596,000           this Certificate:  $157,596,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  A-3-1
April 10, 2013

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class A-3 Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer



                          Certificate of Authentication

            This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                   EXHIBIT A-4

                          FORM OF CLASS A-4 CERTIFICATE
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-4

Class A-4 Pass-Through Rate:  4.715%            CUSIP:  20047A AD 2

                                                ISIN:  US20047AAD28

                                                Common Code:  [_________]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class A-4 Certificates:  $466,533,000           this Certificate:  $466,533,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  A-4-1
March 10, 2014

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class A-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class A-4 Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer



                          Certificate of Authentication

            This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                   EXHIBIT A-5

                          FORM OF CLASS X-1 CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-1 CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-1 CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND CERTAIN OTHER ASSETS.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2003 LNB-1 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS X-1

Class X-1 Pass-Through Rate:  Variable,        CUSIP:
as determined in accordance with the           [20047B AA 6](2) [U2021Q AA 8](1)
Pooling and Servicing Agreement.

                                               ISIN:
                                               [US20047BAA61](2)
                                               [USU2021QAA86](1)

                                               Common Code: [_______]

                                               Initial Notional Balance of this
                                               Certificate:
Original Aggregate Notional Balance of the     [$500,000,000][$463,760,934](2)
Class X-1 Certificates:  $ 963,760,934         [$0](1)

First Distribution Date:  April 12, 2004       Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:             No.:  X-1-[__]
April 10, 2028

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1, Class A-2, Class A-3, Class A-4, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the X-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator, among other parties. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class X-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class X-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class X-1 Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer


                          Certificate of Authentication

            This is one of the Class X-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                    Class X-1
                                   Schedule A

                                            Remaining Notional
            Notional Balance                Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

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----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

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----------  ------------------------------  ------------------------  ----------

                                   EXHIBIT A-6

                          FORM OF CLASS X-2 CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS X-2 CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS X-2 CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND CERTAIN OTHER ASSETS.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2003 LNB-1 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS X-2

Class X-2 Pass-Through Rate:  Variable,        CUSIP:
as determined in accordance with the           [20047B AB 4](2) [U2021Q AB 6](1)
Pooling and Servicing Agreement.

                                               ISIN:
                                               [US20047BAB45](2)
                                               [USU2021QAB69](1)

                                               Common Code: [__________]

                                               Initial Notional Balance of this
                                               Certificate:
Original Aggregate Notional Balance of the     [$500,000,000][$431,211,000](2)
Class X-2 Certificates:  $931,211,000          [$0](1)

First Distribution Date:  April 12, 2004       Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:             No.:  X-2-[__]
March 10, 2011

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the X-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator, among other parties. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class X-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class X-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class X-2 Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class X-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                   Authorized Officer

                                    Class X-2
                                   Schedule A

                                            Remaining Notional
            Notional Balance                Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                   EXHIBIT A-7

                                 FORM OF CLASS B
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS B

Class B Pass-Through Rate: 4.820%               CUSIP:  20047A AE 0

                                                ISIN: US20047AAE01

                                                Common Code: [________]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class B Certificates:  $25,298,000              this Certificate:  $25,298,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  B-1
March 10, 2014

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class B Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer



                          Certificate of Authentication

            This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                   Authorized Officer

                                   EXHIBIT A-8

                                 FORM OF CLASS C
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS C CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS C

Class C Pass-Through Rate:  4.869%              CUSIP: 20047A AF 7

                                                ISIN:  US20047AAF75

                                                Common Code: [_______]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class C Certificates:  $9,638,000               this Certificate: $9,638,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  C-1
March 10, 2014

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class C Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer



                          Certificate of Authentication

            This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                   EXHIBIT A-9

                                 FORM OF CLASS D
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS D CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS D

Class D Pass-Through Rate:  4.934%              CUSIP: 20047A AG 5

                                                ISIN: US20047AAG58

                                                Common Code:  [_______]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class D Certificates:  $19,275,000              this Certificate: $19,275,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  D-1
December 10, 2015

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class D Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                  Authorized Officer



                          Certificate of Authentication

            This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                  Authorized Officer

                                  EXHIBIT A-10

                                 FORM OF CLASS E
                                   CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS E CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS E

Class E Pass-Through Rate:  5.357%              CUSIP: 20047A AH 3

                                                ISIN: US20047AAH32

                                                Common Code: [_______]

Original Aggregate Certificate Balance of the   Initial Certificate Balance of
Class E Certificates:  $8,433,000               this Certificate: $8,433,000

First Distribution Date:  April 12, 2004        Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:              No.:  E-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, and Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions, in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class E Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer



                          Certificate of Authentication

            This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004

                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                  EXHIBIT A-11

                           FORM OF CLASS F CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS F CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS F

Class F Pass-Through Rate:  (i) 5.540% or      CUSIP:
(ii) the Weighted Average Net Mortgage         [20047B AC 2](2) [U2021Q AC 4](1)
Pass-Through Rate (as defined in the
Pooling and Servicing Agreement)
                                               ISIN:
                                               [US20047BAC28](2)
                                               [USU2021QAC43](1)

                                               Common Code: [_____]

Original Aggregate Certificate Balance of the  Initial Certificate Balance of
                                               this Certificate: [$9,638,000](2)
Class F Certificates:  $9,638,000              [$0](1)

First Distribution Date:  April 12, 2004       Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:             No.:  F-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class F Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer


                          Certificate of Authentication

            This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class F
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

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




                                  EXHIBIT A-12

                           FORM OF CLASS G CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS G CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS G

Class G Pass-Through Rate:  The lesser of     CUSIP:
5.540% or the Weighted Average Net Mortgage   [20047B AD 0](2) [U2021Q AD 2](1)
Pass-Through Rate (as defined in the
Pooling and Servicing Agreement)
                                              ISIN:
                                              [US20047BAD01](2)
                                              [USU2021QAD26](1)

                                              Common Code: [_______]

Original Aggregate Certificate Balance of     Initial Certificate Balance of
the Class G Certificates:  $10,842,000        this Certificate: [$10,842,000](2)
                                              [$0](1)

First Distribution Date:  April 12, 2004      Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:            No.:  G-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class G Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer


                          Certificate of Authentication

            This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class G
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

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

                                  EXHIBIT A-13

                           FORM OF CLASS H CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS H

Class H Pass-Through Rate:  The lesser of    CUSIP:
5.701% or the Weighted Average Net           [20047B AE 8](2) [U2021Q AE 0](1)
Mortgage Pass-Through Rate (as defined in the Pooling and Servicing Agreement)
                                             ISIN:
                                             [US20047BAE83](2) [USU2021QAE09](1)

                                             Common Code: [_______]

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class H Certificates:  $10,842,000       this Certificate:
                                             [$10,842,000](2)  [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  H-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class H Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class H Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                   Authorized Officer

                                     Class H
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-14

                           FORM OF CLASS J CERTIFICATE
                     ]RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS J CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS J

Class J Pass-Through Rate:  The lesser of    CUSIP:
4.997% or the Weighted Average Net           [20047B AF 5](2) [U2021Q AF 7](1)
Mortgage Pass-Through Rate (as defined
in the Pooling and Servicing Agreement)
                                             ISIN:
                                             [US20047BAF58](2) [USU2021QAF73](1)

                                             Common Code: [_______]

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class J Certificates:  $4,819,000        this Certificate: [$4,819,000](2)
                                             [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  J-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class J Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class J Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class J Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                   Authorized Officer

                                     Class J
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

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

                                  EXHIBIT A-15

                           FORM OF CLASS K CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS K CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS K

Class K Pass-Through Rate:  The lesser of    CUSIP:
4.997% or the Weighted Average Net           [20047B AG 3](2) [U2021Q AG 5](1)
Mortgage Pass-Through Rate (as defined
in the Pooling and Servicing Agreement)
                                             ISIN:
                                             [US20047BAG32](2) [USU2021QAG56](1)

                                             Common Code: [_______]

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class K Certificates:  $6,024,000        this Certificate: [$6,024,000](2)
                                             [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  K-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class K Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class K Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class K Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class K Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class K
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-16

                           FORM OF CLASS L CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS L CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS L

Class L Pass-Through Rate:  The lesser of    CUSIP:
4.997% or the Weighted Average Net           [20047B AH 1](2) [U2021Q AH 3](1)
Mortgage Pass-Through Rate (as defined
in the Pooling and Servicing Agreement)
                                             ISIN:
                                             [US20047BAH15](2) [USU2021QAH30](1)

                                             Common Code: [_______]

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class L Certificates:  $3,614,000        this Certificate: [$3,614,000](2)
                                             [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  L-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class L Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class L Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance, in each case, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; and (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class L Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer


                          Certificate of Authentication

            This is one of the Class L Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class L
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-17

                           FORM OF CLASS M CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS M CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS M

Class M Pass-Through Rate:  The lesser of    CUSIP:
4.997% or the Weighted Average Net           [20047B AJ 7](2) [U2021Q AJ 9](1)
Mortgage Pass-Through Rate (as defined
in the Pooling and Servicing Agreement)
                                             ISIN:
                                             [US20047BAJ70](2) [USU2021QAJ95](1)

                                             Common Code: [_______]

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class M Certificates:  $4,819,000        this Certificate: [$4,819,000](2)
                                             [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  M-1
December 10, 2018

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class M Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class M Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class M Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class M Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class M
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

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----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-18

                           FORM OF CLASS N CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS N CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS N

Class N Pass-Through Rate:  The lesser of    CUSIP:
4.997% or the Weighted Average Net           [20047B AK 4](2) [U2021Q AK 6](1)
Mortgage Pass-Through Rate (as defined
in the Pooling and Servicing Agreement)
                                             ISIN:
                                             [US20047BAK44](2) [USU2021QAK68](1)

                                             Common Code: [_______]

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the                                          this Certificate: [$2,409,000](2)
Class N Certificates:  $2,409,000            [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  N-1
January 10, 2019

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class N Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class O, Class P, Class R and Class LR Certificates (together with the Class N Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class N Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class N Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class N Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer


                          Certificate of Authentication

            This is one of the Class N Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class N
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

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----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-19

                           FORM OF CLASS O CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS O CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS O

Class O Pass-Through Rate: The lesser of
4.997% or the Weighted Average Net Mortgage
Pass-Through Rate (as defined in             CUSIP:
the Pooling and Servicing Agreement)         [20047B AL 2](2) [U2021Q AL 4](1)

                                             ISIN:
                                             [US20047BAL27](2) [USU2021QAL42](1)

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class O Certificates:  $1,205,000        this Certificate: [$1,205,000](2)
                                             [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  O-1
January 10, 2019

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class O Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class LR Certificates (together with the Class O Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class O Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class O Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class O Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class O Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class O
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

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----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-20

                           FORM OF CLASS P CERTIFICATE
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS P CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE BOND ADMINISTRATOR AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE, THE BOND ADMINISTRATOR OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS P

Class P Pass-Through Rate: The lesser of
4.997% or the Weighted Average Net
Mortgage Pass-Through Rate (as defined in    CUSIP:
the Pooling and Servicing Agreement)         [20047B AM 0](2) [U2021Q AM 2](1)

                                             ISIN:
                                             [US20047BAM00](2) [USU2021QAM25](1)

Original Aggregate Certificate Balance of    Initial Certificate Balance of
the Class P Certificates:  $13,251,934       this Certificate: [$13,251,934](2)
                                             [$0](1)

First Distribution Date:  April 12, 2004     Cut-off Date:  March 1, 2004

Scheduled Final Distribution Date:           No.:  P-1
April 10, 2028

            This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class P Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and mobile home park properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class LR Certificates (together with the Class P Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle National Association, as Bond Administrator. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Bond Administrator, or the Paying Agent on behalf of the Bond Administrator, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 2004 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class P Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

            During each Interest Accrual Period (as defined below), interest on the Class P Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 12, 2004 is assumed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class P Certificate to be duly executed.

Dated:  March 17, 2004


                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                    Authorized Officer


                          Certificate of Authentication

            This is one of the Class P Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                    Authorized Officer

                                     Class P
                                   Schedule A

                                            Remaining Certificate
            Certificate Balance             Balance of this           Notation
Date        Exchanged or Transferred        Certificate               Made By
----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

----------  ------------------------------  ------------------------  ----------

                                  EXHIBIT A-21

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE BOND ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE BOND ADMINISTRATOR AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN THE CASE OF THE PRIVATE REGULAR CERTIFICATES, IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS R

No.:    R-1                                           Percentage Interest:  100%



            This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator, among other parties. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the related Companion Holder or Holders of Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Certificateholder holding the Class X-1, Class X-2, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall have the right to exchange all of its Certificates (other than the Class R and Class LR Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class R Certificate to be duly executed.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION
                                       not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                   Authorized Officer

                                  EXHIBIT A-22

                          FORM OF CLASS LR CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE BOND ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE BOND ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND THE LOAN REMIC AND THE LOAN REMICS AND TO THE APPOINTMENT OF THE BOND ADMINISTRATOR AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN THE CASE OF THE PRIVATE REGULAR CERTIFICATES, IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3a-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE BOND ADMINISTRATOR, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                       COMM 2004-LNB2 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS LR

No.:     LR-1                                         Percentage Interest:  100%



            This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator, among other parties. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate represents a "residual interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

            Neither the Trustee nor the Bond Administrator makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Bond Administrator has executed this Certificate in its limited capacity as Bond Administrator under the Pooling and Servicing Agreement.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 2004, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Bond Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Bond Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Bond Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting such Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Bond Administrator all amounts distributable to the Holders thereof, and the Bond Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Bond Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor bond administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Bond Administrator may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), amounts on deposit in the Collection Account attributable to the Mortgage Loans and the Loan REMIC Interests as identified on the Trust Ledger, the Serviced Whole Loan Collection Account (to the extent of the Trust Fund's interest therein), the Distribution Account, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest therein), including any reinvestment income as applicable;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein);
(xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Loan REMIC Regular Interest and Loan REMIC Residual Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Bond Administrator.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Bond Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency (provided such amendment does not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

            The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

            (iii) alter the Servicing Standard set forth in the Pooling and
                  Servicing Agreement or the obligations of the Servicer or the Trustee to make a P&I Advance or the Servicer, the Special Servicer or the Trustee to make a Property Advance, in each case, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and consent of any affected Serviced Companion Loan Noteholders.

            Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

            Any Holder of the Controlling Class representing greater than a 50% Percentage Interest in such Class and, if no such Holder exercises such option, the Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Bond Administrator and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                  (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

Any portion of such purchase price attributable to a Mortgage Loan included in the Loan REMIC shall be distributed in respect of the related Loan REMIC Regular Interest and to the Holders of the Class LR Certificates in respect of the Loan REMIC Residual Interest in complete liquidation of the Loan REMIC.

            All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Bond Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

            The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Bond Administrator created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Bond Administrator to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Bond Administrator or the Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; by the Servicer or the Holder of the Controlling Class representing greater than a 50% Percentage Interest in such class as described in Section 9.01 (c) of the Pooling and Servicing Agreement; and (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

            Unless the Certificate of Authentication on this Certificate has been executed by the Bond Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Bond Administrator has caused this Class LR Certificate to be duly executed.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, N.A., not in its individual capacity but solely as Bond Administrator



                                       By:______________________________________
                                                   Authorized Officer


                          Certificate of Authentication

            This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated:  March 17, 2004


                                       LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent



                                       By:______________________________________
                                                  Authorized Officer

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

COMM 2004-LNB2

Mortgage Loan Schedule


                                                                                                                            Interest
    ID                     Address                             City                        State        Zip Code              Rate
------------------------------------------------------------------------------------------------------------------------------------
     1      1961 Chain Bridge Road                             McLean                      VA             22102              5.2240%
     2      Various                                            Various                     Various        Various            5.4891%
    2.1     231 South LaSalle Street                           Chicago                     IL             60604
    2.2     One South Van Ness Boulevard                       San Francisco               CA             94103
------------------------------------------------------------------------------------------------------------------------------------
    2.3     525 North Tryon Street                             Charlotte                   NC             28202
    2.4     601 West Riverside Avenue                          Spokane                     WA             99210
    2.5     9000 Southside Boulevard                           Jacksonville                FL             32256
    2.6     9000 Southside Boulevard                           Jacksonville                FL             32256
    2.7     9000 Southside Boulevard                           Jacksonville                FL             32256
------------------------------------------------------------------------------------------------------------------------------------
    2.8     17100 N.W. 59th Avenue                             Miami Lakes                 FL             33015
    2.9     1825 East Buckeye Road                             Phoenix                     AZ             85034
   2.10     9000 Southside Boulevard                           Jacksonville                FL             32256
   2.11     9000 Southside Boulevard                           Jacksonville                FL             32256
   2.12     1825 East Buckeye Road                             Phoenix                     AZ             85034
------------------------------------------------------------------------------------------------------------------------------------
   2.13     9000 Southside Boulevard                           Jacksonville                FL             32256
   2.14     9000 Southside Boulevard                           Jacksonville                FL             32256
   2.15     5875 NW 163rd Street                               Miami Lakes                 FL             33014
   2.16     1616 South Rustle                                  Spokane                     WA             99224
   2.17     1000 Century Park Road                             Tampa                       FL             33607
------------------------------------------------------------------------------------------------------------------------------------
   2.18     820 A Street                                       Tacoma                      WA             98402
   2.19     707 Mendham Boulevard                              Orlando                     FL             32825
   2.20     345 North Brand Boulevard                          Glendale                    CA             91203
   2.21     1422 East Grayson Street                           San Antonio                 TX             78208
   2.22     300 Ellinwood Way                                  Pleasant Hill               CA             94523
------------------------------------------------------------------------------------------------------------------------------------
   2.23     400 Ellinwood Way                                  Pleasant Hill               CA             94523
   2.24     150 Long Beach Boulevard                           Long Beach                  CA             90802
   2.25     1825 East Buckeye Road                             Phoenix                     AZ             85034
   2.26     1825 East Buckeye Road                             Phoenix                     AZ             85034
   2.27     1825 East Buckeye Road                             Phoenix                     AZ             85034
------------------------------------------------------------------------------------------------------------------------------------
   2.28     110 East Weber Street                              Stockton                    CA             95202
   2.29     1275 South Dupont Avenue                           Ontario                     CA             91761
   2.30     880 East Colorado Boulevard                        Pasadena                    CA             91106
   2.31     444 South Garey Avenue                             Pomona                      CA             91766
   2.32     500 Ellinwood Way                                  Pleasant Hill               CA             94523
------------------------------------------------------------------------------------------------------------------------------------
   2.33     444 South Mathilda Avenue                          Sunnyvale                   CA             94086
   2.34     1199 Orange Ave                                    Coronado                    CA             92118
   2.35     3650 14th Street                                   Riverside                   CA             92501
   2.36     18305 Biscayne Boulevard                           Aventura                    FL             33160
   2.37     7680 Girard Avenue                                 La Jolla                    CA             92037
------------------------------------------------------------------------------------------------------------------------------------
   2.38     7255 South Greenleaf Avenue                        Whittier                    CA             90602
   2.39     801 East Hallandale Boulevard                      Hallandale                  FL             33009
   2.40     10 Church Circle                                   Annapolis                   MD             21401
   2.41     12400 Interstate 45 North                          Houston                     TX             77060
   2.42     1661 East Street                                   Redding                     CA             96001
------------------------------------------------------------------------------------------------------------------------------------
   2.43     725 6th ST. NW                                     Albuquerque                 NM             87102
   2.44     834 State Street                                   Santa Barbara               CA             93101
   2.45     300 East Main Street                               Charlottesville             VA             22902
   2.46     900 South Federal Hwy                              Stuart                      FL             34994
   2.47     4101 MacArthur Boulevard                           Newport Beach               CA             92660
------------------------------------------------------------------------------------------------------------------------------------
   2.48     1450 West Redondo Beach Boulevard                  Gardena                     CA             90247
   2.49     100 North Westshore Boulevard                      Tampa                       FL             33609
   2.50     330 East Manchester Boulevard                      Inglewood                   CA             90301
   2.51     9000 Southside Boulevard                           Jacksonville                FL             32256
   2.52     9000 Southside Boulevard                           Jacksonville                FL             32256
------------------------------------------------------------------------------------------------------------------------------------
   2.53     22 Bull Street                                     Savannah                    GA             31401
   2.54     112 E Holly Street                                 Bellingham                  WA             98255
   2.55     2850 North Federal Hwy                             Lighthouse Point            FL             33064
   2.56     1007 Knight Street                                 Richland                    WA             99352
   2.57     5025 Lankershim Boulevard                          North Hollywood             CA             91601
------------------------------------------------------------------------------------------------------------------------------------
   2.58     1255 Sartori Avenue                                Torrance                    CA             90501
   2.59     220 South Escondido Boulevard                      Escondido                   CA             92025
   2.60     303 North D Street                                 San Bernardino              CA             92418
   2.61     750 South Orlando Avenue                           Winter Park                 FL             32789
   2.62     300 Town Center East                               Santa Maria                 CA             93454
------------------------------------------------------------------------------------------------------------------------------------
   2.63     405 Main Street                                    Salinas                     CA             93901
   2.64     8320 North Oak Trafficway                          Kansas City                 MO             64118
   2.65     1077 East Sahara Avenue                            Las Vegas                   NV             89104
   2.66     4701 University Way NE                             Seattle                     WA             98105
   2.67     2111 Tuolumne Street                               Fresno                      CA             93721
------------------------------------------------------------------------------------------------------------------------------------
   2.68     5061 Bayou Boulevard                               Pensacola                   FL             32503
   2.69     1100 Butte House Road                              Yuba City                   CA             95991
   2.70     35 SE 1st Avenue                                   Ocala                       FL             34471
   2.71     302 South Jefferson Street, SE                     Roanoke                     VA             24011
   2.72     63 West Main Street                                Mesa                        AZ             85201
------------------------------------------------------------------------------------------------------------------------------------
   2.73     900 High Street                                    Auburn                      CA             95603
   2.74     106 South Patterson Street                         Valdosta                    GA             31601
   2.75     1640 Gulf to Bay Boulevard                         Clearwater                  FL             33755
   2.76     514 Austin Avenue                                  Waco                        TX             76701
   2.77     101 North 2nd Street                               Yakima                      WA             98901
------------------------------------------------------------------------------------------------------------------------------------
   2.78     801 Main Street                                    Lynchburg                   VA             24504
   2.79     835 North Sepulveda Boulevard                      El Segundo                  CA             90245
   2.80     9500 Mission Road                                  Overland Park               KS             66206
   2.81     167 Laurens Street                                 Aiken                       SC             29801
   2.82     102 East Main Street                               Cartersville                GA             30120
------------------------------------------------------------------------------------------------------------------------------------
   2.83     120 East Main Street                               Murfreesboro                TN             37130
   2.84     1000 6th Street South                              Bremerton                   WA             98337
   2.85     800 Cherry Street                                  Columbia                    MO             65201
   2.86     2501 South Congress                                Austin                      TX             78704
   2.87     4301 and 4400 Hampton Avenue                       St. Louis                   MO             63109
------------------------------------------------------------------------------------------------------------------------------------
   2.88     5353 South Lindbergh Boulevard                     St. Louis                   MO             63126
   2.89     1130 South Victoria                                Ventura                     CA             93003
   2.90     1201 Baker Street                                  Bakersfield                 CA             93305
   2.91     1830 Del Paso Boulevard                            Sacramento                  CA             95815
   2.92     401 Front Street                                   Coeur D'Alene               ID             83814
------------------------------------------------------------------------------------------------------------------------------------
   2.93     222 South Jefferson                                Mexico                      MO             65265
   2.94     3435 N Cedar Ave                                   Fresno                      CA             93726
   2.95     10300-10306 Sepul Veda Boulevard                   Mission Hills               CA             91345
   2.96     11755 Biscayne Boulevard                           North Miami                 FL             33181
   2.97     2001 William Street                                Cape Girardeau              MO             63703
------------------------------------------------------------------------------------------------------------------------------------
   2.98     5021 California Avenue                             Bakersfield                 CA             93309
   2.99     111 West Main Street                               Walla Walla                 WA             99362
   2.100    5651 East Lancaster Avenue                         Fort Worth                  TX             76112
   2.101    21175 Olean Boulevard                              Port Charlotte              FL             33952
   2.102    300 South Main Street                              Moultrie                    GA             31768
------------------------------------------------------------------------------------------------------------------------------------
   2.103    880 Rue St. Francois                               Florissant                  MO             63031
   2.104    4401 Central Avenue NE                             Albuquerque                 NM             87108
   2.105    129 West Lexington                                 Independence                MO             64050
   2.106    107 Water Street                                   Henderson                   NV             89015
   2.107    2611 South Cedar Avenue                            Fresno                      CA             93725
------------------------------------------------------------------------------------------------------------------------------------
   2.108    3804 Atlantic Avenue                               Long Beach                  CA             90807
   2.109    2400 North Broadway                                Los Angeles                 CA             90031
   2.110    3810 Broadway                                      Sacramento                  CA             95817
   2.111    3535 University Boulevard West                     Jacksonville                FL             32217
   2.112    1101 South Josey Lane                              Carrollton                  TX             75006
------------------------------------------------------------------------------------------------------------------------------------
   2.113    3505 East Imperial Highway                         Lynwood                     CA             90262
   2.114    839 East Palmdale Boulevard                        Palmdale                    CA             93550
   2.115    501 Bliss Avenue                                   Dumas                       TX             79029
   2.116    1 West Queens Way                                  Hampton                     VA             23669
   2.117    103 East 3rd Avenue                                Moses Lake                  WA             98837
------------------------------------------------------------------------------------------------------------------------------------
   2.118    323 Denver Avenue                                  Dalhart                     TX             79022
   2.119    600 West Willow Street                             Long Beach                  CA             90806
   2.120    1 East 49th Street                                 Hialeah                     FL             33013
   2.121    2940 South Glenstone                               Springfield                 MO             65804
   2.122    5950 East Admiral Place                            Tulsa                       OK             74115
------------------------------------------------------------------------------------------------------------------------------------
   2.123    830 North Wenatchee Avenue                         Wenatchee                   WA             98801
   2.124    300 West Main Street                               Denison                     TX             75020
   2.125    One Center Avenue                                  Brownwood                   TX             76801
   2.126    128 South Washington Street                        Albany                      GA             31701
   2.127    501 Pennsylvania Avenue                            Independence                KS             67301
------------------------------------------------------------------------------------------------------------------------------------
   2.128    302 North Jefferson Avenue                         Mt. Pleasant                TX             75455
   2.129    231 South Ridgewood Drive                          Sebring                     FL             33870
   2.130    518 So. Long Beach Boulevard                       Compton                     CA             90221
   2.131    350 West Lewis Street                              Pasco                       WA             99301
   2.132    102 East Front Street                              Port Angeles                WA             98362
------------------------------------------------------------------------------------------------------------------------------------
   2.133    204 East Rush                                      Harrison                    AR             72601
   2.134    700 8th Avenue West                                Palmetto                    FL             34221
   2.135    1101 North Conway                                  Mission                     TX             78572
   2.136    481 South Forks Avenue                             Forks                       WA             98331
   2.137    1232 South Vermont Avenue                          Los Angeles                 CA             90006
------------------------------------------------------------------------------------------------------------------------------------
   2.138    102 North Broad Street                             Winder                      GA             30680
   2.139    3415/17 Eastern Avenue                             Baltimore                   MD             21224
   2.140    606 Broad Street                                   South Boston                VA             24592
   2.141    210 West 8th Street                                Rolla                       MO             65401
   2.142    702 Park Avenue NW                                 Norton                      VA             24273
------------------------------------------------------------------------------------------------------------------------------------
   2.143    1016 Main Street                                   Lexington                   MO             64607
   2.144    690 East Highway 50                                Clermont                    FL             34711
   2.145    51 East Camelback Road                             Phoenix                     AZ             85012
   2.146    955 Main Street                                    Red Bluff                   CA             96080
   2.147    1900 Tyler Street                                  Hollywood                   FL             33020
------------------------------------------------------------------------------------------------------------------------------------
   2.148    112 McClurg                                        Richland                    MO             65556
   2.149    710 West Sunshine                                  Springfield                 MO             65807
   2.150    230 West Broadway                                  Muskogee                    OK             74401
   2.151    221 South Commercial                               Aransas Pass                TX             78336
   2.152    101 East Market Street                             Aberdeen                    WA             98520
------------------------------------------------------------------------------------------------------------------------------------
     3      600 New Hampshire Avenue                           Washington                  DC             20037              6.1245%
     4      4300 Meadows Lane                                  Las Vegas                   NV             89107              5.4528%
     5      4341 South Riverboat Road                          Taylorsville                UT             84123              5.2400%
     6      321 West 44th Street                               New York                    NY             10036              5.9100%
     7      511 Valley Mall Parkway                            East Wenatchee              WA             98802              5.5400%
------------------------------------------------------------------------------------------------------------------------------------
     8      5201 West War Memorial Drive                       Peoria                      IL             61615              5.3050%
     9      Various                                            Bronx                       NY             10473              4.9600%
    9.1     910-930 Thieriot Avenue                            Bronx                       NY             10473
    9.2     945-955 Underhill Avenue                           Bronx                       NY             10473
    10      1401 Enclave Parkway                               Houston                     TX             77077              5.6000%
------------------------------------------------------------------------------------------------------------------------------------
    11      5 Autumn Breeze Way                                Winter Park                 FL             32792              5.9800%
    12      111 East Broadway                                  Salt Lake City              UT             84111              5.4400%
    13      3111-3245 Washtenaw Avenue                         Ann Arbor                   MI             48104              5.3600%
    14      807-993 East Moorhead Circle
              & 880-999 West Moorhead Circle                   Boulder                     CO             80305              4.9300%
    15      1210 Northbrook Drive                              Trevose                     PA             19053              5.7500%
    16      6800 Interstate -10 Service Road                   New Orleans                 LA             70126              5.5200%
    17      15770 Bellaire Boulevard                           Houston                     TX             77083              5.1700%
    18      855-865 3rd Avenue                                 Chula Vista                 CA             91911              5.9500%
    19      4510 Tesla Park Drive                              Wilmington                  NC             28412              5.9600%
------------------------------------------------------------------------------------------------------------------------------------
    20      1301 Connecticut Avenue, Northwest                 Washington                  DC             20036              5.7000%
    21      151 West 46th Street                               New York                    NY             10036              5.9400%
    22      900 Northbrook Drive                               Bensalem                    PA             19053              5.9800%
    23      1100 Oakbridge Parkway                             Lakeland                    FL             33803              5.7110%
    24      1300 Varsity Lane                                  Charlotte                   NC             28262              5.4600%
------------------------------------------------------------------------------------------------------------------------------------
    25      114 Town Park Drive                                Kennesaw                    GA             30144              5.9300%
    26      112 Town Park Drive                                Kennesaw                    GA             30144              5.9300%
    27      18704-18705 Mesa Terrace,
              14106-14115 Tarhill Court
              and 18756-18777 Diller Drive                     Hagerstown                  MD             21742              5.6000%
    28      801 Frontage Road                                  Oxford                      MS             38655              5.5740%
    29      Various                                            Irvine                      CA             92612              5.1900%
------------------------------------------------------------------------------------------------------------------------------------
   29.1     19712 MacArthur Boulevard                          Irvine                      CA             92612
   29.2     19722 MacArthur Boulevard                          Irvine                      CA             92612
   29.3     19732 MacArthur Boulevard                          Irvine                      CA             92612
    30      921 North Zaragoza Road                            El Paso                     TX             79907              6.0850%
    31      Various                                            Raleigh                     NC             27612              5.1600%
------------------------------------------------------------------------------------------------------------------------------------
   31.1     3725 National Drive                                Raleigh                     NC             27612
   31.2     3716 National Drive                                Raleigh                     NC             27612
   31.3     3717 National Drive                                Raleigh                     NC             27612
   31.4     3700 National Drive                                Raleigh                     NC             27612
    32      2840 Warm Springs Road                             Columbus                    GA             31906              5.5000%
------------------------------------------------------------------------------------------------------------------------------------
    33      Various                                            Raleigh                     NC             27612              5.6000%
   33.1     3739 National Drive                                Raleigh                     NC             27612
   33.2     3733 National Drive                                Raleigh                     NC             27612
   33.3     3724 National Drive                                Raleigh                     NC             27612
    34      5950 Boca Raton Drive                              Fort Worth                  TX             76112              6.0500%
------------------------------------------------------------------------------------------------------------------------------------
    35      1501 South Magnolia Street                         Woodville                   TX             75979              6.2500%
    36      4700 King Street                                   Greenville                  TX             75401              6.1810%
    37      4101 East U.S. Highway 50                          Garden City                 KS             67846              6.2700%
    38      7800 & 7850 Tayloe Drive                           Manassas                    VA             20112              5.8300%
    39      2310, 2311 & 2320 Crescent Creek Drive             Raleigh                     NC             27606              5.6700%
------------------------------------------------------------------------------------------------------------------------------------
    40      Southwest Corner 11000 North Alpine Highway        Highland                    UT             84003              5.7530%
    41      16325 - 16345 South Harlem Avenue                  Tinley Park                 IL             60477              5.3600%
    42      2999 Woodway Drive                                 Huntsville                  AL             35805              6.1900%
    43      1580-1590 Clarkson Road                            Chesterfield                MO             63017              5.2860%
    44      9350-9372 Cabot Drive                              San Diego                   CA             92126              6.1840%
    45      5171 Glenwood Avenue                               Raleigh                     NC             27612              5.3900%
    46      1350-1364 Park Street
              and 2408-2414 Central Avenue                     Alameda                     CA             94501              5.9300%
    47      North 7271 Lando Street                            Plymouth                    WI             53020              5.8500%
------------------------------------------------------------------------------------------------------------------------------------
    48      101 Leeward Lane                                   Hampstead                   NC             28443              5.8800%
    49      3600 Harden Boulevard                              Lakeland                    FL             33803              5.9710%
    50      204 East Pointe Lane                               East Lansing                MI             48823              5.6600%
    51      12504 South Highway 301                            Dade City                   FL             33525              5.3100%
------------------------------------------------------------------------------------------------------------------------------------
    52      150 Fred Lanier Road                               Mocksville                  NC             27028              5.4800%
    53      890 Motsie Road                                    Biloxi                      MS             39532              6.2500%
    54      3401 Alta Mesa Boulevard                           Fort Worth                  TX             76133              5.8700%
    55      Various                                            Various                     MI             Various            5.7500%
   55.1     3000 Blue Star Highway                             Douglas                     MI             49406
------------------------------------------------------------------------------------------------------------------------------------
   55.2     6832 Maple Lane                                    Fennville                   MI             49408
    56      1501 Western Avenue                                Seattle                     WA             98101              5.6800%
    57      2801 Northwest 1st Street
              and 100 Nance Avenue                             Lincoln                     NE             68521              5.3500%
    58      1200 South Croatan Highway                         Kill Devil Hills            NC             27948              5.9800%
    59      121 High Hill Road                                 Woolrich Township           NJ             08085              5.7300%
------------------------------------------------------------------------------------------------------------------------------------
    60      5528-B Cinderlane Parkway                          Orlando                     FL             32808              5.8810%
    61      485 Peachtree Industrial Boulevard                 Suwanee                     GA             30024              6.0000%
    62      1751 Rock Prairie Road                             College Station             TX             77845              6.7800%
    63      614 North Water Avenue                             Gallatin                    TN             37066              6.2500%
    64      1335 Bradyville Pike                               Murfreesboro                TN             37130              6.2500%
------------------------------------------------------------------------------------------------------------------------------------
    65      220 Fulmer Avenue                                  Akron                       OH             44312              5.7600%
    66      11269 Mobile Drive                                 Fairfax                     VA             22030              5.8300%
    67      1530 Ardsley Street                                Winston-Salem               NC             27103              5.7120%
    68      2320 Eslinger Road                                 New Smyrna Beach            FL             32168              5.0700%
    69      235 Emerald Circle                                 Dundee                      MI             48131              5.9400%
------------------------------------------------------------------------------------------------------------------------------------
    70      2888 Mogadore Road                                 Akron                       OH             44312              5.8100%
    71      2350 Blackburn Road Southeast                      Cleveland                   TN             37311              6.2500%
    72      7410 Old Centreville Road                          Manassas                    VA             20111              5.8300%
    73      Various                                            Various                     TX             Various            6.2500%
   73.1     7400 Chiesa Estates                                Rowlett                     TX             75030
------------------------------------------------------------------------------------------------------------------------------------
   73.2     2500 Fort Worth Drive                              Denton                      TX             76205
    74      500 Chapman Pointe Circle                          Dallas                      NC             28034              6.2500%
    75      47 Jacaranda Cay Court                             New Smyrna Beach            FL             32169              6.1200%
    76      4400 West Main Street                              Norman                      OK             73072              5.9300%
    77      23750 Carson Drive                                 Pioneer                     CA             95666              5.9800%
------------------------------------------------------------------------------------------------------------------------------------
    78      216 Tudor Circle                                   Portage                     MI             49024              5.8000%
    79      251 East Cottonwood Street                         Cottonwood                  AZ             86326              5.4300%
    80      1055 North 5th Street                              Jacksonville                OR             97530              5.8900%
    81      1230 South Avenue                                  Barberton                   OH             44203              5.8100%
    82      209 and 217 Elmwood Street;
              228 Summer Street                                Buffalo                     NY             14222              6.2500%
------------------------------------------------------------------------------------------------------------------------------------
    83      Various                                            Slaton                      TX             79364              6.0500%
   83.1     1305 West Woodrow Road                             Slaton                      TX             79364
   83.2     1311 and 1355 West Woodrow Road                    Slaton                      TX             79364
    84      1000 East Grand Avenue                             Carbondale                  IL             62901              5.3350%
    85      Various                                            Snyder                      TX             79549              5.9900%
------------------------------------------------------------------------------------------------------------------------------------
   85.1     3901 Avenue O                                      Snyder                      TX             79549
   85.2     5400 College Avenue                                Snyder                      TX             79549
    86      5155 Imperial Drive                                New Port Richey             FL             34652              6.0450%
    87      1122 Spring Villa Circle                           Birmingham                  AL             35215              6.2500%
    88      100 Diary Road                                     Mobile                      AL             36612              6.2500%
------------------------------------------------------------------------------------------------------------------------------------
    89      Various                                            Various                     TX             Various            6.0400%
   89.1     5500 FM 2004                                       Hitchcock                   TX             77563
   89.2     634 North Pine Road                                Texas City                  TX             77591
    90      9701 East Highway 25                               Belleview                   FL             34420              5.8700%


                                      Cut-off                                                         Monthly
                   Original             Date                  Maturity         Payment                 Debt          CTL
    ID              Balance           Balance                   Date            Date                  Service       Tenant
------------------------------------------------------------------------------------------------------------------------------------
     1            147,500,000       147,500,000               03/1/2014           1                   812,127         No
     2             85,000,000        85,000,000               12/1/2013           1                   499,618         No
    2.1            10,665,803        10,665,803
    2.2             6,737,880         6,737,880
------------------------------------------------------------------------------------------------------------------------------------
    2.3             4,985,643         4,985,643
    2.4             4,861,622         4,861,622
    2.5             4,043,084         4,043,084
    2.6             2,988,905         2,988,905
    2.7             2,418,409         2,418,409
------------------------------------------------------------------------------------------------------------------------------------
    2.8             1,723,891         1,723,891
    2.9             1,684,205         1,684,205
   2.10             1,637,077         1,637,077
   2.11             1,624,675         1,624,675
   2.12             1,602,971         1,602,971
------------------------------------------------------------------------------------------------------------------------------------
   2.13             1,599,871         1,599,871
   2.14             1,550,262         1,550,262
   2.15             1,423,496         1,423,496
   2.16             1,116,189         1,116,189
   2.17               992,168           992,168
------------------------------------------------------------------------------------------------------------------------------------
   2.18               930,157           930,157
   2.19               806,136           806,136
   2.20               744,126           744,126
   2.21               737,925           737,925
   2.22               704,439           704,439
------------------------------------------------------------------------------------------------------------------------------------
   2.23               699,478           699,478
   2.24               644,909           644,909
   2.25               600,261           600,261
   2.26               595,301           595,301
   2.27               595,301           595,301
------------------------------------------------------------------------------------------------------------------------------------
   2.28               582,899           582,899
   2.29               570,496           570,496
   2.30               545,692           545,692
   2.31               545,692           545,692
   2.32               537,132           537,132
------------------------------------------------------------------------------------------------------------------------------------
   2.33               496,084           496,084
   2.34               483,682           483,682
   2.35               483,682           483,682
   2.36               474,499           474,499
   2.37               465,009           465,009
------------------------------------------------------------------------------------------------------------------------------------
   2.38               458,878           458,878
   2.39               446,475           446,475
   2.40               446,475           446,475
   2.41               446,475           446,475
   2.42               434,073           434,073
------------------------------------------------------------------------------------------------------------------------------------
   2.43               421,671           421,671
   2.44               403,068           403,068
   2.45               403,068           403,068
   2.46               384,465           384,465
   2.47               347,259           347,259
------------------------------------------------------------------------------------------------------------------------------------
   2.48               342,298           342,298
   2.49               334,857           334,857
   2.50               329,896           329,896
   2.51               322,455           322,455
   2.52               316,253           316,253
------------------------------------------------------------------------------------------------------------------------------------
   2.53               303,851           303,851
   2.54               297,650           297,650
   2.55               291,449           291,449
   2.56               291,449           291,449
   2.57               290,209           290,209
------------------------------------------------------------------------------------------------------------------------------------
   2.58               280,287           280,287
   2.59               272,846           272,846
   2.60               272,846           272,846
   2.61               272,846           272,846
   2.62               264,165           264,165
------------------------------------------------------------------------------------------------------------------------------------
   2.63               260,444           260,444
   2.64               260,444           260,444
   2.65               260,444           260,444
   2.66               260,444           260,444
   2.67               255,483           255,483
------------------------------------------------------------------------------------------------------------------------------------
   2.68               253,003           253,003
   2.69               238,740           238,740
   2.70               235,640           235,640
   2.71               235,640           235,640
   2.72               223,238           223,238
------------------------------------------------------------------------------------------------------------------------------------
   2.73               223,238           223,238
   2.74               213,936           213,936
   2.75               210,836           210,836
   2.76               210,836           210,836
   2.77               210,836           210,836
------------------------------------------------------------------------------------------------------------------------------------
   2.78               199,289           199,289
   2.79               194,713           194,713
   2.80               192,233           192,233
   2.81               189,752           189,752
   2.82               186,031           186,031
------------------------------------------------------------------------------------------------------------------------------------
   2.83               186,031           186,031
   2.84               186,031           186,031
   2.85               182,311           182,311
   2.86               179,830           179,830
   2.87               177,350           177,350
------------------------------------------------------------------------------------------------------------------------------------
   2.88               176,110           176,110
   2.89               174,870           174,870
   2.90               173,629           173,629
   2.91               173,629           173,629
   2.92               171,149           171,149
------------------------------------------------------------------------------------------------------------------------------------
   2.93               171,149           171,149
   2.94               168,669           168,669
   2.95               168,669           168,669
   2.96               166,075           166,075
   2.97               164,328           164,328
------------------------------------------------------------------------------------------------------------------------------------
   2.98               161,227           161,227
   2.99               161,227           161,227
   2.100              158,127           158,127
   2.101              155,026           155,026
   2.102              148,825           148,825
------------------------------------------------------------------------------------------------------------------------------------
   2.103              148,825           148,825
   2.104              148,825           148,825
   2.105              147,585           147,585
   2.106              142,624           142,624
   2.107              141,384           141,384
------------------------------------------------------------------------------------------------------------------------------------
   2.108              136,423           136,423
   2.109              136,423           136,423
   2.110              136,423           136,423
   2.111              135,183           135,183
   2.112              130,222           130,222
------------------------------------------------------------------------------------------------------------------------------------
   2.113              125,261           125,261
   2.114              124,021           124,021
   2.115              124,021           124,021
   2.116              124,021           124,021
   2.117              124,021           124,021
------------------------------------------------------------------------------------------------------------------------------------
   2.118              114,719           114,719
   2.119              111,619           111,619
   2.120              111,619           111,619
   2.121              111,619           111,619
   2.122              111,619           111,619
------------------------------------------------------------------------------------------------------------------------------------
   2.123              111,619           111,619
   2.124              108,518           108,518
   2.125              105,418           105,418
   2.126              104,390           104,390
   2.127              102,317           102,317
------------------------------------------------------------------------------------------------------------------------------------
   2.128              102,317           102,317
   2.129               99,645            99,645
   2.130               99,217            99,217
   2.131               99,217            99,217
   2.132               94,900            94,900
------------------------------------------------------------------------------------------------------------------------------------
   2.133               90,155            90,155
   2.134               89,915            89,915
   2.135               89,295            89,295
   2.136               86,815            86,815
   2.137               85,574            85,574
------------------------------------------------------------------------------------------------------------------------------------
   2.138               80,614            80,614
   2.139               75,920            75,920
   2.140               68,802            68,802
   2.141               66,971            66,971
   2.142               62,010            62,010
------------------------------------------------------------------------------------------------------------------------------------
   2.143               52,709            52,709
   2.144               43,407            43,407
   2.145                    -                 -
   2.146                    -                 -
   2.147                    -                 -
------------------------------------------------------------------------------------------------------------------------------------
   2.148                    -                 -
   2.149                    -                 -
   2.150                    -                 -
   2.151                    -                 -
   2.152                    -                 -
------------------------------------------------------------------------------------------------------------------------------------
     3             68,500,000        68,500,000               12/1/2018           1                   416,191         No
     4             56,000,000        55,587,072               08/1/2013           1                   316,306         No
     5             35,000,000        35,000,000               02/1/2011           1                   193,055         No
     6             30,000,000        30,000,000               01/1/2014           1                   178,133         No
     7             26,000,000        26,000,000               11/1/2010           1                   148,278         No
------------------------------------------------------------------------------------------------------------------------------------
     8             26,090,000        25,974,625               11/1/2008           1                   144,960         No
     9             24,025,000        23,911,302               11/1/2008           1                   128,385         No
    9.1            13,339,034        13,275,907
    9.2            10,685,966        10,635,395
    10             23,600,000        23,549,204               01/1/2009           1                   135,483         No
------------------------------------------------------------------------------------------------------------------------------------
    11             22,500,000        22,454,940               01/1/2014           1                   134,610         No
    12             21,000,000        20,933,164               12/1/2008           1                   118,446         No
    13             20,000,000        19,974,548               02/1/2014           1                   111,807         No
    14
                   17,000,000        17,000,000               02/1/2009           1                    90,534         No
    15             15,300,000        15,300,000               03/1/2014           1                    89,287         No
    16             14,400,000        14,368,535               01/1/2011           1                    81,942         No
    17             13,600,000        13,600,000               12/1/2008           1                    74,427         No
    18             13,500,000        13,500,000               03/1/2014           1                    80,506         No
    19             13,020,000        13,020,000               03/1/2019           1                    77,727         No
------------------------------------------------------------------------------------------------------------------------------------
    20             12,300,000        12,300,000               11/1/2013           1                    71,389         No
    21             12,200,000        12,152,536               11/1/2013           1                    72,675         No
    22             11,200,000        11,168,145               12/1/2013           1                    67,006         No
    23             10,000,000         9,978,923               01/1/2014           1                    58,110         No
    24             10,000,000         9,968,304               07/1/2010           1                    56,528         No
------------------------------------------------------------------------------------------------------------------------------------
    25              5,640,000         5,628,597               01/1/2014           1                    33,561         No
    26              4,200,000         4,191,508               01/1/2014           1                    24,992         No
    27

                    9,200,000         9,200,000               03/1/2014           1                    52,815         No
    28              8,700,000         8,673,064               12/1/2013           1                    49,802         No
    29              8,480,000         8,480,000               01/1/2009           1                    46,512         No
------------------------------------------------------------------------------------------------------------------------------------
   29.1             3,086,877         3,086,877
   29.2             2,246,999         2,246,999
   29.3             3,146,124         3,146,124
    30              8,350,000         8,315,576               12/1/2013           1                    54,234         No
    31              7,500,000         7,464,043               12/1/2008           1                    44,546         No
------------------------------------------------------------------------------------------------------------------------------------
   31.1             2,044,500         2,034,698
   31.2             2,296,500         2,285,490
   31.3             1,565,250         1,557,746
   31.4             1,593,750         1,586,109
    32              7,200,000         7,191,019               02/1/2014           1                    40,881         No
------------------------------------------------------------------------------------------------------------------------------------
    33              7,040,000         7,008,561               12/1/2010           1                    43,653         No
   33.1             2,950,458         2,937,282
   33.2             2,073,946         2,064,684
   33.3             2,015,596         2,006,595
    34              2,925,000         2,921,624               02/1/2014           1                    17,631         No
------------------------------------------------------------------------------------------------------------------------------------
    35              2,500,000         2,497,194               02/1/2014           1                    15,393         No
    36              1,500,000         1,498,300               02/1/2014           1                     9,169         No
    37              5,900,000         5,890,806               02/1/2014           1                    38,993         No
    38              5,900,000         5,887,842               01/1/2014           1                    34,731         No
    39              5,600,000         5,600,000               01/1/2014           1                    32,825         No
------------------------------------------------------------------------------------------------------------------------------------
    40              5,500,000         5,500,000               03/1/2014           1                    32,107         No
    41              5,475,000         5,462,672               01/1/2009           1                    30,607         No
    42              5,400,000         5,384,833               01/1/2014           1                    35,422         No
    43              5,300,000         5,287,900               01/1/2009           1                    29,385         No
    44              5,100,000         5,071,994               09/1/2013           1                    31,183         No
    45              5,050,000         5,018,559               11/1/2008           1                    30,681         No
    46
                    4,950,000         4,939,992               01/1/2014           1                    29,455         No
    47              4,640,000         4,626,436               12/1/2010           1                    27,373         No
------------------------------------------------------------------------------------------------------------------------------------
    48              4,630,000         4,620,549               01/1/2019           1                    27,403         No
    49              4,600,000         4,594,632               02/1/2014           1                    27,494         No
    50              4,600,000         4,576,812               10/1/2013           1                    26,582         No
    51              4,230,000         4,211,313               11/1/2010           1                    23,516         No
------------------------------------------------------------------------------------------------------------------------------------
    52              4,200,000         4,190,754               01/1/2009           1                    23,794         No
    53              3,840,000         3,832,698               01/1/2014           1                    23,644         No
    54              3,700,000         3,692,433               01/1/2014           1                    21,875         No
    55              3,500,000         3,492,677               01/1/2014           1                    20,425         No
   55.1             1,899,103         1,895,130
------------------------------------------------------------------------------------------------------------------------------------
   55.2             1,600,897         1,597,547
    56              3,430,000         3,419,611               12/1/2010           1                    19,864         No
    57
                    3,400,000         3,392,330               01/1/2011           1                    18,986         No
    58              3,350,000         3,340,281               01/1/2014           1                    21,543         No
    59              3,240,000         3,226,843               11/1/2010           1                    18,867         No
------------------------------------------------------------------------------------------------------------------------------------
    60              3,000,000         2,996,455               02/1/2014           1                    17,758         No
    61              2,800,000         2,796,746               02/1/2014           1                    16,787         No
    62              2,750,000         2,734,953               04/1/2028           1                    19,398         Yes
    63              2,720,000         2,714,828               01/1/2014           1                    16,748         No
    64              2,720,000         2,714,828               01/1/2014           1                    16,748         No
------------------------------------------------------------------------------------------------------------------------------------
    65              2,630,000         2,625,642               02/1/2014           1                    16,561         No
    66              2,600,000         2,594,642               01/1/2014           1                    15,305         No
    67              2,500,000         2,492,444               01/1/2014           1                    15,670         No
    68              2,344,000         2,325,028               10/1/2008           1                    13,799         No
    69              2,250,000         2,243,546               12/1/2013           1                    13,403         No
------------------------------------------------------------------------------------------------------------------------------------
    70              2,080,000         2,076,574               02/1/2014           1                    13,161         No
    71              2,080,000         2,076,045               01/1/2014           1                    12,807         No
    72              2,000,000         1,995,879               01/1/2014           1                    11,773         No
    73              1,930,000         1,927,834               02/1/2014           1                    11,883         No
   73.1             1,132,910         1,131,638
------------------------------------------------------------------------------------------------------------------------------------
   73.2               797,090           796,195
    74              1,800,000         1,796,577               01/1/2014           1                    11,083         No
    75              1,750,000         1,745,031               01/1/2014           1                    11,404         No
    76              1,750,000         1,744,884               01/1/2014           1                    11,201         No
    77              1,700,000         1,696,595               01/1/2014           1                    10,171         No
------------------------------------------------------------------------------------------------------------------------------------
    78              1,600,000         1,595,229               01/1/2014           1                    10,114         No
    79              1,520,000         1,516,622               01/1/2009           1                     8,564         No
    80              1,450,000         1,447,046               01/1/2014           1                     8,591         No
    81              1,440,000         1,437,628               02/1/2014           1                     9,111         No
    82
                    1,425,000         1,419,285               12/1/2013           1                     9,400         No
------------------------------------------------------------------------------------------------------------------------------------
    83              1,420,000         1,417,728               02/1/2014           1                     9,193         No
   83.1               520,000           519,168
   83.2               900,000           898,560
    84              1,372,000         1,361,632               08/1/2013           1                     7,649         No
    85              1,358,000         1,355,811               02/1/2014           1                     8,741         No
------------------------------------------------------------------------------------------------------------------------------------
   85.1               793,856           792,576
   85.2               564,144           563,235
    86              1,325,000         1,323,470               02/1/2014           1                     7,982         No
    87              1,175,000         1,172,766               01/1/2014           1                     7,235         No
    88              1,175,000         1,172,766               01/1/2014           1                     7,235         No
------------------------------------------------------------------------------------------------------------------------------------
    89              1,176,000         1,172,620               01/1/2014           1                     7,606         No
   89.1               655,087           653,204
   89.2               520,913           519,415
    90              1,000,000           997,050               01/1/2014           1                     6,364         No



                                   CTL Tenant                                       Interest
                  CTL           Corporate Credit             Servicing               Accrual
    ID          Guarantor          Rating (S/M)               Fee Rate                Basis                     Lockbox
-----------------------------------------------------------------------------------------------------------------------------------
     1                                                        0.03210%               30/360      Hard
     2                                                        0.03210%             Actual/360    Hard
    2.1
    2.2
-----------------------------------------------------------------------------------------------------------------------------------
    2.3
    2.4
    2.5
    2.6
    2.7
-----------------------------------------------------------------------------------------------------------------------------------
    2.8
    2.9
   2.10
   2.11
   2.12
-----------------------------------------------------------------------------------------------------------------------------------
   2.13
   2.14
   2.15
   2.16
   2.17
-----------------------------------------------------------------------------------------------------------------------------------
   2.18
   2.19
   2.20
   2.21
   2.22
-----------------------------------------------------------------------------------------------------------------------------------
   2.23
   2.24
   2.25
   2.26
   2.27
-----------------------------------------------------------------------------------------------------------------------------------
   2.28
   2.29
   2.30
   2.31
   2.32
-----------------------------------------------------------------------------------------------------------------------------------
   2.33
   2.34
   2.35
   2.36
   2.37
-----------------------------------------------------------------------------------------------------------------------------------
   2.38
   2.39
   2.40
   2.41
   2.42
-----------------------------------------------------------------------------------------------------------------------------------
   2.43
   2.44
   2.45
   2.46
   2.47
-----------------------------------------------------------------------------------------------------------------------------------
   2.48
   2.49
   2.50
   2.51
   2.52
-----------------------------------------------------------------------------------------------------------------------------------
   2.53
   2.54
   2.55
   2.56
   2.57
-----------------------------------------------------------------------------------------------------------------------------------
   2.58
   2.59
   2.60
   2.61
   2.62
-----------------------------------------------------------------------------------------------------------------------------------
   2.63
   2.64
   2.65
   2.66
   2.67
-----------------------------------------------------------------------------------------------------------------------------------
   2.68
   2.69
   2.70
   2.71
   2.72
-----------------------------------------------------------------------------------------------------------------------------------
   2.73
   2.74
   2.75
   2.76
   2.77
-----------------------------------------------------------------------------------------------------------------------------------
   2.78
   2.79
   2.80
   2.81
   2.82
-----------------------------------------------------------------------------------------------------------------------------------
   2.83
   2.84
   2.85
   2.86
   2.87
-----------------------------------------------------------------------------------------------------------------------------------
   2.88
   2.89
   2.90
   2.91
   2.92
-----------------------------------------------------------------------------------------------------------------------------------
   2.93
   2.94
   2.95
   2.96
   2.97
-----------------------------------------------------------------------------------------------------------------------------------
   2.98
   2.99
   2.100
   2.101
   2.102
-----------------------------------------------------------------------------------------------------------------------------------
   2.103
   2.104
   2.105
   2.106
   2.107
-----------------------------------------------------------------------------------------------------------------------------------
   2.108
   2.109
   2.110
   2.111
   2.112
-----------------------------------------------------------------------------------------------------------------------------------
   2.113
   2.114
   2.115
   2.116
   2.117
-----------------------------------------------------------------------------------------------------------------------------------
   2.118
   2.119
   2.120
   2.121
   2.122
-----------------------------------------------------------------------------------------------------------------------------------
   2.123
   2.124
   2.125
   2.126
   2.127
-----------------------------------------------------------------------------------------------------------------------------------
   2.128
   2.129
   2.130
   2.131
   2.132
-----------------------------------------------------------------------------------------------------------------------------------
   2.133
   2.134
   2.135
   2.136
   2.137
-----------------------------------------------------------------------------------------------------------------------------------
   2.138
   2.139
   2.140
   2.141
   2.142
-----------------------------------------------------------------------------------------------------------------------------------
   2.143
   2.144
   2.145
   2.146
   2.147
-----------------------------------------------------------------------------------------------------------------------------------
   2.148
   2.149
   2.150
   2.151
   2.152
-----------------------------------------------------------------------------------------------------------------------------------
     3                                                        0.03210%             Actual/360    Hard
     4                                                        0.03210%             Actual/360    Hard
     5                                                        0.03210%             Actual/360    Soft
     6                                                        0.03210%             Actual/360    Hard
     7                                                        0.06210%             Actual/360    Hard
-----------------------------------------------------------------------------------------------------------------------------------
     8                                                        0.03210%             Actual/360    Hard
     9                                                        0.03210%             Actual/360    No
    9.1
    9.2
    10                                                        0.06210%             Actual/360    Hard
-----------------------------------------------------------------------------------------------------------------------------------
    11                                                        0.06210%             Actual/360    No
    12                                                        0.03210%             Actual/360    No
    13                                                        0.03210%             Actual/360    Hard
    14
                                                              0.06210%             Actual/360    Soft
    15                                                        0.03210%             Actual/360    No
    16                                                        0.06210%             Actual/360    No
    17                                                        0.03210%             Actual/360    No
    18                                                        0.03210%             Actual/360    No
    19                                                        0.03210%             Actual/360    No
-----------------------------------------------------------------------------------------------------------------------------------
    20                                                        0.06210%             Actual/360    Hard
    21                                                        0.03210%             Actual/360    No
    22                                                        0.03210%             Actual/360    No
    23                                                        0.06210%             Actual/360    No
    24                                                        0.03210%             Actual/360    No
-----------------------------------------------------------------------------------------------------------------------------------
    25                                                        0.03210%             Actual/360    Hard
    26                                                        0.03210%             Actual/360    Hard
    27

                                                              0.03210%             Actual/360    No
    28                                                        0.09210%             Actual/360    Springing Hard
    29                                                        0.03210%             Actual/360    Soft at Closing, Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
   29.1
   29.2
   29.3
    30                                                        0.03210%             Actual/360    Springing Hard
    31                                                        0.03210%             Actual/360    No
-----------------------------------------------------------------------------------------------------------------------------------
   31.1
   31.2
   31.3
   31.4
    32                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    33                                                        0.03210%             Actual/360    No
   33.1
   33.2
   33.3
    34                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    35                                                        0.03210%             Actual/360    Springing Hard
    36                                                        0.03210%             Actual/360    Springing Hard
    37                                                        0.03210%             Actual/360    Springing Hard
    38                                                        0.03210%             Actual/360    No
    39                                                        0.03210%             Actual/360    No
-----------------------------------------------------------------------------------------------------------------------------------
    40                                                        0.03210%             Actual/360    Springing Hard
    41                                                        0.03210%             Actual/360    Springing Hard
    42                                                        0.03210%             Actual/360    Springing Hard
    43                                                        0.03210%             Actual/360    Springing Hard
    44                                                        0.06210%             Actual/360    Springing Hard
    45                                                        0.03210%             Actual/360    Springing Hard
    46
                                                              0.06210%             Actual/360    No
    47                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    48                                                        0.03210%             Actual/360    No
    49                                                        0.06210%             Actual/360    Springing Hard
    50                                                        0.03210%             Actual/360    Springing Hard
    51                                                        0.07210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    52                                                        0.03210%             Actual/360    Springing Hard
    53                                                        0.03210%             Actual/360    No
    54                                                        0.03210%             Actual/360    Springing Hard
    55                                                        0.03210%             Actual/360    Springing Hard
   55.1
-----------------------------------------------------------------------------------------------------------------------------------
   55.2
    56                                                        0.03210%             Actual/360    Springing Hard
    57
                                                              0.07210%             Actual/360    Springing Hard
    58                                                        0.03210%             Actual/360    Springing Hard
    59                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    60                                                        0.06210%             Actual/360    No
    61                                                        0.03210%             Actual/360    Springing Hard
    62         Walgreen Co.           A+/Aa3                  0.03210%             Actual/360    Hard
    63                                                        0.03210%             Actual/360    No
    64                                                        0.03210%             Actual/360    No
-----------------------------------------------------------------------------------------------------------------------------------
    65                                                        0.03210%             Actual/360    Springing Hard
    66                                                        0.03210%             Actual/360    No
    67                                                        0.09210%             Actual/360    Springing Hard
    68                                                        0.03210%             Actual/360    Springing Hard
    69                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    70                                                        0.03210%             Actual/360    Springing Hard
    71                                                        0.03210%             Actual/360    No
    72                                                        0.03210%             Actual/360    No
    73                                                        0.03210%             Actual/360    Springing Hard
   73.1
-----------------------------------------------------------------------------------------------------------------------------------
   73.2
    74                                                        0.03210%             Actual/360    No
    75                                                        0.03210%             Actual/360    Springing Hard
    76                                                        0.03210%             Actual/360    Springing Hard
    77                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    78                                                        0.03210%             Actual/360    Springing Hard
    79                                                        0.03210%             Actual/360    Springing Hard
    80                                                        0.03210%             Actual/360    Springing Hard
    81                                                        0.03210%             Actual/360    Springing Hard
    82
                                                              0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
    83                                                        0.03210%             Actual/360    Springing Hard
   83.1
   83.2
    84                                                        0.03210%             Actual/360    Springing Hard
    85                                                        0.03210%             Actual/360    Springing Hard
-----------------------------------------------------------------------------------------------------------------------------------
   85.1
   85.2
    86                                                        0.03210%             Actual/360    Springing Hard
    87                                                        0.03210%             Actual/360    No
    88                                                        0.03210%             Actual/360    No
-----------------------------------------------------------------------------------------------------------------------------------
    89                                                        0.03210%             Actual/360    Springing Hard
   89.1
   89.2
    90                                                        0.03210%             Actual/360    Springing Hard

(Table continues below)

                 Crossed
                   With
    ID          Other Loans
---------------------------------
     1              No
     2              No
    2.1
    2.2
---------------------------------
    2.3
    2.4
    2.5
    2.6
    2.7
---------------------------------
    2.8
    2.9
   2.10
   2.11
   2.12
---------------------------------
   2.13
   2.14
   2.15
   2.16
   2.17
---------------------------------
   2.18
   2.19
   2.20
   2.21
   2.22
---------------------------------
   2.23
   2.24
   2.25
   2.26
   2.27
---------------------------------
   2.28
   2.29
   2.30
   2.31
   2.32
---------------------------------
   2.33
   2.34
   2.35
   2.36
   2.37
---------------------------------
   2.38
   2.39
   2.40
   2.41
   2.42
---------------------------------
   2.43
   2.44
   2.45
   2.46
   2.47
---------------------------------
   2.48
   2.49
   2.50
   2.51
   2.52
---------------------------------
   2.53
   2.54
   2.55
   2.56
   2.57
---------------------------------
   2.58
   2.59
   2.60
   2.61
   2.62
---------------------------------
   2.63
   2.64
   2.65
   2.66
   2.67
---------------------------------
   2.68
   2.69
   2.70
   2.71
   2.72
---------------------------------
   2.73
   2.74
   2.75
   2.76
   2.77
---------------------------------
   2.78
   2.79
   2.80
   2.81
   2.82
---------------------------------
   2.83
   2.84
   2.85
   2.86
   2.87
---------------------------------
   2.88
   2.89
   2.90
   2.91
   2.92
---------------------------------
   2.93
   2.94
   2.95
   2.96
   2.97
---------------------------------
   2.98
   2.99
   2.100
   2.101
   2.102
---------------------------------
   2.103
   2.104
   2.105
   2.106
   2.107
---------------------------------
   2.108
   2.109
   2.110
   2.111
   2.112
---------------------------------
   2.113
   2.114
   2.115
   2.116
   2.117
---------------------------------
   2.118
   2.119
   2.120
   2.121
   2.122
---------------------------------
   2.123
   2.124
   2.125
   2.126
   2.127
---------------------------------
   2.128
   2.129
   2.130
   2.131
   2.132
---------------------------------
   2.133
   2.134
   2.135
   2.136
   2.137
---------------------------------
   2.138
   2.139
   2.140
   2.141
   2.142
---------------------------------
   2.143
   2.144
   2.145
   2.146
   2.147
---------------------------------
   2.148
   2.149
   2.150
   2.151
   2.152
---------------------------------
     3              No
     4              No
     5              No
     6              No
     7              No
---------------------------------
     8              No
     9              No
    9.1
    9.2
    10              No
---------------------------------
    11              No
    12              No
    13              No
    14
                    No
    15              No
    16              No
    17              No
    18              No
    19              No
---------------------------------
    20              No
    21              No
    22              No
    23              No
    24              No
---------------------------------
    25             Yes
    26             Yes
    27

                    No
    28              No
    29              No
---------------------------------
   29.1
   29.2
   29.3
    30              No
    31             Yes
---------------------------------
   31.1
   31.2
   31.3
   31.4
    32              No
---------------------------------
    33             Yes
   33.1
   33.2
   33.3
    34             Yes
---------------------------------
    35             Yes
    36             Yes
    37              No
    38              No
    39              No
---------------------------------
    40              No
    41              No
    42              No
    43              No
    44              No
    45              No
    46
                    No
    47              No
---------------------------------
    48              No
    49              No
    50              No
    51              No
---------------------------------
    52              No
    53              No
    54              No
    55              No
   55.1
--------------------------------
   55.2
    56              No
    57
                    No
    58              No
    59              No
---------------------------------
    60              No
    61              No
    62              No
    63              No
    64              No
---------------------------------
    65              No
    66              No
    67              No
    68              No
    69              No
---------------------------------
    70              No
    71              No
    72              No
    73              No
   73.1
---------------------------------
   73.2
    74              No
    75              No
    76              No
    77              No
---------------------------------
    78              No
    79              No
    80              No
    81              No
    82
                    No
---------------------------------
    83              No
   83.1
   83.2
    84              No
    85              No
---------------------------------
   85.1
   85.2
    86              No
    87              No
    88              No
---------------------------------
    89              No
   89.1
   89.2
    90              No


                                   EXHIBIT B-2

                           SERVICING FEE RATE SCHEDULE

COMM 2004-LNB2

Exhibit B-2

                                                   Mortgage    Primary      Master
                                                     Loan      Servicer     Servicer   Trustee
 ID                           Loan Name             Seller     Fee Rate     Fee Rate   Fee Rate
-----------------------------------------------------------------------------------------------
 1   Tysons Corner Center                            GACC      0.02000%    0.01000%   0.00210%
 2   AFR/Bank of America Portfolio                   GACC      0.02000%    0.01000%   0.00210%
 3   The Watergate/600 New Hampshire Avenue          GACC      0.02000%    0.01000%   0.00210%
 4   Meadows Mall                                  ABN AMRO    0.02000%    0.01000%   0.00210%
 5   Fairstone at Riverview                          GACC      0.02000%    0.01000%   0.00210%
 6   321 West 44th Street                            GACC      0.02000%    0.01000%   0.00210%
 7   Wenatchee Valley Mall                           GACC      0.05000%    0.01000%   0.00210%
 8   Shoppes at Grand Prairie                        GACC      0.02000%    0.01000%   0.00210%
 9   Wiener Portfolio III                            GACC      0.02000%    0.01000%   0.00210%
 10  1401 Enclave Parkway                           LaSalle    0.05000%    0.01000%   0.00210%
 11  Empirian at Winter Park                         GACC      0.05000%    0.01000%   0.00210%
 12  The Broadway Center                             GACC      0.02000%    0.01000%   0.00210%
 13  Huron Village Shopping Center                  LaSalle    0.02000%    0.01000%   0.00210%
 14  Tantra Lake Apartments                          GACC      0.05000%    0.01000%   0.00210%
 15  1 Northbrook Corporate Center                   GACC      0.02000%    0.01000%   0.00210%
 16  Frenchman's Wharf                               GACC      0.05000%    0.01000%   0.00210%
 17  Hawthorne Apartments                            GACC      0.02000%    0.01000%   0.00210%
 18  Centre Medical Plaza                            GACC      0.02000%    0.01000%   0.00210%
 19  Tesla Park Apartments                           GACC      0.02000%    0.01000%   0.00210%
 20  1301 Connecticut Avenue, Northwest              GACC      0.05000%    0.01000%   0.00210%
 21  151 West 46th Street                            GACC      0.02000%    0.01000%   0.00210%
 22  Northbrook                                      GACC      0.02000%    0.01000%   0.00210%
 23  Willowbrooke Apartments                        LaSalle    0.05000%    0.01000%   0.00210%
 24  Campus Edge Apartments                          GACC      0.02000%    0.01000%   0.00210%
 25  114 Town Park                                   GACC      0.02000%    0.01000%   0.00210%
 26  112 Town Park                                   GACC      0.02000%    0.01000%   0.00210%
 27  Fountainview Townhomes                          GACC      0.02000%    0.01000%   0.00210%
 28  Cambridge Station Apts.                        LaSalle    0.08000%    0.01000%   0.00210%
 29  Centerpointe I II III                           GACC      0.02000%    0.01000%   0.00210%
 30  San Marcos Apartments                          LaSalle    0.02000%    0.01000%   0.00210%
 31  Glenwood Place Portfolio II                     GACC      0.02000%    0.01000%   0.00210%
 32  Club Hill Apartments                           LaSalle    0.02000%    0.01000%   0.00210%
 33  Glenwood Place Portfolio I                      GACC      0.02000%    0.01000%   0.00210%
 34  Woodstock Apartments                           LaSalle    0.02000%    0.01000%   0.00210%
 35  Dogwood Apartments                             LaSalle    0.02000%    0.01000%   0.00210%
 36  Kings Place                                    LaSalle    0.02000%    0.01000%   0.00210%
 37  East Garden Village MHC                        LaSalle    0.02000%    0.01000%   0.00210%
 38  Forest Park Mobile Home Park                    GACC      0.02000%    0.01000%   0.00210%
 39  Centennial Village                             LaSalle    0.02000%    0.01000%   0.00210%
 40  Lone Peak Village                              LaSalle    0.02000%    0.01000%   0.00210%
 41  Office Centre of Tinley Park                   LaSalle    0.02000%    0.01000%   0.00210%
 42  Woodway Pines Apts                             LaSalle    0.02000%    0.01000%   0.00210%
 43  Shops at Clarkson Corner                       LaSalle    0.02000%    0.01000%   0.00210%
 44  Cabot Square                                   LaSalle    0.05000%    0.01000%   0.00210%
 45  Alpha Office Building                           GACC      0.02000%    0.01000%   0.00210%
 46  Park Central                                    GACC      0.05000%    0.01000%   0.00210%
 47  Plymouth Rock MHP/RV                           LaSalle    0.02000%    0.01000%   0.00210%
 48  Hampstead Place Apartments                      GACC      0.02000%    0.01000%   0.00210%
 49  Oakbridge Shopping Centre                      LaSalle    0.05000%    0.01000%   0.00210%
 50  Abbott Pointe Apartments                       LaSalle    0.02000%    0.01000%   0.00210%
 51  Morningside Plaza                              LaSalle    0.06000%    0.01000%   0.00210%
 52  Lake Myers RV                                  LaSalle    0.02000%    0.01000%   0.00210%
 53  Keesler Apartments                             LaSalle    0.02000%    0.01000%   0.00210%
 54  Alta Mesa                                      LaSalle    0.02000%    0.01000%   0.00210%
 55  Douglas Estates MHC and Johnson Village MHC    LaSalle    0.02000%    0.01000%   0.00210%
 56  Madore Building                                LaSalle    0.02000%    0.01000%   0.00210%
 57  Woodlawn Estates/Gaslight Village              LaSalle    0.06000%    0.01000%   0.00210%
 58  Walgreens - Kill Devil Hill                    LaSalle    0.02000%    0.01000%   0.00210%
 59  121 High Hill Road                             LaSalle    0.02000%    0.01000%   0.00210%
 60  Rosemont Country Club Apartment Community      LaSalle    0.05000%    0.01000%   0.00210%
 61  CVS Atlanta                                    LaSalle    0.02000%    0.01000%   0.00210%
 62  Walgreens College Station                       GACC      0.02000%    0.01000%   0.00210%
 63  Fox Den                                        LaSalle    0.02000%    0.01000%   0.00210%
 64  Wyndover Apartments                            LaSalle    0.02000%    0.01000%   0.00210%
 65  Brandemere Apartments                          LaSalle    0.02000%    0.01000%   0.00210%
 66  Waples Mobile Home Park                         GACC      0.02000%    0.01000%   0.00210%
 67  Ardsley Apartments                             LaSalle    0.08000%    0.01000%   0.00210%
 68  Eldorado Mobile Home Estates                   LaSalle    0.02000%    0.01000%   0.00210%
 69  Dundee Meadows MHC                             LaSalle    0.02000%    0.01000%   0.00210%
 70  Mogadore Square Apartments                     LaSalle    0.02000%    0.01000%   0.00210%
 71  Forest Grove                                   LaSalle    0.02000%    0.01000%   0.00210%
 72  Bull Run Mobile Home Park                       GACC      0.02000%    0.01000%   0.00210%
 73  Chiesa Estates & Hill Crest MHC                LaSalle    0.02000%    0.01000%   0.00210%
 74  Chapman Pointe                                 LaSalle    0.02000%    0.01000%   0.00210%
 75  Dolphin Cove Apartments                        LaSalle    0.02000%    0.01000%   0.00210%
 76  Canadian Shores Estates                        LaSalle    0.02000%    0.01000%   0.00210%
 77  Meadow Pines MHP                               LaSalle    0.02000%    0.01000%   0.00210%
 78  Briargate Apartments                           LaSalle    0.02000%    0.01000%   0.00210%
 79  Cottonwood Heights                             LaSalle    0.02000%    0.01000%   0.00210%
 80  Royal Mobile Estates                           LaSalle    0.02000%    0.01000%   0.00210%
 81  Cedarbrook Apartments                          LaSalle    0.02000%    0.01000%   0.00210%
 82  Elmwood Street Apartments                      LaSalle    0.02000%    0.01000%   0.00210%
 83  Windmill and Century Heights Apartments        LaSalle    0.02000%    0.01000%   0.00210%
 84  Georgetown Apartments                          LaSalle    0.02000%    0.01000%   0.00210%
 85  Western Crest and Windridge Apartments         LaSalle    0.02000%    0.01000%   0.00210%
 86  Imperial Courts MHP                            LaSalle    0.02000%    0.01000%   0.00210%
 87  Village Crossing                               LaSalle    0.02000%    0.01000%   0.00210%
 88  Arbor Point Apartments                         LaSalle    0.02000%    0.01000%   0.00210%
 89  Tallow Briar MHP and Sunset Harbor MHP         LaSalle    0.02000%    0.01000%   0.00210%
 90  Smith Lake Shores Village                      LaSalle    0.02000%    0.01000%   0.00210%

                                   EXHIBIT C-1

                          FORM OF TRANSFEREE AFFIDAVIT

                                                           AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                        INTERNAL REVENUE CODE OF
                                                                1986, AS AMENDED
STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

                                     , being first duly sworn, deposes and says:

            1. That he/she is a __________________________________ of
__________________________ (the "Purchaser"), a duly organized and existing under the laws of the State of ____________________________ on behalf of which he/she makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is
______________.

            3. That the Purchaser of the Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, GMAC Commercial Mortgage Corporation, as servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee, LaSalle Bank National Association, as bond administrator and paying agent, or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 7 and paragraph 11 hereof.

            9. That, if a "tax matters person" is required to be designated with respect to the [the Upper-Tier REMIC] [the Loan REMIC or the Lower-Tier REMIC]], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [the Upper-Tier REMIC] [Loan REMIC or the Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Bond Administrator as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

            10. The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            11. The Purchaser agrees not to transfer the Class [R] [LR] Certificate such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Person.

            12. Check the applicable paragraph:

      / / The present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Purchaser to acquire such Class [R] [LR] Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

      / / The transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Purchaser will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5)
                  of the U.S. Treasury Regulations; and

            (iv) the Purchaser determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

      / /   None of the above.

            Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its _____________________________ this _____ day of
_______, 20___.

                                          [Purchaser]



                                          By: __________________________________
                                             Name:
                                             Title:

            Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this ___ day of _______, 20___.


______________________________________
NOTARY PUBLIC

COUNTY OF ____________________________

STATE OF _____________________________

My commission expires the     day of     , 200  .

                                   EXHIBIT C-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-COMM 2004-LNB2

      Re: Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2, Class [R][LR]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true or that [Transferee] is not a Permitted Transferee (as defined in the Pooling and Servicing Agreement defined in the attached affidavit) and has no actual knowledge or reason to know that the information contained in paragraphs 4, 7 or 11 thereof is not true.


                                          Very truly yours,


                                          [Transferor]



                                          By: __________________________________
                                             Name:
                                             Title:

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-COMM 2004-LNB2

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005

      Re: Transfer of Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2: Class [X-1][X-2][F][G][H][J][K][L][M][N][O][P][R][LR]
            ----------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, as bond administrator and paying agent (the "Bond Administrator") on behalf of the holders of Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2 (the "Certificates") in connection with the transfer by (the "Seller") to the undersigned (the "Purchaser") of [$___ aggregate Certificate Balance][ % Percentage Interest] of Class [X-1][X-2][F][G][H][J][K][L][M][N][O][P][R][LR] Certificates, in certificated fully registered form (such registered interest, the "Certificate"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            [For Institutional Accredited Investors only] 1. The Purchaser is an institutional investor and an "accredited investor" (an entity meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Certificate for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

            [For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            [For Affiliated Persons only]. 1. The Purchaser is a person involved in the organization or operation of the issuer or an affiliate of such a person, as defined in Rule 405 of the Securities Act of 1933, as amended (the "1933 Act").

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, or (ii) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws, and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            4. The Purchaser has reviewed the Private Placement Memorandum dated February 27, 2004 relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:

            The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      / / The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Certificate(s).

      / / The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the U.S. Securities is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]* IRS Form W-8ECI[, as the case may be]*, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).



--------------------------
*  Delete for Class R and Class LR.

Please make all payments due on the Certificates:**

      (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Account number:________________________

            Institution:___________________________

      (b)   by mailing a check or draft to the following address:

            ________________________________________________

            ________________________________________________

            ________________________________________________



                                       Very truly yours,




                                       _________________________________________
                                       [The Purchaser]




                                       By:______________________________________
                                          Name:
                                          Title:

Dated:


--------------------------
** Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b).

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER

                                     [Date]

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-COMM 2004-LNB2

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention: Helaine M. Kaplan

            Re: Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2, Class [J][K][L][M][N][O][P][R][LR]
                  --------------------------------------------------------------

Ladies and Gentlemen:


                     (the "Purchaser") intends to purchase from (the "Seller") $ initial Certificate Balance or % Percentage Interest of Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2, Class [J][K][L][M][N][O][P][R][LR], CUSIP No. (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, as bond administrator and paying agent (the "Bond Administrator"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Bond Administrator that:

            1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (except in the case of the Class R and Class LR Certificates) an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law; and

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R or Class LR Certificates, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Bond Administrator and the Certificate Registrar any Opinions of Counsel, officers' certificates or agreements as may be required by such Persons, and which establishes to the satisfaction of the Depositor, the Bond Administrator and the Certificate Registrar that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a prohibited transaction within the meaning of Section 406 and Section 407 of ERISA or
Section 4975 of the Code or any corresponding provision of any Similar Law, and will not subject the Depositor, the Trustee, the Servicer, the Special Servicer, the Bond Administrator or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law), which Opinions of Counsel, officers' certificates or agreements shall not be at the expense of the Servicer, the Depositor, the Trustee, the Bond Administrator or the Certificate Registrar.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on this ____ day of _________, 20___.


                                       Very truly yours,


                                       [Purchaser]




                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT E

                               REQUEST FOR RELEASE

                                                [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - COMM 2004-LNB2

            Re: Commercial Mortgage Pass-Through Certificates, COMM 2004-LNB2
                -------------------------------------------------------------

Dear __________________:

            In connection with the administration of the Mortgage Files held by, or on behalf of, you as Custodian under a certain Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Wells Fargo Bank, N.A., as trustee, LaSalle Bank National Association, as bond administrator and paying agent, Deutsche Mortgage & Asset Receiving Corporation, as depositor, GMAC Commercial Mortgage Corporation, as servicer and Lennar Partners, Inc., as special servicer, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below:

            Mortgagor's Name:

            Address:

            Loan No.:

            If only particular documents in the Mortgage File are requested, please specify which:

            Reason for requesting file (or portion thereof):

            _____ 1. Mortgage Loan paid in full. Such [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following such [Servicer's] [Special Servicer's] release of the Mortgage File, credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            _____ 2. The Mortgage Loan is being foreclosed.

            _____ 3. Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.


                                       [SERVICER][SPECIAL SERVICER]




                                       By: ___________________________________

                                          Name: ______________________________

                                          Title:______________________________

cc:   Wells Fargo Bank, N.A.
      as Trustee
      9062 Old Annapolis Road
      Columbia, Maryland 21045
      Attention:  Corporate Trust Services (CMBS), COMM 2004-LNB2

                                    EXHIBIT F



            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
            144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF THE DEFINITION THEREOF)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

                                    EXHIBIT G

                    FORM OF REGULATION S TRANSFER CERTIFICATE

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Asset-Backed Securities Trust Services Group--
            COMM 2004-LNB2

            Re: Transfer of COMM 2004-LNB2, Commercial Mortgage Pass-Through Certificates, Class [ ]
                  ------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, (the "Depositor") GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as bond administrator and paying agent (the "Bond Administrator"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of the COMM 2004-LNB2, Commercial Mortgage Pass-Through Certificates, Class [___] (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to ______________ (the "Transferee") of $___________________
Certificate Balance of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;]*

            [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither there undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.


---------------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Bond Administrator, the Servicer and the Special Servicer.


                                       ________________________________________
                                          Transferor


                                       By: ____________________________________
                                          Name:
                                          Title:

Dated: ________________, 20__

                                    EXHIBIT H

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                    CERTIFICATE DURING THE RESTRICTED PERIOD

          (Exchanges or transfers pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Asset-Backed Securities Trust Services Group--
            COMM 2004-LNB2

            Re: Transfer of COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, Class [ ]
                  -----------------------------------------------------------

            Reference is hereby made to the Pooling and Servicing Agreement dated as of March 1, 2004, (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receiving Corporation, as depositor, (the "Depositor") GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as bond administrator and paying agent (the "Bond Administrator") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[______________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of Rule 144A Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream Banking]* (Common Code) through the Depositary.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the Transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the Transferee was outside the United States,]**

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.


---------------------

*     Select appropriate depositary.

** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and the Bond Administrator.


                                       [Insert Name of Transferor]


                                       By: _____________________________________
                                          Name:
                                          Title:

Dated: ________________________, 20__

                                    EXHIBIT I

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD

                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Asset-Backed Securities Trust Services Group--
            COMM 2004 LNB2


      Re: Transfer of COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates Class [ ]
            -----------------------------------------------------------

            Reference is hereby made to the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receiving Corporation, as depositor, (the "Depositor") GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as bond administrator and paying agent (the "Bond Administrator"), and Wells Fargo Bank, N.A, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            The letter relates to U.S. $[_____________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

            [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and



---------------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Bond Administrator, the Servicer and the Special Servicer.


                                       [Insert Name of Transferor]


                                       By: _____________________________________
                                          Name:
                                          Title:

Dated: _______________, 20___

                                    EXHIBIT J

                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE

            (Exchange or transfers pursuant to Section 5.02(c)(ii)(C)
                     of the Pooling and Servicing Agreement)

LaSalle Bank National Association,
as Bond Administrator, Paying Agent and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention:  Corporate Trust Administration

      Re: Transfer of COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, Class [ ]
            -----------------------------------------------------------

            Reference is hereby made to the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receiving Corporation, as depositor, (the "Depositor") GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as bond administrator and paying agent (the "Bond Administrator") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to U.S. $[____________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. ____________) with [Euroclear] [Clearstream Banking]* (Common Code _________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ___________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Bond Administrator, the Servicer and the Special Servicer.


                                       [Insert Name of Transferor]


                                       By: _____________________________________
                                          Name:
                                          Title:
Dated: ______________, 20__






---------------------

* Select appropriate depositary.

                                    EXHIBIT K

                       FORM OF DISTRIBUTION DATE STATEMENT



ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
135 S. LaSalle Street Suite 1625                      Prior Payment:         N/A
Chicago, IL 60603                                     Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates




                           ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                   Analyst:
                       Reporting Package Table of Contents



=============================================
Issue Id:                        COM4LNB2
Monthly Data File
Name:
                    COM4LNB2_YYYYMM_3.zip
=============================================



================================================================================
                                                                  Page(s)
REMIC Certificate Report                                          ------
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
================================================================================



=============================================
Closing Date:                   03/17/2004
First Payment Date:             04/10/2004
Assumed Final Payment Date:     12/10/2018
=============================================



================================================================================
                           Parties to the Transaction
--------------------------------------------------------------------------------
           Depositor: Deutsche Mortgage & Asset Receiving Corporation
           Underwriters: Deutsche Bank Securities Inc., ABN AMRO Inc.,
Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch,
                           Pierce, Fenner & Smith Inc.
              Master Servicer: GMAC Commercial Mortgage Corporation
                     Special Servicer: Lennar Partners, Inc.
                Rating Agency: Moody's Investors Service, Inc. /
                       Standard & Poor's Ratings Services
================================================================================



================================================================================
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                                www.etrustee.net
Servicer Website                                www.midlandls.com
LaSalle Factor Line                             (800) 246-5761
================================================================================

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



WAC:
WA Life Term:
WA Amort Term:            ABN AMRO Acct: XX-XXXX-XX-X
Current Index:
Next Index:                 REMIC Certificate Report

=============================  ================================================================
                Original             Opening       Principal       Principal        Negative
Class         Face Value (1)         Balance        Payment       Adj. or Loss    Amortization
CUSIP           Per 1,000           Per 1,000      Per 1,000       Per 1,000        Per 1,000
-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------

-----------------------------  ----------------------------------------------------------------
                   0.00               0.00           0.00             0.00            0.00
============================  ==================================================================

===========  ==================================================================
                   Closing         Interest        Interest        Pass-Through
Class              Balance        Payment (2)     Adjustment           Rate
CUSIP             Per 1,000        Per 1,000      Per 1,000        Next Rate(3)
-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------

-----------  ------------------------------------------------------------------
                    0.00           0.00             0.00            0.00
===========  ==================================================================
             Total P&I Payment      0.00
                              ===============================



Notes:
(1)  N denotes notional balance not included in total

(2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment

(3)  Estimated

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                          Bond Interest Reconciliation


=======================================================================================
                                                                Deductions
                                                    -----------------------------------
              Accrual                   Accrued                 Deferred &
         --------------   Pass Thru   Certificate   Allocable   Accretion      Interest
Class    Method    Days      Rate       Interest      PPIS       Interest      Loss/Exp
---------------------------------------------------------------------------------------





















                                      -------------------------------------------------
                                         0.00         0.00        0.00           0.00
=======================================================================================


=========================================================================================================================
                              Additions
       --------------------------------------------------------
                                                                                                              Remaining
          Prior      Int Accrual      Prepay-       Other        Distributable  Interest    Current Period   Outstanding
       Int. Short-     on prior        ment        Interest       Certificate    Payment     (Shortfall)/      Interest
Class   falls Due    Shortfall (3)   Penalties    Proceeds (1)    Interest (2)    Amount      Recovery        Shortfalls
-------------------------------------------------------------------------------------------------------------------------




















       ------------------------------------------------------------------------------------------------------------------
          0.00                         0.00          0.00            0.00          0.00                          0.00
=========================================================================================================================



===============================


           Credit Support
         ------------------
Class    Original   Current (4)
-------------------------------






















===============================



(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                           Cash Reconciliation Summary


------------------------------------------------------
                   Interest Summary
------------------------------------------------------
Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
------------------------------------------------------
Total
------------------------------------------------------
Unscheduled Interest:
------------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
------------------------------------------------------
Total
------------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
------------------------------------------------------
Less Fees & Expenses Paid By/To Servicer
------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
------------------------------------------------------
Plus Trustee Fees Paid by Servicer
------------------------------------------------------
Total Unscheduled Fees & Expenses
------------------------------------------------------
Total Interest Due Trust
------------------------------------------------------
Less Fees & Expenses Paid By/To Trust
------------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
------------------------------------------------------
Total
------------------------------------------------------
Total Interest Due Certs
------------------------------------------------------



------------------------------------------------------
                   Principal Summary
------------------------------------------------------
Scheduled Principal:
-------------------
Current Scheduled Principal
Advanced Scheduled Principal
------------------------------------------------------
Scheduled Principal
------------------------------------------------------
Unscheduled Principal:
---------------------
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
------------------------------------------------------
Total Unscheduled Principal
------------------------------------------------------
Remittance Principal
------------------------------------------------------
Remittance P&I Due Trust
------------------------------------------------------
Remittance P&I Due Certs
------------------------------------------------------



------------------------------------------------------
                 Pool Balance Summary
------------------------------------------------------
                         Balance            Count
------------------------------------------------------
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
------------------------------------------------------
Ending Pool
------------------------------------------------------



------------------------------------------------------
                 Servicing Fee Summary
------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
------------------------------------------------------
Total Servicing Fees
------------------------------------------------------



------------------------------------------------------
                   PPIS Summary
------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
------------------------------------------------------
PPIS Reducing Scheduled Interest
------------------------------------------------------
PPIS Reducing Servicing Fee
------------------------------------------------------
PPIS Due Certificate
------------------------------------------------------



------------------------------------------------------
      Advance Summary (Advance Made by Servicer)
------------------------------------------------------
                        Principal        Interest
------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
------------------------------------------------------
Ending Outstanding
------------------------------------------------------

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~15 Month Historical Loan Status Summary




===============     ===============================================================================================================
                                                                  Delinquency Aging Categories
                    ---------------------------------------------------------------------------------------------------------------
Distribution        Delinq 1 Month        Delinq 2 Months     Delinq 3+ Months        Foreclosure                  REO
   Date              #       Balance       #      Balance      #        Balance     #        Balance          #      Balance
---------------     ---------------------------------------------------------------------------------------------------------------
03/31/04

























===============     ===============================================================================================================


===============     ===========================================================================
                                             Special Event Categories (1)
                    ---------------------------------------------------------------------------
Distribution            Modifications         Specially Serviced                Bankruptcy
   Date                   # Balance                # Balance                   #    Balance
---------------     ---------------------------------------------------------------------------
03/31/04

























===============     ===========================================================================


(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~15 Month Historical Payoff/Loss Summary


=============   ====================================================================================================================
Distribution    Ending Pool (1)    Payoffs (2)    Penalties      Appraisal    Reduct. (2)   Liquidations (2)    Realized  Losses (2)
   Date           #  Balance       #   Balance    #   Amount         #          Balance        # Balance          #     Amount
-------------   --------------------------------------------------------------------------------------------------------------------
03/31/04
























=============   ====================================================================================================================


=============   ==========================================================
Distribution       Remaining Term       Curr Weighted Avg.
   Date            Life     Amort.      Coupon       Remit
-------------   ----------------------------------------------------------
03/31/04























=============   ==========================================================


(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                  Historical Collateral Level Prepayment Report

=======================  ===================================================  ========================  ============================
Disclosure    Payoff        Initial                    Payoff     Penalty       Prepayment   Maturity     Property      Geographic
Control #     Period        Balance         Type       Amount     Amount           Date        Date         Type         Location
-----------------------  ---------------------------------------------------  ------------------------  ----------------------------




















=======================  ===================================================  ========================  ============================
                            Current                       0          0
                            Cumulative
                                                       =====================

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                             Delinquent Loan Detail

====================================================================================================================================
              Paid                  Outstanding    Out. Property                       Special
Disclosure    Thru    Current P&I       P&I          Protection       Advance          Servicer      Foreclosure   Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances     Description (1)   Transfer Date      Date          Date      Date
------------------------------------------------------------------------------------------------------------------------------------














====================================================================================================================================

A. P&I Advance - Loan in Grace Period                1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq   2. P&I Advance - Loan delinquent 2 months
                                                     3. P&I Advance - Loan delinquent 3 months or More
                                                     4. Matured Balloon/Assumed Scheduled Payment
                                                     7. P&I Advance (Foreclosure)
                                                     9. P&I Advance (REO)
====================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics



                       Distribution of Principal Balances
================================================================================
                                                         Weighted   Average
Current Scheduled     # of     Scheduled      % of     ------------------------
     Balances         Loans     Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
                         0           0       0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance



               Distribution of Remaining Term (Fully Amortizing)
================================================================================
                                                         Weighted   Average
Fully Amortizing     # of     Scheduled      % of     ------------------------
Mortgage Loans       Loans     Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
                         0           0       0.00%
================================================================================
                                        Minimum Remaining Term
                                        Maximum Remaining  Term



                     Distribution of Mortgage Interest Rates
================================================================================
                                                         Weighted   Average
Current Mortgage     # of     Scheduled      % of     ------------------------
  Interest Rate      Loans     Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
                         0           0       0.00%
================================================================================
Minimum Mortgage
   Interest Rate                          10.0000%
Maximum Mortgage
   Interest Rate                          10.0000%



                    Distribution of Remaining Term (Balloon)
================================================================================
                                                         Weighted   Average
    Balloon          # of     Scheduled      % of     ------------------------
Mortgage Loans       Loans     Balance     Balance    Term     Coupon     DSCR
--------------------------------------------------------------------------------
  0 to  60
 61 to 120
121 to 180
181 to 240
241 to 360



--------------------------------------------------------------------------------
                         0           0       0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of DSCR (Current)
================================================================================
 Debt Service        # of       Scheduled     % of
Coverage Ratio       Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                       0            0        0.00%
================================================================================
Maximum DSCR            0.000
Minimum DSCR            0.000



                          Distribution of DSCR (Cutoff)
================================================================================
 Debt Service        # of       Scheduled     % of
Coverage Ratio       Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                       0            0        0.00%
================================================================================
Maximum DSCR            0.000
Minimum DSCR            0.000



                             Geographic Distribution
================================================================================
Geographic           # of       Scheduled     % of
 Location            Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
                       0            0        0.00%
================================================================================

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics



                         Distribution of Property Types
================================================================================
                     # of       Scheduled     % of
Property Types       Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                       0            0        0.00%
================================================================================



                        Distribution of Amortization Type
================================================================================
Amortization         # of       Scheduled     % of
   Type              Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

================================================================================



                         Distribution of Loan Seasoning
================================================================================
                     # of       Scheduled     % of
Number of Years      Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                       0            0        0.00%
================================================================================



                       Distribution of Year Loans Maturing
================================================================================
                     # of       Scheduled     % of
     Year            Loans       Balance     Balance      WAMM     WAC     DSCR
--------------------------------------------------------------------------------
    2003
    2004
    2005
    2006
    2007
    2008
    2009
    2010
    2011
    2012
    2013
2014 & Longer
--------------------------------------------------------------------------------
                       0            0        0.00%
================================================================================

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                               Loan Level Detail


====================================================================================================================================
                                                  Operating               Ending                             Spc.            Loan
Disclosure         Property                       Statement   Maturity   Principal   Note  Scheduled   Mod.  Serv    ASER   Status
Control #    Grp     Type      State   DSCR  NOI     Date       Date      Balance    Rate     P&I     Flag   Flag    Flag   Code(1)
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
                               W/Avg   0.00    0                             0                 0

====================================================================================================================================


====================================================
                            Prepayment
Disclosure       -------------------------------
Control #          Amount     Penalty     Date
----------------------------------------------------



















----------------------------------------------------
                     0                     0
====================================================


* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


(1) Legend:          A. P&I Adv - in Grace Period
                     B. P&I Adv - < one month delinq

                     1. P&I Adv - delinquent 1 month
                     2. P&I Adv - delinquent 2 months
                     3. P&I Adv - delinquent 3+ months
                     4. Mat. Balloon/Assumed P&I
                     5. Prepaid in Full
                     6. Specially Serviced
                     7. Foreclosure
                     8. Bankruptcy
                     9. REO
                    10. DPO
                    11. Modification

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced (Part I) ~ Loan Detail

=====================  ===========  ===================  =====================================  ================  =================
Disclosure   Transfer  Loan Status         Balance        Note    Maturity     Remaining Term    Property                       NOI
Control #      Date     Code (1)    Scheduled   Actual    Rate      Date       Life     Amort.     Type    State   NOI   DSCR  Date
---------------------  -----------  -------------------  -------------------------------------  ----------------  -----------------















=====================  ===========  ===================  =====================================  ================  =================

(1) Legend:     A. P&I Adv - in Grace Period
                B. P&I Adv - < 1 month delinq.

                1. P&I Adv - delinquent 1 month
                2. P&I Adv - delinquent 2 months
                3. P&I Adv - delinquent 3+ months
                4. Mat. Balloon/Assumed P&I
                7. Foreclosure
                9. REO

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments


=====================================  =========================================
Disclosure             Resolution
Control #               Strategy                       Comments
-------------------------------------  -----------------------------------------


















=====================================  =========================================

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                              Modified Loan Detail

====================================================  ==========================
                             Cutoff     Modified
Disclosure   Modification   Maturity    Maturity           Modification
Control #        Date         Date        Date             Description
----------------------------------------------------  --------------------------



















====================================================  ==========================

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                              Realized Loss Detail

====================================================================================================================================
                                          Beginning             Gross Proceeds    Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation   Liquidation    as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds   Sched. Balance     Loss
-----------------------------------------------------------------------------------------------------------------------------------


























-----------------------------------------------------------------------------------------------------------------------------------
Current Total                               0.00       0.00                        0.00          0.00                         0.00
Cumulative                                  0.00       0.00                        0.00          0.00                         0.00
====================================================================================================================================


* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                              Statement Date: 03/31/2004
LaSalle Bank N.A.                                     Payment Date:   04/10/2004
                                                      Prior Payment:         N/A
                                                      Next Payment:   05/10/2004
                                                      Record Date:    03/31/2004

                                 COMM 2004-LNB2
                  Commercial Mortgage Pass-Through Certificates



                          ABN AMRO Acct: XX-XXXX-XX-X

                           Appraisal Reduction Detail

========================  ===========================================  ==========================================  ============
                                                                                                 Remaining Term
Disclosure    Appraisal   Scheduled    ARA       Current P&I              Note      Maturity     ---------------    Property
Control #     Red. Date    Balance    Amount       Advance      ASER      Rate        Date       Life     Amort.      Type
------------------------  -------------------------------------------  ------------------------------------------  ------------
























========================  ===========================================  ==========================================  ============


===========  =======  ========  =======================
                                       Appraisal
Disclosure                        ------------------
Control #     State    DSCR       Value         Date
-----------  -------  --------  -----------------------
























===========  =======  ========  =======================

                                    EXHIBIT L

                         FORM OF INVESTOR CERTIFICATION

                                                      Dated:
LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset Backed Securities Trust Services Group, COMM 2004-LNB2

      Re:   Commercial Mortgage Pass-Through Certificates, Series COMM 2004-LNB2
            --------------------------------------------------------------------

            In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Bond Administrator and Paying Agent, with respect to the above-referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner or prospective purchaser of the Class __ Certificates.

            2. The undersigned is requesting access to the Bond Administrator's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

            3. In consideration of the Bond Administrator's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Bond Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       _______________________________________
                                       [Certificate Owner or Prospective
                                       Purchaser]


                                       By:____________________________________


                                       Title:_________________________________


                                       Company: ______________________________


                                       Phone:

                                    EXHIBIT M



                                   [RESERVED]

                                    EXHIBIT N

                         FORM OF PURCHASE OPTION NOTICE

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  20145-1951
Attention:  Corporate Trust Services (CMBS), COMM 2004-LNB2

      Re:   COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates
            ------------------------------------------------------------

Ladies and Gentlemen:


            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2004, by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Directing Certificateholder] [acquired its Purchase Option from the Directing Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.


                                       Very truly yours,


                                       [Option Holder]




                                       By:____________________________________
                                          Name:
                                          Title:

            [By signing this letter in the space provided below, the [Directing Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[_______________________]




By:______________________________
   Name:
   Title:]

                                    EXHIBIT O

                 FORM OF BOND ADMINISTRATOR BACKUP CERTIFICATION

                   COMM 2004-LNB2 Mortgage Trust (The "Trust")

The undersigned, __________, a __________ of LASALLE BANK NATIONAL ASSOCIATION, on behalf of LASALLE BANK NATIONAL ASSOCIATION, as Bond Administrator and Paying Agent (the "Bond Administrator"), under that certain pooling and servicing agreement, dated as of March 1, 2004, (the "Pooling and Servicing Agreement") by and among Deutsche Mortgage & Asset Receiving Corporation (the "Depositor"), GMAC Commercial Mortgage Corporation, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, certify to [ ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. To the best of my knowledge, the information in the Reports, to the extent prepared by the Bond Administrator (but not including any information provided to the Bond Administrator by the Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by Bond Administrator), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

      3. To the best of my knowledge, the servicing information provided to the Bond Administrator by the Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.


Date: _________________________

LASALLE BANK NATIONAL ASSOCIATION


_________________________________
[Signature]
[Title]

                                    EXHIBIT P

                      FORM OF SERVICER BACKUP CERTIFICATION

                   COMM 2004-LNB2 Mortgage Trust (the "Trust")


I, [identify the certifying individual], a [_______________ ] of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Servicer") as Servicer under that certain pooling and servicing agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among Deutsche Mortgage and Asset Receiving Corporation, as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, Lennar Partners, Inc., Wells Fargo Bank, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, on behalf of the Servicer, certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on our knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all required reportable information (the "Servicing Reports") was materially complete and reviewed by the Servicer prior to its submission for inclusion in the monthly reports issued by the Trustee under the Pooling and Servicing Agreement and all required reports required to be submitted by the Servicer to the Trustee pursuant to the Pooling and Servicing Agreement (the "Servicer Reports") have been submitted by the Servicer to the Trustee;

      2. Based on our knowledge, the information contained in the Servicer Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the period ending December 31, 20[__];

      3. Based on our knowledge and the annual compliance review required under Section 3.14 of the Pooling and Servicing Agreement, during the Relevant Period the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such
            Section 3.14; and

      4. The Servicer has disclosed to its certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards and such deficiencies, if any, have been included in the independent public accountants' report (the "Report"). The Report was created in accordance with a review covering the Relevant Period in compliance with the minimum servicing standards set forth in the Mortgage Bankers Association's "Uniform Single Attestation Program" or similar standard as set forth in the Pooling and Servicing Agreement.


Date: _________________________

GMAC COMMERCIAL MORTGAGE CORPORATION


By: _____________________________
   Name:
   Title:

                                    EXHIBIT Q

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

                   COMM 2004-LNB2 Mortgage Trust (the "Trust")

The undersigned, [___________], a Vice President of LENNAR PARTNERS, INC., a Florida Corporation (the "Special Servicer"), as Special Servicer under that certain pooling and servicing agreement, dated as of March 1, 2004, by and among Deutsche Mortgage & Asset Receiving Corporation, LaSalle Bank National Association, Lennar Partners, Inc., GMAC Commercial Mortgage Corporation and Wells Fargo Bank, N.A. (the "Agreement") certifies to Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and its officers, directors and affiliates that:

1. I have reviewed the draft of the Annual Report on Form 10-K of the Trust for the year ended December 31, [20___] and related reports that were sent to the Special Servicer by the Depositor (the "Draft Report") as to the special servicing by the Special Servicer of specially serviced mortgage loans (the "Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties").

2. To the best of my knowledge, the information in the Draft Report relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of [March 31, 20___].

3. I am responsible for reviewing the activities performed by the Special Servicer under the Agreement, and based upon the review required by the Agreement, and except as disclosed in the Draft Report, the Special Servicer has complied in all material respects with all its servicing obligations and with all the minimum servicing standards under the Agreement.

4. I or persons acting under my supervision have disclosed to the certified public accountants for the Depositor and to the accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Agreement with respect to the year ended December 31, [20___] all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers.

The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the Agreement. This Certification does not relate to information in the Draft Report relating to any other person or any other topic.

IN WITNESS WHEREOF, I have executed this Certification on March ___ , 20___.




                                          ______________________________________
                                          [Name]
                                          [Title]
                                          Lennar Partners, Inc.

                                    EXHIBIT R

                       FORM OF NOTIFICATION FROM CUSTODIAN

                                     [DATE]

To the Persons Listed on the attached Schedule A

      Re:   COMM 2004-LNB2
            --------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Bond Administrator and Paying Agent, the undersigned, as Custodian, hereby notifies you that, based upon the review required under the Pooling and Servicing Agreement, the Mortgage File for each Mortgage Loan set forth on the attached defect schedule contains a document or documents which (i) has not been executed or received, (ii) has not been recorded or filed (if required), (iii) is unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, (iv) appears not to be what they purport to be or has been torn in any materially adverse manner or (v) is mutilated or otherwise defaced, in each case as more fully described on the attached defect schedule.

            The Custodian has no responsibility to determine, and expresses no opinion with respect thereto, whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                           [SIGNATURE PAGE FOLLOWS]

                                    WELLS FARGO BANK, N.A.,
                                    as Custodian


                                    By:_____________________________
                                    Name:
                                    Title:

                SCHEDULE A TO FORM OF NOTIFICATION FROM CUSTODIAN

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset Backed Securities Trust Services Group, COMM 2004-LNB2

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services (CMBS), COMM 2004-LNB2

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044
Attention:  Managing Director, Commercial Servicing Operations
Telecopy No. 215-328-3488

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044
Attention:  General Counsel
Telecopy No. 215-328-3620

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attention:  Michael Wheeler

[If to the German American Capital Corporation, as Mortgage Loan Seller, to:
German American Capital Corporation
60 Wall Street
New York, New York  10005
Attention:  Jeffrey E. Paige]

[If to LaSalle Bank National Association, as Mortgage Loan Seller, to:
LaSalle Bank National Association
135 South LaSalle Street, Suite 1225
Chicago, Illinois  60603
Attention:  Managing Director RECM
Telecopy No.:  312-904-0900]

[If to ABN AMRO Bank, N.V., as Mortgage Loan Seller, to:
ABN AMRO Bank, N.V., Chicago Branch
55 East 52nd Street, 6th Floor
New York, New York  10055
Attention:  Frank C. Forelle
Telecopy No.:  212-409-7849]

                                 DEFECT SCHEDULE

                                   EXHIBIT S-1

                   FORM OF CLOSING DATE TRUSTEE CERTIFICATION

                                 March 17, 2004


Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139

German American Capital Corporation
60 Wall Street
New York, New York  10005

Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Fitch, Inc.
One State Street Plaza
New York, New York 10004
Attention:  Commercial Mortgage Surveillance

Dominion Bond Rating Service Limited
20 North Clark Street, 8th Floor
Chicago, Illinois 60602

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044


      Re:   Commercial Mortgage Pass-Through Certificates, Series 2004-LNB2
            ---------------------------------------------------------------

            In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Agreement") among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc. as Special Servicer the undersigned as Trustee, and LaSalle Bank National Association, as Bond Administrator and Paying Agent, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Trustee has in its possession all Notes or an appropriate lost note affidavit, and (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.


                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                          [____________________]
                                          Corporate Trust Officer

                SCHEDULE A TO CLOSING DATE TRUSTEE CERTIFICATION



                            (MORTGAGE LOAN SCHEDULE)

                                   EXHIBIT S-2

                   FORM OF POST-CLOSING TRUSTEE CERTIFICATION

                                 March __, 2004


Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139

German American Capital Corporation
60 Wall Street
New York, New York  10005

Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Fitch, Inc.
One State Street Plaza
New York, New York 10004
Attention:  Commercial Mortgage Surveillance

Dominion Bond Rating Service Limited
20 North Clark Street, 8th Floor
Chicago, Illinois 60602

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044


      Re:   Commercial Mortgage Pass-Through Certificates, Series 2004-LNB2
            ---------------------------------------------------------------

            In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Agreement") among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Servicer, Lennar Partners, Inc., as Special Servicer, the undersigned as Trustee, and LaSalle Bank National Association, as Bond Administrator and Paying Agent, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Trustee has in its possession a copy of the Mortgage, a copy of any related ground leases, the originals of any related letters of credit and the lenders title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) and (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.


                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                          [______________________]
                                          Corporate Trust Officer

            SCHEDULE A TO FORM OF POST-CLOSING TRUSTEE CERTIFICATION



                            (MORTGAGE LOAN SCHEDULE)

                                    EXHIBIT T

       FORM OF MONTHLY ADDITIONAL REPORT ON RECOVERIES AND REIMBURSEMENTS



Securitization Name
Advance Interest Reconciliation Report
As of
Determination Date

-------------------------------------------------------------------------------------------------------------------------

  GMACCM Loan #          Property Name           UPB          P&I Advances Outstanding        T&I Advances Outstanding
-------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------------
                        Property Protection                                                                      Net Advance
  GMACCM Loan #         Advances Outstanding        Advance Interest        Late Charges Collected                Interest
--------------------------------------------------------------------------------------------------------------------------------






Questions or comments contact Investor Relations at GMACCM at (800) 734-0797.

                                    EXHIBIT U

     FORM OF NOTICE AND CERTIFICATION REGARDING DEFEASANCE OF MORTGAGE LOAN

   For Mortgage Loans having a Stated Principal Balance of $20,000,000 or less or having an aggregate Stated Principal Balance of 5% or less of all of the
     Mortgage Loans (whichever is less), so long as of the date hereof such
      Mortgage Loan is not one of the ten largest Mortgage Loans by Stated
                                Principal Balance

To:   Standard & Poor's Ratings Services,
      a division of The McGraw-Hill Companies, Inc.
      55 Water Street
      New York, New York  10041
      Attn:  Commercial Mortgage Surveillance

      Wells Fargo Bank, N.A.
      9062 Old Annapolis Road
      Columbia, Maryland  21045
      Attention:  Corporate Trust Services (CMBS), COMM 2004-LNB2

      LaSalle Bank National Association
      135 South LaSalle Street
      Chicago, Illinois  60603
      Attn:  Asset Backed Securities Trust Services Group, COMM 2004-LNB2

From: GMAC Commercial Mortgage Corporation, in its capacity as Servicer (the
      "Servicer") under the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, N.A., as Trustee, and certain other parties.

Date: _________, 20___

Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates Series COMM 2004-LNB2 Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as
      __________________.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

1. The Borrower has consummated a defeasance of the Mortgage Loan of the type checked below:

      ___ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

      ___ a partial defeasance of a portion ($________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($_________);

2.    The defeasance was consummated on ____________, 20__.

3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

4.    The defeasance collateral consists only of one or more of the following:
      (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Loan Documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance Obligor were previously approved by Standard & Poor's. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by Servicer (the "Current Report").

7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

9. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of any ARD Loan, on its Anticipated Repayment Date),
      (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

10. The Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for prepayment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expense of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full,
      (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto,
      (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 or less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the pool.

13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

14. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.

            IN WITNESS WHEREOF, the Servicer has caused this notice to be executed as of the date captioned above.


                                       SERVICER:___________________________




                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

     Form of Notice and Certification Regarding Defeasance of Mortgage Loan


                              (List of Exceptions)

                                    EXHIBIT B

                   Perfected Security Interest Representations

General:

1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

      Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

2. The [Deposit Account] constitutes a "deposit account" within the meaning of the applicable UCC.

3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

7. [Debtor] has delivered to [Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

10. Other than the security interest granted to the [Secured Party] pursuant to his Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

                                    EXHIBIT V

   FORM OF NOTICE FROM THE TRUSTEE REGARDING THE AFR/BANK OF AMERICA PORTFOLIO
                MORTGAGE LOAN AND THE MEADOWS MALL MORTGAGE LOAN

                                March [__], 2004


[ADDRESSEES:

With respect to the AFR/Bank of America Portfolio Mortgage Loan, to each of:
GMACCM 2003-C3 Servicer,
GMACCM 2003-C3 Trustee, and
GMACCM 2003-C3 Serviced Companion Loan Paying Agent,

With respect to the Meadows Mall Mortgage Loan, to each of:
Wachovia 2003-C9 Servicer,
Wachovia 2003-C9 Trustee, and
Wachovia 2003-C9 Companion Paying Agent]

Re: COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates and the [AFR/Bank of America Portfolio Mortgage Loan][Meadows Mall Mortgage Loan]

Dear [NAME]:

            COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates (the "Trust Fund") is the [A-3 Noteholder][A-2 Noteholder], as such term is defined under the [A Notes Intercreditor Agreement, dated as of December 18, 2003, by and among German American Capital Corporation, as each of the A-1 Noteholder, the A-2 Noteholder, the A-3 Noteholder and the A-4 Noteholder (the "AFR/Bank of America Portfolio Intercreditor Agreement")][Intercreditor and Servicing Agreement, dated as of December 1, 2003, between ABN AMRO Bank N.V., Chicago Branch, as A-1 Noteholder, and ABN AMRO Bank N.V., Chicago Branch, as A-2 Noteholder (the "Meadows Mall Intercreditor Agreement")]. In connection with the deposit of the [A-3 Note of the AFR/Bank of America Portfolio Loan][A-2 Note of the Meadows Mall Mortgage Loan] into the COMM 2004-LNB2 Trust established by Deutsche Mortgage & Asset Receiving Corporation, attached is an executed copy of the related pooling and servicing agreement, and the contact information for each of the parties thereto is set forth on Schedule I attached hereto.

[Note A-1 of the AFR/Bank of America Portfolio Loan is being serviced pursuant to the terms of a Pooling and Servicing Agreement dated and effective as of December 1, 2003, among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and serviced companion loan paying agent, Lennar Partners, Inc., as special servicer with respect to all Mortgage Loans other than the AFR/Bank of America Portfolio Loan, Midland Loan Services, Inc., as special servicer with respect to the AFR/Bank of America Portfolio Loan, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, as from time to time amended, supplemented or modified (the "GMACCM 2003-C3 Pooling Agreement"). Wells Fargo Bank, N.A., as trustee for the registered holders of the Trust Fund, hereby directs the applicable parties to the GMACCM 2003-C3 Pooling Agreement as follows:

(i) GMAC Commercial Mortgage Corporation, as master servicer and serviced companion loan paying agent under the GMACCM 2003-C3 Pooling Agreement, shall remit all amounts payable in accordance with the AFR/Bank of America Portfolio Intercreditor Agreement and the GMACCM 2003-C3 Pooling Agreement due to the AFR/Bank of America Portfolio Note A-3 Holder on such days as specified in the GMACCM 2003-C3 Pooling Agreement to GMAC Commercial Mortgage Corporation, as servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the GMACCM 2003-C3 Pooling Agreement; and

(ii) GMAC Commercial Mortgage Corporation and LaSalle Bank National Association shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the AFR/Bank of America Portfolio A-3 Noteholder in accordance with the AFR/Bank of America Portfolio Intercreditor Agreement and the GMACCM 2003-C3 Pooling Agreement to GMAC Commercial Mortgage Corporation, as servicer of the Trust Fund.]

[Note A-1 of the Meadows Mall Loan is being serviced pursuant to the terms of a Pooling and Servicing Agreement dated and effective as of December 1, 2003, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer and companion paying agent, Lennar Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee, and LaSalle Bank National Association, as paying agent, as from time to time amended, supplemented or modified "Meadows Mall Pooling Agreement"). Wells Fargo Bank, N.A., as trustee for the registered holders of the Trust Fund, hereby directs the applicable parties to the Meadows Mall Pooling Agreement as follows:

(i) Wachovia Bank, National Association, as master servicer and companion paying agent under the GMACCM 2003-C3 Pooling Agreement, shall remit the amount payable in accordance with the Meadows Mall Intercreditor Agreement and the Meadows Mall Pooling Agreement due to the Note A-2 Holder on such days as specified in the Meadows Mall Pooling Agreement to GMAC Commercial Mortgage Corporation, as servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the Meadows Mall Pooling Agreement; and

(ii) Wachovia Bank, National Association and Wells Fargo Bank, N.A., as applicable, shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Meadows Mall A-3 Noteholder in accordance with the Meadows Mall Intercreditor Agreement and the Meadows Mall Pooling Agreement to GMAC Commercial Mortgage Corporation, as servicer of the Trust Fund.]

Thank you for your attention to this matter.

WELLS FARGO BANK, N.A.,
as Trustee for the Holders of the COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates



By:_________________________________
[Name]




                                       [Title]

     SCHEDULE I TO FORM OF NOTICE FROM THE TRUSTEE REGARDING THE AFR/BANK OF AMERICA PORTFOLIO MORTGAGE LOAN AND THE MEADOWS MALL MORTGAGE LOAN

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL  60603
Attention:  Asset Backed Securities Trust Services Group, COMM 2004-LNB2

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services (CMBS), COMM 2004-LNB2

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044
Attention:  Managing Director, Commercial Servicing Operations
Telecopy No. 215-328-3488

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attention:  Michael Wheeler

    SCHEDULE II TO FORM OF NOTICE FROM THE TRUSTEE REGARDING THE AFR/BANK OF AMERICA PORTFOLIO MORTGAGE LOAN AND THE MEADOWS MALL MORTGAGE LOAN



                 (COMM 2004-LNB2 Collection Account Information)

                                   SCHEDULE 1

    RATES USED IN DETERMINING THE CLASS X-1 AND CLASS X-2 PASS-THROUGH RATES


Distribution Date           Period                            Rate (%)
-----------------------  --------------            -----------------------------
April 2004                  1                                   5.67130%
May 2004                    2                                   5.51290%
June 2004                   3                                   5.67120%
July 2004                   4                                   5.51290%
August 2004                 5                                   5.67110%
September 2004              6                                   5.67100%
October 2004                7                                   5.51270%
November 2004               8                                   5.67090%
December 2004               9                                   5.51270%
January 2005                10                                  5.51270%
February 2005               11                                  5.51260%
March 2005                  12                                  5.51280%
April 2005                  13                                  5.67060%
May 2005                    14                                  5.51250%
June 2005                   15                                  5.67050%
July 2005                   16                                  5.51240%
August 2005                 17                                  5.67040%
September 2005              18                                  5.67040%
October 2005                19                                  5.51230%
November 2005               20                                  5.67030%
December 2005               21                                  5.51230%
January 2006                22                                  5.51230%
February 2006               23                                  5.51230%
March 2006                  24                                  5.51250%
April 2006                  25                                  5.67000%
May 2006                    26                                  5.51220%
June 2006                   27                                  5.67010%
July 2006                   28                                  5.51230%
August 2006                 29                                  5.67020%
September 2006              30                                  5.67020%
October 2006                31                                  5.51240%
November 2006               32                                  5.67030%
December 2006               33                                  5.51250%
January 2007                34                                  5.51260%
February 2007               35                                  5.51260%
March 2007                  36                                  5.51290%
April 2007                  37                                  5.67040%
May 2007                    38                                  5.51260%
June 2007                   39                                  5.67050%
July 2007                   40                                  5.51260%
August 2007                 41                                  5.67050%
September 2007              42                                  5.67050%
October 2007                43                                  5.51270%
November 2007               44                                  5.67060%
December 2007               45                                  5.51270%
January 2008                46                                  5.67060%
February 2008               47                                  5.51280%
March 2008                  48                                  5.51290%
April 2008                  49                                  5.67060%
May 2008                    50                                  5.51280%
June 2008                   51                                  5.67070%
July 2008                   52                                  5.51280%
August 2008                 53                                  5.67070%
September 2008              54                                  5.67070%
October 2008                55                                  5.51290%
November 2008               56                                  5.67190%
December 2008               57                                  5.53860%
January 2009                58                                  5.55290%
February 2009               59                                  5.56340%
March 2009                  60                                  5.57940%
April 2009                  61                                  5.73360%
May 2009                    62                                  5.57900%
June 2009                   63                                  5.73360%
July 2009                   64                                  5.57900%
August 2009                 65                                  5.73360%
September 2009              66                                  5.73360%
October 2009                67                                  5.57900%
November 2009               68                                  5.73370%
December 2009               69                                  5.57900%
January 2010                70                                  5.57910%
February 2010               71                                  5.57910%
March 2010                  72                                  5.57960%
April 2010                  73                                  5.73370%
May 2010                    74                                  5.57910%
June 2010                   75                                  5.73370%
July 2010                   76                                  5.57910%
August 2010                 77                                  5.73560%
September 2010              78                                  5.73570%
October 2010                79                                  5.58140%
November 2010               80                                  5.73570%
December 2010               81                                  5.58770%
January 2011                82                                  5.58680%
February 2011               83                                  5.59150%
March 2011                  84                                  5.61380%